    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2000
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            MAINSTREET IPO.COM INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      7389                   22-3656184
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD         (I.R.S. EMPLOYER
    OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
       ORGANIZATION)                CODE NUMBER)

                                171 CHURCH LANE
                           NORTH BRUNSWICK, NJ 08902
                                 (718) 227-6789
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

JOSEPH M. SALVANI, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            MAINSTREET IPO.COM INC.
                                171 CHURCH LANE
                           NORTH BRUNSWICK, NJ 08902
                                 (718) 227-0789
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

    RICHARD J. BLUMBERG, ESQ.                  LAWRENCE E. JAFFE, ESQ.
     MCLAUGHLIN & STERN, LLP                      777 TERRACE AVENUE
        260 MADISON AVENUE                   HASBROUCK HEIGHTS, NJ 07604
        NEW YORK, NY 10016                          (201) 288-8282
          (212) 448-1100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the Merger described herein. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /______

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______
                                                          CONTINUED ON NEXT PAGE

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS           AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
OF SECURITIES TO BE REGISTERED     REGISTERED(1)         PER UNIT(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, $.01 par
  value.......................            1,395,722         6.45                   $9,002,407               $2,377
Redeemable Common Stock
  Purchase Warrants(3)........            2,300,000    Not Applicable                      --                    *
Common Stock, $.01 par
  value(4)....................            2,300,000         4.50                   10,350,000                2,732
Underwriters' Purchase Options              100,000         .0001                          10                   --
Units, each consisting of one
  share of Common Stock, $.01
  par value, and two
  Redeemable Common Stock
  Purchase Warrants(5)........              100,000         4.50                      450,000                  119
Common Stock, $.01 par
  value(6)....................              200,000         5.40                    1,080,000                  285
Common Stock, $.01 par
  value(7)....................            3,419,027         6.45                   22,052,724                5,822
Total.........................                                                                             $11,335

(1) Represents the maximum number of shares of common stock issuable upon consummation of the Merger described herein.

(2) Pursuant to Rule 457(f) under the Securities Act of 1933, the proposed maximum offering price is calculated as $8,988,450 (representing 1,395,722 shares of Dialysis Corporation of America ("DCA") common stock, multiplied by $6.45, which is the average of the bid and asked price for such common stock on February 4, 2000, as reported by the Nasdaq Stock Market).

(3) Previously registered by DCA on Form SB-2 in April, 1996 (Registration No. 33-80877-A), as amended on Form S-3 effective July 1, 1999.

(4) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants ("Warrants"). This Registration Statement also covers any additional shares of common stock which may become issuable by virtue of the anti-dilutive provisions of the Warrants. No additional registration fee is included for these shares.

(5) Reserved for issuance upon exercise of the Underwriter's Purchase Options ("Underwriters' Options"), together with such indeterminate number of Warrants and/or common stock as may be issuable pursuant to the anti-dilution provisions of the Underwriters' Options, or the Warrants issuable thereunder. See note (4)

(6) Reserved for issuance upon exercise of the Warrants obtained upon exercise of the Underwriters' Options.

(7) Represents common stock being offered for sale by certain selling shareholders from time to time at the market.

* Filing fees were paid for all Warrants at the time of filing of DCA's Form SB-2 Registration Statement. See note (3) above.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

                        DIALYSIS CORPORATION OF AMERICA
                                27 MILLER STREET
                          LEMOYNE, PENNSYLVANIA 17043

                                                                          , 2000

Dear DCA Shareholder:

    The board of directors of Dialysis Corporation of America ("DCA" or the "Company") has approved two transactions. The first transaction involves the sale of substantially all the assets, which includes the subsidiaries, of DCA ("DCA Assets") to Dialysis Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of DCA's parent, Medicore, Inc., which parent currently owns 68% of DCA. Buyer will also assume all of the liabilities of DCA ("DCA Liabilities") up through the closing of the transactions, except any tax liability of DCA by virtue of the sale. The second transaction, which is to occur immediately after the DCA Asset sale, is the merger of MainStreet Acquisition Inc., a wholly-owned subsidiary of MainStreet IPO.com Inc., a Delaware corporation ("MainStreet"), into DCA, with DCA as the surviving company and changing its name to MainStreet Sub, Inc. (the "Merger"). The proposed DCA Asset sale and the Merger are sometimes referred to in this document as the "Transactions." Upon the closing of the Transactions, certain of the shareholders of MainStreet will transfer all their interest in CEO Letter.com Inc., a Delaware corporation ("CEO Letter"), to and which will become a subsidiary of MainStreet.

    The end result of the proposed Transactions is that you, as a DCA shareholder, will become a shareholder of MainStreet through the exchange of your DCA common stock for MainStreet common stock, to be effected on a one-for-one basis, and the Dialysis Assets and operations will be continued in Buyer as a wholly-owned subsidiary of Medicore.

    MainStreet is a private company with no operating history which has established a website, www.MainStreetIPO.com, for companies to effect self-underwritten offerings ("Direct Public Offerings") of their securities through the process of a "Dutch Auction" for a flat fee. A Dutch Auction allows investors to bid for the offered securities at prices and amounts the investors believe are worth purchasing. The CEO Letter subsidiary also has a website which, for a fee, will provide chief executive officers of public companies with a forum to discuss their companies with the multitude of potential Internet investors.

    The board of DCA has determined that the growth of the dialysis operations, and thereby shareholder value, has been slow and sporadic. The Internet industry has reflected a more glamorous and rapid growth, which may provide faster rewards for shareholders. This opportunity is provided to DCA shareholders with the warning that there is no assurance that the Internet industry will continue to be as glamorous and fast-growing as it is today, or even if it is, that MainStreet, which is only in its initial development stage, will be able to participate and adequately compete. See "Risk Factors" on pages 20 to 30.

    One of the conditions for the completion of the proposed Transactions is that MainStreet qualifies for and its securities trade on the Nasdaq SmallCap Market.

    The DCA Asset sale and the Merger will not be completed unless you, the DCA shareholders, approve each one of the proposed Transactions. The MainStreet directors and shareholders have already approved the Transactions. Medicore is not voting its 68% equity ownership of DCA since it will own, assuming completion of the Transactions, 100% of the dialysis operations; and based upon certain commonality between officers and directors of Medicore and DCA, one of whom is affiliated with MainStreet (see "The Merger--Interests of Certain Persons in Matters to be Acted Upon"), the officers and directors of DCA and Medicore, who own 2% of DCA (or approximately 18% of DCA if they exercise all of their options and warrants) also will not be voting their DCA shares. Therefore, the approval of the Transactions are subject to your (the public minority shareholders') independent evaluation of the Transactions and your approval without any recommendation of the Medicore or DCA boards, and without the vote of Medicore or the officers and directors of DCA and Medicore.

    We will hold a Special Meeting of our shareholders to vote on these proposed Transactions. YOUR VOTE IS EXTREMELY IMPORTANT. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the Transactions. Not returning your card or not instructing your broker how to vote any DCA shares held for you in "street name" will have the same effect as voting against the Transactions.

    MainStreet is not a public company and there is no trading market for its securities. Our Company's common stock and warrants trade on the Nasdaq SmallCap Market under the symbol "DCAI" for the common stock and "DCAIW" for the warrants. The closing prices of the common stock and warrants on February 4, 2000 were $6.38 and $1.97, respectively.

    This document is the proxy statement/prospectus for DCA's Special Meeting of shareholders. This proxy statement is being used in connection with the solicitation of proxies by DCA's board of directors from DCA shareholders regarding the proposed Transactions. The prospectus covers the MainStreet common stock to be issued in connection with the Merger and resale by certain affiliates of DCA and investors in MainStreet.

                                          Thomas K. Langbein
                                          Chairman and Chief Executive Officer

                  NEITHER THE SECURITIES AND EXCHANGE
                  COMMISSION NOR ANY STATE SECURITIES
                  COMMISSION HAS APPROVED ANY OF THE
                  TRANSACTIONS OR DETERMINED IF THIS PROXY
                  STATEMENT/PROSPECTUS IS ACCURATE OR
                  ADEQUATE. ANY REPRESENTATION TO THE CONTRARY
                  IS A CRIMINAL OFFENSE.

      This proxy statement/prospectus is dated             , 2000 and will be
        first mailed to DCA shareholders on or about             , 2000.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

                        DIALYSIS CORPORATION OF AMERICA
                                27 MILLER STREET
                          LEMOYNE, PENNSYLVANIA 17043

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         DATE:             , 2000
                         TIME: 10:00 A.M.
                         PLACE: HILTON HOTEL
                              650 TERRACE AVENUE
                              HASBROUCK HEIGHTS, NEW
                         JERSEY 07604
                                          ROOM

TO THE SHAREHOLDERS OF
DIALYSIS CORPORATION OF AMERICA

    You are cordially invited to attend a Special Meeting of shareholders of Dialysis Corporation of America ("DCA" or the "Company") to be held at the
            Room at the Hilton Hotel, 650 Terrace Avenue, Hasbrouck Heights, New
Jersey, on             , 2000 at 10:00 a.m., local time, for the purpose of
considering and voting upon two separate proposals, EACH OF WHICH MUST BE APPROVED OR NEITHER PROPOSED TRANSACTION WILL BE CONSUMMATED.

    Proposal No. 1. To consider and approve the sale of substantially all the assets (includes DCA's subsidiaries) and dialysis operations of DCA ("DCA Assets") to Dialysis Acquisition Corp. ("Buyer"), a wholly-owned subsidiary of the Company's parent, Medicore, Inc. ("Medicore"), under an Asset Purchase Agreement dated October 20, 1999 ("Purchase Agreement"). Buyer is to assume all the liabilities of DCA except any federal or state income taxes that may be due by DCA as a result of the proposed Transactions ("DCA Liabilities") up to and arising out of any circumstances to the closing date of the proposed Transactions. The consideration includes Medicore's transfer to DCA of 2,150,622 shares of DCA common stock owned by Medicore, which will be cancelled; Buyer's assumption of the DCA Liabilities; and Medicore's waiver of all net proceeds from any exercise of (i) certain Underwriters' Purchase Options ("Underwriters' Options") for 100,000 shares of DCA common stock and 200,000 DCA warrants, which if exercised in full would aggregate $1,530,000 (no exercises to date), and
(ii) 2,300,000 DCA public warrants, which if exercised in full would aggregate gross proceeds of $10,350,000, except for 20% of such net proceeds up to $1,000,000 (no exercises to date), which would be retained by Medicore; and

    Proposal No. 2. To consider and approve the Agreement and Plan of Merger dated October 20, 1999 (the "Merger Agreement") under which, immediately subsequent to the sale of the DCA Assets, MainStreet Acquisition Inc., a wholly-owned subsidiary of MainStreet IPO.com Inc., a Delaware corporation ("MainStreet"), will merge with DCA. DCA will be the surviving company, change its name to MainStreet Sub, Inc., and become a wholly-owned subsidiary of MainStreet (the "Merger"). In consideration of the Merger, MainStreet will issue its common stock to the DCA shareholders who have not dissented to the proposed Transactions on a one-for-one share basis. Upon shareholder approval of the Merger, the shareholders of MainStreet who own CEO Letter.com Inc., a Delaware corporation ("CEO Letter"), will transfer all their interest and ownership of CEO Letter to MainStreet. The sale of the DCA Assets and the Merger are collectively referred to as the "Transactions."

    Only shareholders of record at the close of business on             , 2000
are entitled to notice of and to vote at the Special Meeting and any and all adjournments and postponements thereof.

    Under Florida law, appraisal rights will be available to record holders of DCA common stock who dissent from the Transactions. In order for shareholders to exercise such appraisal rights, they must follow the procedures provided by Florida law, which are summarized under "Dissenters' Rights of Appraisal of DCA Shareholders" in the accompanying proxy statement/prospectus.

    The enclosed Notice and proxy statement/prospectus contain details concerning the proposed Transactions. We urge you to read and consider these documents carefully. Whether or not you plan to attend the Special Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible so that your shares may be represented at the Special Meeting and voted in accordance with your wishes. It is important that your shares be represented at the Special Meeting. Your vote is important regardless of the number of shares you own.

    THE BOARD OF DIRECTORS OF DCA HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSED TRANSACTIONS, BUT BASED UPON THE AFFILIATIONS WITH MEDICORE AND MAINSTREET,
(I) THE BOARD IS NOT MAKING ANY RECOMMENDATIONS AS TO HOW SHAREHOLDERS SHOULD VOTE, (II) MEDICORE WILL NOT VOTE ITS 68% EQUITY INTEREST IN DCA, AND (III) NO OFFICER OR DIRECTOR OF DCA OR MEDICORE WILL VOTE THEIR 2% INTEREST IN DCA (18% IF THEY EXERCISE ALL OF THEIR OPTIONS AND WARRANTS) WITH RESPECT TO THE PROPOSED TRANSACTIONS. THEREFORE, A MAJORITY OF THE PUBLICLY HELD DCA SHARES (530,112) ARE REQUIRED TO APPROVE THE PROPOSED TRANSACTIONS. TO THE EXTENT ANY DCA WARRANTS ARE EXERCISED, THE AMOUNT OF THE MAJORITY OF THE PUBLICLY HELD SHARES WILL LIKEWISE INCREASE.

    If you have any questions or need further assistance, please call our Secretary and counsel, Lawrence E. Jaffe, at (201) 288-8282.

                                          Very truly yours,
                                          BART PELSTRING
                                          PRESIDENT

            , 2000

                               TABLE OF CONTENTS

    FOR YOUR CONVENIENCE, WE HAVE INCLUDED AN INDEX OF FREQUENTLY USED CAPITALIZED TERMS IN THIS PROXY STATEMENT/PROSPECTUS UNDER THE HEADING "INDEX OF DEFINED TERMS," WHICH IS PRINTED AT THE END OF THIS DOCUMENT.

                                                                PAGE
                                                              --------
Questions and Answers About the Proposed Transactions.......      1

Cautionary Notice Regarding Forward-Looking Statements......      4

Summary.....................................................      5
  The Companies.............................................      5
  The Asset Purchase Agreement..............................      6
  The Merger................................................      7
  Dissenters' Rights of Appraisal of DCA Shareholders.......     10
  The Merger Agreement......................................     10
  The Special Meeting.......................................     11
  Comparative Rights of DCA and MainStreet Shareholders.....     12
  The MainStreet Shareholder Proxy..........................     12
  Restriction on Transfer by Certain MainStreet
    Shareholders............................................     12
  About this Proxy Statement/Prospectus.....................     12
  Summary Beneficial Ownership and DCA Minority Public
    Interest Table..........................................     13
  Per Share Market Prices...................................     14
  Selected Historical Financial Information.................     14
  Unaudited Pro Forma Condensed Financial Statement
    Information.............................................     17

Risk Factors................................................     20

  MAINSTREET
  We are a start up company, which could result in
    additional loss to the investor.........................     20
  We are dependent on the market for initial public
    offerings...............................................     20
  The Internet faces uncertain acceptance as a commercial
    medium..................................................     20
  Confidential information transactions via the Internet may encounter security breaches and subject us to
    liabilities.............................................     21
  There is no assurance that a public market for our stock
    will develop............................................     21
  We may issue additional series of shares which may
    adversely affect the price and the rights of our common
    shares..................................................     21
  We may be affected by regulatory changes and government
    regulation..............................................     21
  We are subject to technological changes...................     22
  We must establish brand and identity......................     22
  We are faced with significant competition.................     22
  We face the risk of potential system failure subjecting us
    to litigation and liabilities...........................     22
  We face the risk of less than full payment................     23
  We will operate in a new market and are uncertain of our
    acceptance..............................................     23
  We may not be able to meet the need for additional
    significant capital.....................................     23
  Our management has limited experience.....................     23
  We may need to expand our business........................     23
  We have no protection for our technology..................     24
  Dividends are not likely to be paid to our shareholders...     24

  DCA
  Because we have experienced losses and expect our expenses to increase, we may not be able to achieve profitability
    in the near future......................................     24

                                                                PAGE
                                                              --------
  Our dialysis operations are subject to extensive
    government regulation...................................     24
  Our revenues and financial stability are dependent on
    fixed reimbursement rates under Medicare and Medicaid...     25
  Our ability to grow is subject to our resources and
    available locations.....................................     25
  Our attempt to expand through development or acquisition
    of dialysis facilities which are not currently
    identified may entail risks which you will not have a
    basis to evaluate.......................................     25
  We are dependent on physician referrals for patients......     26
  Industry changes could adversely affect our business......     26
  Our business is subject to substantial competition........     26
  Medicore, our parent, owns 68% of our company, has some
    common officers and directors, which presents the
    potential for conflicts of interest.....................     26
  There is a possibility of continued volatility in our
    security price..........................................     27
  Warrant holders in jurisdictions where we are unable to
    register or otherwise qualify the common stock for sale
    will be unable to exercise their warrants and acquire
    our common stock........................................     27

  DCA/MAINSTREET COMMON RISK FACTORS
  Failure or delay in achieving the expected benefits of the
    Merger..................................................     28
  Interests of certain persons in the Merger................     28
  Substantial market overhang from outstanding options and
    warrants could adversely affect the market price of DCA
    and ultimately Main Street common stock.................     28
  Possible delisting and risks of low priced stocks.........     29
  Year 2000 readiness.......................................     30

The Special Meeting.........................................     31
  General...................................................     31
  Date, time and place......................................     31
  Purpose...................................................     31
  Record Date; Shares entitled to vote; Quorum..............     31
  Vote Required.............................................     32
  No Recommendation by DCA and No Voting by Medicore and
    Directors and Officers..................................     32
  Voting of Proxies.........................................     32
  Revocability of Proxies...................................     33
  Solicitation of Proxies...................................     33

PROPOSAL NO. 1
The Asset Purchase Agreement................................     33

PROPOSAL NO. 2
The Merger..................................................     34
  Background................................................     35
  General Description.......................................     35
  Interests of Certain Persons in Matters to be Acted
    Upon....................................................     35
  Reasons for the Merger and Board of Directors
    Considerations..........................................     37
  Effective Time of the Merger..............................     39
  Articles of Incorporation and By-laws.....................     39
  Directors and Officers....................................     39
  Anticipated Accounting Treatment..........................     39
  Certain Federal Tax Considerations........................     40
  Ownership Interest of DCA Shareholders After the Merger...     41
  Treatment of DCA Options and Warrants.....................     41
  Listing MainStreet Shares on Nasdaq SmallCap Market.......     42

                                                                PAGE
                                                              --------
  Delisting and Deregistration of DCA Common Stock..........     42
  Merger Consideration......................................     42
  Procedures for Exchange of Certificates...................     42
  Resale of the Shares of MainStreet--DCA Affiliates and
    MainStreet Investors                                         43

Dissenters' Rights of Appraisal of DCA Shareholders.........     44

The Merger Agreement........................................     47
  General...................................................     47
  Corporate Governance......................................     47
  Registration of Securities................................     47
  Representations and Warranties............................     48
  Conditions to Consummate the Merger.......................     49
  Covenants.................................................     49
  Specific Covenants of MainStreet..........................     50
  Exclusivity...............................................     50
  Confidentiality and Announcements.........................     51
  Termination...............................................     51
  Effect of Termination.....................................     51
  Break up Fee..............................................     51
  Indemnification...........................................     52
  Expenses..................................................     52

Certain Agreements Related to the Merger....................     52
  Contribution Agreement Relating to CEO
    Letter.com, Inc.........................................     52
  MainStreet and Affiliates Agreement With Todd &
    Company, Inc............................................     52
  The MainStreet Affiliates Lock-Up Agreements..............     53

DCA--Selected Financial Data................................     53
  Consolidated Statements of Operations Data................     54
  Consolidated Balance Sheet Data...........................     54

DCA--Management's Discussion and Analysis of Financial
Condition and Results of Operations.........................     55
  Liquidity and Capital Resources...........................     57
  Year 2000 Readiness.......................................     58
  Quantitative and Qualitative Disclosure About Market
    Risk....................................................     59
  New Accounting Pronouncements.............................     60
  Impact of Inflation.......................................     60

MainStreet--Selected Financial Data.........................     60
  Statements of Operations Data.............................     60
  Balance Sheet Data........................................     60

MainStreet--Management's Discussion and Analysis of
Financial Condition and Results of Operations...............     61
  Results of Operations.....................................     61
  Liquidity and Capital Resources...........................     61

DCA--Business...............................................     62
  Description...............................................     62
  Properties................................................     72
  Legal Proceedings.........................................     73

Market Prices of DCA Common Stock and Warrants and Related
Shareholder Matters.........................................     74

                                                                PAGE
                                                              --------
DCA--Security Ownership of Certain Beneficial Owners and
Management..................................................     75

MainStreet Business.........................................     76
  General...................................................     76
  Developmental Stage.......................................     76
  Business Purpose..........................................     77
  Operations................................................     77
  Explanation of Dutch Auction..............................     78
  Business Technology.......................................     79
  Our Prospective Subsidiary--CEO Letter.com Inc............     80
  Governmental Regulation...................................     81
  Properties................................................     81
  Legal Proceedings.........................................     81
  Marketing.................................................     81
  Other Sources of Potential Income.........................     82

Management of MainStreet....................................     84
  Directors and Executive Officers..........................     84

MainStreet Management Compensation..........................     85
  Summary Compensation Table................................     85
  Option/SAR Grants in Last Fiscal Year.....................     85
  Aggregate Option/SAR Exercises in Last Fiscal Year and FY
    End Option/SAR Values...................................     86

MainStreet--Security Ownership of Management and Certain
Beneficial Owners...........................................     86

MainStreet--Certain Relationships and Related
Transactions................................................     87

Description of MainStreet Capital Stock.....................     88
  General...................................................     88
  Common Stock..............................................     88
  Preferred Stock...........................................     88
  Liquidation and Other Rights..............................     88
  Advance Notice Requirements in Connection with Shareholder
    Meetings................................................     89
  Section 203 of the Delaware General Corporation Law.......     89
  Transfer Agent............................................     89

Comparative Rights of DCA and MainStreet Shareholders.......     89
  Liability of Directors....................................     89
  Indemnification of Directors and Officers.................     90
  Shareholders' Derivative Actions..........................     90
  Dividends and Redemptions.................................     91
  Shareholder Inspection of Books and Records...............     91
  Appraisal Rights..........................................     92
  Special Meeting of Shareholders...........................     93
  Business Combinations Involving Interested Shareholders...     93
  Control Share Acquisitions................................     94
  Shareholder Voting Requirements...........................     94
  Removal of Directors by Shareholders......................     95
  Board Vacancies...........................................     95
  Amendments to Articles of Incorporation and By-Laws.......     95

Selling Shareholders........................................     97

                                                                PAGE
                                                              --------
Legal Matters...............................................    100

Experts.....................................................    100

Other Matters...............................................    101

Shareholder Proposals.......................................    101

Where You Can Find More Information.........................    101

Index of Defined Terms......................................    103

Index to Financial Statements...............................    F-1

APPENDICES

APPENDIX A The Asset Purchase Agreement.....................    A-1
APPENDIX B Agreement and Plan of Merger.....................    B-1
APPENDIX C Section 607.1320 of the Florida Business
Corporation Act.............................................    C-1

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             QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS

Q.  WHAT ARE THE PROPOSED TRANSACTIONS?

A. There are two proposed Transactions: 1) Dialysis Acquisition Corp., referred to in this proxy statement/prospectus as Buyer, a wholly-owned subsidiary of Medicore, DCA's parent, will acquire substantially all the assets and assume substantially all the liabilities of DCA; and 2) immediately thereafter, MainStreet Acquisition Inc., a wholly-owned subsidiary of MainStreet
IPO.com Inc., a Delaware corporation ("MainStreet"), will merge with and into DCA, the survivor being DCA, with DCA changing its name to MainStreet Sub, Inc. and as a result will become a wholly-owned subsidiary of MainStreet.

Q.  WHAT IS THE EFFECT OF ALL THE PROPOSED TRANSACTIONS?

A. You, as a present shareholder of DCA, will receive MainStreet shares in exchange for your DCA shares, which exchange will be on a one-for-one basis, and you will become a shareholder of MainStreet, which company will be engaged in a totally different line of business than the DCA dialysis operations. MainStreet is an operator of a website to provide companies with the tools to perform self-underwritten offerings, Direct Public Offerings (or at their option, with an investment banking firm) of their securities through the mechanics of a "Dutch Auction." MainStreet also intends through other websites to offer products and services of those companies which have used MainStreet's activities to go public. MainStreet will earn fees for those services. MainStreet has no operating history or experience.

    MainStreet will also be operating through its wholly-owned subsidiary, CEO Letter.com Inc., a website which provides CEOs of public companies with a vehicle to describe over the Internet their companies, their investment worth, and bring attention to their products and services.

    Another effect of the proposed Transactions is that Medicore will own 100% of the dialysis operations through its wholly-owned subsidiary, Dialysis Acquisition Corp., rather than its present 68% ownership of DCA.

Q.  WHY ARE THE COMPANIES INVOLVED CONSIDERING THESE TRANSACTIONS?

A. DCA has experienced slow and sporadic expansion with operational losses since 1989. These proposed Transactions may provide you with the opportunity to participate in the more glamorous and faster-growing Internet industry through MainStreet's proposed Internet operations.

    If you approve the proposed Transactions, the structure of Medicore will be simplified, which may enable investors to better understand and evaluate its operations and may be helpful in the trading of its shares. Medicore presently owns 68% of DCA, as well as 73% of another public subsidiary, Techdyne, Inc. ("Techdyne"), engaged in the electronics industry. Therefore, investors are faced with three separate but affiliated public companies. The medical services of DCA compliments Medicore's medical products operations, and will be 100% owned by Medicore through its subsidiary, the Buyer, with Medicore as the only trading entity among its affiliated entities in the medical services and products industry.

    MainStreet will be a public company, with a minority of its shareholders being the former DCA shareholders, and may be able to attract greater public awareness with the potential for more ease of financing and growth than had it remained a private company.

Q.  WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

A. Based upon the affiliation of Medicore owning 68% of DCA and its contemplated 100% ownership of the dialysis operations as provided by the Asset Purchase Agreement, Medicore is not voting its 68% equity ownership. Further, because of the affiliations and certain relationships among DCA, Medicore and MainStreet, the officers and directors of DCA and Medicore ("Affiliates") will not be voting their DCA common stock, approximately 2% of the outstanding shares (18% if they exercise all of their options and warrants). Therefore, although the board of directors of Medicore and

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DCA have unanimously approved the proposed Transactions, Medicore and DCA directors are remaining neutral and are not making any recommendation to you as the minority public shareholders of DCA ("Minority Public Shareholders"). Accordingly, you, as the Minority Public Shareholders, must make your own evaluation and decision as to whether to approve the proposed Transactions and become shareholders in MainStreet, a development stage Internet company.

Q.  MUST DCA SHAREHOLDERS APPROVE BOTH OF THE PROPOSED TRANSACTIONS?

A. Yes. Although there are different aspects to each proposed Transaction, it is as if both were one proposal. You must approve Proposal No. 1, the Asset Purchase Agreement, under which Medicore will own 100% of the dialysis operations and Proposal No. 2, the Merger in order for the proposed Transactions to be completed. If you reject either one of the proposed Transactions, then neither the DCA Asset sale to Medicore nor the Merger will be consummated.

Q.  DO I HAVE APPRAISAL RIGHTS?

A. Under Florida law, appraisal rights are available to record holders of DCA common stock who dissent from the proposed Transactions. However, you must strictly follow certain procedures. See "Dissenters' Rights of Appraisal of DCA Shareholders."

Q.  WHAT DO I NEED TO DO NOW?

A. Please carefully read this proxy statement/ prospectus. Then indicate on your proxy card how you want to vote, and sign and mail the proxy card in the enclosed prepaid return envelope as soon as possible. This way, you and your DCA share ownership will be represented at the Special Meeting.

    Holders of a majority of the public minority DCA share ownership, 1,060,222 shares of DCA common stock, representing approximately 30% of the outstanding DCA shares ("Minority Public Interest"), must approve the Asset Purchase Agreement and the Merger. Therefore, it is important that you return your signed proxy card.
Q.  SHOULD I SEND IN MY STOCK CERTIFICATE NOW?

A. No. If the proposed Transactions are approved and after the Merger is completed we will send you written instructions for exchanging your DCA certificates for MainStreet common stock. Each DCA share of common stock will be exchanged for one share of MainStreet common stock.

Q. IF MY DCA SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will vote your shares only if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your DCA shares. Without instructions, your shares will not be voted, which will have the same effect as voting against the proposed Transactions. If you mark your proxy "Abstain," your shares will have the effect of a vote against the proposed Transactions.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY?

A. Yes. You can change your vote at any time before we vote your proxy at the Special Meeting. There are three ways to change your vote. First, you can send a written notice to the Secretary of DCA at the address below stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to the Secretary of DCA; the new proxy card will automatically replace any earlier proxy card you returned. Third, you can attend the Special Meeting and vote in person. You should send any written notice or new proxy card to the Secretary of DCA at the following address:

Lawrence E. Jaffe, Esq.
Dialysis Corporation of America
777 Terrace Avenue
Hasbrouck Heights, New Jersey 07604

Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A.  We are working to complete the proposed Transactions as quickly as possible,
hopefully by       , 2000, subject to certain timing issues, including obtaining a declaration of effectiveness

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for the registration statement, of which this proxy statement/prospectus is a part, from the Securities and Exchange Commission and from similar state regulatory authorities where the MainStreet shares are to be offered and issued.

Q.  WHAT ARE THE TAX CONSEQUENCES TO SHAREHOLDERS OF THE MERGER?

A. The Merger will be tax free to MainStreet and DCA and to DCA shareholders for federal income tax purposes. The Asset Purchase Agreement will constitute a taxable redemption of approximately 90% of Medicore's ownership of DCA based on its 68% equity interest in DCA and its return of approximately 90% of those shares in the DCA asset acquisition, as well as a federal income tax liability to DCA upon its distribution of its Assets in redemption of its shares held by Medicore equal to the excess of the gross consideration (the value of the Assets deemed distributed to Medicore plus the sum of the DCA Liabilities assumed) over DCA's tax basis in such Assets. See "The Merger--Certain Federal Tax Considerations."

Q. ASSUMING I RECEIVE MAINSTREET SHARES IN THE MERGER, WILL MY RIGHTS AS A SHAREHOLDER CHANGE?

A. Yes. For a summary of the material differences between the rights of DCA shareholders and the rights of MainStreet shareholders, see "Comparative Rights of DCA and MainStreet Shareholders."

Q. WHOM SHALL I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THE PROXY STATEMENT/ PROSPECTUS?

A. Call Joanne Bertolini, Executive Vice President of Operations and director of MainStreet at (718) 227-6789 (by fax: (718) 227-6780).

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT MEDICORE, DCA AND MAINSTREET?

A. Various sources described under "Where You Can Find More Information"; however, MainStreet is not a public company, and has not filed any reports or financial statements with the Securities and Exchange Commission or any other regulatory body; and information, including financial information, concerning that company is contained in this proxy statement/prospectus.

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             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement/prospectus contains certain forward-looking statements that involve risk and uncertainty. Such statements are made with respect to the financial condition, results of operations and business of DCA, Medicore and MainStreet. These statements may be made directly in this document referring to DCA, Medicore or MainStreet, or may be "incorporated by reference" to other documents filed with the Securities and Exchange Commission. This document may also include statements relating to the period following the completion of the Asset Purchase Agreement and Merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "intends," or similar expressions in this proxy statement/prospectus or in documents incorporated herein.

    These forward-looking statements are subject to many assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following:

    - the fact that these forward-looking statements are based on information of a preliminary nature, which may be subject to further and continuing review and adjustment

    - the risk of a significant delay in the expected completion of, and unexpected consequences resulting from the DCA Asset sale and the Merger

    - development stage of MainStreet's website operations (i) for companies to make Direct Public Offerings of their securities through a "Dutch Auction" process, (ii) to offer products and services of these companies through other websites, and (iii) the CEO Letter website for executive officers to present their companies to the public; no operating history for these segments of MainStreet's proposed operations

    - competitive pressures in the securities offering operations, both through traditional means of retaining investment brokers or Internet offerings, may significantly increase

    - changes in technology may increase the number of MainStreet competitors, and may require significant capital expenditures to keep up with its proposed and competitors' similar services

    - general economic or business conditions, particularly for public offerings, may be less favorable than expected, resulting in, among other things, lower than expected revenues

    - legislative or regulatory changes may adversely affect the businesses in which MainStreet proposes to engage, particularly Internet securities offerings, and in which DCA is engaged, particularly the government reimbursement rate for dialysis treatments

    - availability of resources and available dialysis facility locations to construct or acquire may be limited for DCA, particularly due to competition from larger dialysis companies

    - assuming business development and expansion, MainStreet and/or DCA may experience losses due to less than optimal operations and increased technical and operational costs

    - other factors that could cause actual results of the DCA Asset sale and Merger to differ materially are those detailed in the risks discussed in "Risk Factors" found on pages 22 through 33.

    Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Many of the above-described factors are beyond the control of either DCA or MainStreet. You should not place undue reliance on such statements, which speak only as of the date of this proxy statement/prospectus, or, in the case of a document incorporated by reference, the date of such document.

    All subsequent written and oral forward-looking statements attributable to DCA, MainStreet, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither DCA nor MainStreet undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus.

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                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE DCA ASSET SALE, THE MERGER AND RELATED TRANSACTIONS MORE FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE ASSET PURCHASE AGREEMENT, THE MERGER AND RELATED TRANSACTIONS, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE APPENDICES, AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 101 OF THIS PROXY STATEMENT/PROSPECTUS. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM.

THE COMPANIES

DCA (PAGE 62)
27 Miller Street
Lemoyne, Pennsylvania 17043
(717) 730-6164

    DCA is a regional provider (New Jersey and Pennsylvania) of dialysis services to patients suffering from chronic kidney failure known as end stage renal disease. DCA also provides acute dialysis services through contractual relationships with hospitals.

MEDICORE, INC. (SEE "INDEX OF DEFINED TERMS,"
PAGE 103)
2337 West 76(th) Street
Hialeah, Florida 33016
(305) 558-4000

    Medicore is engaged in the distribution of medical supplies and produces a line of lancets. It is also engaged in the operation of kidney dialysis centers through DCA, its 68% owned public subsidiary. A third business segment of Medicore is the international contract manufacturing of electronic and electro-mechanical products, primarily for the data processing, telecommunications, instrumentation and food preparation equipment industries. This segment of Medicore's operations is accomplished through Techdyne, its 73% owned public subsidiary.

DIALYSIS ACQUISITION CORP. (SEE "INDEX OF DEFINED
TERMS," PAGE 103)
27 Miller Street
Lemoyne, Pennsylvania 17043
(717) 730-6164

    Dialysis Acquisition Corp., a Florida corporation, referred to in this document as "Buyer"," is a wholly-owned subsidiary of Medicore recently organized solely for the purpose of acquiring the DCA Assets and assuming the DCA Liabilities under the Asset Purchase Agreement (see Appendix A), which will occur immediately prior to the Merger.

MAINSTREETIPO.COM INC. (PAGE 76)
171 Church Lane
North Brunswick, New Jersey 08902
(718) 227-6789

    MainStreet, originally a limited liability company, became a Delaware corporation in October, 1999. It has developed a central website, www.MainStreetIPO.com, that provides companies with the ability to perform self-underwritten (or at their option, with an investment banking firm) securities offerings, known as Direct Public Offerings, on the Internet. The Direct Public Offerings would be conducted on the basis of a "Dutch Auction" which allows investors to evaluate and bid for any number of the issuer's securities at prices they are willing to pay, and through an algorithm, sorts and ranks the bids and arrives at a "clearing price" which the investors will pay and distributes the shares from the highest bidders (who obtain their requested full amounts) down to lower bidders (pro-rated amounts). Two companies have signed contracts with MainStreet for their Direct Public Offerings, but actual use of the website will not commence until those companies have registration statements declared effective by the federal and state securities commissions. This segment is prepared to commence operations. MainStreet also intends to offer its clients' products and services on other websites. A third segment of its proposed operations is the CEO Letter, a website providing CEOs the opportunity to introduce and discuss their companies with prospective Internet investors.

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
MAINSTREET ACQUISITION INC. (SEE "INDEX OF
DEFINED TERMS," PAGE 103)
171 Church Lane
North Brunswick, New Jersey 08902
(718) 227-6789

    MainStreet Acquisition Inc. is a wholly-owned subsidiary of MainStreet, recently formed for the purpose of consummating the Merger. In accordance with the Merger Agreement (Appendix B), MainStreet Acquisition Inc. will merge with and into DCA, its separate existence will cease, and DCA will change its name and become a wholly-owned subsidiary of MainStreet.

CEO LETTER.COM INC (PAGE 80)
171 Church Lane
North Brunswick, New Jersey 08902
(718) 227-6789

    CEO Letter is a Delaware corporation owned by certain MainStreet shareholders. Upon approval of the Merger, CEO Letter will be transferred to MainStreet as a wholly-owned subsidiary. Its proposed operations, which consist of a central website, CEO Letter, provides chief executive officers of public companies with a forum to introduce and discuss their companies to the millions of Internet investors. CEO Letter has an exclusive arrangement with another Internet company to access all of that company's members, currently approximately 500,000, and to use that company's point rewards program as an incentive for the members to review the CEO Letter website and provide it with a brief investor profile. CEO Letter will also offer point rewards in connection with offerings on MainStreet's website. The transfer of CEO Letter to MainStreet by those certain shareholders of MainStreet, will be for consideration of 250,000 shares of MainStreet common stock.

                          THE ASSET PURCHASE AGREEMENT
                                   (PAGE 33)

    The Asset Purchase Agreement is attached as Appendix A to this proxy statement/ prospectus. You are encouraged to read the Asset Purchase Agreement carefully in its entirety.

PURCHASE OF ASSETS

    Buyer is acquiring substantially all of the assets of DCA and its entire dialysis operations, exclusive of any net proceeds from exercise of (i) DCA Underwriters' Options; and (ii) 2,300,000 DCA warrants (publicly traded) except for 20% of such exercises up to $1,000,000.

CONSIDERATION

    Consideration for the purchase of the DCA Assets includes the following:

    - Medicore transfers 2,150,622 shares of its DCA common stock to DCA, to be cancelled

    - Buyer assumes all DCA Liabilities, exclusive of any federal and state taxes resulting from the sale of the DCA Assets

    - Buyer's waiver of any proceeds from exercise of the DCA Underwriters' Options and publicly traded DCA warrants

VALUATION OF ASSETS

    DCA has the option to terminate the proposed Transactions if valuation of the DCA Assets exceeds $8,000,000.

CONDITIONS TO THE DCA ASSET SALE

    Same conditions as to completion of the Merger. See "The Merger Agreement-- Conditions to the Merger," except the Merger has to qualify as a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code"); DCA Asset sale will be taxable to DCA and Medicore, with any tax liability of DCA to remain with it and its successor, MainStreet.

TERMINATION

    Either Buyer or DCA may terminate without liability to the other if there is any uncured default by the other party in the performance of the terms or conditions of the Asset sale.

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                              THE MERGER (PAGE 34)

STRUCTURE OF THE MERGER

    1) MainStreet Acquisition Inc., the wholly-owned subsidiary of MainStreet, merges into DCA;

    2) DCA is the surviving company, changes its name to and becomes a wholly-owned subsidiary of MainStreet;

    3) Immediately prior to the Merger, DCA sells its Assets to Buyer, a wholly-owned subsidiary of Medicore, exclusive of certain proceeds upon any potential exercise of DCA underwriters' purchase warrants and the DCA warrants, and Buyer assumes the DCA Liabilities, exclusive of taxes attributable to the sale.

    4) Upon DCA shareholder approval and completion of the Merger, CEO Letter will become a wholly-owned subsidiary of MainStreet by the transfer of the shares to MainStreet by certain shareholders of MainStreet.

    5) MainStreet issues its common stock to the DCA shareholders in an exchange of shares on a one-for-one basis.

RESULTS OF THE TRANSACTIONS

    Upon shareholder approval and completion of the Asset Purchase Agreement and the Merger, DCA shareholders will become shareholders of MainStreet, a Delaware corporation which will have MainStreet Sub, Inc. and CEO Letter as its wholly-owned subsidiaries; and Medicore will engage in dialysis operations through the Buyer, as a wholly-owned subsidiary as opposed to its present 68% ownership of DCA; MainStreet securities are expected to trade on the Nasdaq SmallCap Market, and DCA common stock and warrants will cease trading on the Nasdaq SmallCap Market.

    Outstanding DCA options and warrants will become options and warrants of MainStreet with substantially the same terms and conditions except they will be exercisable into MainStreet common stock rather than DCA common stock; provided, proceeds from any exercises of DCA Underwriters' Options and their underlying securities, and from the exercise of the DCA warrants (all of which will become MainStreet purchase warrants and MainStreet warrants), will remain with MainStreet except for 20% of the exercise of the DCA warrants up to $1,000,000, which proceeds shall go to Medicore.

DCA SHAREHOLDERS WILL RECEIVE MAINSTREET COMMON STOCK

    Non-dissenting shareholders of DCA will receive MainStreet common stock on a one-for-one basis. DCA shareholders (including the officers and directors of DCA and Medicore, hereinafter "Affiliates") will receive approximately 2,205,000 shares of MainStreet common stock (assumes exercise of all DCA options by Affiliates, employees and related parties, and as part of the Asset Purchase Agreement, Medicore's return to DCA of 2,150,622 DCA shares), which will represent approximately 20% of MainStreet (assuming approximately 10,845,000 MainStreet shares are outstanding). If all the outstanding DCA options and warrants are exercised, DCA shareholders would receive 4,805,222 shares of MainStreet common stock, which would represent approximately 36% of the MainStreet outstanding shares (assuming approximately 13,445,000 MainStreet shares are outstanding). See "Summary Beneficial Ownership and DCA Minority Public Interest Table" at page 13.

REASONS FOR THE TRANSACTIONS

    The primary factor for the Asset Purchase Agreement and Merger is to provide you, as a shareholder of DCA, with the opportunity to participate in the currently more exciting Internet industry which has reflected substantial and rapid growth. This would be accomplished through MainStreet's proposed operations, which include three business segments. First is MainStreet's website providing companies with the facility to perform registered primary and secondary Direct Public Offerings through the mechanics of a "Dutch Auction" (the investors bid for the number of shares they want at the prices they believe the securities are worth acquiring), which can be accomplished on a self-underwritten basis, or, at the option of the issuer, with an investment banker. The second business segment is to be operated through MainStreet's wholly-owned

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subsidiary, CEO Letter, which also has a website which provides chief executive officers of public companies with the forum to introduce and to discuss their companies to the multitude of potential Internet investors. The third segment is MainStreet's intention to offer over separate websites the services and products of clients who have used MainStreet's facilities for public offerings of their securities. MainStreet will earn fees to be negotiated for the sale of such services and products. Please note, MainStreet has no operating history and is subject to substantial risks for new companies just establishing operations. See "Risk Factors," pages 20 through 30.

    The DCA Asset acquisition by Medicore's wholly-owned subsidiary, Dialysis Acquisition Corp., the Buyer, combines the dialysis operations, which have experienced slow and sporadic growth with operational losses since 1989, with Medicore's medical products operations, a more natural fit. The DCA Asset acquisition by Medicore also simplifies Medicore's business structure and securities trading. Instead of three affiliated trading entities, Medicore, DCA, and Techdyne (Medicore's 73% owned public subsidiary engaged in international contract manufacturing of electronic components), the dialysis operations will be wholly-owned by Medicore and will not separately trade as a 68% owned subsidiary; rather, shareholders and investors will be able to focus on two entities, Medicore, with the medical products and services (dialysis operations) and Techdyne.

NO RECOMMENDATION TO SHAREHOLDERS

    Based upon the affiliation of Medicore and DCA, certain commonality of officers and directors, and Buyer's acquisition of the DCA Assets and assumption of the DCA Liabilities, the board of directors of Medicore and DCA, although having unanimously approved the Asset Purchase and Merger Agreements, is remaining neutral. See below, "Interests of Certain Persons in Matters to be Acted Upon" and "DCA Minority Public Shareholders--Sole Determining Vote." You, as the Public Minority Shareholders, will be the sole determining factor as to the approval of the Asset Purchase Agreement and the Merger. Medicore will not be voting its 68% ownership of DCA nor will any of the Affiliates of DCA and Medicore be voting their DCA shares, approximately 2%.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Certain officers and directors of DCA and Medicore have interests in the Merger that are different from, or in addition to, their interests as DCA shareholders, including the following:

    - options to acquire DCA common stock (exchangeable into MainStreet common stock) at prices below current market prices; may exercise substantial portions with long-term promissory notes consistent with the terms of the options or option plans, which in past experience DCA and its parent have forgiven

    - Thomas K. Langbein, Chairman of the Board and CEO of DCA and Medicore (also President of Medicore) received slightly less than a 10% interest in MainStreet for an agreement with his securities brokerage firm, Todd &
Company, Inc. ("Todd"), registered with the Securities and Exchange Commission and a member of the NASD. MainStreet and its two executive officers have agreed to refer MainStreet clients to Todd as an underwriter and/or selling group member for a fee

    - all of the officers and directors of DCA and Medicore have received registration rights together with certain MainStreet investors, and as a result their MainStreet shares are included for resale in this proxy statement/prospectus. See "Selling Shareholders."

    - the board of directors of DCA and Medicore knew about these interests and considered them when they approved the Asset Purchase Agreement, the Merger Agreement and the Merger.

    - on January 27, 2000, Medicore acquired a 6% interest (option for another 2%) in The Linux Fund, Inc. ("Linux Fund"), a holding company investing in Linux software companies, and loaned that company $1,500,000 at 10% annual interest, with Medicore borrowing the funds for the loan from DCA; Thomas K. Langbein became a director of the Linux Fund.

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The companies in which the Linux Fund invests intend to use The Linux Fund
IPO.com, Inc. ("Linux Fund IPO.com") website to affect any public offerings that they may wish to accomplish in the future. The Linux Fund IPO.com is a 50% subsidiary of the Linux Fund, with 50% owned by MainStreet.

    These interests are described in "The Merger--Interests of Certain Persons in Matters to be Acted Upon."

DCA MINORITY PUBLIC SHAREHOLDERS--SOLE DETERMINING VOTE

    Based upon Medicore not voting its 68% equity interest in DCA and the Affiliates not voting their approximately 2% interest in DCA (18% if they exercise all of their options and warrants) due to affiliations and potential conflicts of interest among and between them and the parties to the Merger, you, as the DCA Minority Public Shareholders, will have the sole determining voice as to whether these proposed Transactions will be approved and completed, subject to satisfaction of the conditions of the Asset Purchase and Merger Agreements. The DCA Minority Public Shareholders own 1,060,222, or approximately 30% of the currently outstanding shares of DCA common stock ("Minority Public Interest"). A majority of these shares, approximately a little more than 530,100 of the Minority Public Interest, is required to approve the Transactions. It is solely within your determination whether you wish to remain a shareholder of a company engaged in dialysis operations, or whether you would rather become a shareholder of MainStreet, a new entity establishing operations in the Internet industry. Assuming no DCA Underwriters' Options or warrants are exercised, DCA Minority Public Shareholders would have an approximately 10% interest in MainStreet (approximately 8% assuming all remaining DCA options and warrants are exercised).

ACCOUNTING TREATMENT

    For financial reporting purposes, the proposed sale of the DCA Assets and assumption of DCA Liabilities will be recorded as a sale of DCA's business and reported as a discontinuance of operations, resulting in DCA becoming an inactive company.

    The Merger will be accounted for as a recapitalization of MainStreet and an issuance of MainStreet's common stock, options and warrants in exchange for DCA's common stock, options and warrants. See "Anticipated Accounting Treatment" and "Treatment of DCA Options and Warrants" under the caption "The Merger."

FEDERAL INCOME TAX CONSEQUENCES OF THE DCA ASSET SALE AND THE MERGER

    Upon consummation of the proposed sale of the DCA Assets to Medicore's subsidiary, Dialysis Acquisition Corp., DCA will recognize a gain equal to the gross consideration (the fair market value of the DCA Assets plus the amount of DCA Liabilities assumed less expenses of the proposed DCA Asset sale) less the tax basis of the DCA Assets sold. This tax liability will remain with DCA and its successor, MainStreet, and is not part of the DCA Liabilities assumed by the Buyer However, if the tax liability to DCA is greater than $500,000, MainStreet has the option to terminate the Merger. Medicore will also recognize a tax liability related to the transfer of its 2,150,622 DCA shares to DCA as part of the DCA Asset Purchase consideration and the valuation of the DCA Assets acquired. The proposed DCA Asset sale will not have any personal federal income tax consequences on the DCA shareholders.

    The Merger together with the transfer of the interests in the CEO Letter by the MainStreet shareholders to MainStreet is intended to qualify as a tax free transaction pursuant to Section 351 of the Code. DCA and MainStreet have received opinions from their respective counsel stating that the Merger has been structured for federal income tax purposes as a tax-free transfer described in
Section 351 of the Code. Accordingly, no gain or loss will be recognized by the DCA shareholders as a result of the exchange of their DCA common stock for MainStreet common stock in the Merger.

    TAX MATTERS ARE VERY COMPLICATED AND THE CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN PERSONAL SITUATION. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR FOR FULL

UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU UNDER FEDERAL, STATE, LOCAL AND OTHER APPLICABLE LAWS.

                        DISSENTERS' RIGHTS OF APPRAISAL
                         OF DCA SHAREHOLDERS (PAGE 44)

    Florida law permits you to dissent from the DCA Asset sale and Merger and to receive cash in the amount of the judicially determined fair value of your DCA shares rather than the consideration, the MainStreet shares of common stock that you would receive in the transaction under the Merger Agreement. In order to obtain appraisal, you must follow certain procedures, including filing certain notices and NOT VOTING YOUR DCA SHARES OF COMMON STOCK IN FAVOR OF THE DCA ASSET SALE OR THE MERGER, and the proposed Transactions are eventually approved by the majority of the other DCA Minority Public Shareholders. The relevant provisions of Florida law covering this process are attached to this document as Appendix C.

                         THE MERGER AGREEMENT (PAGE 47)

    The Merger Agreement is attached as Appendix B to this proxy statement/prospectus. We encourage you to read the Merger Agreement carefully in its entirety. It is the principal document governing the Merger.

CONVERSION OF SHARES OF DCA COMMON STOCK

    Each share of DCA common stock, upon completion of the Merger, will be converted into the right to receive one share of MainStreet common stock. This proxy statement/prospectus is part of the registration statement covering the MainStreet shares of common stock to be issued to the DCA shareholders in the Merger as well as including shares of certain selling shareholders.

CERTAIN COVENANTS

    Each party to the Merger Agreement has agreed not to solicit or encourage any proposal from any person to acquire their respective company, whether through asset purchase, merger, consolidation or otherwise, except in limited circumstances as may be required by their fiduciary duties, such as responding to unsolicited proposals.
CONDITIONS TO THE MERGER

    Completion of the Merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to our compliance with the Merger Agreement, these conditions include the following:

    - approval of both Proposals, No. 1, the DCA Asset sale, and No. 2, the Merger, by the DCA Minority Public Shareholders

    - no legal restraints or prohibitions exist that would prevent the completion of the Asset Purchase Agreement or the Merger

    - MainStreet's common stock must have been approved for listing on the Nasdaq SmallCap Market or American Stock Exchange

    - the tax liability to DCA upon sale of its assets to Buyer does not exceed $500,000

    - independent evaluation of the DCA Assets shall not exceed $8,000,000

    - DCA and MainStreet must satisfy the representations, warranties and covenants contained in the Merger and Asset Purchase Agreements in all material respects

    - the Securities and Exchange Commission declaring effective, and the absence of a subsequent suspension by the Securities and Exchange Commission of the effectiveness of, the registration statement of which this proxy statement/prospectus is a part with respect to the MainStreet shares to be issued in the Merger

    - attorneys for DCA and MainStreet furnish to their respective clients opinions to the effect that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) and/or a transfer of property (the CEO Letter interests) by the MainStreet shareholders to MainStreet under Section 351 of the Code.

    The Merger will occur, and your DCA common stock will be converted into the right to receive the MainStreet shares as soon as practicable after shareholder approval and DCA and MainStreet satisfy all the conditions of the Merger Agreement.

TERMINATION OF THE MERGER AGREEMENT

    DCA and MainStreet may jointly agree to terminate the Merger Agreement, even subsequent to shareholder approval.

    DCA or MainStreet may terminate the Merger Agreement if:

    - the Merger is not completed by May 31, 2000

    - the minority public stockholders of DCA do not approve the Asset Purchase and Merger Agreements

    - a governmental authority or other legal action permanently prohibits the completion of the Asset Purchase Agreement or the Merger

    - the other party breaches in any material respect without timely cure any of its representations, warranties or obligations under the Asset Purchase or Merger Agreements.

TERMINATION FEE

    In the event the Merger Agreement is terminated other than by mutual consent or due to no fault of MainStreet, then DCA shall pay to MainStreet up to 20% of the net proceeds from any exercise of the DCA Warrants to the date of any such termination which will be consideration for an investment in MainStreet at a pre-financing valuation of MainStreet of $22,500,000 or the lowest price per share of MainStreet common stock paid by an investor within one year of the break-up. Any such DCA equity interest in MainStreet shall be registered by MainStreet at any time MainStreet has a public offering of securities.

EXPENSES

    Each of DCA and MainStreet will bear their respective expenses incurred in connection with the Transactions, provided each party will pay its pro rata share of the fees and expenses incurred with the registration statement of which this proxy statement/prospectus is a part.
EFFECTS OF MERGER ON RIGHTS OF DCA SHAREHOLDERS

    Upon completion of the Asset Purchase Agreement and the Merger, you, as non-dissenting DCA shareholders, will become minority shareholders in MainStreet, a Delaware company, with your minority position being approximately 10% (approximately 8% if all DCA options and Warrants are exercised) in MainStreet, as opposed to holding an approximately 30% minority position in DCA, a Florida corporation. See "Summary Beneficial Ownership and DCA Public Minority Interest Table" below.

    Medicore, which previously had a 68% interest in the dialysis operations of DCA, will own 100% of those operations, and DCA will cease being a public company.

                         THE SPECIAL MEETING (PAGE 31)

    The Special Meeting of DCA will be held at the Hilton Hotel, 650 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, at 10:00 a.m., local time, on
            , 2000. At the Special Meeting you will be asked to vote upon two proposals, one to approve the Asset Purchase Agreement with respect to the sale of DCA Assets to Buyer, and the second to approve the Merger Agreement, both of which proposed Transactions must be approved for the DCA Asset sale and the Merger to be effected.

RECORD DATE; VOTING POWER

    You are entitled to vote at the Special Meeting if you owned shares of DCA
common stock at the close of business on            , 2000, the record date.

    On the record date, there were 3,546,344 shares of DCA common stock outstanding and entitled to vote at the Special Meeting. Based upon certain relationships and interests in the Transactions, Medicore is not voting its 2,410,622 shares of DCA common stock (68% of the outstanding shares), and the Affiliates of DCA and Medicore are not voting their 75,500 (approximately 2% of the outstanding shares; approximately 18% if they exercise all of their DCA options and warrants). You will have one vote at the Special Meeting for each share of DCA common stock you own on the record date.

VOTE REQUIRED

    The affirmative vote of 530,112, the majority of the Minority Public Interest (1,060,222) is required to adopt the Asset Purchase and Merger. See "Summary Beneficial Ownership and DCA Public Minority Interest Table" below.

TREATMENT OF DCA STOCK OPTIONS AND WARRANTS

    When the Merger is effective, all outstanding options and warrants to purchase shares of DCA common stock, whether or not exercisable, will be converted into options or warrants, as the case may be, to purchase the same number of shares of MainStreet's common stock at the same exercise price and on terms and conditions substantially the same as those applicable to the options or warrants to purchase DCA common stock prior to the Merger.

                         COMPARATIVE RIGHTS OF DCA AND
                       MAINSTREET SHAREHOLDERS (PAGE 89)

    The rights of shareholders of DCA currently are governed by Florida law, DCA's articles of incorporation and DCA's by-laws. Upon consummation of the Merger, shareholders of DCA will become shareholders of MainStreet, which is a Delaware corporation, and their rights as shareholders of MainStreet will be governed by Delaware law, MainStreet's articles of incorporation and MainStreet's by-laws. For a discussion of various differences between the rights of shareholders of DCA and the rights of MainStreet shareholders, see "Comparative Rights of DCA and MainStreet Shareholders."

                        THE MAINSTREET SHAREHOLDER PROXY

    Certain officers and directors of MainStreet, who together own approximately 28% of the common stock of MainStreet, executed a proxy dated February 2, 2000, providing Joseph Salvani, Chairman of the Board, CEO, President and Chief Financial Officer of MainStreet with the right to vote their shares in accordance with the directives as Mr. Salvani deems in the best interests of MainStreet. Mr. Salvani owns approximately 31% of MainStreet. His interest, combined with the proxy, gives him and the officers and directors providing the proxy control over the affairs of MainStreet.

                       RESTRICTION ON TRANSFER BY CERTAIN
                            MAINSTREET SHAREHOLDERS

    The principals of MainStreet, including the officers and directors, have executed lock-up agreements with MainStreet, agreeing, subject to customary exceptions, not to transfer or encumber any of their shares of common stock in MainStreet that they hold or may acquire, whether independently or in connection with the Merger. The lock-up restriction is for a period through December 31, 2000. See "Certain Agreements Related to the Merger--The MainStreet Affiliates Lock-Up Agreements."

                                ABOUT THIS PROXY
                              STATEMENT/PROSPECTUS

    This proxy statement/prospectus is part of a registration statement that MainStreet has filed with the Securities and Exchange Commission relating to the shares of MainStreet common stock being issued in connection with the Merger and resale by Affiliates and certain MainStreet investors. This proxy statement/prospectus provides you with a general description of the securities MainStreet will offer. You should read this proxy statement/prospectus together with the additional information described under the heading "Where You Can Find More Information."

      SUMMARY BENEFICIAL OWNERSHIP AND DCA MINORITY PUBLIC INTEREST TABLE

    The following table reflects the beneficial ownership by Medicore, the Affiliates, employees and related parties and the Minority Public Interest (or "Public Float," which is DCA outstanding shares minus Affiliates' ownership (including Medicore) and any restricted shares, of which there are none) of DCA common stock, options and warrants pre-Merger, and their ownership after the Merger of what will then be MainStreet common stock, options and warrants. The assumptions relating to the tabular information include:

    (i) outstanding securities at February 4, 2000

                                                            DCA      MAINSTREET
                                                         ---------   ----------
Common Stock...........................................  3,546,344   8,390,000
Warrants...............................................  2,300,000   1,015,000
Underwriters' Options..................................    300,000          --
Options................................................    809,500          --

    (ii) no exercise of DCA warrants or Underwriters' Options

   (iii) All other options (809,500 shares) are exercised

    (iv) no exercise of MainStreet warrants

    (v) post-Merger outstanding shares of MainStreet (with assumptions (ii), (iii) and
       (iv) = 10,845,222

                                 DCA SECURITIES
                              PRE-MERGER OWNERSHIP

                                             COMMON                                              PUBLIC
                                             STOCK             %       OPTIONS          %       WARRANTS          %
                                          ------------      --------   --------      --------   ---------      --------
Medicore................................     2,410,622(1)       68%         --             --          --          --
Affiliates..............................        75,500         2.1%    680,000             84%      8,000(2)        *
Employees and related parties...........            --          --     129,500(3)          16%         --          --
Minority Public Shareholders............     1,060,222        29.9%         --             --   2,292,000        99.7%

                             MAINSTREET SECURITIES
                             POST-MERGER OWNERSHIP

                                               COMMON                                              PUBLIC
                                               STOCK             %       OPTIONS          %       WARRANTS          %
                                            ------------      --------   --------      --------   ---------      --------
Medicore..................................       250,000(1)     2.3%          --             --          --         --
Affiliates................................       763,500        7.0%          --             --          --         --
Employees and related parties.............       129,500        1.2%          --             --          --         --
Minority Public Shareholders..............     1,060,222        9.8%          --             --   2,292,000(2)     100%

* less than 1%

------------------------

(1) Returning 2,150,622 shares to DCA for Asset Purchase; transferring 10,000 shares to a finder. See note (7) to "Selling Shareholders."

(2) Exercisable into DCA common stock at $4.50 per share through March 31, 2000. If the warrant exercise period is extended and if this Merger is approved, the warrants would be exercisable into MainStreet common stock.

(3) Includes (i) a 1999 option exercisable into 25,000 DCA shares of common stock at $1.25 per share through April 20, 2004 held by a part-time financial administrator of DCA, (ii) 1999 options for 100,000 DCA shares of common stock at $1.25 per share through April 20, 2000 held by the adult children of Lawrence E. Jaffe, counsel and Secretary to DCA and Medicore (see "Selling Shareholders"); and (iii) 1995 options for 4,500 DCA shares of common stock exercisable at $1.50 per share through October 9, 2000 by DCA employees.

                            PER SHARE MARKET PRICES

    Since MainStreet is a private company, it has no trading securities, and we cannot compare per share information. DCA common stock and warrants trade on the Nasdaq SmallCap Market under the symbols "DCAI" and "DCAIW," respectively. A summary of DCA trading information is provided in "Market Prices of DCA Common Stock and Warrants and Related Shareholder Matters."

    On February 4, 2000, the closing prices of the DCA common stock and warrants were $6.38 and $1.97, respectively.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

MAINSTREET

    MainStreet was recently organized, originally as a limited liability company, in April, 1999, and has established a website for companies with the tools to perform registered self-underwritten securities offerings through the mechanics of a "Dutch Auction" on the Internet. Assuming completion of the Merger, it will have a wholly-owned subsidiary, CEO Letter, a company which provides chief executive officers of public companies with a website to introduce and discuss their companies to the vast amount of potential Internet investors. MainStreet also intends through other websites to offer products and services of those companies which have used MainStreet's facilities to go public. To date, MainStreet has established its websites for Direct Public Offerings and CEO Letter presentations, has entered into several contracts with companies for their proposed offerings, but has not engaged in any operations except for organization and development efforts. Therefore, MainStreet currently has little financial history and accordingly, its financial statements are not meaningful from an historical perspective. The financial information provided below only cover the period from April 12, 1999 (inception) to October 31, 1999.

    The following selected financial data of MainStreet should be read in conjunction with the financial statements and the notes thereto and "MainStreet--Management's Discussion and Analysis of Financial Condition and Results of Operations "included elsewhere in this document. The statement of operations data set forth below with respect to the approximately six month period from inception to October 31, 1999, and the balance sheet data as of October 31, 1999 are derived from and are referenced to the audited financial statements of MainStreet included elsewhere in this proxy statement/prospectus.

                      MAINSTREET--SELECTED FINANCIAL DATA

                                                            PERIOD APRIL 12, 1999
                                                               (INCEPTION) TO
                                                              OCTOBER 31, 1999
                                                            ---------------------
Statement of Operations Data:.............................        $      --
  Sales
  Expenses:
    Payroll expense.......................................          104,999
    Consulting fees.......................................           57,479
    General and administrative expenses...................          127,631
                                                                  ---------
  Net loss................................................        $(290,109)
                                                                  =========
  Net loss per common share...............................        $    (.04)
                                                                  =========
Balance Sheet Data:
  Working capital.........................................        $ 107,397
  Total assets............................................          285,378
  Long-term debt..........................................               --
  Total liabilities.......................................               --
Stockholders' equity......................................        $ 285,378

DCA

    In the table below, we provide you with selected historical consolidated financial data of DCA. DCA prepared this information using its audited consolidated financial statements for each of the fiscal years in the five-year period ended December 31, 1998, and its unaudited consolidated financial statements for the nine-month periods ended September 30, 1999 and 1998.

    When you read this selected historical consolidated financial information, you should read along with it the financial statements and accompanying notes, and "DCA--Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this document. The financial data of DCA as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 have been derived from unaudited financial statements, which, in the opinion of DCA's management, include all adjustments, consisting of only normal recurring adjustments necessary for a fair statement of the results of the unaudited interim periods. The results of operations of the interim periods are not necessarily indicative of results that may be expected for a year.

                 DCA--SELECTED HISTORICAL FINANCIAL INFORMATION

                                                  NINE MONTHS
                                                     ENDED
                                                 SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                              -------------------   ----------------------------------------------------
                                                1999       1998       1998     1997(1)      1996       1995       1994
                                              --------   --------   --------   --------   --------   --------   --------
                                                  (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Revenues....................................   $4,454     $2,873     $4,004    $ 9,221     $4,137     $2,668     $2,201
Net (loss) income...........................     (467)      (211)      (204)     1,993        (23)      (167)        75
(Loss) earnings per share
  Basic.....................................     (.13)      (.06)      (.06)       .56       (.01)      (.07)       .03
  Diluted...................................     (.13)      (.06)      (.06)       .55       (.01)      (.07)       .03

BALANCE SHEET DATA

                                                 SEPTEMBER 30,                          DECEMBER 31,
                                              -------------------   ----------------------------------------------------
                                                1999       1998       1998     1997(1)      1996       1995       1994
                                              --------   --------   --------   --------   --------   --------   --------
                                                  (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Working capital.............................   $4,851     $5,551     $5,115    $ 7,062     $4,529     $  651     $  187
Total assets................................    8,973      8,958      9,349     11,638      7,522      3,972      6,847
Intercompany receivable from Medicore (non-
  current portion) (2)......................                  30        121                                       3,134
Long term debt, net of current portion(3)...      648        623        633        693        585        152
Stockholders' equity........................    7,461      7,809      7,771      8,049      6,000      2,569      5,899

------------------------

(1) Reflects the sale of substantially all the assets of its Florida subsidiary, Dialysis Services of Florida, Inc.--Fort Walton Beach ("DSF") and related Florida dialysis operations, including the homecare operations of another subsidiary, Dialysis Medical, Inc. ("DMI"), to Renal Care Group, Inc. and its affiliates ("RCG") for $5,065,000 of which consideration of $4,585,000 was cash with the balance consisting of 13,873 shares of RCG common stock. DCA owned 80% of DSF and DMI and on February 20, 1998 the 20% interest of DSF owned by its former medical director and his 20% interest in DMI were redeemed for approximately $625,000 of which sum included 6,936 shares of the RCG common stock valued at $240,000 with the balance paid in cash. See "DCA--Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to "DCA--Notes to Consolidated Financial Statements."

(2) $1,000,000 repaid by Medicore on October 4, 1995; approximately $3,134,000 reduction effected through $1.30 per share dividend in November, 1995. See note (1) above and "DCA--Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) Includes advances from Medicore.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

    The following statement is based upon the unaudited condensed balance sheets of DCA as of September 30, 1999, and MainStreet as of October 31, 1999 appearing elsewhere herein. CEO Letter is an inactive entity under common control with MainStreet and had no assets, liabilities or equity as of October 31, 1999. This statement has been prepared to show the effect of the approval of both Proposal No. 1, the DCA Asset sale, and Proposal No. 2, the Merger on the exchange of shares by stockholders of DCA for shares of MainStreet.

    The following unaudited pro forma condensed consolidated balance sheets as of September 30, 1999 have been prepared as if these transactions had occurred on September 30, 1999 giving effect to the pro forma adjustments described below. This statement should be read in conjunction with the historical and other financial statements and notes thereto included elsewhere herein.

                                                              MAINSTREET              PROFORMA
                                                    DCA          AND       ------------------------------
                                                 HISTORICAL   CEO LETTER   ADJUSTMENTS      MAINSTREET(1)
                                                 ----------   ----------   -----------      -------------
                                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
                    ASSETS
Current Assets.................................    $5,713       $ 107        $(5,713)(A)        $ 107
Property and Equipment.........................     3,237          35         (3,237)(A)           35
Other..........................................        23         143            (23)(A)          143
                                                   ------       -----        -------            -----
                                                   $8,973       $ 285        $(8,973)           $ 285
                                                   ======       =====        =======            =====

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities............................    $  861       $  --        $  (861)(A)        $  --
Non-Current Debt and Minority Interest.........       650          --           (650)(A)           --
Stockholders' Equity:
  Common stock.................................        35           8            (32)(A)           11
  Additional paid-in capital...................     3,972         567         (3,975)             564
  Retained earnings (deficit)..................     3,455        (290)        (3,455)            (290)
                                                   ------       -----        -------            -----
                                                   $8,973       $ 285        $(8,973)           $ 285
                                                   ======       =====        =======            =====
Tangible Book Value Per Share..................    $ 2.10                                       $ .03
                                                   ======                                       =====

------------------------

(1) Assumes no DCA dissenting shareholders.

See notes to pro forma financial statements.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

    The following statement is based upon the unaudited condensed statements of operations of DCA for the nine months ended September 30, 1999 and MainStreet for the period from inception to October 31, 1999 appearing elsewhere herein. CEO Letter was an inactive entity under common control with MainStreet and had no operations for the period from inception to October 31, 1999. This statement has been prepared to show the effect of the approval of both Proposal No. 1, the DCA Asset sale, and Proposal No. 2, the Merger, on the exchange of shares by the stockholders of DCA for shares of MainStreet.

    The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1999 have been prepared as if these transactions had occurred on January 1, 1999 giving effect to the pro forma adjustments described below. This pro forma statement of operations should be read in conjunction with the historical and other financial statements and notes thereto included elsewhere herein.

                                                               MAIN STREET             PROFORMA
                                                     DCA           AND       ----------------------------
                                                  HISTORICAL   CEO LETTER    ADJUSTMENTS      MAIN STREET
                                                  ----------   -----------   -----------      -----------
                                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
Revenues........................................    $4,454        $  --        $(4,454)(A)       $   --
                                                    ------        -----        -------           ------
Costs and Expenses:
  Cost of medical services......................     2,931           --         (2,931)(A)           --
  Selling general and administrative............     2,065          290         (2,065)(A)         (290)
  Interest......................................        51           --            (51)(A)           --
                                                    ------        -----        -------           ------
                                                     5,047          290         (5,047)            (290)
                                                    ------        -----        -------           ------
Loss Before Income Tax Benefit..................      (593)        (290)           593             (290)
Income Tax Benefit..............................      (126)          --           (126)(A)           --
                                                    ------        -----        -------           ------
Net Loss........................................    $ (467)       $(290)       $  (467)          $ (290)
                                                    ======        =====        =======           ======
Basic and Diluted Net Loss Per Share............    $ (.13)                                      $ (.03)(B)
                                                    ======

See notes to pro forma financial statements.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

NOTE A --             As indicated in Proposal Nos. 1 and 2 elsewhere herein, DCA proposes to sell all of its Assets subject to all of its
                      Liabilities to Dialysis Acquisition Corp., the Buyer, a
                      wholly- owned subsidiary of Medicore, DCA's parent, in
                      exchange for Medicore transferring to DCA 2,150,622 shares
                      (approximately 90%) of ownership, converting DCA into an
                      inactive company. For accounting purposes, this transaction is considered a nonreciprocal, nonmonetary transaction with its owners. Accordingly, no gain or loss has been
                      recognized. MainStreet's shareholders who own all of the
                      outstanding shares of CEO Letter will, upon completion of
                      the Merger, transfer all of the CEO Letter Shares to
                      MainStreet, for 250,000 shares of MainStreet (CEO Letter to become a subsidiary of MainStreet), which will be accounted for as a combination of entities under common control. The
                      Merger of MainStreet Acquisition Inc. into DCA with DCA as the surviving legal entity will be reported, for accounting purposes, as MainStreet being the acquirer of DCA (a then
                      inactive company) with MainStreet being recapitalized into
                      DCA's capital structure. DCA's remaining outstanding shares will be deemed issued as of the date of the Merger.

                      Accordingly, there will be no continuity of DCA's prior operations after the transaction. Future operations will consist solely of MainStreet's current and CEO's planned operations.

NOTE B --             Pro forma loss per share assumes that the shares outstanding after the transactions described above had been outstanding at the beginning of the period. No effect has been given to options or warrants that will remain outstanding following these transactions.

                      Loss per share in terms of MainStreet stock is the same as loss per share of DCA, as the shares of MainStreet will be issued to DCA shareholders on a one for one basis.

NOTE C --             Does not include the tax liabilities on the sale of DCA
                      Assets sold which, if they exceed $500,000, provides
                      MainStreet with the option of terminating the Merger.

NOTE D --             These statements assume that all shareholders approve the
                      transactions. In the event only the minimum assent to
                      consummate the transactions, DCA would be required to pay
                      approximately $3,200,000 (at the quoted market price on
                      February 3, 2000) and stockholders' equity of DCA would be correspondingly reduced. The effect of MainStreet's
                      stockholders' equity, tangible book value per share and loss per share would be insignificant.

NOTE E --             In connection with these transactions, Medicore waives all of net proceeds from any exercise of (i) certain
                      Underwriters' Options for 100,000 shares of DCA common stock and 200,000 DCA warrants, which if exercised in full would aggregate $1,530,000 (no exercises to date), and
                      (ii) 2,300,000 DCA public warrants, which if exercised in
                      full would aggregate gross proceeds of $10,350,000, except for 20% of such net proceeds up to $1,000,000, which would be retained by Medicore.

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO VOTE IN FAVOR OF PROPOSAL NO. 1, THE SALE OF THE DCA ASSETS TO THE BUYER, MEDICORE'S WHOLLY-OWNED SUBSIDIARY, DIALYSIS ACQUISITION CORP., AND WHETHER TO VOTE PROPOSAL NO. 2, TO HAVE MAINSTREET, THROUGH ITS WHOLLY-OWNED SUBSIDIARY, MAINSTREET ACQUISITION INC., MERGE WITH DCA, AND YOU TO RECEIVE SHARES OF MAINSTREET COMMON STOCK FOR YOUR DCA SHARES AND BECOME A SECURITY HOLDER IN A NEW DEVELOPMENT STAGE INTERNET COMPANY, YOU SHOULD CONSIDER ALL THE INFORMATION WE HAVE INCLUDED IN THIS DOCUMENT AND ITS APPENDICES AND ALL THE INFORMATION INCLUDED IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE IN THIS DOCUMENT. IN ADDITION, YOU SHOULD PAY PARTICULAR ATTENTION TO THE FOLLOWING RISK FACTORS RELATING TO MAINSTREET, DCA, AND THE MERGER. THESE FACTORS ARE IMPORTANT, AND WE HAVE NOT BEEN ABLE TO QUANTIFY THEIR POTENTIAL EFFECTS ON DCA OR MAINSTREET THAT WILL RESULT FROM THE DCA ASSET SALE AND THE MERGER.

                                   MAINSTREET

WE ARE A START UP COMPANY WHICH COULD RESULT IN A TOTAL LOSS TO THE INVESTOR.

    MainStreet was originally organized as a Delaware limited liability company in April, 1999, and then converted to a Delaware corporation in October, 1999. As such, we are a start up company with no operating history. To date we have incurred operating losses as a result of expenditures for website design, purchases of equipment, testing and, to a lesser extent, marketing. In addition, we have incurred significant legal and accounting expenses. We anticipate that our losses will continue for the near future. Additionally, we are faced with the normal uncertainties that any startup company is confronted with. Accordingly, an investment in MainStreet could possibly result in a total loss to the investor. Holders of DCA common stock who exchange their shares for the MainStreet common stock could possibly lose the value of their entire investment.

WE ARE DEPENDENT ON THE MARKET FOR INITIAL PUBLIC OFFERINGS.

    Our primary business will be to provide a venue (website) to enable privately held corporations to offer their securities for sale in Direct Public Offerings or underwritten offerings to the general public through the use of the Internet. As such our business is sensitive to general economic conditions. Any downturn in the economy could result either in corporations delaying or canceling proposed public offerings or a general lack of interest in initial public offerings ("IPOs") on the part of the investing public. Additionally, and putting aside economic sanctions, there can be no assurance that we will even be able to induce or attract qualified companies to use our website services. These companies could decide to utilize the more traditional IPO methods, especially the utilization of investment bankers and underwriters. Therefore, if we cannot attract qualified companies, our revenue and earnings could be severely impacted.

THE INTERNET FACES UNCERTAIN ACCEPTANCE AS A COMMERCIAL MEDIUM.

    The success of our services will depend upon the adoption of the Internet by issuers of securities and investors as a mainstream medium for public offerings. While we believe that our services offer significant advantages to issuers and investors, there can be no assurance that widespread acceptance of Internet commerce in general, or of our services in particular, will occur. Our success assumes that issuers and investors, who have historically relied upon traditional means of securities offerings to offer and sell securities and to invest in securities, will accept alternative methods of doing business. If the market fails to develop for our services, our business, results of operations and financial condition will be materially and adversely affected.

CONFIDENTIAL INFORMATION TRANSMITTED VIA THE INTERNET MAY ENCOUNTER SECURITY BREACHES AND SUBJECT US TO LIABILITIES.

    We rely on technology licensed from third parties that is designed to facilitate the secure transmission of confidential information. Nevertheless, our infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions. To the extent that our activities, or those of third party contractors, involve the storage and transmission of proprietary information (such as personal financial information), security breaches could expose us to a risk of financial loss, litigation and other liabilities. We do not currently maintain insurance to protect against such losses. Any such occurrence could reduce consumer satisfaction in our services and would have a material adverse effect on our business, results of operations and financial condition.

THERE IS NO ASSURANCE THAT A PUBLIC MARKET FOR OUR STOCK WILL DEVELOP.

    While we are required to register our shares for inclusion on the Nasdaq SmallCap Market, there can be no assurance that upon completion of the merger a public market for our stock will develop. Consequently, our shareholders may have to hold their shares indefinitely, or for a longer period of time than anticipated. Moreover, even if an active market develops, the market price is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in our revenues or earnings, or releases of new information or other factors, such as competitive pressures, economic conditions and regulatory changes.

WE MAY ISSUE ADDITIONAL SERIES OF SHARES WHICH MAY ADVERSELY AFFECT THE PRICE AND THE RIGHTS OF OUR COMMON SHARES.

    Certain provisions of our certificate of incorporation allow us to issue more than one series of preferred shares, one or more of which may have rights senior to those of the common shares without any further vote or action by the current holders of the common shares and impose various procedural and other requirements which could make it more difficult for holders of common shares to effect certain corporate actions. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common or preferred shares and may have the effect of delaying or preventing a change in control of MainStreet. The issuance of a senior series of preferred shares also could decrease the amount of earnings and assets available for distribution to the holders of common shares or could adversely affect the rights and powers, including voting rights, of the holders of the common shares.

WE MAY BE AFFECTED BY REGULATORY CHANGES AND GOVERNMENT REGULATION.

    We operate in a highly regulated industry, the financial services industry. There is presently little regulatory guidance for the type of business that we contemplate operating. Although presently there is no specific regulatory framework materially restricting our operations, in the future such operations may be subject, both directly and indirectly, to various laws and regulations. Due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to commerce over the Internet, potentially covering issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our services and increase our costs or otherwise have a material adverse effect on our business, results of operations and financial condition.

WE ARE SUBJECT TO TECHNOLOGICAL CHANGES.

    Website providers such as MainStreet are challenged by rapid changes in technology. As such it will require us to maintain our technical competence to effectively offer services to our clients as well as to effectively compete with other companies which may enter the same business as MainStreet. There can be no assurance that we will be successful in dealing with technological changes. This could result in our inability to attract new clients, which in turn could have a material adverse effect on our financial condition, as well as our future operating results.

WE MUST ESTABLISH BRAND AND IDENTITY.

    Our business will be greatly dependent on our ability to establish identity with both issuers seeking to effect Direct Public Offerings as well as with the investing public. We will therefore be required to expend significant amounts for advertising, marketing and brand identification. If our campaign is unsuccessful or if we incur excessive expenses, our business and operating results as well as our financial condition could be negatively impacted. Additionally, while we are attempting to enter into strategic alliances with existing.com enterprises which would advertise our services to their user base, there is no assurance that we will be successful.

WE ARE FACED WITH SIGNIFICANT COMPETITION.

    We are faced with significant competition at various distinct levels. First, there are already existing brokerages such as E*TRADE, Charles Schwab & Co., DLJDIRECT (a Donaldson Lufkin and Jenrette company) and Wit Capital Corp. which offer IPOs over the Internet. These brokerages are able to attract qualified companies as well as a broad investor base. These brokerages do not use the Dutch Auction process. We will have to compete with these brokerages which have far greater financial resources than we do and which are better established than we are. Additionally, there is nothing to prevent other companies from entering the same business as ours. At the present time, there is also at least one other brokerage, W. R. Hambrecht and Company ("Hambrecht"), offering IPOs over the Internet and utilizing the Dutch Auction process. To some extent, it differs from MainStreet in that Hambrecht is acting as an underwriter and has certain threshold requirements before a customer may purchase an IPO, but it still represents competition. Moreover, there is a likelihood that other brokerages may emulate Hambrecht's business or copy our business. We will also have to compete with corporations who will do self-underwritings on their own websites. All of the foregoing presents significant competitive pressure on MainStreet and could materially affect our operational results in the future.

WE FACE THE RISK OF POTENTIAL SYSTEM FAILURE SUBJECTING US TO LITIGATION AND LIABILITIES.

    While we have performed testing which indicates that our system (both hardware and software) will function at the highest level of availability in the industry (i.e., that the website will be fully available and operational 99.9% of the time), it is possible that we may encounter system breakdowns and/or power failures which could affect the ability of users to access our servers. Our standard contract provides that if the system is not operational for more than 48 consecutive hours, then an issuer who is then currently offering its securities may withdraw the offering and receive a return of any payments to us. Any such breakdowns could likewise affect our reputation and ability to attract new business. In addition, system failures could subject our company to litigation and substantial liabilities.

WE FACE THE RISK OF LESS THAN FULL PAYMENT.

    Our website services agreement provides for a fee divided into two separate payments. The initial payment is due at the time of execution of our standard contract. The balance is due upon the closing of the offering. If the offering is successful the installment will automatically be deducted from the proceeds due the issuer. In those cases where the offering is not successful payment is due from the issuer within 30 days after the end of its public offering. It is possible that clients who have not had successful offerings might attempt to avoid or delay payment. We may therefore be required to initiate collection proceedings which could be time consuming and costly. In the event we encounter multiple non-payments, such occurrences could negatively impact our financial condition.

WE WILL OPERATE IN A NEW MARKET AND ARE UNCERTAIN OF OUR ACCEPTANCE.

    The market in which we intend to operate, that is, electronic commerce, is still new and developing. We are uncertain of the level of acceptance of online self underwritten IPOs by the general investing public. Should the growth of electronic commerce suddenly stagnate or if on-line self underwritings are not met with general acceptance, these occurrences could adversely impact our operational results and financial condition.

WE MAY NOT BE ABLE TO MEET THE NEED FOR SIGNIFICANT ADDITIONAL CAPITAL.

    We may need to raise significant additional capital for future liquidity, capital requirements and possible future acquisitions. Such funding may be available only in part, or not at all, or on terms adverse to us. Further, we may have to sell stock which would lead to dilution of our shareholders' interests, or we may have to sell stock or debt with rights superior to that of holders of our common stock. If we are unable to raise additional capital, this may curtail our growth and expansion into other Internet sectors or could impact our ability to remain in business.

OUR MANAGEMENT HAS LIMITED EXPERIENCE.

    Our management has no experience in establishing and operating Internet websites. As such, management is dependent upon independent contractors with whom we have contracted to provide the technical support necessary to manage, upgrade and maintain the website and its functionality. While we believe that our technical support independent contractors have the experience and ability to fulfill their contractual obligations, their potential inability to do so would result in injury and damage to our reputation, which could impact our future viability. In addition, management has had no in-depth experience in operating a business and therefore may not be able to meet the challenges that may arise. As such, we may have to employ professional management to assist in expanding our efforts and operations and to assist in effectively managing our growth. There can be no assurance that we will be able to attract such competent personnel or that we will have sufficient capital to hire such personnel.

WE MAY NEED TO EXPAND OUR BUSINESS.

    The revenues we generate from the use of the MainStreet website by corporate issuers and the use of the CEO Letter website may not be sufficient to sustain our operations. Therefore, we intend to supplement our revenues by offering to sell the services and products of those companies that contract to use our websites. For such services, we intend to charge a commission or fee based upon sales. There can be no assurance that we will be able to attract companies to use our services, since there are already existing e-commerce businesses that offer products and services of other companies. These e-commerce businesses are much better established than we are and have far greater resources than we do. Additionally, there can be no assurance that we will be successful in selling the services and/or products of our clients.

WE HAVE NO PROTECTION FOR OUR TECHNOLOGY.

    The technology we use is available to anyone. The only safeguards are contractual restrictions we place on our employees through non-disclosure and development agreements. Therefore, there can be no assurance that such agreements will provide meaningful protection of our proprietary information. Further, we would have no legal recourse to prevent any other company from establishing a website similar to ours and engaging in the same business.

DIVIDENDS ARE NOT LIKELY TO BE PAID TO OUR SHAREHOLDERS.

    For the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be used to finance our growth, and cash dividends will not be paid to holders of our equity.

                                      DCA

BECAUSE WE HAVE EXPERIENCED LOSSES AND EXPECT OUR EXPENSES TO INCREASE, WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY IN THE NEAR FUTURE

    Since 1989, at which time we sold four of five dialysis centers we owned at that time, we have experienced operational losses. We initiated an expansion program in 1995, opening five dialysis centers through 1999, with the sixth new center recently opened in New Jersey. However, some of these centers are in the developmental stage and generate losses for at least 12 months, as has been our experience with newly established dialysis facilities. This is due to operational costs and time needed to reach full capacity of dialysis treatments. Even though construction of new dialysis centers may generate greater revenues, until their patient bases increase toward a fuller capacity, we may not show profitable operations.

OUR DIALYSIS OPERATIONS ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION.

    Our dialysis operations are subject to extensive federal and state government regulations which include:

    - false claims prohibitions for health care reimbursement

    - patient referral prohibitions

    - licensing requirements for each dialysis facility

    - record keeping requirements

    - health, safety and environmental compliance

    Many of these laws and regulations are complex and open to differing interpretations. Due to the extensive federal and state regulations and the absence of court cases or government interpretations of these regulations, certain of our practices in organization and providing of dialysis services may be challenged. If we are forced to change our method of operations because of these regulations, our earnings, financial condition and business might be adversely affected. In addition, any violation of these governmental regulations could involve substantial civil and criminal penalties and fines, and exclusion from participating in Medicare and Medicaid programs. Any loss of federal or state certifications or licenses would also adversely impact our business.

    Neither our arrangements with the medical directors of our facilities nor the minority ownership interests of referring physicians in certain of our dialysis facilities meet all of the requirements of published safe harbors to the illegal remuneration provisions of the Social Security Act and similar state laws. These laws impose civil and criminal sanctions on persons who receive or make payments for referring a patient for treatment that is paid for in whole or in part by Medicare, Medicaid or similar state programs. Transactions that do not fall within the safe harbor may be subject to greater scrutiny by enforcement agencies.

OUR REVENUES AND FINANCIAL STABILITY ARE DEPENDENT ON FIXED REIMBURSEMENT RATES UNDER MEDICARE AND MEDICAID.

    Approximately 74% of our patient revenues for the last two years were derived from Medicare reimbursement. Decreases in the Medicare and Medicaid rates and programs for our dialysis treatments would adversely affect our revenues and opportunities for profitability and would increase our operating losses. Furthermore, operating costs tend to increase over the years without any comparable increase in the prescribed dialysis treatment rates, which remain fixed and have decreased over the years.

    We also administer an anemia drug, EPO, to most of our dialysis patients. The reimbursement rate for this drug has been reduced over the last several years.

OUR ABILITY TO GROW IS SUBJECT TO OUR RESOURCES AND AVAILABLE LOCATIONS.

    To date, expansion of our operations has been through construction of dialysis facilities rather than acquisition. This is due to the substantial costs involved in an acquisition. We are a small company with limited resources. Therefore, we look for areas with qualified and cost-effective nursing and technical personnel, with a sufficient population to sustain a dialysis facility. These opportunities are limited and we compete with much larger dialysis companies for appropriate locations. Construction through commencement of operations generally takes four to six months and sometimes longer. Once the facility is operable, it generates revenues, but usually does not operate at full capacity, thereby generating losses for up to approximately a 12 month period. Our growth strategy based on construction also provides the risks of our inability to identify suitable locations to develop additional facilities. Those we do develop may never achieve profitability, and additional financing may not be available to finance future development.

    Our inability to acquire or develop facilities in a cost-effective manner could adversely affect our ability to expand our business and our attempts to generate operating profits, which we have not had over the last several years.

    Growth places significant demands on our financial and management skills. Inability on our behalf to meet the challenges of expansion and to manage any such growth could have an adverse effect on our management, results of operations and financial condition.

OUR ATTEMPT TO EXPAND THROUGH DEVELOPMENT OR ACQUISITION OF DIALYSIS FACILITIES WHICH ARE NOT CURRENTLY IDENTIFIED MAY ENTAIL RISKS WHICH YOU WILL NOT HAVE A BASIS TO EVALUATE.

    We expand generally through seeking an appropriate location considering the patient base, availability of a physician nephrologist to be our medical director, and a skilled work force. Construction and equipment costs for a new dialysis facility range from $600,000 to $750,000. The cost of acquiring a center is usually much greater. We cannot assure you we will be successful in effecting any acquisitions or developing dialysis facilities, or otherwise successfully expanding our operations. We are negotiating with certain nephrologists to establish new dialysis centers, but we cannot assure you these negotiations will result in the development of new centers. Furthermore, even if we continue in such development expansion, there is no basis for you to evaluate the specific merits or risks of any potential acquisition or development of dialysis facilities and locations that we may undertake.

WE ARE DEPENDENT ON PHYSICIAN REFERRALS FOR PATIENTS.

    Our dialysis facilities and those centers we seek to develop are dependent upon referrals of end stage renal disease ("ESRD") patients for treatment by physicians specializing in nephrology. Generally, the nephrologist or medical professional association of physicians supervising a particular dialysis center's operations, known as a medical director of that facility, account for most of the patient base. The loss of these key referring physicians at a particular center could have a material adverse effect on the operations of the center and could adversely affect our operations.

    Some of the referring physicians own minority interests in certain of our dialysis facilities. If these interests are deemed to violate applicable federal or state law, these physicians may be forced to dispose of their ownership interests. We are unable to predict how this would affect our relationship with these referring physicians, which could have an adverse effect on our business.

INDUSTRY CHANGES COULD ADVERSELY AFFECT OUR BUSINESS.

    The healthcare industry is in a period of change and uncertainty. Healthcare organizations, public and private, continue to change the manner in which they operate and pay for services. Our business is designed to function within the current healthcare financing and reimbursement system. In recent years, the healthcare industry has been subject to increasing levels of government regulation of reimbursement rates and capital expenditures, among other things. In addition, proposals to reform the healthcare system have been considered by Congress, and still remain a priority issue. Any new legislative initiatives, if enacted, may further increase government regulation of or other involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for healthcare companies. We cannot predict the likelihood of those events or what impact they may have on our earnings, financial condition or business.

OUR BUSINESS IS SUBJECT TO SUBSTANTIAL COMPETITION.

    We are operating in a very competitive environment in terms of both operations and acquisitions of existing dialysis centers. Our competition comes from other dialysis centers, many of which are owned by much larger companies, and from hospitals. The dialysis industry is rapidly consolidating. There are some very large dialysis companies competing for the acquisition of existing dialysis centers and the development of relationships with referring physicians. Many of our competitors have much greater financial resources and more effective operations, dialysis facilities and patient base.

    We experience competition from physicians who open their own dialysis facilities. Competition for existing centers has increased the costs of acquiring such facilities. Competition is also intense for qualified nursing and technical staff as well as for nephrologists with an adequate patient base. Management can provide no assurance our company can compete effectively.

MEDICORE, OUR PARENT, WHICH OWNS 68% OF OUR COMPANY, HAS SOME COMMON OFFICERS AND DIRECTORS, WHICH PRESENTS THE POTENTIAL FOR CONFLICTS OF INTEREST.

    Medicore owns 68% of our company, and is able to elect all of our directors and otherwise control our management and operations. Assuming all of our public warrants are exercised, Medicore would have a 41% interest in our company. That is a large enough percentage, although not mathematically a majority, to provide Medicore with continued control of our management and operations. Such control is also complemented with the fact that Thomas K. Langbein is Chairman of the Board and Chief Executive Officer of both our company and Medicore, of which company he is also the President, and Daniel R. Ouzts is Vice President and Treasurer of both companies. Neither Mr. Langbein nor Mr. Ouzts devotes full time to our management. In addition, certain other accounting personnel and administrative facilities of our operations and Medicore are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged first on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent. Expenses charged by Medicore to our company amounted to approximately $150,000 for the nine months ended September 30, 1999 and $240,000 for each of the years ended December 31, 1998 and 1997.

    Additionally, there have been past and there are current transactions between our company and Medicore and their directors, including loans and insurance coverage. We have been advancing funds to Medicore for working capital requirements. As a net result of cash transfers and corporate overhead allocations, there was an intercompany indebtedness due to us from Medicore of approximately $37,000 at September 30, 1999 and approximately $121,000 at December 31, 1998. This is part of the DCA Assets being sold to Buyer. See "Proposal No. 1, The Asset Purchase Agreement."

    Since Medicore has a majority interest in our company, there exists the potential for conflicts between Medicore and us, and the responsibilities of our management to our shareholders may conflict with the responsibilities owed by management of Medicore to its shareholders. We cannot provide any assurance that any further conflicts of interest will be resolved in our favor.

THERE IS A POSSIBILITY OF CONTINUED VOLATILITY IN OUR SECURITY PRICE.

    Our common stock and warrants trade on the Nasdaq SmallCap Market. Over the years the market price of our common stock has been as high as $6.88 in the fourth quarter of 1999 to as low as $.56 in the fourth quarter of 1998 and the second quarter of 1999. Similarly, the market prices for our warrants ranged from a high of $2.88 in the fourth quarter of 1999 to a low of $.06 in the fourth quarter of 1998. On February 4, 2000, the closing price of the common stock was $6.31 and the closing price of the warrants was $1.47. The market price of our common stock and warrants could fluctuate substantially based upon announcements concerning our company, such as the Merger and sale of our Assets, operating results, government regulatory changes, technological innovations, or information concerning our competitors.

    In addition, security prices fluctuate widely for reasons unrelated to operations, usually general political, and worldwide and domestic economic conditions, and the stock market's reaction. These fluctuations coupled with reduced demand for our dialysis services or reimbursement rates could adversely affect the market price of our common stock and public warrants.

WARRANTHOLDERS IN JURISDICTIONS WHERE WE ARE UNABLE TO REGISTER OR OTHERWISE QUALIFY THE COMMON STOCK FOR SALE WILL BE UNABLE TO EXERCISE THEIR WARRANTS AND ACQUIRE OUR COMMON STOCK.

    Our warrants were originally sold in a 1996 underwritten public offering of common stock and warrants. At that time the warrants and common stock issuable upon their exercise were registered or otherwise qualified in approximately 12 states. The warrants presently trade on the Nasdaq SmallCap Market and are owned by persons located in approximately 30 states and Washington, D.C. We have registered or qualified the common stock issuable upon, or there is otherwise an exemption from registration for, exercise of the warrants in approximately 70% of the jurisdictions where we have warrantholders. You should understand the warrants trade, and this results in different amounts of warrants held by warrantholders in different states. We cannot give assurance we will be able to register or qualify the common stock in all the states in which there are warrantholders. In such event, warrantholders in those jurisdictions in which we do not or otherwise are not able to register or qualify our common stock will not be able to exercise their warrants.

                       DCA/MAINSTREET COMMON RISK FACTORS

FAILURE OR DELAY IN ACHIEVING THE EXPECTED BENEFIT OF THE MERGER.

    The purpose of the DCA Asset sale and the Merger is to provide an opportunity for the DCA shareholders to have the opportunity to possibly realize greater and more rapid shareholder value by replacing the dialysis operations, which have experienced slow and sporadic growth with respect to additional dialysis facilities and revenues and continued losses since 1989, with the current burgeoning Internet market in which MainStreet intends to participate. However, MainStreet's operations are prospective with no operating history and with all the risks of a new venture. The proposed operations of MainStreet are expectations, are forward-looking and are inherently uncertain. Therefore, you should not unduly rely on our or MainStreet's estimates and/or optimism as to MainStreet's proposed operations and possible faster growth and increased shareholder value, which, in fact, may not be realized. Unforeseen costs, expenses and delays in MainStreet developing its operations, increased competition from those companies already operating in similar Internet securities offerings, and changing and new legislation and regulations may not only delay the implementation of MainStreet's proposed operations, but may seriously limit or otherwise restrict its proposed operations, which could seriously affect MainStreet's revenues, financial condition and results of operations.

INTERESTS OF CERTAIN PERSONS IN THE MERGER.

    In considering the approval of the board of directors of DCA, Medicore and MainStreet of the DCA Asset sale and the Merger, and the related agreements, you should be aware that certain officers and directors of DCA, Medicore and MainStreet may have interests that are different from, or in addition to, your interests as a DCA shareholder. An agreement among Todd, Thomas K. Langbein, its owner and principal, MainStreet, and two officers and directors of MainStreet, Joseph Salvani, Chairman, CEO and President (also holding those positions with CEO Letter), and Ralph DeLuca, Vice President of MainStreet, provides for Messrs. Salvani and DeLuca to recommend MainStreet clients which contract with MainStreet to use the Internet for their direct public offerings, to the investment banking services of Todd in connection with any public securities offerings, and if such clients already have an investment banking firm, to recommend Todd as a member of the selling dealer group. With respect to any such introduced business by Messrs. Salvani and DeLuca, Todd would earn 10% of the gross proceeds plus expenses, with the balance to be divided equally among Todd, Salvani and DeLuca, provided such fee sharing is not in violation of NASD regulations. As such, MainStreet would not receive any of such proceeds.
Mr. Langbein is also the Chairman and CEO of DCA and Medicore, and President of the latter company, and an approximately 8% shareholder of MainStreet, an approximately 7% beneficial owner (holds an option for 260,000 shares) of DCA, and an approximately 17% shareholder of Medicore. The board of directors of DCA, Medicore and MainStreet considered these interests together with other relevant factors in deciding to approve the Merger, and submit them to you for approval. Recently, Medicore acquired a 6% interest in and loaned $1,500,000 to a private company, the Linux Fund, which invests in Linux software companies.
Mr. Langbein became a director of that company, and Medicore borrowed the funds for the loan from DCA. The companies in which the Linux Fund invests may effect public offerings of their shares over a website of The Linux Fund IPO.com, which is 50% owned by MainStreet. See "The Merger--Interests of Certain Persons in Matters to be Acted Upon."

SUBSTANTIAL MARKET OVERHANG FROM OUTSTANDING OPTIONS AND WARRANTS COULD ADVERSELY AFFECT THE MARKET PRICE OF DCA AND ULTIMATELY MAINSTREET COMMON STOCK.

    DCA has the following options and warrants outstanding:

    - 1995 Options--9,500 options of which 4,500 options are exercisable through November 9, 2000 at $1.50 per share, and 5,000 options are exercisable through June 9, 2003 at $2.25 per share; there are 250,000 shares reserved under the 1995 Plan.

    - 1999 Options--800,000 options (incentive and non-qualified) granted under a 1999 Stock Option Plan exercisable at $1.25 per share, of which 365,000 options are exercisable through April 20, 2000 and 435,000 options are exercisable through April 20, 2004.

    - Former Underwriters' Options--300,000 options and warrants exercisable through April 17, 2001 of which 100,000 are exercisable into common stock at $4.50 per share and 200,000 are exercisable into warrants which may be exercised for common stock at $5.40 per share.

    - 2,300,000 publicly traded warrants exercisable through March 31, 2000 (may be extended) at $4.50 per share.

    Total shares of common stock issuable upon exercise of outstanding options and warrants is 3,409,500 shares. The 1995 and 1999 options were granted over the years at the then fair market value of the common stock to officers, directors, employees, consultants and advisors of DCA, including certain of Medicore's officers and directors. The 300,000 shares of DCA common stock issuable under the Underwriters' Options have been registered for resale by the former underwriters of our 1996 public offering of common stock and warrants and their transferees.

    Our Public Float is a little in excess of 1,060,000 shares of common stock. See "Summary of Beneficial Ownership and DCA Minority Public Interest Table." Upon completion of the Merger, the new company, MainStreet, shall have approximately 10,845,000 (approximately 13,445,000 if all of our warrants and options are exercised) outstanding shares, but the Public Float will be the same as will the options and warrants (provided they will be exercisable into shares of MainStreet). Holders of options and warrants are likely to exercise them at such time as the market price exceeds the exercise price of the options and warrants. Accordingly, if the market price of the common stock starts to rise, the holders may most likely exercise their warrants and options, and the sale of such common stock into the market could have an adverse effect on the market price of DCA common stock if prior to the Merger and upon MainStreet upon completion of the Merger. In fact, the mere potential of such sales could have an adverse impact on the current market prices of our securities. In addition, this proxy statement/prospectus includes the registration of an additional 3,419,027 shares of MainStreet common stock for resale by affiliates of DCA and investors of MainStreet (see "Selling Shareholders"), which may also substantially increase the market overhang and provide impact on the market prices of the MainStreet common stock.

POSSIBLE DELISTING AND RISKS OF LOW PRICED STOCKS.

    Our common stock and public warrants trade on the Nasdaq SmallCap Market, and one of the conditions to the Merger is that MainStreet has to qualify for and have its securities listed and trade on the Nasdaq SmallCap Market. There are certain criteria for continued listing on the Nasdaq SmallCap Market, known as maintenance requirements. Failure to satisfy any one of these maintenance listing requirements could result in our securities being delisted whether or not the Merger is completed, and if completed, could result in MainStreet's securities being delisted from the Nasdaq SmallCap Market. These criteria include two active market makers, maintenance of $2,000,000 of net tangible assets (or a market capitalization of $35,000,000 or a net income of $500,000 for the company's most recently completed fiscal year or in two of the last three most recently completed fiscal years), a minimum bid price for the common stock of $1.00, and at least 500,000 publicly held shares, among others. Usually, if a deficiency occurs for a period of 30 consecutive business days, the particular company is notified by Nasdaq and has 90 days to achieve compliance. If the company is unable to demonstrate compliance, the security is subject to delisting. The security might be able to trade on the bulletin board, a lower level trading market which may not provide the same visibility for the company or liquidity for its securities, as does the Nasdaq SmallCap Market. As a consequence, an investor may find it more difficult to dispose of or obtain prompt quotations as to the price of the securities, and may be exposed to a risk of decline in the market price of the common stock and public warrants.

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
    In December, 1998, DCA received notification from the Nasdaq Listing Qualification Department of the Nasdaq Stock Market that our common stock failed to maintain a closing bid price greater than or equal to $1.00. This situation dealing with the trading market was beyond our control. Nevertheless, within the 90-day period from Nasdaq's notification, our securities traded for the required period in excess of $1.00 and we maintained our Nasdaq SmallCap Market listing. However, there can be no assurance that some other listing maintenance criteria will not become deficient, whether within or beyond our control, and without a timely cure, could cause our or MainStreet's securities to be delisted from the Nasdaq SmallCap Market.

YEAR 2000 READINESS

    DCA had evaluated its computerized systems and equipment, communicated with its major vendors, and believed it had made its operations Year 2000 compliant. At the millenium change we experienced no problems. One of the more significant risks in DCA's operations with respect to the millenium change related to billing and collection from third-party payors, and in particular Medicare, since DCA receives approximately 74% of its revenues from Medicare for treatment of dialysis patients and related services. In 1998, DCA installed a new electronic billing software program developed in accordance with Medicare's compliance guidelines, which has been used successfully.

    Our critical suppliers have not had a millenium problem and there has been no limit, delay or other inability to deliver supplies for patient treatment. However, we have identified other sources of supplies and requested major suppliers to carry more inventory earmarked for us.

    Another area that could have significantly impacted our operations in providing dialysis treatment to patients, which did not occur, related to third-party providers, specifically, the utility companies providing water, a necessary resource for dialysis treatments, and electricity. These providers and services are beyond our control. Although we do not have separate generators for electricity nor other sources for water, these utilities did not fail to provide services. Nevertheless, we have continuing plans to reduce the impact of any such utility shortages or outages which include notification to our utilities companies of our dialysis center locations, schedules and emergency services required and a 24-hour contact as well as notification to each of our landlords to assure access to the facility for our staff and key service providers.

    MainStreet has recently established its Internet systems which have been tested to be Year 2000 compliant. MainStreet's proposed business is largely dependent on its ability to conduct its operations through the Internet. Its most significant area of exposure related to third parties such as other Internet interconnected systems, third party computers, and the telephone systems. There have been no known significant disruptions of such computer infrastructure caused by the millenium change. However, with any new operations and systems, there are risks that MainStreet's programs and systems will not accomplish all they are supposed to accomplish.

    We and MainStreet have not experienced any material unanticipated negative consequences beginning in the Year 2000. We and MainStreet believe our assessments were accurate and our implementation of the Year 2000 issues have been satisfactorily completed. With respect to DCA, we have experienced continual and uninterrupted dialysis operations since the millenium change. However, we have only just entered the new millenium, and there may yet arise Year 2000 problems of which we are not aware. Those unknowns do not allow us the ability to predict with any significant accuracy or to qualify year 2000 issues' impact upon us or MainStreet, since they would involve third party systems beyond our control, and uncertainty of costs we might incur as a result of these unknown Year 2000 failures that might yet occur despite what we believe to be the successful implementation of our Year 2000 programs.

                              THE SPECIAL MEETING

GENERAL

    THIS PROXY STATEMENT/PROSPECTUS IS BEING FURNISHED TO YOU AS A DCA SHAREHOLDER AS PART OF OUR SOLICITATION OF PROXIES BY THE DCA BOARD OF DIRECTORS FOR USE AT A SPECIAL MEETING OF THE DCA MINORITY SHAREHOLDERS (EXCLUSIVE OF ANY VOTING BY MEDICORE OF ITS 68% AND BY THE AFFILIATES OF DCA AND MEDICORE OF THEIR 2% (18% IF ALL THEIR OPTIONS AND WARRANTS ARE EXERCISED) EQUITY OWNERSHIP OF
DCA).

DATE, TIME AND PLACE

    We will hold the Special Meeting at the Hilton, 650 Terrace Ave, Hasbrouck
Heights, New Jersey 07604, The       Room, at 10 a.m. local time,             ,
2000.

PURPOSE

    At the Special Meeting, we are asking you:

    Proposal No. 1. To consider and approve the proposed Asset Purchase Agreement for the sale of the DCA Assets to Buyer, Dialysis Acquisition Corp., a wholly-owned subsidiary of Medicore. See page 33.

    Proposal No. 2. To consider and approve the proposed Merger Agreement and the Merger (see pages 34 and 47).

    The board of directors has unanimously approved the Transactions as provided in Proposal Nos. 1 and 2, but is making no recommendation to DCA Minority Public Shareholders. See "No Recommendation by DCA and No Voting by Medicore and Directors and Officers" below.

    PLEASE NOTE THAT EACH OF PROPOSAL NO. 1 (DCA ASSET SALE) AND PROPOSAL NO. 2 (MERGER) MUST BE APPROVED BY DCA MINORITY PUBLIC SHAREHOLDERS TO BE COMPLETED. APPROVAL OF ONLY ONE OF THE PROPOSALS WILL DEFEAT BOTH AND THERE WILL BE NO DCA ASSET SALE OR MERGER.

    We do not expect that any matter other than Proposal Nos. 1 and 2 will be brought before the Special Meeting. Pursuant to our by-laws, business that may be conducted at the Special Meeting is confined to that referenced in the Notice of Special Meeting of Shareholders that accompanies this proxy statement/prospectus. If consideration of a motion to adjourn the Special Meeting to another time or place (including for the purpose of submitting additional proxies or allowing additional time for the satisfaction of conditions of the DCA Asset sale or Merger) the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on these matters in accordance with their judgment.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    Only holders of record of DCA common stock of the close of business on
            , 2000, the record date, are entitled to notice of and to vote at the Special Meeting. On the record date 3,546,344 shares of DCA common stock
were issued and outstanding and held by approximately   holders of records and
by approximately   beneficial owners. The number of shares which will vote at the Special Meeting is 1,060,222 shares which represents the Minority Public Interest, the outstanding shares less Medicore's 2,410,622 share ownership and the Affiliates' 75,500 share ownership (763,500 shares if they exercise all of their options and warrants), which shares are not being voted. A quorum is present at the Special Meeting if the majority of the Minority Public Interest entitled to vote on the record date are represented in person or by proxy. In the event the quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to solicit additional persons. Holders of the Minority Public Interest on the record date are entitled to one vote per share at the Special Meeting on the proposals to adopt the Asset Purchase Agreement and the Merger. Each of the

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
proposals relating to the DCA Asset sale and the Merger has to be approved before the proposed Transactions may be completed. A DEFEAT OF EITHER PROPOSAL WILL DEFEAT ALL THE TRANSACTIONS.

VOTE REQUIRED

    The adoption of the DCA Asset sale and the Merger require the affirmative vote of a majority (530,112 shares) of the Minority Public Interest of DCA common stock outstanding on the record date. IF YOU, AS DCA MINORITY PUBLIC SHAREHOLDER, ABSTAIN FROM VOTING OR DO NOT VOTE, IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST ADOPTION OF THE DCA ASSET SALE AND THE MERGER.

NO RECOMMENDATION BY DCA AND NO VOTING BY MEDICORE AND DIRECTORS AND OFFICERS

    Although the DCA board of directors unanimously approved the Asset Purchase Agreement and the Merger Agreement, by virtue of the nature of the Transactions which involve its parent and the interests in these matters to be acted upon and the related transactions by Thomas K. Langbein, Chairman and CEO of DCA and Medicore and President of Medicore, and the commonality of certain officers and directors of DCA and Medicore, the DCA board is remaining neutral and not making any recommendation as to how the DCA Minority Public Shareholders should vote on either Proposal Nos. 1 or 2. The DCA board of directors wants the DCA Minority Public Shareholders to make their own independent evaluation and determination as to whether they wish to continue as a shareholder of our company, or would rather become a shareholder in a newly formed company which is currently in the developmental stage.

    Neither Medicore, with its 68% ownership interest in DCA, nor the Affiliates of DCA and Medicore with their approximately 2% ownership interest (approximately 18% if they exercise all of their DCA options and warrants), will vote their DCA common stock, leaving the approval of the proposed DCA Asset sale and Merger solely up to the DCA Minority Public Shareholders.

VOTING OF PROXIES

    All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the Asset Purchase Agreement and the Merger Agreement.

    Shares of DCA common stock represented at the Special Meeting but not voting (other than Medicore's 68% and the Affiliates' 2% ownership), including shares of DCA common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

    ONLY SHARES AFFIRMATIVELY VOTED FOR ADOPTION OF THE ASSET PURCHASE AND MERGER AGREEMENTS, INCLUDING PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS, WILL BE COUNTED AS FAVORABLE VOTES FOR PROPOSAL NOS. 1 AND
2. IF A DCA SHAREHOLDER ABSTAINS FROM VOTING OR DOES NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL COUNT AS IF THAT DCA SHAREHOLDER HAD VOTED AGAINST ADOPTION OF PROPOSAL NO. 1, THE ASSET PURCHASE AGREEMENT, AND PROPOSAL NO. 2, THE MERGER AGREEMENT. BROKERS WHO HOLD SHARES OF DCA COMMON STOCK IN STREET NAME FOR CUSTOMERS WHO ARE THE BENEFICIAL OWNERS OF SUCH SHARES MAY NOT GIVE A PROXY TO VOTE THOSE CUSTOMERS' SHARES IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM THOSE CUSTOMERS. ANY SUCH NON-VOTED SHARES ARE REFERRED TO AS BROKER NON-VOTES AND HAVE THE EFFECT OF VOTES AGAINST ADOPTION OF THE ASSET PURCHASE AND MERGER AGREEMENTS.

    If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a copy of your brokerage account or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

    The persons named as proxies by a shareholder may propose and vote for one or more adjournments of the Special Meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the Proposal Nos. 1 and 2 to adopt the Asset Purchase and Merger Agreements will be voted in favor of any such adjournment or postponement.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person at the Special Meeting. A shareholder may revoke a proxy at any time prior to its exercise by:

    - filing with Lawrence E. Jaffe, the Secretary of DCA, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, a duly executed revocation of proxy,

    - submitting a duly executed proxy to the Secretary of DCA bearing a later date, or

    - appearing at the Special Meeting and voting in person. Attendance at the Special Meeting will not itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

    DCA will bear the cost of the solicitation of proxies from the DCA Minority Public Shareholders, except that DCA and MainStreet intend to share on a pro-rata basis the costs associated with the printing, filing, and mailing of the proxy statement/prospectus. This proxy statement/prospectus and the enclosed form of proxy are first being mailed to DCA stockholders on or about
            , 2000. In addition to solicitation by mail, the directors, officers and employees of DCA and its subsidiaries may solicit proxies from the DCA Minority Public Shareholders for no additional compensation, by telephone or other electronic means or in person. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of DCA shares held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable expenses.

    SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. If the Proposals are approved, a transmittal form with instructions for the surrender of your DCA common stock certificates will be mailed to you as soon as practicable after completion of the Merger.

                                 PROPOSAL NO. 1
                          THE ASSET PURCHASE AGREEMENT

    The Asset Purchase Agreement was executed on October 20, 1999, among Dialysis Acquisition Corp., otherwise referred to as the Buyer, Medicore, the parent of Buyer, and DCA. The following description summarizes the material terms of the DCA Asset sale under the Asset Purchase Agreement, contained in Appendix A attached hereto and incorporated herein by reference. The information provided below relating to the Asset Purchase Agreement is qualified in its entirety by that Agreement attached as Appendix A. Please read the Asset Purchase Agreement in full.

    A key element to the Transactions is the sale by DCA of all of its Assets to Buyer exclusive of proceeds from the potential exercise of certain options and warrants, in particular: (i) any proceeds from the exercise of DCA's Underwriters' Options for 100,000 shares of common stock exercisable at $4.50 per share (aggregate $450,000) and 200,000 warrants exercisable at $5.40 per share (aggregate $1,080,000); and (ii) the net proceeds from the exercise of DCA's publicly traded 2,300,000 warrants at $4.50 per share (gross proceeds of $10,350,000), but exclusive of 20% of the net proceeds form such potential warrant exercises up to $1,000,000. The proceeds, if any, from the exercise of all other DCA options, including 9,500 1995 options exercisable at prices ranging from $1.50 to $2.25 per share, and the 800,000 1999 options exercisable at $1.25 per share, all are included in the DCA Assets to be sold to Buyer.

    Consideration for the DCA Assets includes all of the following:

    - 2,150,622 shares of Medicore's DCA common stock to be transferred to DCA, leaving Medicore with a balance of 260,000 shares, of which Medicore will transfer 10,000 shares to Michael Guiliano, a finder in these Transactions

    - Buyer's assumption of all DCA Liabilities, which includes all of the debts, liabilities and obligations of DCA, known or unknown, accrued, liquidated, unliquidated or otherwise, existing or incurred up to the closing or arising out of transactions or events occurring prior to the closing of the Transactions (approximately $1,511,000 at September 30,
      1999); but exclusive of any and all federal, state and local taxes arising out of the sale and transfer of the DCA Assets which shall continue as a liability of MainStreet

    The Asset Purchase Agreement contains the customary representations and conditions with the following special considerations:

    - DCA is to obtain an independent valuation of its Assets, and if such reflects a net value exceeding $8,000,000, DCA has the option to terminate the Asset Purchase Agreement and the Merger Agreement

    - Shareholder approval of the DCA Asset sale as provided in this proxy statement/prospectus

    - Buyer has indemnified DCA and MainStreet with respect to the DCA Liabilities, including any tax impact upon Buyer's acquisition of the DCA Assets, and Medicore shall be solely responsible for any tax liability upon its return to DCA of Medicore's 2,150,622 DCA shares

    - MainStreet has agreed to indemnify Buyer and Medicore with respect to any taxes relating to the sale of the DCA Assets attributable to DCA, which is the sole responsibility of MainStreet, provided, MainStreet has the right to terminate the Asset Purchase and Merger Agreements if such tax liability exceeds $500,000

    If the Transactions are approved, Medicore will own 100% of the dialysis operations rather than the 68% ownership it presently holds, and DCA will become, under the name MainStreet Sub, Inc., a wholly-owned subsidiary of MainStreet, with no foreseeable operations. You, as a DCA shareholder, upon completion of the Merger, will become a minority shareholder of MainStreet, and upon approval for listing on the Nasdaq SmallCap Market, MainStreet will become a publicly traded company. However, there is no assurance that a public market will develop, or if so, that such market will be maintained. See "DCA/MainStreet Common Risk Factors--Possible Delisting and Risks of Low Priced Stocks."

                                 PROPOSAL NO. 2
                                   THE MERGER

    We are furnishing this proxy statement/prospectus to you in connection with the proposed Merger of our company with MainStreet because you are a DCA Minority Public Shareholder who will consider the proposed Transactions for adoption. If completed, the Merger will be carried out as provided in the Merger Agreement, a copy of which is attached as Appendix B to this proxy statement/ prospectus.

BACKGROUND

    In an attempt to provide its shareholders with entry into the rapidly growing and extensive Internet industry, the directors of DCA were looking for an appropriate candidate to negotiate a reorganization similar to that presently contemplated by the proposed Transactions.

    In late 1998, negotiations commenced with a public company, Teleservices International Group, Inc., which itself was refocusing its efforts. The negotiations continued through and were terminated in the first quarter of 1999.

    In March of 1999, preliminary negotiations commenced between Thomas K. Langbein, Chairman of DCA, and Joseph Salvani, Chairman of MainStreet. The purpose of the meetings was to discuss the business plan of MainStreet and ascertain whether Todd, a small securities brokerage firm owned by Mr. Langbein, would be interested in having an affiliation with MainStreet.

    Mr. Langbein and the DCA board of directors thought MainStreet and its proposed Internet operations could be an interesting opportunity for DCA shareholders to consider, specifically, become shareholders in a new developmental stage company in the exciting and rapidly growing Internet industry, or remain with the established but slow-growing dialysis operations of DCA, with operational losses since 1989. Discussions ensued regarding the structure and the details of the proposed merger.

    On June 4, 1999, a letter of intent was signed between DCA and MainStreet.

    Over the next several months, management of each company discussed, separately and jointly, resolving the final comments and questions. The boards of all the companies, including DCA's parent, Medicore, approved the Merger documents on October 18, 1999.

    DCA will engage an independent appraisal firm to provide an independent valuation of the DCA Assets to be sold to Buyer.

GENERAL DESCRIPTION

    The Merger Agreement provides that MainStreet Acquisition Inc., a wholly-owned subsidiary of MainStreet formed solely for the proposed Merger, will be merged into DCA with DCA surviving the Merger, changing its name to MainStreet Sub, Inc. and becoming a wholly-owned subsidiary of MainStreet. Immediately prior to the Merger and pursuant to the Asset Purchase Agreement (Proposal No. 1), DCA will have sold substantially all of its Assets to, and will have substantially all of its DCA Liabilities assumed by, Buyer, a wholly-owned subsidiary of Medicore. See above, "The Asset Purchase Agreement." The only Assets DCA will have to provide MainStreet upon completion of the Merger are proceeds from the potential exercises of certain DCA Underwriters' Options and outstanding publicly traded warrants. The liability remaining with DCA to be assumed by MainStreet will be federal and state taxes upon the transfer and sale of the DCA Assets to Buyer. The consideration for the DCA Asset sale is described in the section entitled "The Asset Purchase Agreement."

    In the Merger, each outstanding share of DCA common stock (other than shares held by shareholders who have not voted in favor of the Merger and have properly demanded appraisal with respect to their DCA shares) will be converted into the right to receive one share of common stock of MainStreet. Concurrently with the Merger, the shareholders of MainStreet who own interests in CEO Letter under a Contribution Agreement among these shareholders and MainStreet, will transfer their CEO Letter stock to MainStreet in consideration for 250,000 shares of MainStreet common stock.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Thomas K. Langbein is the Chairman of the Board and CEO of DCA and Medicore and President of Medicore, which positions he has held since 1980. He is an executive officer and/or a director of Medicore's and DCA's subsidiaries.
Mr. Langbein is an approximately 17% shareholder of Medicore and the beneficial owner of approximately 7% of DCA outstanding shares (holds an option for 260,000 shares). He is the sole owner, officer and director of Todd, a small broker-dealer firm registered with the Securities and Exchange Commission and a member of the NASD. He is also a director of the Linux Fund. See below.

    Pursuant to an agreement among Todd, MainStreet and Messrs. Salvani and DeLuca, executive officers and directors of MainStreet, dated April 26, 1999 ("Todd Agreement"), Mr. Langbein received 660,000 shares, approximately an 8% interest, in MainStreet for MainStreet to have a working relationship with Todd a registered securities brokerage firm. An additional 240,000 MainStreet shares called for by the Todd Agreement were issued to the two brothers and the two adult children of Mr. Langbein.

    The Todd Agreement provides that for a 36 month period ending April 25, 2002, Messrs. Salvani and DeLuca shall recommend to all prospective MainStreet clients that such clients use the services of Todd in connection with any of such clients' public offerings of securities. If a MainStreet client already has an underwriter for its securities offering, Messrs. Salvani and DeLuca will recommend Todd for inclusion in the selected dealer group which participates in the distribution of MainStreet's client's public offerings. In consideration, Todd will retain 10% of the gross proceeds from any such referred business, including reimbursement of its costs, with the balance divided equally between Todd and Messrs. Salvani and DeLuca, provided that any such sharing goes not violate any rules of the NASD.

    Mr. Salvani owns approximately 31%, and Mr. DeLuca owns approximately 9%, of MainStreet before the Merger; Mr. Salvani will own approximately 25% and Mr. DeLuca 7% upon completion of the Merger. This assumes no exercises of the DCA Underwriters' Options and the warrants, and includes MainStreet shares held by Mr. Salvani's wife andminor daughter and a five year warrant exercisable into 250,000 MainStreet shares at an exercise price of $1.23 per share. Certain of the officers and directors of MainStreet, representing an aggregate of approximately 28% of the MainStreet outstanding common stock (approximately 22% after the Merger), have provided Mr. Salvani with their proxy to vote their MainStreet shares on all matters as determined by Joseph Salvani to be in the best interests of MainStreet. Coupled with Mr. Salvani's ownership, this proxy gives Mr. Salvani control over the affairs of MainStreet.

    The Affiliates (11 persons) of DCA and Medicore, of which four are common to each of DCA and Medicore, own options to acquire an aggregate of 680,000 shares of DCA common stock, mostly exercisable at $1.25 per share, with 5,000 options exercisable at $2.25 per share for periods ranging from April 20, 2000 to April 20, 2004. Pursuant to the terms of the options and/or option plans, these options may be exercised partly in cash and the balance with non-recourse promissory notes secured by the common stock obtainable upon exercise of the options. These options, if exercised prior to the proposed Merger, will provide the Affiliates with additional shares of DCA common stock at prices currently below the market, which shares will ultimately become rights to obtain the MainStreet shares of common stock assuming the Merger is approved. If these DCA options are exercised after the Merger, they will be exercisable directly into MainStreet shares on the same terms as currently govern the DCA options.

    It has been the experience, both with DCA and its parent, Medicore, that promissory notes used in the exercise of options have been forgiven based on past services or as an incentive award.

    All of the Affiliates have their MainStreet common stock included in this proxy statement/ prospectus for resale from time to time in the open market or in negotiated transactions. Except for certain private investors in MainStreet who have a portion of their MainStreet common stock included in this proxy statement/prospectus for resale, the officers and directors of MainStreet have entered into lock-up letters which preclude the encumbrance or sale of their MainStreet common stock for one year from the closing of the proposed Merger. See "Selling Shareholders."

    You should be aware that these interests in MainStreet, the DCA Asset sale and Merger that may be considered different from, or in addition to, the interests of the DCA shareholders generally, were disclosed to the board of directors of DCA, Medicore, and MainStreet, and were considered by them, among other matters, in approving the Asset Purchase Agreement, the Merger Agreement, and the Merger.

    On January 27, 2000, Medicore acquired a 6% ownership interest in the Linux Fund and loaned that private company $1,500,000 at an annual interest rate of 10%. Medicore has the option to acquire an additional 2% of the Linux Fund and loan it $500,000 more. Thomas K. Langbein, Chairman of the Board and Chief Executive Officer of DCA and Medicore, and President and major shareholder of the latter, became a director of the Linux Fund. Medicore borrowed the funds it loaned to the Linux Fund from DCA at an annual interest rate of 10%. The Linux Fund invests in developmental Linux software companies, and has entered into a joint venture with MainStreet to establish The Linux IPO.com, an Internet website to provide the facility to enable those Linux companies in which the Linux Fund has invested to effect Direct Public Offerings of their securities under the Dutch Auction process at such time any of these companies may wish to publicly offer and sell their securities to the public. Linux IPO.com is a 50% owned subsidiary of the Linux Fund, with the remaining 50% owned by MainStreet. See "MainStreet--Business--Other Sources of Potential Income."

REASONS FOR THE MERGER AND BOARD OF DIRECTORS CONSIDERATIONS

    The DCA board of directors determined that the Asset Purchase Agreement, the Merger and the Merger Agreement and related transactions were matters that should be submitted to the DCA Minority Public Shareholders, and accordingly have unanimously approved the Asset Purchase Agreement, the Merger and the Merger Agreement. In reaching that determination, the board consulted with management and considered certain factors listed below. Although the list of factors is not intended to be exhaustive, in view of the variety of factors considered in connection with its evaluation of the Merger and related Transactions, the board did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. Individual members of the board may have given different weight to different factors.

    The primary factor that swayed the board to proceed with and unanimously approve the DCA Asset sale and Merger was to provide the DCA Minority Public Shareholders with the opportunity to participate in the new trend of a high technology Internet website company, in this case MainStreet, which websites are poised to commence operations in very exciting areas of Internet service providers: (i) one the facility to allow companies to accomplish direct public offerings, primary and secondary, through MainStreet's website, through the process of a Dutch Auction, to all prospective "main street" investors, rather than a select few favored investors; (ii) the CEO Letter operations, which provides a website as the forum for CEOs of public companies to present their companies to the rapidly and vastly increasing numbers of Internet users and potential investors; and (iii) an e-commerce business to offer and sell the products and services of MainStreet clients. MainStreet, a new entity to be involved in the rapidly expanding Internet industry, could provide DCA shareholders with the opportunity to realize greater shareholder value at a relatively quick pace, as opposed to the sporadic and much slower growth of our dialysis operations, which have experienced increased revenues but also have reflected operational losses since 1989. Included in its considerations was the board's awareness that MainStreet is a development stage company with no operating history, non-experienced management, and uncertainties that any start-up company is faced with.

    In addition to the foregoing, in reaching its decision to approve the DCA Asset sale and the Merger, the DCA board considered the following factors:

    - the expectations of MainStreet's performance following the Merger, taking into account, among other things:

      -- the proposed business operations and prospects for MainStreet in the ever growing Internet industry and the demand for IPOs

      -- superior growth prospects over those of DCA, since MainStreet is involved in the more glamorous and rapidly expansive Internet industry relating to direct initial and secondary public offerings, CEO Letter company presentations and e-commerce sale of client products and services

      -- proposed operations maximize amount of capital for client companies; lowers costs of the underwriting process; more democratic distribution of public offerings--the average "main street" investor can participate in initial and secondary public offerings

    - the under-performance of DCA common stock over the last several years and the inability to create greater value for DCA shareholders

    - significant competition for new dialysis facilities driving the acquisition price up and the limited financing available to DCA to be able to acquire new centers, restricting its growth to the much slower but less costly alternative of constructing new dialysis facilities, reflected by the slow growth of DCA over the years with continued operational losses since 1989

    - the potential shareholder value that could be generated from the nature of MainStreet's proposed operations, the relationships it should develop in the capital market arena, and its involvement in the rapidly expanding innovative global Internet industry

    - the terms of the Merger Agreement, which were the product of arms-length negotiations, including:

      -- the representations of MainStreet with respect to its proposed business and operations

      --  the expense-reimbursement and termination fees

      -- providing the DCA Minority Public Shareholders with the exclusive right to determine whether to approve the proposed Transactions

      -- the possible additional cash infusion to MainStreet from the exercise of the DCA warrants, thus affording MainStreet with the ability to expand its operations

    The DCA board also considered the matters described in this proxy statement/prospectus under the heading "Risk Factors," as well as the following potentially negative factors in its deliberations concerning the Merger with MainStreet and the related transactions:

    - the lack of any trading history for the MainStreet common stock and no approximate market value

    - corporate and investor acceptance of MainStreet's proposed operations; the absence of any operating history and basis for evaluating the ability of its management; and the lack of experience of management in MainStreet's proposed operations

    - the newness of MainStreet's concept of Direct Public Offerings on the Internet through a Dutch Auction process, with limited albeit much more major company competition, making it difficult to use comparisons as an indication of MainStreet's projected market value or general success

    - the risk that MainStreet's proposed operations may not be successful

    - the risk that the potential benefits of the DCA Asset sale and the Merger may not be fully realized

    - the significant costs involved in consummating the DCA Asset sale and the Merger, including the tax consequences to DCA and Medicore based upon the DCA Asset sale and return to DCA by its parent, Medicore, of 90% of Medicore's common stock of DCA, and the substantial management time and effort required to effectuate the DCA Asset sale and the Merger.

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective when the articles of merger are filed with the Department of State of Florida in accordance with Section 1105 of the Florida Business Corporation Act, or at such other time as DCA and MainStreet will agree in writing and specify in the articles of merger (the date and the time the Merger becomes effective being the "Effective Time").

    The Effective Time will occur no earlier than the date of the Special Meeting. If the DCA Asset sale and the Merger proposals are approved at the Special Meeting, the Effective Time will occur as promptly as possible after satisfaction or waiver of any remaining conditions to the Merger contained in the Merger Agreement.

ARTICLES OF INCORPORATION AND BY-LAWS

    The articles of incorporation of DCA as the surviving company in effect immediately prior to the Effective Time will continue as its articles of incorporation, except as will be amended in Article I, which will read "The name of the corporation is "MainStreet Sub, Inc."' The by-laws of DCA in effect immediately prior to the Effective Time will be the by-laws of the surviving corporation until thereafter amended or as provided therein by applicable law.

DIRECTORS AND OFFICERS

    The officers and directors of MainStreet Sub, Inc., currently the officers and directors of MainStreet, after the Effective Time will remain as that subsidiary's officers and directors until they resign, are removed from office or they otherwise cease to be a director or officer, or until their respective successors are duly elected and qualified. The officers and directors of DCA will tender their resignations at the Effective Time.

ANTICIPATED ACCOUNTING TREATMENT

    The DCA Asset sale will be, for financial reporting purposes, recorded as the sale of the business, resulting in DCA becoming an inactive company. The dialysis operations will be included with Medicore's consolidated results of operations as it currently is, since Medicore owns 68% of DCA, and after the Merger and sale of DCA Assets to Buyer, Medicore will own 100% of the dialysis operations.

    The Merger, pursuant to which MainStreet Acquisition Inc. will be merged into DCA with DCA to be the surviving company, will be accounted for as a recapitalization of MainStreet, and an issuance of MainStreet securities, to wit, common stock, options and warrants, in exchange for DCA's securities, to wit, common stock, options and warrants.

    The contribution of the CEO Letter shares at the Effective Time by those certain shareholders of MainStreet who own the CEO Letter common stock to MainStreet in exchange for MainStreet shares on a one-for-one basis, resulting in the CEO Letter becoming a wholly-owned subsidiary of MainStreet, will be accounted for as a combination of entities under common control.

CERTAIN FEDERAL TAX CONSIDERATIONS

    The following is a summary of certain federal income tax consequences applicable as a result of the DCA Asset sale and the Merger to DCA, Medicore and the DCA shareholders. The discussion which follows is based on the Code, Treasury regulations thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion below does not address the effects of any state, local or foreign tax laws on the Merger. The tax treatment for a DCA shareholder may vary depending upon his or her particular situation, and certain DCA shareholders (including tax-exempt organizations, financial institutions and broker-dealers, persons who do not hold DCA common stock as capital assets, individuals who receive DCA common stock pursuant to the exercise of employee stock options or otherwise as compensation, and non-U.S. persons) may be subject to special rules not discussed below. Each DCA shareholder is urged to consult his or her tax advisor with respect to the tax consequences to him or her of the Merger, including the effect of U.S. federal, state and local, and foreign and other tax rules, and the effect of possible changes in tax laws.

    As to the DCA Asset sale, both DCA and Medicore will realize a tax impact. DCA intends to obtain an independent evaluation as to the fair market value of the DCA Assets by an independent appraisal firm under the Asset Purchase Agreement. If the valuation of the DCA Assets exceeds $8,000,000, DCA has the option to terminate the Merger and the DCA Asset sale. See "The Merger Agreement--Conditions to Consummate the Merger."

    DCA's tax liability will equal (i) the excess of the fair market value of the DCA Assets transferred plus the amount of DCA Liabilities assumed over
(ii) DCA's tax basis in the DCA Assets. Any such tax liability upon the transfer of the DCA Assets as it affects DCA shall remain with DCA, is not a DCA Liability being assumed by Buyer, and upon completion of the Merger will become the liability of MainStreet, for which MainStreet has indemnified Buyer and Medicore under the Asset Purchase Agreement.

    Based upon Medicore's 68% ownership of DCA and its return of 1,250,622 shares of its DCA common stock ownership to DCA, Medicore and its wholly-owned subsidiary, Buyer, also will be subject to a tax impact upon the DCA Asset sale. Medicore and Buyer have indemnified MainStreet as to any of their respective tax liabilities under the Asset Purchase Agreement.

    Neither the DCA shareholders nor MainStreet will not recognize gain or loss as a result of the DCA Asset sale.

    The completion of the Merger is contingent upon the receipt by DCA and MainStreet from their respective tax counsel opinions to the effect that at the Effective Time, the Merger together with the transfer of the CEO Letter interest by the MainStreet shareholders to MainStreet shall qualify as a tax-free transfer described in Section 351 of the Code.

    No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed in this proxy statement/ prospectus, and the opinions of counsel described above are not binding on the IRS. There can be no assurance that the IRS will not take a contrary position or that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

    A holder of DCA common stock who, pursuant to the Merger, exchanges such stock for MainStreet's common stock will not recognize gain or loss upon such exchange. The tax basis for MainStreet's common stock received in the Merger by such DCA shareholder will be equal to the tax basis of the DCA common stock surrendered, and for tax purposes the holding period of MainStreet's common stock will include the holding period of such DCA common stock surrendered. Neither DCA nor MainStreet will recognize gain or loss as a result of the Merger.

    DCA shareholders who elect to exercise their right to dissent from the Merger pursuant to the Florida Business Corporation Act with respect to all of their DCA shares and to be paid the fair value of those shares will recognize gain or loss. The amount of this gain or loss will generally be equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the DCA shares of common stock transferred pursuant to the exercise of dissenter's rights. Whether gain is treated as capital gain or as dividend income and whether any gain subject to capital treatment is long term or short term is determined on the length of the shareholder's holding period surrendered. DCA dissenting shareholders should consult their tax advisors to determine the amount and character of the income recognized in connection with the cash received in connection with these appraisal rights.

OWNERSHIP INTEREST OF DCA SHAREHOLDERS AFTER THE MERGER

    Based on 3,546,344 shares of DCA common stock outstanding on February 4, 2000, which will be exchanged for MainStreet common stock, and the return for cancellation by Medicore to DCA of 2,150,622 shares of DCA common stock owned by Medicore, there will be approximately 10,036,000 shares of MainStreet common stock outstanding upon consummation of the Merger, assuming no DCA options or warrants (including Affiliates') are exercised prior to the Closing. The former DCA shareholders, assuming no dissenters, will own an aggregate of approximately 14% of MainStreet. If Affiliates and DCA employees and related purchasers exercise their options and warrants, there will be approximately 10,845,000 MainStreet shares outstanding and the former DCA shareholders will own approximately 20% of MainStreet. Assuming all outstanding DCA options and warrants are exercised prior to the closing of the Merger, MainStreet will have approximately 13,445,000 shares outstanding of which former DCA shareholders, including Affiliates, will own approximately 36% of MainStreet.

TREATMENT OF DCA OPTIONS AND WARRANTS

    The Merger Agreement provides that the DCA currently outstanding options and warrants to acquire an aggregate of 3,409,500 shares issuable upon exercise of such options and warrants, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into MainStreet options and warrants, as the case may be, to purchase the same number of shares of MainStreet common stock at the same exercise prices and for the same exercise periods (provided they have not yet expired at the Effective Time), and with the same terms and provisions as applicable to the DCA options and warrants prior to the Merger. As soon as practicable after the Merger, MainStreet will deliver to each holder of an outstanding DCA option and warrant a notice setting forth such holder's rights pursuant thereto.

    The following chart provides the information concerning the different classes of DCA options and warrants, their exercises prices, expirations, and which company, MainStreet, DCA or Buyer, will realize the proceeds, whether exercised pre- or post-Merger.

OPTION OR WARRANT                         EXERCISE   EXPIRATION
-----------------                         --------   ----------
2,300,000 Warrants(1) (publicly
traded)................................    $4.50     March 31, 2000
1995 Stock Option Plan(2)
  4,500 options........................    $1.50     October 9, 2000
  5,000 options........................    $2.25     June 6, 2003
1999 Stock Option Plan(2)
  800,000 options......................    $1.25     April 20, 2000 (340,000 options--incentive)
                                                     April 20, 2004 (460,000 options--non-qualified)
DCA Underwriters' Options(2)
  100,000 common stock.................    $4.50     April 16, 2001
  200,000 warrants.....................    $5.40     April 16, 2001

------------------------

(1) Net proceeds after commissions, fees and related expenses remain with DCA; if the Merger is completed, then all net proceeds go to MainStreet except for 20% of the net proceeds, up to $1,000,000, which will go to Medicore.

(2) Proceeds to DCA; if the Merger is completed, then proceeds go to MainStreet.

LISTING MAINSTREET SHARES ON NASDAQ SMALLCAP MARKET

    MainStreet has agreed to cause the shares of its common stock, including the MainStreet common stock issued in connection with the Merger and common stock issuable upon exercise of its options and warrants, to be listed on the Nasdaq SmallCap Market. In that connection, MainStreet will have to register its securities under Section 12(g) of the Exchange Act and become a reporting company pursuant to Section 13(a) of the Exchange Act and the rules adopted under the Exchange Act. It is also a condition to the obligations of DCA and MainStreet to consummate the Merger that such Nasdaq SmallCap listing shall have been obtained. MainStreet has reserved the symbol "MIPO." See "The Merger Agreement--Conditions to Consummate the Merger." Assuming qualification, MainStreet is also considering listing its securities for trading on the American Stock Exchange ("Amex"), with the symbol "IPO." Should MainStreet list its securities on the Amex, it would have to register its securities under
Section 12(b) of the Exchange Act.

DELISTING AND DEREGISTRATION OF DCA COMMON STOCK

    If the Merger is consummated, the shares of DCA common stock and its warrants will be delisted from the Nasdaq SmallCap Market, and will be deregistered under the Securities Exchange Act of 1934 ("Securities Exchange Act").

MERGER CONSIDERATION

    Upon consummation of the Merger each share of DCA common stock shall be converted into the right to receive one share of MainStreet's common stock, and each DCA option and warrant outstanding at the Effective Time will become MainStreet options and warrants exercisable into MainStreet common stock on the same terms and conditions as applicable to the DCA options and warrants.

    When the Merger is effective, all shares of DCA common stock outstanding immediately prior to the Merger will automatically be canceled and retired and will cease to exist, and each certificate previously representing any such shares will thereafter represent only the right to receive the same number of shares of MainStreet's common stock. At the Effective Time, MainStreet will be the sole shareholder of DCA, which will change its name to MainStreet Sub, Inc.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

    DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL LETTER, WILL BE MAILED TO DCA COMMON SHAREHOLDERS AND WARRANT HOLDERS PROMPTLY FOLLOWING THE APPROVAL OF THE MERGER AS TO THE METHOD FOR EXCHANGE OF CERTIFICATES FORMERLY REPRESENTING SHARES OF DCA COMMON STOCK AND DCA WARRANTS. DCA COMMON SHAREHOLDERS AND WARRANT HOLDERS SHOULD NOT SEND CERTIFICATES REPRESENTING THEIR SHARES OR WARRANTS TO ANYONE PRIOR TO THE RECEIPT OF THE TRANSMITTAL LETTER.

    EXCHANGE AGENT. At the closing of the Merger, MainStreet will deposit with the Exchange Agent, American Stock Transfer & Trust Company, MainStreet's transfer and warrant agent, certificates evidencing the shares of MainStreet's common stock issuable in exchange for the shares of DCA common stock and new warrants representing the right to purchase shares of MainStreet's common stock. The exchange of DCA options for MainStreet options will be handled internally, since there are only a limited number of DCA option holders, primarily Affiliates, and six non-Affiliate employees.

    EXCHANGE PROCEDURES, NO FURTHER RIGHTS IN DCA COMMON STOCK. Following the closing of the Merger, MainStreet will instruct the Exchange Agent to mail to each holder of record of DCA common stock and warrants a letter of transmittal and instructions to effect the surrender of the certificates representing DCA common stock and/or warrants in exchange for certificates evidencing MainStreet common stock and warrants, as the case may be. Upon surrender thereof with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate or warrant will receive in exchange therefor the certificate or certificates of shares of MainStreet's common stock or a new warrant that such holder is entitled to receive as a result of the Merger. The certificate representing the DCA common stock or warrant, as the case may be, so surrendered will forthwith be canceled. Until so surrendered, each outstanding certificate that previously represented shares of DCA common stock or warrant will be deemed to evidence only the right to receive upon such surrender the same number of shares of MainStreet's common stock or warrants.

    DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED DCA SHARES. Although none are anticipated in the foreseeable future, no dividends or other distributions declared or made with respect to MainStreet's common stock with a record date after the Effective Time of the Merger will be paid to the holder of any unsurrendered DCA stock certificate until such holder shall surrender such certificate in exchange for a MainStreet certificate.

    TRANSFERS OF OWNERSHIP. If any certificate for shares of MainStreet's common stock or warrants is requested to be issued in a name other than that in which the certificate representing shares of DCA common stock or warrants surrendered in exchange therefore is registered, it will be a condition of the issuance that the certificate surrendered will be properly endorsed and otherwise in proper form for transfer. Also, the person requesting such exchange will have to pay MainStreet or any designated agent any transfer or other taxes required by reason of the issuance of a certificate for shares of MainStreet's common stock or warrants, as the case may be, in any name other than that of the registered holder of the certificate surrendered.

    LOST, STOLEN OR DESTROYED CERTIFICATES. No one will receive a certificate for shares of MainStreet's common stock or warrants in exchange for a certificate for shares of DCA common stock or DCA warrants that has been lost, stolen or destroyed without first delivering to the exchange agent an affidavit and an indemnity bond.

RESALE OF THE SHARES OF MAINSTREET--DCA AFFILIATES AND MAINSTREET INVESTORS

    All shares of MainStreet common stock and MainStreet warrants to be issued in connection with the Merger will be freely transferable under the Securities Act, except that the Securities and Exchange Commission rules restrict sales of securities received by any person who may be deemed an "affiliate" of DCA prior to the Merger. The Merger Agreement contractually obligated MainStreet to include for resale all the MainStreet common stock held or obtainable upon exercise of options and/or warrants by the Affiliates, which shares have been included in this proxy statement/prospectus. See "Selling Shareholders." In addition, MainStreet has also included in this proxy statement/prospectus an aggregate of 1,270,527 shares (approximately 12% of the MainStreet shares to be outstanding assuming no exercises of DCA or MainStreet options and warrants) of MainStreet common stock owned by certain persons who had invested in MainStreet prior to the Merger. See "Selling Shareholders." Thomas K. Langbein, an affiliate of DCA and Medicore, in addition to the 260,000 shares of MainStreet he will receive in exchange for his DCA common stock (all issuable under a DCA option), has an additional 660,000 shares of MainStreet common stock, with an additional 240,000 shares of MainStreet common stock held by two of his brothers and his two adult children, received in connection with the Todd Agreement included in this proxy statement/prospectus. MainStreet has agreed to include all of these shares in this proxy statement/prospectus. See "The Merger--Interests of Certain Persons in Matters to be Acted Upon" and "Selling Shareholders."

    Pursuant to the Merger Agreement, the affiliates of MainStreet have provided their written agreements precluding each of them from encumbering or reselling their MainStreet common stock for one year from the Effective Time.

              DISSENTERS' RIGHTS OF APPRAISAL OF DCA SHAREHOLDERS

    Florida law entitles the holders of record of shares of DCA common stock who follow the procedures specified in Section 607.1320 of the Florida Business Corporation Act to have their shares appraised and to receive the "fair value" of such shares, which means the value of the shares at the close of business on the day prior to the DCA shareholders' approval, excluding any appreciation or depreciation in anticipation of the corporate actions unless exclusion would be inequitable. The right to dissent is provided in Section 607.1302, which provides you, as a DCA common stockholder, to dissent if the corporate action involves, among other things, the consummation of a plan of merger or the sale of substantially all of the assets of the corporation. Accordingly, a shareholder who dissents with respect to either Proposal No. 1 or No. 2 shall be entitled to dissent. Throughout this section relating to DCA shareholders' right to dissent, the reference to the Merger shall include the action concerning the DCA Asset sale, since you, as a DCA shareholder, are entitled to vote on each of Proposal Nos. 1 and 2, but as has been indicated throughout this proxy statement/ prospectus, both Proposal Nos. 1 and 2 must be approved by DCA shareholders or none of the Proposals can or will be consummated. A shareholder may dissent as to less than all the shares of DCA common stock registered in his or her name. Section 607.1302(5) of the Florida Business Corporation Act provides that a shareholder entitled to dissent and obtain payment for his shares may not challenge the corporate action unless the corporate action is unlawful or fraudulent as to the shareholder or the corporation.

    In order to exercise your rights as a dissenting DCA shareholder and obtain appraisal of and the fair value for your DCA common stock, you must demand and perfect the rights in accordance with Section 607.1320 of the Florida Business Corporation Act. The following is a summary of that Section of the Florida Business Corporation Act and is qualified in its entirety by reference to
Section 607.1320, a copy of which, including all the provisions relating to dissenters and appraisal rights, is attached to this proxy statement/prospectus as Appendix C. DCA shareholders should carefully review Section 607.1320 as well as the information discussed below to determine your rights to an appraisal. It is also suggested you seek the advice of counsel. IF YOU DO NOT COMPLY WITH THE DEADLINES AND PROCEDURES SPECIFIED IN THE FLORIDA BUSINESS CORPORATION ACT, YOU MAY LOSE YOUR DISSENTERS' RIGHTS OF APPRAISAL.

    If a shareholder of DCA elects to exercise the right to an appraisal under
Section 607.1320 of the Florida Business Corporation Act, such shareholder must do ALL of the following:

    - deliver to the Secretary of DCA, Lawrence E. Jaffe, Esq., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, before the vote is taken at the Special Meeting written notice of your intent to demand payment for your DCA shares of common stock if the proposed Transactions are effected; and

    - you must not vote in favor of the Merger.

    You must deliver the notice of intent even if you submit a proxy or otherwise vote against the Merger. MERELY VOTING AGAINST, ABSTAINING FROM VOTING, OR FAILING TO VOTE IN FAVOR OF ADOPTION OF THE MERGER WILL NOT CONSTITUTE A NOTICE OF INTENT TO EXERCISE DISSENTERS' RIGHTS OF APPRAISAL UNDER THE FLORIDA BUSINESS CORPORATION ACT.

    If DCA Minority Public Shareholders approve the Merger at the Special Meeting and you meet the requirements above, then DCA will send you, within 10 days of the approval of the Merger, written notice of such shareholder approval of the Merger.

    Within 20 days after DCA's notice to you of the Merger approval, any DCA shareholder who elects to dissent shall file with DCA:

    - a notice of such election, stating the shareholder's name and address and the number of DCA shares of common stock to which he dissents;

    - a demand for the payment of the fair value of his DCA shares; and

    - deposit his DCA shares of common stock.

    Failure to timely file your election to dissent shall subject you to the terms of the Merger.

    Filing of the notice of election to dissent entitles you only to payment of the fair value of your DCA shares of common stock as provided in
Section 607.1320 of the Florida Business Corporation Act, and you shall not be entitled to vote or exercise any other rights as a DCA shareholder.

    You may withdraw in writing your notice of election to dissent any time before DCA makes its offer to dissenting shareholders of its estimate of the fair value of the DCA common stock (discussed below). After such offer, no withdrawal of your election to dissent may be made without DCA's consent.

    Your right to be paid the fair value of your DCA shares of common stock shall cease and you will be reinstated to your status and rights of a DCA shareholder as of the date of your filing of your notice of election to dissent if:

    - your demand for appraisal is withdrawn in accordance with
      Section 607.1320 of the Florida Business Corporation Act;

    - the proposed Transactions are abandoned, rescinded, or DCA Minority Public Shareholders revoke the authority to effect the Transactions;

    - no demand for a fair value determination by a court has been timely made;
      or

    - the court determines the shareholder is not entitled to relief provided by the dissenting shareholder provisions of the Florida Business Corporation Act.

    IF YOU ARE CONSIDERING SEEKING DISSENTERS' RIGHTS OF APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER THE APPLICABLE PROVISIONS OF THE FLORIDA BUSINESS CORPORATION ACT COULD BE GREATER THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION.

    Within 10 days of the later of (i) expiration of the period in which you may file your notice of election to dissent, or (ii) after the Transactions are effected, i.e., the Effective Time (but no later than 90 days from the date of shareholder approval of the Transactions), DCA shall make a written offer to dissenting shareholders to pay an amount it estimates to be the fair value of the DCA common stock. DCA's offer shall be accompanied by:

    - DCA's balance sheet as of the latest available date but not more than 12 months prior to the DCA offer; and

    - DCA's profit and loss statement for the 12-month period ended on the date of such balance sheet.

    If within 30 days from DCA's offer the dissenting shareholder accepts the same, DCA shall make the payment within 90 days of the later of (i) its offer, or (ii) the Effective Time. Upon payment of the agreed value, the dissenting shareholder ceases to have any interest in the shares.

    If either:

    - DCA fails to make a timely offer; or

    - DCA's offer is rejected by the dissenting shareholder within 30 days of such offer,

then DCA within 30 days of written denial by the dissenting shareholder given within 60 days from the Effective Time shall, or at its election at any time within such period of 60 days may, file an action in a Florida court of appropriate jurisdiction requesting determination of the fair value of the DCA common stock. The court shall also determine whether the shareholder is entitled to payment. If DCA fails to initiate proceedings, the dissenting shareholder may do so in the name of DCA. All dissenting shareholders shall be made parties to the fair value proceedings other than those dissenting shareholders who have accepted DCA's offer of payment. The court may appoint one or more appraisers to receive evidence and recommend a decision on the fair value of the shares. The court may indicate a fair interest rate. DCA shall pay each dissenting shareholder the amount determined to be due such shareholder within 10 days of the court's determination. Upon payment, the dissenting shareholder shall cease to have any interest in the shares.

    The court will determine all costs of the proceeding, including the reasonable compensation and expenses of court-appointed appraisers. DCA generally will pay these costs, but the court may order the dissenting shareholders to pay some of them, in amounts the court finds equitable, if the court finds that the shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

    Shares of MainStreet common stock into which the DCA shares of such dissenting shareholders would have been converted had they assented to the Merger shall have the status of authorized but unissued shares.

    The responsibility for any payments to dissenting shareholders and all costs relating to any proceedings relating to dissenting shareholder payments are included in the DCA Liabilities being assumed by Buyer.

    The foregoing is only a summary of the applicable provisions of the Florida Business Corporation Act, and is qualified in its entirety by reference to the full text of such provisions, which is included in Appendix C.

                              THE MERGER AGREEMENT

    THE FOLLOWING DESCRIPTION OF THE MERGER AGREEMENT IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/ PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

GENERAL

    The Merger Agreement provides for the Merger of a newly-formed MainStreet subsidiary, MainStreet Acquisition Inc., into DCA. Upon consummation of the Merger, DCA will survive and become a wholly-owned subsidiary of MainStreet, and will be renamed "MainStreet Sub, Inc." In the Merger, each issued and outstanding share of DCA common stock shall be exchanged for one share of MainStreet common stock; and all outstanding DCA options and warrants, exercisable and convertible into DCA common stock, shall be converted into MainStreet options and warrants and will be exercisable into MainStreet common stock under the same terms and provisions of the current DCA options and warrants.

    Immediately prior to the Merger, under the Asset Purchase Agreement, DCA will sell the DCA Assets to Buyer, a wholly-owned subsidiary of Medicore, the parent to DCA, and Buyer will assume all the DCA Liabilities, exclusive of any taxes imposed with respect to the DCA Asset sale. See "The Asset Purchase Agreement."

    The closing of the Merger will occur within five business days immediately following the date upon which all conditions to the Merger have been satisfied or waived, or at such other time as the parties agree. At the closing of the Merger, the parties will deliver the articles of merger to the Department of State of Florida for filing, at which time the Merger will become effective, or at such later time as may be set forth in the articles of merger. We currently expect that the closing of the Merger will take place within the third quarter of the year 2000.

    The DCA Asset sale will be taxable to DCA and will have tax consequences to Medicore as a result of its transference of its 2,150,622 DCA shares to DCA and Buyer's receipt of the DCA Assets, but the Merger is intended to be tax-free to DCA and MainSteet and their shareholders. See "The Merger--Certain Federal Tax Considerations."

CORPORATE GOVERNANCE

    The officers and directors of DCA shall resign at the closing of the Transactions, and the officers and directors of MainStreet Sub, Inc., formerly DCA but renamed after the Merger and a wholly-owned subsidiary of MainStreet, who are also the officers and directors of MainStreet, shall continue as the officers and directors of MainStreet Sub, Inc. and MainStreet. See "Management of MainStreet."

REGISTRATION OF SECURITIES

    MainStreet has prepared this proxy statement/prospectus in conjunction with DCA which is part of MainStreet's registration statement. The registration statement covers the issuance of the MainStreet common stock and warrants to the DCA common stock and warrant holders in exchange for their securities in connection with the Merger. The registration statement also includes all of the common stock of MainStreet held by the Affiliates and certain MainStreet shareholders who had invested in MainStreet, and who will be free to sell their shares if the Transactions are approved. See "Selling Shareholders."

REPRESENTATIONS AND WARRANTIES

    In the Merger Agreement, DCA, MainStreet and MainStreet Acquisition Inc. make representations and warranties about themselves and their businesses, including the following:

    Mutual representations and warranties:

    - proper organization, good standing and corporate power

    - authority to enter the Merger Agreement and related agreements, enforceability, noncontravention, and consents

    - tax returns and payments

    - no payments to public officials political parties in connection with operations, nor any other unlawful payments

    - brokers and finders

    - absence of environmental liabilities

    - accuracy of representations and warranties in the Merger Agreement and related documents

    Representations and warranties of MainStreet and MainStreet
Acquisition Inc.:

    - operations comply with the law; hold all necessary licenses

    - investment in others

    - personal and real property

    - patents, trademarks, trade names and copy rights; no infringements

    - contracts; licenses for third party software

    - no affiliate transactions

    - capital structure

    - financial statements

    - absence of undisclosed liabilities

    - employees; insurance; bank accounts

    - litigation

    - compliance with health and safety laws

    - accuracy of information used in the registration statement and proxy statement that must be filed with the Securities and Exchange Commission

    Representations of DCA:

    - capital structure

    - filing of all reports required under the Securities Exchange Act; accuracy and completeness of these filings

    - litigation

    - accuracy of information in the proxy statement

    The representations and warranties made by the parties will survive for one year from the Effective Time.

CONDITIONS TO CONSUMMATE THE MERGER

    The obligations of DCA, MainStreet and MainStreet Acquisition Inc. to complete the Merger and the other transactions contemplated by the Merger Agreement depend on the following conditions being fulfilled or waived at or prior to the closing of the Merger:

    - representations and warranties made by the other party being true in all material respects at the time of the closing of the Merger

    - all obligations and covenants of the other party duly performed in all material respects at or before the closing

    - certificates by executive officers of each party that certain conditions have been fulfilled

    - approval of the Merger Agreement and the Asset Purchase Agreement by the security holders of MainStreet and DCA

    - articles of merger filed with appropriate jurisdictions

    - all consents, approvals and waivers received in connection with the Merger with respect to each party's operations and agreements

    - absence of any injunctions or restraints preventing the Merger and related transactions

    - all actions, certificates and documents to consummate the Merger are satisfactory

    - opinions of each party's counsel as to corporate matters and that Merger is a tax-free transaction

    - neither party determining the Merger is inadvisable due to litigation affecting the Merger

    - proxy statement and registration statement at closing not subject to any Securities and Exchange Commission proceeding; no stop order relating to the registration statement

    - MainStreet is approved for listing its securities on Nasdaq SmallCap
      Market

    Additional conditions to obligations of DCA to complete the Merger:

    - no material change in business of MainStreet

    - net value of DCA Assets based upon independent valuation shall not exceed $8,000,000

    Additional conditions to obligations of MainStreet and MainStreet Acquisition Inc.:

    - DCA to provide current tax basis of DCA Assets; if federal tax liability exceeds $500,000, option to MainStreet to terminate Merger

COVENANTS

    - each party to advise the other parties of any material adverse changes in that party's financial position, results of operations, assets, liabilities, business or business prospects; deliver updated disclosure schedules just prior to closing

    - each company to use its best efforts to maintain its business

    - DCA to provide its shareholders with this proxy statement/prospectus for consideration of the proposed Transactions; MainStreet and MainStreet Acquisition Inc. to provide necessary information; all material to comply with federal securities laws

    - each party to assist, if necessary, to obtain necessary governmental consents and approvals in connection with the proposed Transactions

    - each party to use reasonable efforts to obtain other consents to allow for consummation of the proposed Transactions and allow the appropriate party to carry on its respective business after the closing

    - notify other party with respect to any litigation

    - provide other parties with access to its management and records to accomplish due diligence

    - satisfaction of all conditions

SPECIFIC COVENANTS OF MAINSTREET

    - conduct its business and maintain its business relationships in ordinary and usual course and will not, without written consent of DCA:

     --  except in the ordinary course of its business

        - borrow in excess of $200,000 per borrowing

        - incur liabilities

        - dispose of or encumber assets

        - enter material leases

        - pay bonuses or increase salaries

        - amend or terminate contracts

        - loan money or guarantee any obligation

        - waive or release any material right or claim

    - incur capital expenditures in excess of $50,000 except for website construction and related software development costs

    - fail to maintain equipment and assets

    - change accounting methods, except as may lawfully be required

    - declare or pay any dividend

    - waive or release any material right or claim

    - settle or commence any litigation

    - issue any capital stock of any class, or issue options, warrants or similar rights to obtain shares of its capital stock (except for rights currently outstanding)

    - recapitalize

    - merge, consolidate or reorganize except for this Merger

    - amend its certificate of incorporation or by-laws

    - license its technology

    - pay to Medicore 20% of the net proceeds up to $1,000,000 from the exercise of the publicly traded warrants which after the Merger become MainStreet warrants

EXCLUSIVITY

    Until the earlier of termination of the Merger Agreement or the consummation of the Merger, none of the parties to the Merger Agreement nor any of their officers, directors, employees, representatives or agents shall arrange, solicit or otherwise conduct discussions or negotiations or enter into any agreement with any other person expressing an interest in or proposing any merger, consolidation, reorganization, business combination, significant asset sale, exchange of securities or similar transaction involving any of the companies participating in the Merger Agreement, except to the extent required by their fiduciary duties as determined by their board of directors.

CONFIDENTIALITY AND ANNOUNCEMENTS

    - each party to keep confidential any non-public information obtained from other parties

    - no announcement relating to the Merger Agreement or Merger without the prior approval of the other party, provided, DCA may make announcements necessary to comply with the federal securities laws and Nasdaq regulations; and MainStreet as it deems necessary to communicate with its stockholders

TERMINATION

    The Merger Agreement may be terminated in the following situations:

    - by mutual consent of the parties at any time prior to the Effective Time, even after shareholder approval, if any court or governmental body issues any order, judgment, decision, injunction, restraining order or ruling prohibiting either the Merger or the DCA Asset sale

    - by DCA alone if (a) MainStreet or MainStreet Acquisition Inc. fails to perform any material covenant required of them in the Merger Agreement, or
      (b) the conditions to DCA completing the Merger as provided in the Merger Agreement have not been satisfied by May 31, 2000 unless waived by DCA

    - by MainStreet and MainStreet Acquisition Inc. if (a) DCA fails to perform any material covenant required of it in the Merger Agreement, or (b) the covenants to MainStreet and MainStreet Acquisition Inc. completing the Merger as provided in the Merger Agreement have not been satisfied by May 31, 2000 unless waived by MainStreet, or (c) MainStreet and MainStreet Acquisition Inc. determine, based upon accounting and tax documentation, that there is a significant probability that the tax liability of DCA as a result of the proposed Transactions will be greater than $500,000

EFFECT OF TERMINATION

    In the event of termination, the Merger Agreement becomes void with no liability on the part of DCA, MainStreet or MainStreet Acquisition Inc., except
(i) for their representations as to the accuracy of documents furnished pursuant to the Merger Agreement, and that no facts exist that reflect adverse consequences to each parties' business and operations; (ii) maintenance of confidentiality of non-public information, and (iii) the breakup fee (see below). Termination of the Merger Agreement will not relieve any party for a breach of the Merger Agreement.

BREAKUP FEE

    In the event the Merger Agreement is terminated, other than by mutual consent or due to no fault of MainStreet or MainStreet Acquisition Inc., then a breakup fee will be paid by DCA to MainStreet. The breakup fee consists of an investment in the equity of MainStreet of 20% of the net proceeds received from the exercise of the DCA warrants, but only to the extent there are such proceeds, which exercises occur from the date of the Merger Agreement, October 20, 1999, to the date of the termination. This investment is based on a pre-financing valuation of MainStreet of $22,500,000 or the lowest price per share of MainStreet common stock paid by an investor within one year from the date of termination of the Merger Agreement.

INDEMNIFICATION

    - Mutual indemnification: (i) Buyer to DCA and its successor, MainStreet, and MainStreet Acquisition Inc. and their affiliates as to pre-Merger events relating to DCA; and (ii) MainStreet and MainStreet
      Acquisition Inc., jointly and severally, to DCA and its affiliates as to pre-Merger events relating to MainStreet and MainStreet Acquisition Inc., as to their misrepresentations or breach of their respective representations and warranties, or breach or nonperformance of any of their respective covenants or agreements contained in the Merger Agreement

    - Buyer also agreed and covenanted that the DCA Assets being acquired by it as a wholly-owned subsidiary of Medicore shall not be upstreamed to Medicore for one year following the Effective Time

EXPENSES

    Whether or not the Merger is completed and executed as described above, DCA and MainStreet will each pay their own expenses in connection with the Merger, including legal, accounting and investment banking fees, except that the expenses incurred in connection with the filing, printing and mailing of the registration statement and the proxy statement/prospectus (including filing fees relating thereto) will be shared on a pro-rata basis, including state filing fees.

                    CERTAIN AGREEMENTS RELATED TO THE MERGER

CONTRIBUTION AGREEMENT RELATING TO CEO LETTER.COM INC.

    Simultaneously with the execution of the Merger Agreement, MainStreet entered into a Contribution Agreement with certain of its shareholders (the "Contributors"), who own 100% of the common stock of CEO Letter, a Delaware corporation. This Contribution Agreement provides for the Contributors to transfer to MainStreet all of their CEO Letter common stock at the closing of the Merger. Accordingly, CEO Letter will become a wholly-owned subsidiary of MainStreet. In consideration for such transfer, the Contributors will receive 250,000 shares of MainStreet common stock.

    The Contribution Agreement contains basic organizational and authority representations, with Contributors coveting to conduct and maintain the business of CEO Letter.

    CEO Letter is a central website designed to provide executive officers of publicly traded companies a facility and forum to discuss their companies to the multitude of Internet users and investors. CEO Letter has an exclusive agreement with an unaffiliated rewards incentive Internet company, FreeRide Media.com, to participate in their rewards incentive program, which attracts the FreeRide members, which FreeRide indicates is close to 500,000 people, to CEO Letter's website. This awards program is also available to MainStreet for their clients' use in their website securities offerings. See "MainStreet--Business--Description."

MAINSTREET AND AFFILIATES AGREEMENT WITH TODD & COMPANY, INC.

    Todd, a broker-dealer registered with the Securities and Exchange Commission and a member of the NASD, entered into an agreement with MainStreet and two of MainStreet's executive officers, Joseph Salvani, Chairman, CEO and President, and Ralph DeLuca, Vice President. Both Messrs. Salvani and DeLuca hold these positions with CEO Letter. The Todd Agreement provides that for a 36 month period to April 25, 2002, Messrs. Salvani and DeLuca shall recommend to all prospective MainStreet clients that choose to have an underwriter for their securities offerings, that Todd act as their proposed underwriter, which Todd has the option of accepting or rejecting. If such proposed MainStreet client has already contracted with another broker-dealer other than Todd in connection with its proposed public offering, Todd will be recommended to be part of the selling group.

There are no guaranties that Todd will receive any referrals or actual business, nor does Todd have to accept any such referrals.

    In consideration for the affiliation of MainStreet with Todd, MainStreet has issued to Thomas K. Langbein and his designees an aggregate of 900,000 shares of MainStreet common stock, of which Mr. Langbein retained 660,000 shares, and 45,000 shares each gifted to his two brothers, one of whom is employed by Medicore, and 75,000 shares each gifted to his two children, who are of majority age. See "Selling Shareholders."

    With respect to any business Todd obtains under the Todd Agreement, Todd will retain 10% of the gross proceeds and such sums for expense reimbursement, with the balance to be shared equally between and among Todd and Messrs. Salvani and DeLuca. No compensation shall be due or paid by Todd if any such payments are in violation of the NASD rules. The board of directors of MainStreet approved this transaction.

THE MAINSTREET AFFILIATES LOCK-UP AGREEMENTS

    The affiliates and principal shareholders of MainStreet, owning approximately 80% of the common stock, have executed lock-up agreements with MainStreet. These lock-up agreements provide that until December 31, 2000 the MainStreet affiliates and most of the principal shareholders (exclusive of Thomas K. Langbein (660,000 shares with additional shares of DCA which will entitle him to an additional 260,000 MainStreet shares upon completion of the Merger) and Mmes. Hubertfeld and Bodner, who are each registering 250,000 of their 500,000 MainStreet shares, see "MainStreet--Security Ownership of Management and Certain Beneficial Owners" and "Selling Shareholders") will not encumber, subject to customary exemptions such as pledges to lenders provided the lenders will assume such lock-up restraints, sell, transfer, convey, write or issue options or similar rights with respect to their MainStreet common stock.

                          DCA--SELECTED FINANCIAL DATA

    The following selected financial data for the five years ended December 31, 1998 is derived from the audited consolidated financial statements of DCA. The consolidated financial data for the nine-month periods ended September 30, 1999 and 1998, which have not been audited by independent certified public accountants, reflect, in the opinion of management, all adjustments (which include only normal necessary adjustment) necessary to present fairly the information set forth therein. The results of operations for the nine-month period ending September 30, 1999 are not necessarily indicative of results to be expected for the fiscal year ending December 31, 1999. This data is qualified in its entirety by reference to and should be read in conjunction with the Consolidated Financial Statements and Notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are included elsewhere in this proxy statement/prospectus.

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                   NINE MONTHS
                                                      ENDED
                                                  SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                               -------------------   ----------------------------------------------------
                                                 1999       1998       1998     1997(1)      1996       1995       1994
                                               --------   --------   --------   --------   --------   --------   --------
                                                   (UNAUDITED)
Revenues.....................................   $4,454     $2,873     $4,004     $9,221     $4,137     $2,668     $2,201
Net (loss) income............................     (467)      (211)      (204)     1,993        (23)      (167)        75
(Loss) earnings per share
Basic........................................     (.13)      (.06)      (.06)       .56       (.01)      (.07)       .03
Diluted......................................     (.13)      (.06)      (.06)       .55       (.01)      (.07)       .03

                        CONSOLIDATED BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                 SEPTEMBER 30,                          DECEMBER 31,
                                              -------------------   ----------------------------------------------------
                                                1999       1998       1998     1997(1)      1996       1995       1994
                                              --------   --------   --------   --------   --------   --------   --------
                                                     ) (UNAUDITED
Working capital.............................   $4,851     $5,551     $5,115     $7,062     $4,529     $ 651      $ 187
Total assets................................    8,973      8,958      9,349     11,638      7,522     3,972      6,847
Intercompany receivable from Medicore (non-
  current portion)(2).......................                  30        121                                      3,134
Long term debt, net of current portion(3)...      648        623        633        693        585       152
Stockholders' equity........................    7,461      7,809      7,771      8,049      6,000     2,569      5,899

------------------------

(1) Reflects the sale of substantially all the assets of DCA's Florida subsidiary, Dialysis Services of Florida, Inc.--Fort Walton Beach ("DSF") and related Florida dialysis operations, including the homecare operations of another subsidiary, Dialysis Medical, Inc. ("DMI"), to Renal Care
    Group, Inc. and its affiliates ("RCG") for $5,065,000 of which consideration $4,585,000 was cash with the balance consisting of 13,873 shares of RCG common stock. DCA owned 80% of DSF and DMI and on February 20, 1998 the 20% interest of DSF owned by its former medical director and his 20% interest in DMI were redeemed for approximately $625,000 of which sum included 6,936 shares of the RCG common stock valued at $240,000 with the balance in cash. See "DCA--Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 9 to "DCA--Notes to Consolidated Financial Statements."

(2) $1,000,000 repaid by Medicore on October 4, 1995; approximately $3,134,000 reduction effected through $1.30 per share dividend in November, 1995. See Note (1) above and "DCA--Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) Includes advances from Medicore.

        DCA--MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED
     SEPTEMBER 30, 1998

    Medical service revenue increased approximately $1,653,000 (66%) during the nine months ended September 30, 1999 compared to the same period of the preceding year. This increase reflected increased revenues of DCA's Pennsylvania dialysis centers of approximately $1,222,000 for the nine months ended
September 30, 1999, including revenues of approximately $578,000 for DCA's Chambersburg, Pennsylvania dialysis center which commenced operations in January 1999. Also included in the increase in revenues are revenues of approximately $431,000 from the Manahawkin, New Jersey center which commenced operations in the fourth quarter of 1998. Although the operations of the new centers have resulted in additional revenues, they are in the developmental stage and, accordingly, their operating results will adversely affect DCA's results of operations until they achieve a sufficient patient count to cover fixed operating costs.

    Interest and other income decreased approximately $72,000 for the nine months ended September 30, 1999 compared to the same period of the preceding year largely due to a decrease in interest earned as a result of a decrease in invested funds.

    Cost of medical services sales amounted to 70% for the nine months ended September 30, 1999 compared to 72% for the same period of the preceding year with improvements at existing centers more than offsetting higher costs at DCA's new dialysis centers which are still in their developmental stage.

    Selling, general and administrative expenses increased approximately $674,000 for the nine months ended September 30, 1999 compared to the same period of the preceding year. This increase reflected the commencement of operations at DCA's new dialysis centers, costs in the second quarter of 1999 of approximately $93,000 associated with management's decision not to go through with plans to construct a facility in Toms river, New Jersey, and $153,000 in compensation expense for issuance of stock options in April, 1999 (see Note 6 to "DCA--Notes to Consolidated Condensed Financial Statements"). Selling general and administrative expenses as a percent of medical services revenue amounted to 49% for the nine months ended September 30, 1999 compared to 55% for the same period of the preceding year.

    Interest expense decreased approximately $8,000 for the nine months ended September 30, 1999 compared to the same period of the preceding year, which included reductions in interest expense to Medicore of $6,000. The overall decrease included increases in interest on equipment financing obligations, which were more than offset by decreases in interest on other debt agreements due to decreases in average outstanding borrowings.

    1998 COMPARED TO 1997

    Medical service revenues decreased approximately $823,000 (19%) for the year ended December 31, 1998 compared to the preceding year. This decrease reflects the loss of revenues, which amounted to approximately $1,663,000 for the preceding year, from the sale of DCA's Florida dialysis operations on October 31, 1997, which was offset to some degree by increased revenues of DCA's Pennsylvania dialysis centers of approximately $782,000 including increased revenues of approximately $510,000 at DCA's dialysis center located in Carlisle, Pennsylvania, which commenced operations in July 1997 and $58,000 from a new dialysis center located in Manahawkin, New Jersey, which received regulatory approval in December, 1998. Although the operations of these centers have resulted in additional revenues, they are in the developmental stage and, accordingly, their operating results will adversely affect DCA's results of operations until they achieve a sufficient patient count to cover fixed operating costs.

    Interest and other income increased by approximately $37,000 for the year ended December 31, 1998 compared to the preceding year. This increase is largely due to interest earned on proceeds invested from the October 1997 sale of DCA's Florida dialysis operations.

    Revenues for 1997 included a gain of approximately $4,431,000 upon the sale of substantially all of the assets of DCA's Florida subsidiary, and its related operations.

    Cost of medical services sales increased to 71% in 1998 compared to 62% in 1997 reflecting increases in healthcare salaries and supply costs as a percentage of sales, including the operations of DCA's two new centers in Carlisle, Pennsylvania and Manahawkin, New Jersey which are still in their developmental stage. The preceding year included higher hospital treatment revenues, which have a substantially lower cost of sales, with DCA's Florida hospital operations having been sold on October 31, 1997.

    Selling, general and administrative expenses decreased by approximately $308,000 (14%) for 1998 compared to the preceding year. This decrease included a decrease resulting from the sale of the Florida dialysis operations offset by increases in expenses at the dialysis center in Carlisle, Pennsylvania, which commenced operations in July, 1997, expenses in connection with the startup of the new dialysis center in Manahawkin, New Jersey and the start up of a new center in Chambersburg, Pennsylvania, which commenced operations in January, 1999, and another center presently under construction in New Jersey. Also, contributing to the decrease was the fact that 1997 included an expense for stock compensation of approximately $322,000 in conjunction with forgiveness of notes from option exercises.

    Interest expense decreased by approximately $5,000 during the comparable periods largely as a result of reduced average outstanding borrowings.

    1997 COMPARED TO 1996

    Medical service revenues increased approximately $544,000 (14%) for the year ended December 31, 1997 compared to the preceding year. This growth was largely attributable to increased revenues of approximately $533,000 at DCA's Lemoyne, Pennsylvania facility, which commenced operations in June 1995 and approximately $329,000 from a new dialysis center located in Carlisle, Pennsylvania, which commenced operations in July 1997. These increased revenues were offset by approximately $312,000 of lost revenues from the sale of DCA's Florida dialysis operations on October 31, 1997. Although the operations of the new Carlisle center have resulted in additional revenues during 1997, it is in the developmental stage and, accordingly, its operating results will likely adversely affect DCA's results of operations until they achieve a sufficient patient count to cover fixed operating costs.

    Interest and other income increased by approximately $109,000 for the year ended December 31, 1997 compared to the preceding year. This increase is largely due to investment earnings derived from proceeds of (i) DCA's public offering completed in the second quarter of 1996 and (ii) the October, 1997 sale of its Florida dialysis operations.

    1997 revenues included a gain of approximately $4,431,000 on the sale of substantially all of the assets of Dialysis Services of Florida, Inc.--Fort Walton Beach, and its related operations.

    Cost of medical services increased by approximately $204,000 (8%) for the year ended December 31, 1997 compared to the preceding year with the net increase mainly attributable to the increase in revenues for the Lemoyne, Pennsylvania facility and the commencement of operations at the new dialysis center located in Carlisle, Pennsylvania offset by the cost decreases resulting from the sale of the Fort Walton Beach, Florida facility. Cost of medical services as a percentage of sales decreased to 62% for the year ended December 31, 1997 compared to 65% for the preceding year. This decline was primarily attributable to diminuated supply costs as a percentage of sales.

    Selling, general and administrative expenses increased by approximately $578,000 (37%) for 1997 compared to the preceding year. Selling, general and administrative expenses as a percentage of medical services revenues amounted to 49% compared to 41% in the preceding year. This increase included expenses involved in the opening of DCA's new Pennsylvania dialysis center in Carlisle and expansion of the operations of its facility in Lemoyne, Pennsylvania offset by decreases resulting from the sale of Florida dialysis operations. Also, included in this increase was stock compensation expense during the fourth quarter of 1997 of approximately $322,000 in conjunction with forgiveness of notes from option exercises.

    Interest expense showed no significant increases or decreases during the comparable periods.

    For fiscal 1998, DCA will adopt the provisions of Financial Accounting Standards Board Statements No. 130, "Reporting Comprehensive Income" and
No. 131, "Disclosure About Segments of an Enterprise and Related Information," which it is anticipated will not have a material effect on its consolidated financial statements or significantly change its segment reporting disclosures. See Note 1 to "DCA--Notes to Consolidated Financial Statements."

    LIQUIDITY AND CAPITAL RESOURCES

    Working capital totaled $4,851,000 at September 30, 1999, which reflected a decrease of approximately $264,000 during the nine months ended September 30, 1999. Included in the changes in components of working capital was a decrease in cash and cash equivalents of $1,158,000, which included net cash used in operating activities of $895,000, net cash used in investing activities of $278,000 (including additions to property and equipment of $326,000 primarily related to new centers) and net cash provided by financing activities of $16,000 (including an increase in advances from Medicore of $158,000 and debt repayments of $142,000).

    During 1988, DCA obtained mortgages totaling $1,080,000 on its two buildings, one in Lemoyne, Pennsylvania and the other in Easton, Maryland, which had a combined remaining balance of $300,000 at September 30, 1999 ($360,000 at December 31, 1998). The bank has liens on the real and personal property of DCA, including a lien on all rents due and security deposits from the rental of these properties. An unaffiliated Maryland dialysis center, competitive with DCA, continues to lease space from DCA in its building in Easton, Maryland. A competitive Pennsylvania dialysis center relocated during 1995 and DCA constructed its own dialysis facility at the property that commenced treatments in June 1995. See Note 3 to "DCA--Notes to Consolidated Financial Statements."

    DCA has an equipment purchase agreement for kidney dialysis machines for its dialysis facilities which has a remaining balance of $507,000 at September 30, 1999 and $449,000 at December 31, 1998, which included additional equipment financing of approximately $141,000 and $185,000 during the nine months ended September 30, 1999 and September 30, 1998, respectively. See Note 3 to "DCA--Notes to Consolidated Financial Statements."

    Capital is needed primarily for the development of outpatient dialysis centers. The construction of a 15 station facility, typically the size of DCA's dialysis facilities, costs in the range of $600,000 to $750,000 depending on location, size and related services to be provided, which includes equipment and initial working capital requirements. Acquisition of an existing dialysis facility is more expensive than construction, although acquisition provides for an immediate ongoing operation, which most likely would be generating income. Development of a dialysis facility to initiation of operations takes four to six months and usually 12 months or longer to generate income. DCA has entered into agreements with medical directors, and intends to establish additional facilities in New Jersey, Pennsylvania, and Georgia.

    DCA, having operated on a larger scale in the past, is seeking to expand its outpatient dialysis treatment facilities and inpatient dialysis care. Such expansion, whether through acquisitions of existing centers or the development of its own dialysis centers, requires capital, which was the basis for DCA's security offering in 1996 and sale of its Florida dialysis operations in 1997. DCA opened its fifth center in Chambersburg, Pennsylvania during the first quarter of 1999, has recently opened its sixth center in Vineland, New Jersey, and is in the initial development stage for a new dialysis center in Georgia. The professional corporations and associations providing the medical director services to its Manahawkin, New Jersey center, to another center presently under development in New Jersey, and to its Carlisle and Chambersburg, Pennsylvania facilities each have a 20% interest in the subsidiaries operating those dialysis centers. No assurance can be given that DCA will be successful in implementing its growth strategy or that remaining proceeds from its 1996 securities offering and Florida dialysis operations sale in 1997 will be adequate or that sufficient outside financing would be available to fund expansion. See Notes 7 and 9 to "DCA--Notes to Consolidated Financial Statements."

    Management believes that current levels of working capital will enable it to successfully meet its liquidity demands for at least the next twelve months.

    YEAR 2000 READINESS

    The Year 2000 computer information processing challenge associated with the recent millennium change concerned the ability of computerized information systems to properly recognize date sensitive information, with which many companies, public and private, were faced to ensure continued proper operations and reporting of financial condition. Management was fully aware of the Year 2000 issues, made its assessments, which included testing each component of software and hardware systems to insure each component operated properly with the date advanced to the year 2000, developing awareness and educating employees and patients regarding the Year 2000 issue and advising them of contingency plans, in case of total operating failure, which would include transferring the patients to our backup hospitals or referring to other non-affiliated dialysis centers. The education phase was ongoing to assure staff and patients of the nature of the Year 2000 issue and the contingency plans then available. Now that the Year 2000 has arrived, we have not experienced any computer or other year 2000 problems within any of our systems or with third party suppliers or providers.

    In mid-year 1999, we installed a new Year 2000 compliant accounting package, providing us with our own independent system of bookkeeping, accounting and financial records and reducing our reliance on Medicore's system and staff. This new system's cost, for equipment, software and training, was approximately $40,000.

    One of the most significant risks in our operations with respect to the recent millenium change related to billing and collection from third-party payors, and, in particular, Medicare. We receive a substantial portion of our revenues from Medicare for treatment of dialysis patients and related services. HCFA, through whom the Medicare program and payments are effected, has indicated it has done and continues to accomplish all it can to insure the Medicare ESRD program continues operating smoothly and that dialysis providers, like ourselves, may continue to timely bill electronically for patient services with Medicare payments to be made timely. In 1998, we installed a new electronic billing software program that was developed according to Medicare's compliance guidelines, which guidelines require not only system but also Year 2000 compatibility. We initiated electronic Medicare billing in January, 1999 without any problems. Other third-party payors, such as insurance companies, are presently billed with hard copy. The costs of the software modifications were minimal, approximately $1,000, and we do not anticipate any further costs with respect to Year 2000 compliance, and, if any, such would not be anticipated to be material.

    With respect to non-information technology systems, which typically include embedded technology, such as microcontrollers, the major equipment used in patient dialysis treatment is not date sensitive and did not pose any threat of a system breakdown due to the Year 2000 issue. Most of our dialysis equipment is new. We retain technicians who test and maintain dialysis operations equipment.

    In addition to addressing our own internal software system and equipment, we had communicated with all of our suppliers, service providers and other key third parties, including banks, hospitals, insurance companies, drug and medical equipment and soft good suppliers, utilities, waste removal and water and sewer services with whom we deal to determine the extent of their Year 2000 compliance, what actions they were taking to assess and address that issue, and whether they would be compliant. We received written assurances from these third parties indicating that they were Year 2000 compliant, and, in fact, we have not experienced any material adverse effects in entering into the Year 2000.

    We assumed a worse case scenario that some of our critical suppliers might experience a millenium problem and limit, delay or be unable to deliver supplies for patient treatment. In response, we identified other sources of supplies and maintained specific contacts with those suppliers, and had it been necessary, which it was not, would have requested those suppliers to carry more inventory earmarked for us. At the millenium change there were no supply problems.

    Another area that could have significantly impacted our operations in providing dialysis treatment to patients related to third-party providers, specifically, the utility companies providing water, a necessary resource for dialysis treatments, and electricity. These providers and services are beyond our control, and we do not have a separate generator for electricity nor other sources for water. None of these utilities have failed to provide services. However, we had in place plans to reduce the impact of any such utility shortages or outages which included notification to our utilities companies of our dialysis center locations, schedules and emergency services required and a 24-hour contact as well as notification to each of our landlords to assure access to the facility for our staff and key service providers.

    We have not experienced any material unanticipated negative consequences from the Year 2000 issues. We believe our assessment and implementation of our Year 2000 issues were satisfactorily completed, as evidenced by our continued and uninterrupted dialysis operations. However, we have only just entered the new millenium, and there may yet arise Year 2000 problems that we are not aware of. These unknowns do not allow us the ability to predict with any significant accuracy or to quantify these Year 2000 issues' impact upon us, since they would involve uncertainty of costs we might incur as a result of these unknown Year 2000 failures that might yet occur despite the successful implementation of our program.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    DCA does not consider its exposure to market risks, principally changes in interest rates, to be significant.

    Sensitivity of results of operations to interest rate risks on the DCA's investments is managed by conservatively investing liquid funds in short-term government securities of which DCA held approximately $3,967,000 at September 30, 1999 and approximately $5,000,000 at December 31, 1998.

    Interest rate risk on debt is managed by negotiation of appropriate rates for equipment financing obligations based on current market rates. There is an interest rate risk associated with DCA's variable rate mortgage obligations which totaled $300,000 at September 30, 1999 and $360,000 at December 31, 1998.

    DCA has exposure to both rising and falling interest rates. A 1/2% decrease in rates on its third quarter investments in government securities and a 1% increase in rates on its year-end mortgage debt would result in a negative annual impact of approximately $23,000 on its result of operations.

    DCA does not utilize financial instruments for trading or speculative purposes and does not currently use interest rate derivatives.

NEW ACCOUNTING PRONOUNCEMENTS

    In June, 1998, the Financial Accounting Standards Board issued Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 is effective for fiscal quarters of fiscal years beginning after June 15, 2000. FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires, among other things, that all derivatives be recognized as either assets or liabilities in the statement of financial position and that these instruments be measured at fair value. The Company is in the process of determining the impact that the adoption of FAS 133 will have on its consolidated financial statements.

IMPACT OF INFLATION

    Inflationary factors have not had a significant effect on DCA's operations, although DCA has experienced increased costs of healthcare salaries and supply costs. A substantial portion of the Company's revenue is subject to reimbursement rates established and regulated by the federal government. These rates do not automatically adjust for inflation. Any rate adjustments relate to legislation and executive and Congressional budget demands, and have little to do with the actual cost of doing business. See "Operations--Medicare Reimbursement" and "Government Regulation" under "DCA--Business--Description." Therefore, dialysis services revenues cannot be voluntary increased to keep pace with increases in supply costs or nursing and other patient care costs. Increased operating costs without a corresponding increase in reimbursement rates may adversely affect DCA's earnings in the future.

                      MAINSTREET--SELECTED FINANCIAL DATA

                                                            PERIOD APRIL 12, 1999
                                                               (INCEPTION) TO
                                                              OCTOBER 31, 1999
                                                            ---------------------
Statement of Operations Data:.............................        $      --
  Sales
  Expenses:
    Payroll expense.......................................          104,999
    Consulting fees.......................................           57,479
    General and administrative expenses...................          127,631
                                                                  ---------
  Net loss................................................        $(290,109)
                                                                  =========
  Net loss per common share...............................        $    (.04)
                                                                  =========
Balance Sheet Data:
  Working capital.........................................        $ 107,397
  Total assets............................................        $ 285,378
  Long-term debt..........................................               --
  Total liabilities.......................................               --
  Stockholders' equity....................................        $ 285,378

              MAINSTREET--MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    MainStreet has been essentially a development stage company since its inception in April, 1999. MainStreet has devoted all of its resources and attention to developing its Website whereby companies can, through Direct Public Offerings (self-underwritings), offer their securities over the Internet to the investing public.

    To date, MainStreet has not realized any revenues from the sale of the use of its websites and related services. Payroll costs amounted to approximately $104,000 for the period April 12, 1999 (inception) to October 31, 1999. MainStreet has also paid consultants $57,000 for services related to the start-up of the business. In addition, MainStreet has incurred general and administrative costs of approximately $128,000. Included in the general and administrative costs is $59,000 for advertising and design costs for developing promotional literature, $36,000 for legal costs, and $10,000 for promotional materials. The balance of the general and administrative costs represents office expenses, insurance and telephone costs.

LIQUIDITY AND CAPITAL RESOURCES

    MainStreet has raised approximately $575,000 from its founders and other qualified investors. It is anticipated that MainStreet will realize proceeds from the exercise of outstanding options and warrants of its merger candidate, DCA. The amount of such proceeds, if any, is unknown at this time. In addition, MainStreet has made its significant investment in its beginning of operations with the design of its Website and marketing efforts and, in the opinion of management, the future operations will have a low overhead.

    Joseph Salvani, the Chairman of the Board, Chief Executive Officer and President of MainStreet, has granted MainStreet a stand-by letter of commitment whereby he has agreed to lend MainStreet up to $1,000,000 to support its operations for the next twelve months. It is anticipated that with the proceeds from the exercise of outstanding options and warrants, its existing working capital and the stand-by letter of commitment, MainStreet will have sufficient resources to support its operations for the next year.

    MainStreet anticipates that for the near future its revenues, if any, will principally be derived from those fees paid by issuers for the use of the Website. MainStreet also anticipates that it will receive revenues from the operations of CEO Letter when that proposed subsidiary becomes operational; however, there is no way of estimating the potential revenues, if any, that might be derived from CEO Letter. Additionally, MainStreet is also seeking to augment its revenues from the sale of products and services over the Internet for those companies that have utilized MainStreet's Website for their public offerings. To date, MainStreet has no contracts for such marketing of products and services, and it is believed that it will take some time to develop this proposed segment of its business.

    The forward-looking information reflected above is based upon only those commitments which are known as of October 31, 1999, and do not incorporate the expected revenue to be derived by MainStreet during the course of the next twelve months.

                                 DCA--BUSINESS

DESCRIPTION

    GENERAL

    DCA, organized in 1976, develops and operates six outpatient kidney dialysis centers, four in Pennsylvania and two in New Jersey, that provide dialysis and ancillary services to approximately 160 patients suffering from chronic kidney failure, generally referred to as ESRD. For the nine months ended September 30, 1999, DCA performed approximately 21,300 dialysis treatments, of which approximately 17,600 were for outpatients, 2,171 for peritoneal treatments, and 1,517 represented inpatient dialysis treatments. DCA's facilities are designed for a maximum of 86 stations in the aggregate to render outpatient dialysis treatment and training of home dialysis patients.

    DCA's inpatient dialysis treatments are conducted under contractual relationships currently with three hospitals located in areas serviced by three of DCA's outpatient dialysis subsidiaries. Peritoneal dialysis, sometimes referred to as Method II home patient treatment, requires DCA to provide equipment and supplies, training, patient monitoring and follow-up assistance to patients who are able to perform their treatments at home.

    DCA's future growth depends primarily on the availability of suitable dialysis centers for acquisition or development in appropriate and acceptable areas. Growth also depends on DCA's ability to develop these new potential dialysis centers at costs within its budget while competing with larger companies, some of which are public companies or divisions of public companies with much greater personnel and financial resources who have a significant advantage in acquiring and/or developing facilities in areas targeted by DCA. Additionally, there is intense competition for retaining qualified nephrologists, who normally are a substantial if not the sole source of patient referrals and are responsible for the supervision of the dialysis centers, and assist in finding nursing and technical staff at reasonable rates.

    DCA's net revenues are derived primarily from four sources: (i) outpatient hemodialysis services; (ii) peritoneal dialysis services, including Method II services; (iii) inpatient hemodialysis services for acute patient care provided through agreements with hospitals and other healthcare entities; and
(iv) ancillary services associated with dialysis treatments, primarily certain tests and the administration of erythropoietin ("EPO"), a bio-engineered protein that stimulates the production of red blood cells, since a deteriorating kidney looses its ability to regulate red blood cell count, resulting in anemia. Dialysis is an ongoing and necessary therapy to sustain life for kidney dialysis patients and utilization of DCA's services is substantially predictable. ESRD patients normally receive 156 dialysis treatments each year. For the nine months ended September 30, 1999 and for the year ended December 31, 1998, approximately 76% and 74%, respectively of DCA's revenues were derived from Medicare reimbursement.

    Essential to operations and income is Medicare reimbursement which is a fixed rate determined by the Health Care Financing Administration ("HCFA") of the Department of Health and Human Services ("HHS"). The level of DCA's revenues and profitability may be adversely affected by future legislation that could result in rate cuts. Additionally, operating costs tend to increase over the years without any comparable increases, if any, in the prescribed dialysis treatment rates, which usually remain fixed and have decreased over the years. There also may be reductions in commercial third-party reimbursement rates. See below "Operations--Medicare Reimbursement." The inpatient dialysis service agreements for treating acute kidney disease are not subject to government fixed rates, but rather are negotiated with the hospitals, and typically the rates are higher on a per treatment basis. DCA's inpatient treatments have accounted for approximately 10% of its Company's revenues for the nine months ended
September 30, 1999, compared to 11% for the year ended December 31, 1998.

    DIALYSIS INDUSTRY

    Kidneys generally act as a filter removing harmful substances and excess water from the blood, enabling the body to maintain proper and healthy balances of chemicals and water. Chronic kidney failure (ESRD) which results from chemical imbalance and buildup of toxic chemicals, is a state of kidney disease characterized by advanced irreversible renal impairment. ESRD is a likely consequence of complications resulting from diabetes, hypertension, advanced age, and specific hereditary, cystic and urological diseases. ESRD patients, in order to survive, must obtain a kidney transplant, which procedure is limited due to lack of suitable kidney donors and ESRD patients and the incidence of rejection of transplanted organs, or obtain regular dialysis treatment for the rest of their lives.

    ESRD TREATMENT OPTIONS

    Treatment options for ESRD patients include (1) hemodialysis, performed either at (i) an outpatient facility, or (ii) inpatient hospital facility, or
(iii) the patient's home; (2) peritoneal dialysis, either continuous ambulatory peritoneal dialysis ("CAPD") or continuous cycling peritoneal dialysis ("CCPD"), usually performed at the patient's home; and/or (3) kidney transplant. The significant portion of ESRD patients receive treatments at non-hospital owned outpatient dialysis facilities (approximately 83%) with the remaining patients treated at home through hemodialysis or peritoneal dialysis. Patients treated at home are monitored by a designated outpatient facility.

    The most prevalent form of treatment for ESRD patients is hemodialysis, which involves the use of an artificial kidney, known as a dialyzer, to perform the function of removing toxins and excess fluids from the bloodstream. This is accomplished with a dialysis machine, a complex blood filtering device which takes the place of certain functions of the kidney and which machine also controls external blood flow and monitors the toxic and fluid removal process. The dialyzer has two separate chambers divided by a semi-permeable membrane, and at the same time the blood circulates through one chamber, a dialyzer fluid is circulated through the other chamber. The toxins and excess fluid pass through the membrane into the dialysis fluid. On the average, patients usually receive three treatments per week with each treatment taking three to five hours. Dialysis treatments are performed by teams of licensed nurses and trained technicians pursuant to the staff physician's instructions.

    Home hemodialysis treatment requires the patient to be medically suitable and have a qualified assistant. Additionally, home hemodialysis requires training for both the patient and the assistant, which usually takes four to eight weeks. DCA does not currently provide home hemodialysis service. The use of conventional home hemodialysis has declined and is minimal due to the patient's suitability and lifestyle, the need for the presence of a partner and a dialysis machine at home, and the higher expense involved over CAPD.

    A second home treatment for ESRD patients is peritoneal dialysis. There are several variations of peritoneal dialysis, the most common being CAPD and CCPD. All forms of peritoneal dialysis use the patient's peritoneal (abdominal) cavity to eliminate fluid and toxins from the patient. CAPD utilizes dialysis solution installed manually into the patient's peritoneal cavity, which does not require the use of a mechanical device or an assistant. The patient uses a sterile dialysis solution which is fed into the cavity through a surgically-placed catheter. The solution is allowed to remain in the abdominal cavity for a three to five hour period and is then drained. The cycle is then repeated. CCPD is performed in a manner similar to CAPD, but utilizes a mechanical device to cycle dialysis solution while the patient is sleeping. Peritoneal dialysis is the third most common form of ESRD therapy following center hemodialysis and renal transplant.

    The third modality for patients with ESRD is kidney transplantation. While this is the most desirable form of therapeutic intervention, the scarcity of suitable donors and possibility of donor rejection limits the availability of this surgical procedure as a treatment option.

    SAME CENTER GROWTH

    DCA endeavors to increase same center growth by adding quality staff and management and attracting new patients to its existing facilities. DCA seeks to accomplish this objective by rendering high caliber patient care in convenient, safe and serene conditions for everyone involved. DCA believes that it has existing adequate space and stations within its facilities to accommodate greater patient volume and maximize its treatment potential and is working to achieve such increase, to lower its fixed costs, and operate at a greater efficiency level.

    ACQUISITION AND DEVELOPMENT OF FACILITIES

    One of the primary elements in acquiring or developing facilities is locating an area with an existing patient base under the current treatment of a local nephrologist, since the facility is primarily going to serve such patients. Other considerations in evaluating a proposed acquisition or development of a dialysis facility are the availability and cost of qualified and skilled personnel, particularly nursing and technical staff, the size and condition of the facility and its equipment, the atmosphere for the patients, the area's demographics and population growth estimates, state regulation of dialysis and healthcare services, and the existence of competitive factors such as hospital or proprietary non-hospital owned and existing outpatient dialysis facilities within reasonable proximity to the proposed center.

    Expansion of DCA's operations is currently through the development of its own dialysis facilities. Acquisition of existing outpatient dialysis centers, which DCA has not done in the past, is a faster but much more costly means of growth. To construct and develop a new facility ready for operations may take an average of four to six months, and approximately 12 months or longer to generate income, all of which are subject to location, size and competitive elements. Construction of a 15 station facility may cost in a range of $600,000 to $750,000 depending on location, size and related services to be provided by the proposed facility. Any significant expansion, whether through acquisition or development of new facilities, is dependent upon existing funds or financing from other sources. To date, no acquisitions have been made and should such acquisition opportunities arise, there is no assurance that DCA would have available or be able to raise the necessary financing to pursue or complete such an acquisition.

    There is no certainty as to when any new centers or service contracts will be implemented, or the number of stations, or patient treatments such may involve, or if such will ultimately be profitable. There is no assurance that DCA will be able to enter into favorable relationships with physicians who would become medical directors of such proposed dialysis facilities, or that it will be able to acquire or develop any new dialysis centers within a favorable geographic area. Newly established dialysis centers, although contributing to increased revenues, also adversely affect results of operations due to start-up costs and expenses with a smaller developing patient base. See "DCA--Management's Discussion and Analysis of Financial Condition and Results of Operations."

    OPERATIONS

    LOCATION, CAPACITY AND USE OF FACILITIES

    DCA currently operates six outpatient dialysis facilities in Pennsylvania and New Jersey, with a total designed capacity of 86 licensed stations. The Company owns and operates those centers through its subsidiaries, four of which are 80% owned and two are wholly-owned. The Lemoyne, Pennsylvania dialysis facility is located on property owned by DCA and leased to that subsidiary. See "DCA--Business--Properties."

    DCA also provides acute care inpatient dialysis services to three hospitals in areas serviced by three of its six dialysis facilities. Each of DCA's dialysis facilities provides training, supplies and on-call support services for home peritoneal patients. See "Dialysis Industry" above. The table below indicates when each subsidiary commenced operations and the number of patient treatments for the periods indicated.

                                                                     DIALYSIS TREATMENTS
                                                                     -------------------
                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                   COMMENCEMENT OF   -------------------
SUBSIDIARY AND LOCATION                              OPERATIONS        1999       1998
-----------------------                            ---------------   --------   --------
Dialysis Services of PA., Inc.--Lemoyne..........  June, 1995         7,600     7,500
Dialysis Services of PA., Inc.--Wellsboro........  September, 1995    3,000     3,600
Dialysis Services of PA., Inc.--Carlisle.........  September, 1997    3,000     3,500
                                                                                   250(1/2
Dialysis Services of NJ, Inc.--Manahawkin........  July, 1998         1,300           yr.)
Dialysis Services of PA., Inc.--Chambersburg.....  January, 1999      2,900         --
DCA of Vineland, LLC.............................  February, 2000        --         --

    DCA estimates that on average its centers are operating at approximately 56% of capacity as of December 31, 1999, based on the assumption that a dialysis center is able to provide up to three treatments a day per station, six days a week. DCA believes it may increase the number of dialysis treatments at its centers without making additional capital expenditures.

    OPERATIONS OF DIALYSIS FACILITIES

    DCA's dialysis facilities are designed specifically for outpatient hemodialysis and generally contain, in addition to space for dialysis treatments, a nurses' station, a patient weigh-in area, a supply room, water treatment space used to purify the water used in hemodialysis treatments, a dialyzer reprocessing room (where, with both the patient's and physician's consent, the patient's dialyzer is sterilized for reuse), staff work area, offices and a staff lounge. These facilities also have a designated area for training patients in peritoneal dialysis. Each facility also offers amenities for the patients, such as a color television with headsets for each dialysis station, to ensure the patients are comfortable and relaxed.

    DCA maintains a team of dialysis specialists to provide for the individual needs of each patient. In accordance with participation requirements under the Medicare ESRD program, each facility retains a medical director qualified and experienced in the practice of nephrology and the administration of a renal dialysis facility. See "Physician Relationships" below. Each facility is overseen by a nurse administrator who supervises the daily operations and the staff, which consists of registered nurses, licensed practical nurses, patient care technicians, a part-time social worker to assist the patient and family to adjust to dialysis treatment and to provide help in financial assistance and planning, and a part-time registered dietitian. These individuals supervise the patient's needs and treatments. See "Employees" below. DCA must continue to attract and retain skilled nurses and other staff, competition for whom is intense.

    DCA's facilities offer high-efficiency and conventional hemodialysis, which, in its experience, provides the most viable treatment for most patients. In 1999, DCA acquired an additional 32 dialysis machines which are more advanced and include better safety features and updated technology. The addition of the improved equipment enhances DCA's ability to provide more efficient treatment.

    DCA's facilities also offer peritoneal dialysis, both CAPD and CCPD. Training programs for CAPD or CCPD generally encompass two to three weeks at each facility, and such training is conducted by the facility's home training nurse. After the patient completes training, they are able to perform treatment at home with equipment and supplies provided by DCA.

    INPATIENT DIALYSIS SERVICES

    DCA presently provides inpatient dialysis services to three hospitals in Pennsylvania under agreements with DCA's subsidiaries. Each agreement is for a one-year term with automatic one-year renewal terms, subject to termination by notice of either party. Inpatient services are typically necessary for patients with acute kidney failure resulting from trauma or similar causes, patients in the early stages of ESRD, and ESRD patients who require hospitalization for other reasons.

    ANCILLARY SERVICES

    DCA's dialysis facilities provide certain ancillary services to ESRD patients, including the administration of EPO upon a physician's prescription. EPO is a bio-engineered protein which stimulates the production of red blood cells and is used in connection with dialysis to treat anemia, a medical complication frequently experienced by ESRD patients. EPO decreases the necessity for blood transfusions in ESRD patients. Other ancillary services that DCA provides to its patients include electrocardiograms and blood transfusions, all of which are separately reimbursed by Medicare. See "Medicare Reimbursement" below.

    PHYSICIAN RELATIONSHIPS

    An integral element to the success of a facility is its association with area nephrologists. A dialysis patient generally seeks treatment at a facility near the patient's home and where such patient's nephrologist has established its practice. Consequently, DCA relies on its ability to develop affiliations with area nephrologists who may provide additional patients and quality dialysis care.

    The conditions of a facility's participation in the Medicare ESRD program mandate that treatment at a dialysis facility be under the general supervision of a medical director who is a physician. DCA retains qualified physicians or groups of qualified physicians to serve as medical directors for each of its facilities. Generally, the medical directors are board eligible or board certified in internal medicine by a professional board specializing in nephrology and have had at least 12 months of experience or training in the care of dialysis patients at ESRD facilities. The medical directors are typically a significant source of referrals to the particular center served.

    Agreements with medical directors are usually for a term of five years or more with renewal provisions. Each agreement specifies the duties, responsibilities and compensation of the medical director. Usually, physician's fees for services are billed to the government payment authority on a direct basis and paid directly to the physician or the professional corporation which acts as the medical director for the facility. The agreements also provide for non-competition in a limited geographic area surrounding that particular dialysis center during the term of the agreement and upon termination for a limited period. However, the agreements do not prohibit physicians providing services at DCA's facility from providing direct patient care services at other locations; and consistent with the federal and state law, such agreements do not require a physician to refer patients to DCA's dialysis center.

    DCA's ability to establish a dialysis facility in a particular area is significantly geared to the availability of a qualified physician or nephrologist with an existing patient base to serve as DCA's medical director. The loss of a medical director who could not be readily replaced would have a material adverse effect on the operations of that facility and DCA. Compensation of medical directors is separately negotiated for each facility and generally depends on competitive factors such as the local market, the physician's qualifications and the size of the facility.

    PATIENT REVENUES

    A substantial amount of the fees for outpatient dialysis treatments are funded under the ESRD Program established by the federal government under the Social Security Act, and administered in accordance with rates set by HCFA. It has been reported by HCFA that 92% of all dialysis patients were covered by Medicare. The balance of the outpatient charges are paid by private payors including the patient's medical insurance, private funds or state Medicaid plans. Pennsylvania and New Jersey, presently the states in which DCA operates, provide Medicaid or comparable benefits to qualified recipients to supplement their Medicare coverage.

    Under the ESRD Program, payments for dialysis services are determined pursuant to Part B of the Medicare Act which presently pays 80% of the allowable charges for each dialysis treatment furnished to patients. The maximum payments vary based on the geographic location of the center. The remaining 20% may be paid by Medicaid if the patient is eligible, from private insurance funds or the patient's personal funds. Medicare and Medicaid programs are subject to regulatory changes, statutory limitations and government funding restrictions, which may adversely affect DCA's revenues and dialysis services payments. See "Medicare Reimbursement" below.

    The inpatient dialysis services are paid for by the hospital pursuant to contractual pre-determined fees for the different dialysis treatments. Inpatient treatments accounted for approximately 10% of DCA's revenues for the nine months ended September 30, 1999 and 11% for the same period last year.

    MEDICARE REIMBURSEMENT

    DCA is reimbursed primarily from third party payors including Medicaid, commercial insurance companies, but substantially by Medicare under a prospective reimbursement system for chronic dialysis services. Each of DCA's dialysis facilities is certified to participate in the Medicare program. Under that Medicare system, the reimbursement rates are fixed in advance and limit the allowable charge per treatment, but provides DCA with predictable and recurring per treatment revenues and allows DCA to retain any profit earned. An established composite rate set by HCFA governs the Medicare reimbursement available for a designated group of dialysis services, including dialysis treatments, supplies used for such treatments, certain laboratory tests and medications. HCFA eliminated routine Medicare coverage for such tests as nerve conduction studies, electrocardiograms, chest x-rays and bone density measurements, and will only pay for such tests when there is documentation of medical necessity. The Medicare composite rate is subject to regional differences in wage earnings.

    DCA receives reimbursement for outpatient dialysis services provided to Medicare-eligible patients at rates that are currently between $122 and $124 per treatment, depending upon regional wage variations. The Medicare reimbursement rate is subject to change by legislation and recommendations by the Medicare Payment Advisory Commission ("MedPAC"), a commission mandated by the Balanced Budget Act of 1997 and continuing the work of the Prospective Payment Assessment Commission ("PROPAC"). An average ESRD reimbursement rate is $126 per treatment for outpatient dialysis services. The current maximum composite reimbursement rate is $134 per treatment.

    Other ancillary services and items are eligible for separate reimbursement under Medicare and are not part of the composite rate, including certain drugs such as EPO, the allowable rate of which is currently $10 per 1000 units blood for amounts in excess of three units per patient per year, and certain physician-ordered tests provided to dialysis patients. These ancillary services are not significant sources of income to DCA compared to reimbursement for patient treatment. The Company routinely submits claims monthly and is usually paid by Medicare within 30 days of the submission.

    DCA is unable to predict what, if any, future changes may occur in the rate of reimbursement. Any reduction in the Medicare composite reimbursement rate could have a material adverse effect on DCA's business, revenues and net earnings.

    MEDICAID REIMBURSEMENT

    Medicaid programs are state administered programs partially funded by the federal government. These programs are intended to provide coverage for patients whose income and assets fall below state defined levels and who are otherwise uninsured. The programs also serve as supplemental insurance programs for the Medicare co-insurance portion and provide certain coverages (e.g., oral medications) that are not covered by Medicare. State regulations generally follow Medicare reimbursement levels and coverages without any co-insurance amounts. Certain states, however, require beneficiaries to pay a monthly share of the cost based upon levels of income or assets. Pennsylvania has a Medical Assistance Program comparable to Medicaid, as well as New Jersey, with primary and secondary insurance coverage to those who qualify. DCA is a licensed ESRD Medicaid provider in Pennsylvania, and has applied to be an approved Medicaid provider in New Jersey.

    POTENTIAL LIABILITY AND INSURANCE

    Participants in the health care industry are subject to lawsuits based upon alleged negligence, many of which involve large claims and significant defense costs. DCA, although involved in chronic and acute kidney dialysis services for approximately 24 years, has never been subject to any suit relating to its dialysis operations. DCA currently has in force general liability insurance, including professional and products liability, with coverage limits of $1 million per occurrence and $3 million in the aggregate annually. DCA's insurance policies provide coverage on an "occurrence" basis and are subject to annual renewal. A successful claim against DCA in excess of its insurance coverage could have a material adverse effect upon its business and results of operations. The medical directors supervising DCA's dialysis operations and other physicians practicing at the facilities are required to maintain their own professional malpractice insurance coverage.

    GOVERNMENT REGULATION

    GENERAL

    Regulation of healthcare facilities, including dialysis centers, is extensive with legislation continually proposed relating to safety, maintenance of equipment and proper records, quality assurance programs, reimbursement rates, licensing and other areas of operations. Each of the dialysis facilities must be certified by HCFA, and DCA must comply with certain rules and regulations established by HCFA regarding charges, procedures and policies. Each dialysis center is also subject to periodic inspections by federal and state agencies to determine if their operations meet the appropriate regulatory standards. DCA is unable to predict the scope and effect of any changes in government regulations, particularly any modifications in the reimbursement rate for medical services or requirements to obtain certification from HCFA. Enforcement may also become more stringent adding to compliance costs as well as potential sanctions.

    FRAUD AND ABUSE

    The Social Security Act provides Medicare coverage to most persons regardless of age or financial condition for dialysis treatments as well as kidney transplants. The Social Security Act further prohibits, as do many state laws, the payment of patient referral fees for treatments that are otherwise paid for by Medicare, Medicaid or similar state programs under the Medicare and Medicaid Patient and Program Protection Act of 1987, or the "Anti-kickback Statute." The Anti-kickback Statute and similar state laws impose criminal and civil sanctions on persons who knowingly and willfully solicit, offer, receive or pay any remuneration, directly or indirectly, in return for, or to include, the referral of a patient for treatment, among other things. Included in the civil penalties is exclusion of the provider from participation in the Medicare and Medicaid programs. The language of the Anti-kickback Statute has been construed broadly by the courts. There are federal regulations that established exceptions,

"safe harbors," to the Anti-kickback Statute for certain business arrangements that would not be deemed to violate the illegal remuneration provisions of the federal statute. All conditions of the safe harbor must be satisfied to meet the exception, but failure to satisfy all elements, which is the case with DCA, does not mean the business arrangement violates the illegal remuneration provision of the statute.

    As required by Medicare regulations, each of DCA's dialysis centers is supervised by a medical director, who is a licensed nephrologist or otherwise qualified physician. The medical directors are in private practice and are one of the most important sources of the dialysis center's business, since it is each physician's patients that primarily utilize the services of the facility. The compensation of the medical directors is fixed by a Medical Director Agreement and reflects competitive factors in their respective location, and the size of the center, and the physician's professional qualifications. The medical director's fee is fixed in advance for periods of one to five years and does not take into account the volume of patient treatments or amounts of referrals to the dialysis center. Four of the outpatient dialysis centers are owned jointly between DCA and groups of physicians, who hold a minority position and who also act as the medical director for those facilities. DCA attempts to structure its arrangements with its physicians to comply with the Anti-Kickback Statute. However, many of these physicians refer patients to DCA facilities. DCA believes that the value of the minority interest represented by securities of DCA's subsidiaries issued to physicians has been consistent with the fair market value of assets transferred to, or services performed by such physicians for DCA, and in certain cases, monetary compensation, and there is no intent to induce referrals to DCA's facilities. See "DCA--Business--Physician Relationships" above. There can be no assurance that these relationships will not subject the Company to investigation or prosecution by enforcement agencies.

    In certain instances, medical directors of a DCA facility who have a minority interest in that facility may refer patients to hospitals with which DCA has an inpatient dialysis services arrangement. The federal Anti-kickback Statute could apply, but DCA believes its acute inpatient hospital services are in compliance with the law. See "Stark II" below.

    DCA endeavors in good faith to comply with all governmental regulations. However, there can be no assurance that DCA will not be required to change its practices or experience a material adverse effect as a result of any such potential challenge.

    STARK II

    The Physician Ownership and Referral Act ("Stark II") was adopted and incorporated into the Omnibus Budget Reconciliation Act of 1993 and became effective January 1, 1995. Stark II bans physician referrals, with certain exceptions, for certain "designated health services" as defined in the statute to entities in which a physician or an immediate family member has a "financial relationship" which includes an ownership or investment interest in, or a compensation arrangement between the physician and the entity. This ban is subject to several exceptions including personal service arrangements, employment relationships and group practices meeting specific conditions. If Stark II is found to be applicable to the facility, the entity is prohibited from claiming payment for such services under the Medicare or Medicaid programs, is liable for the refund of amounts received pursuant to prohibited claims, can be imposed with civil penalties per referral and can be excluded from participation in the Medicare and Medicaid programs.

    For purposes of Stark II, "designated health services" includes, among others, clinical laboratory services, durable medical equipment, parenteral and enteral nutrients, home health services, and inpatient and outpatient hospital services. In HCFA's proposed rules, it clarified the definitions of designated health services, delineating what supplies and services are intended to be included and excepted from each category. In particular, dialysis equipment, supplies and services were specifically excepted from the definitions of durable medical equipment, and inpatient and outpatient health services. HCFA further indicated that the purpose behind the Stark II prohibition on physician referral is to prevent Medicare program and patient abuse, and that dialysis is a necessary medical treatment for those with temporary or permanent kidney failure that is not susceptible to that type of abuse. HCFA additionally excluded EPO (see "Operations--Ancillary Services" above) from the definition of outpatient prescription drugs under the same reasoning. DCA compensates its nephrologist-physicians as medical directors of its dialysis centers pursuant to Medical Director Agreements, which DCA believes meet the exception for personal service arrangements under Stark II. Non-affiliated physicians who send or treat their patients at any of DCA's facilities do not receive any compensation from DCA.

    Medical directors of DCA's facilities in which they hold a minority investment interest may refer patients to hospitals with which DCA has an acute inpatient dialysis service arrangement. Stark II may be interpreted to apply to these types of interests. According to HCFA's proposed rules, acute care inpatient hospital arrangements for dialysis services are excluded from the prohibition on physician referrals based upon the fact that the services provided under these arrangements are rendered under emergency circumstances and are necessary treatments.

    HEALTH INSURANCE REFORM ACT

    Congress has taken action in most recent legislative sessions to modify the Medicare program for the purpose of reducing the amounts otherwise payable from the program to healthcare providers, but there are no significant proposed cuts in dialysis payments. The ESRD program received a five year waiver from reduction in Medicare outlays to allow for the results of the HCFA project. See "Medicare Reimbursement" above. However, future legislation or regulations may be enacted that could significantly modify the ESRD program or substantially reduce the amount paid to DCA for its services. Further, statutes or regulations may be adopted which demand additional requirements in order for DCA to be eligible to participate in the federal and state payment programs. Any new legislation or regulations may adversely affect DCA's business operations, as well as its competitors.

    The Health Insurance Portability and Accountability Act of 1996 ("HIPA"), established two programs that will coordinate federal, state and local healthcare fraud and abuse activities. Under these programs, certain governmental agencies will undertake a variety of monitoring activities, including medical utilization and fraud review, cost report audits, secondary payor determinations, reports of fraud and abuse actions against providers which is encouraged by rewarding whistleblowers with money collected from civil fines. The Incentive Program for Fraud and Abuse Information, a new program from HIPA, began in January, 1999 rewarding Medicare recipients 10% of the overpayment up to $1,000 for reporting Medicare fraud and abuse. HIPA further extends coverage of the fraud and abuse laws to all federally funded health care programs and to private health plans; but the Anti-kickback Statute does not apply to private health plans.

    HIPA significantly increased the civil and criminal penalties for offenses related to healthcare fraud and abuse. However, HIPA creates a tougher burden of proof for the government. As for criminal penalties, HIPA adds healthcare fraud, theft, embezzlement, obstruction of investigations and false statements to the general federal criminal code with respect to federally funded health programs, thus subjecting such acts to criminal penalties. The Attorney General is also provided with a greatly expanded subpoena power under HIPA to investigate fraudulent criminal activities, and federal prosecutors may utilize asset freezes, injunctive relief and forfeiture of proceeds to limit fraud during such an investigation.

    The healthcare service industry is and will continue to be subject to substantial and continually changing regulation at the federal and state levels, and the scope and effect of such and its impact on DCA's operations cannot be predicted. No assurance can be given that DCA's activities will not be reviewed or challenged by regulatory authorities. Any loss by DCA of its various federal certifications, its approval as a certified provider under the Medicare or Medicaid programs or its licenses under the laws of any state or other governmental authority from which a substantial portion of its revenues is derived or a change resulting from healthcare reform, a reduction of dialysis reimbursement or a reduction or complete elimination of coverage for dialysis services, would have a material adverse effect on DCA's business.

    ENVIRONMENTAL AND HEALTH REGULATIONS

    DCA's dialysis centers are subject to hazardous waste laws and non-hazardous medical waste regulation. Most of DCA's waste is non-hazardous. HCFA requires that all dialysis facilities have a contract with a licensed medical waste handler for any hazardous waste. DCA also follows OSHA's Hazardous Waste Communications Policy, which requires all employees to be knowledgeable of the presence of and familiar with the use and disposal of hazardous chemicals in the facility. Medical waste of each facility is handled by licensed local medical waste sanitation agencies who are primarily responsible for compliance with such laws.

    There are a variety of regulations promulgated under OSHA relating to employees exposed to blood and other potentially infectious materials requiring employers, including dialysis centers, to provide protection. DCA adheres to OSHA's protective guidelines, including regularly testing employees and patients for exposure to hepatitis B and providing employees subject to such exposure with hepatitis B vaccinations on an as-needed basis, protective equipment, a written exposure control plan and training in infection control and waste disposal.

    OTHER REGULATION

    There are also federal and state laws prohibiting anyone from presenting false claims or fraudulent information for payments by Medicare, Medicaid and other third-party payors. These laws provide for both criminal and civil penalties, exclusion from Medicare and Medicaid participation, repayment of previously collected amounts and other financial penalties under the False Claims Act. The submission of Medicare cost reports and requests for payment by dialysis centers are covered by these laws.

    Certain states have anti-kickback legislation and laws dealing with self-referral provisions similar to the federal Anti-kickback Statute and Stark
II. DCA has no reason to believe that it is not in compliance with such state laws.

    COMPETITION

    The dialysis industry is highly competitive. There are numerous providers who have facilities in the same areas as DCA. Many are owned by physicians or major corporations which operate dialysis facilities regionally and nationally. DCA's operations are small in comparison to many of those corporations. Some of these major companies are public, including Fresenius AG, Gambro AG, Renal Care Group, Inc., Total Renal Care Holdings, Inc., and Everest Healthcare Service Corp., and most have substantially greater financial resources, many more centers, patients and services than DCA, and by virtue of such have a significant advantage over DCA in competing for nephrologists and acquisitions of dialysis facilities in areas and markets targeted by DCA. Competition for acquisitions has increased the cost of acquiring existing dialysis facilities. DCA also faces competition from hospitals that provide dialysis treatments.

    Competitive factors most important in dialysis treatment are quality of care and service, convenience of location and pleasantness of the environment. Another significant competitive factor is the ability to attract and retain qualified nephrologists. These physicians are a substantial source of patients for the dialysis centers, are required as medical directors of the dialysis facility for it to participate in the Medicare ESRD program, and are responsible for the supervision and operations of the center. DCA's medical directors usually are subject to non-compete restrictions within a limited geographic area from the center they administer. Additionally, there is always substantial competition for obtaining qualified, competent nurses and technical staff at reasonable labor costs.

    Based upon advances in surgical techniques, immune suppression and computerized tissue typing, cross-matching of donor cells and donor organ availability, renal transplantation in lieu of dialysis is becoming a competitive factor. It is presently the second most commonly used modality in ESRD therapy. With greater availability of kidney donations, currently the most limiting factor, renal transplantations could become a more significant competitive aspect to dialysis treatments provided by DCA. Although kidney transplant is a preferred treatment for ESRD, certain patients who have undergone such transplants have lost their transplant function and must return to dialysis treatments.

    EMPLOYEES

    As of January 31, 2000, DCA had 63 full time employees, including nurse administrators, clinical registered nurse managers, registered nurses, chief technician, technical specialists, patient care technicians, and clerical employees. DCA retains 31 part time employees consisting of registered nurses, patient care technicians and clerical employees. Occasionally, DCA utilizes employees on a "per diem" basis to supplement staffing.

    DCA retains 8 part-time independent contractors who include the social workers and dietitians at each facility. These are in addition to the medical directors, who are independent contractors and who supervise patient treatment at each facility.

    DCA believes its relationship with its employees is good and it has not suffered any strikes or work stoppages. None of DCA's employees is represented by any labor union. DCA is an equal opportunity employer.

PROPERTIES

    DCA owns two properties, one located in Lemoyne, Pennsylvania and the second in Easton, Maryland. The Maryland property consists of approximately 7,400 square feet, most of which is leased to a competitor of DCA. The lease was renewed for an additional five years through March 31, 2003. The lease is guaranteed by the tenant's parent company.

    The Lemoyne property of approximately 15,000 square feet houses DCA's dialysis center of approximately 5,400 square feet, approved for 13 dialysis stations with space available for expansion. DCA uses approximately 2,500 square feet for its executive offices. DCA's Lemoyne subsidiary leases this facility from DCA under a five year lease that commenced December 23, 1998 at an annual rental of $43,088 per annum plus separately metered utilities, insurance and additional rent of $5,386 per year covering common area maintenance expenses, with two renewals of five years each at escalating base rent for each renewal period.

    The Easton, Maryland property is subject to two mortgages from affiliated Maryland banking institutions. The Lemoyne, Pennsylvania property is also subject to a mortgage from one of the Maryland banking institutions. As of September 30, 1999, the remaining principal amount of the mortgage on the Lemoyne property was approximately $133,000 and the first mortgage on the Easton property was approximately $167,000. Each of these mortgages is under the same terms and extends through November, 2003, bears interest at 1% over the prime rate, and is secured by the real property and DCA's personal property at each respective location. The bank also has a lien on rents due DCA and security deposits from leases of the properties, and each tenant is required to sign a tenant subordination agreement as part of its lease with DCA. Written approval of the bank is required for all leases, assignments or subletting, alterations and improvements and sales of the properties. The Easton property has recently been subjected to another mortgage to secure a three year loan to DCA's Vineland, New Jersey subsidiary for up to $700,000 at an annual interest rate of 8.75%, which lien is guaranteed by DCA and further secured by that subsidiary's personal property, exclusive of its dialysis equipment.

    DCA also leases space at its Lemoyne, Pennsylvania property to one other unrelated party for its own business activities unrelated to dialysis services. The lease for approximately 1,500 square feet through December 31, 2002, is at an aggregate rental of approximately $13,500 per annum.

    The dialysis facility in Wellsboro, Pennsylvania consists of approximately 3,500 square feet, with 12 dialysis stations and is leased by DCA's Wellsboro subsidiary for five years through September, 27, 2000 at a rental of approximately $25,000 per annum with two renewal options of five years each. Presently, there is a rent abatement until June, 2000.

    The Carlisle, Pennsylvania dialysis facility is leased by DCA's Carlisle subsidiary under a five year lease through June 30, 2002, with two renewal options of five years each. The facility consists of 4,340 square feet of space accommodating 12 dialysis stations at an annual rental of $32,550.

    DCA's Manahawkin subsidiary has a five year lease through November 30, 2003 for its dialysis facility in New Jersey for approximately 3,700 square feet at an annual rate of approximately $34,760 per annum plus its proportionate share of the real estate taxes and casualty insurance premiums. This lease is renewable for two consecutive five year periods. An Addendum to that lease provides for an additional 940 square feet of office space free of rent until June 30, 2000, after which time that subsidiary will pay the agreed per square foot price as stipulated in the original lease. The facility is designed for 12 dialysis stations.

    DCA opened its Chambersburg, Pennsylvania facility on January 14, 1999. That facility is designed for 18 dialysis stations, with initial approval to operate nine stations. The facility is leased by DCA's Chambers-burg subsidiary for a five year term with two consecutive renewal periods of five years each at an annual rental of $52,500 plus utilities and additional rent representing the facility's proportionate share of common area maintenance expenses. The term of the lease commenced January 1, 1999 and is for 7,000 square feet of which approximately 1,800 square feet was sublet to physicians.

    DCA's new Vineland, New Jersey facility (became operational in February,
2000) is leased by DCA's Vineland subsidiary under a five year lease through December 17, 2004,with two renewal options of five years. The Vineland facility consists of approximately 6,360 square feet, accommodating 15 dialysis stations at an annual rental of $74,000.

    None of DCA's dialysis facilities are operating at full capacity. See "DCA--Business--Description--Operations--Location, Capacity and Use of Facilities." The existing dialysis facilities could accommodate greater patient volume, particularly if DCA increases hours and/or days of operation without adding additional dialysis stations or any additional capital expenditures. DCA has the ability and space at each of its facilities to expand to increase patient volume subject to obtaining appropriate governmental approval.

    The dialysis stations are equipped with modern dialysis equipment under a November, 1996 master-lease/purchase agreement with a $1.00 purchase option at the end of the term.

    DCA maintains executive offices at 27 Miller Street, Suite 2, Lemoyne, Pennsylvania 17043 as well as with its parent, Medicore, at 2337 West 76th Street, Hialeah, Florida 33016.

LEGAL PROCEEDINGS

    DCA is not involved in or subject to any material pending legal actions.

                 MARKET PRICES OF DCA COMMON STOCK AND WARRANTS
                        AND RELATED SHAREHOLDER MATTERS

    DCA securities commenced trading on the Nasdaq SmallCap Market on April 17, 1996, the common stock under the symbol "DCAI" and the warrants under the symbol "DCAIW." The table below includes the high and low bid prices for the four quarters for the years ended December 31, 1998 and 1999, and the last trading day before the public announcement of the execution of the Asset Purchase Agreement and Merger Agreement, including the closing prices on that date, as reported by Nasdaq.

                                                       COMMON STOCK            WARRANTS
                                                    -------------------   -------------------
                                                      HIGH       LOW        HIGH       LOW
                                                    --------   --------   --------   --------
1998*
--------------------------------------------------
1(st) Quarter.....................................   $2.56      $1.31       $.69       $.25
2(nd) quarter.....................................    1.94       1.25        .56        .31
3(rd) Quarter.....................................    1.94       0.88        .50        .19
4(th) Quarter.....................................    1.25       0.56        .25        .06

1999
--------------------------------------------------
1(st) Quarter.....................................   $1.75      $ .69       $.28       $.09
2(nd) Quarter.....................................    3.30        .56        .44        .13
3(rd) Quarter.....................................    4.50       1.94        .25        .13
4(th) Quarter.....................................    6.88       1.34       2.88        .09

------------------------
*   The common stock did not trade actively in 1998.

    The high and low bid and the closing prices of the DCA common stock and warrants on October 20, 1999, the last trading day before the public announcement of the execution of the Asset Purchase and Merger Agreements, were:

                                               EXECUTION OF MERGER     MOST RECENT DATE
                                               AND ASSET PURCHASE       PRIOR TO PROXY
                          LETTER OF INTENT          AGREEMENT        STATEMENT/PROSPECTUS,
                            JUNE 4, 1999        OCTOBER 20, 1999            , 2000
                         -------------------   -------------------   ---------------------
                          COMMON                COMMON                COMMON
                          STOCK     WARRANTS    STOCK     WARRANTS     STOCK     WARRANTS
                         --------   --------   --------   --------   ---------   ---------
High Bid:..............   $1.63         *       $2.13       $.34       $           $
Low Bid:...............    1.50         *        1.34        .34
Closing Price:.........    1.63         *        2.13        .34

------------------------
*   no trading

    At February 4, 2000, the high and low bid prices of DCA common stock were $6.66 and $6.25, respectively.

    Bid and asked prices are without adjustments for retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

    We urge you to obtain current market quotations for DCA common stock and warrants.

    At February 4, 2000, DCA had 118 shareholders of record and has approximately 325 beneficial owners of its common stock. There were 27 warrantholders of record with approximately 300 beneficial owners of the warrants.

    DCA does not anticipate that it will pay dividends in the foreseeable future. Dividends depend on DCA's earnings, capital requirements, financial condition and other similar relevant factors. The board of directors intends to retain earnings, if any, for use in the business.

                 DCA--SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth as of February 4, 2000 the names and beneficial ownership of the equity securities of DCA and Medicore for directors and executive officers of DCA, individually itemized, and for all of the directors and executive officers of DCA as a group, without naming them, and for shareholders known to DCA to beneficially own more than 5% of its voting securities.

                                                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                            -------------------------------------------------------------
                                                          DIALYSIS                   MEDICORE
                                              POSITION     COMMON                     COMMON
NAME                                          WITH DCA    STOCK(1)         %(2)      STOCK(3)      %(4)
----                                        ------------  ---------      --------    ---------   --------
Medicore..................................       --       2,410,622        68.0%        --         --
2337 W. 76(th) Street
Hialeah, FL 33016

Thomas K. Langbein........................  Ch.Bd. & CEO    260,000(1)      6.8%     1,023,014     17.2%
c/o Medicore
777 Terrace Avenue
Hasbrouck Heights, NJ 07604

Bart Pelstring............................  President &      95,000         2.6%        85,000      1.5%
c/o DCA                                       Director
27 Miller Street
Lemoyne, PA 17043

Robert W. Trause*.........................    Director       40,000         1.1%           -0-      -0-%
431C Hackensack Street
Carlstadt, NJ 07072

Stephen Everett...........................   Executive       35,000          **            -0-      -0-%
c/o DCA                                         Vice
27 Miller Street                             President
Lemoyne, PA 17043

Dr. Herbert I. Soller*....................    Director       35,000          **            -0-      -0-%
100 Chestnut Street
P.O. Box 701
Harrisburg, PA 17108

Daniel R. Ouzts...........................      Vice         32,500          **         71,050      1.2%
c/o Medicore                                 President
2337 W. 76(th) Street                        (Finance)
Hialeah, FL 33016

All directors and.........................                  497,500        12.5%     1,179,064     19.6%
executive officers
as a group (6 persons)

*   Member of the Audit Committee

**  less than 1%

------------------------

(1) Medicore owns 2,410,622 shares (68%) of DCA common stock. Officers and directors of DCA, who may also be officers and/or directors of Medicore and shareholders of each company, disclaim any indirect beneficial ownership of DCA common stock through Medicore's 68% ownership of DCA. Thomas K. Langbein, by virtue of his positions with DCA and Medicore and his stock

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
    ownership of Medicore, may be deemed to have beneficial ownership of such shares through shared voting and investment power with respect to Medicore's ownership of DCA. Mr. Langbein disclaims such beneficial ownership.

    Includes the following shares that may be acquired upon exercise of DCA options or warrants (see Note (2)) as of February 4, 2000 or within 60 days after that date:

       T. Langbein, 260,000 shares (1999 options); B. Pelstring, 45,000 shares (1999 options); R. Trause, 40,000 shares (1995 and 1999 options);
       S. Everett, 35,000 shares (1999 options); H. Soller, 35,000 shares (1999 options); and D. Ouzts, 25,000 shares (1999 options).

       If Thomas K. Langbein included Medicore's ownership of DCA, then his beneficial ownership would be 2,670,622 (70.2%). Mr. Langbein disclaims such beneficial ownership.

(2) Based on 3,546,344 shares outstanding exclusive of (i) common stock issuable under 2,300,000 public warrants exercisable at $4.50 per share through March 31, 2000; (ii) DCA Underwriters' Options for 300,000 shares of common stock exercisable through April 16, 2001; (iii) outstanding options for 809,500 shares of common stock for periods from October 9, 2000 to April 20, 2004.

(3) Includes the following shares that may be acquired upon exercise of options as of February 4, 2000 or within 60 days after that date:

    Shares obtainable upon exercise of options under the 1989 Stock Option Plan:
    Messrs. Langbein 250,000; Pelstring 30,000 and Ouzts, 30,000.

    Does not include 400,000 shares for T. Langbein in his employment agreement with Medicore issuable under certain wrongful termination (including change in control) conditions.

(4) Based on 5,707,540 shares outstanding exclusive of (i) 841,000 shares of common stock underlying options granted in 1995 and 1998 under Medicore's 1989 Stock Option Plan; (ii) 5,000 shares of common stock underlying options granted in 1998 to a former investor relations firm; (iii) 400,000 shares of common stock available for issuance under certain conditions of Thomas K. Langbein's employment agreement with Medicore; and (iv) 98,000 shares of common stock reserved for issuance under Medicore's key employee stock plan.

                              MAINSTREET--BUSINESS

GENERAL

    MainStreet was originally organized in April 1999 as a Delaware limited liability company. On October 15, 1999, the organizational structure was converted to that of a Delaware corporation. We maintain executive offices at 171 Church Lane, North Brunswick, New Jersey 08902. Our telephone number is
(718) 227-6789. At present, we have three employees.

DEVELOPMENTAL STAGE

    MainStreet was formed to afford a venue, i.e., a website, whereby companies can offer over the Internet their securities to the investing public, either in Direct Public Offerings (self-underwritings) or by utilizing the services of an underwriter. Since June 1999, we have been engaged in developing the website, "www.MainStreetIPO.com" (the "Website") as well as devoting our efforts to completing the necessary technological steps to bring the Website online. Our limited financial resources have been primarily used to purchase the necessary equipment, pay for the services of independent technicians, and for other developmental costs. See "MainStreet--Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

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
    Our Website has undergone testing and we believe the Website is now fully functional. Four clients have entered into contracts with us and we anticipate commencing operations as soon as any of the four clients' registration statements are declared effective. One client recently received a comment letter from the staff of the Division of Corporations of the Securities and Exchange Commission relating to its registration statement, which included a comment as to whether our proposed operations fell within the definition of a broker-dealer under the Securities Exchange Act. We are in discussions with the staff of the Securities and Exchange Commission relating to this issue, and although we are not of the opinion that our proposed operations would require us to register under the Securities Exchange Act as a broker-dealer, if necessary, we would make arrangements with Todd, a registered broker-dealer and member of the NASD, with whom we have an affiliation, to pursue the Direct Public Offerings on the Website.

    Since we are in the development stage, we are faced with those risk factors normally encountered by any company in the development stage. We may not be able to attract sufficient interest by issuers in our services, or alternatively, we may not be able to attract prospective Internet investors ("User(s)") to the Website. See "Risk Factors--MainStreet."

BUSINESS PURPOSE

    As previously stated, MainStreet was formed to provide a website to enable companies to offer their securities to the investing public in either IPOs or secondary offerings. The principals of MainStreet concluded that there is a need for a more democratic method of distributing IPOs, since participation in IPOs, especially those in greatest demand, has been limited to a relatively small number of favored investors, usually major funds or individuals who have major accounts with the investment banking firms participating in the public offering. This situation has resulted in certain basic inequities. One is that many investors who want to but are unable to participate in the IPO are required to pay a premium price in order to obtain shares in aftermarket trading. This occurs because the average "main street" investor can usually only purchase a new issue in the aftermarket after trading has commenced. Another inequity is that the issuing company does not obtain any of the premium paid by investors in the aftermarket. This premium is reaped by those limited number of favored investment banking clients who were afforded the opportunity to participate in the IPO and who then take advantage of any immediate price rise to sell, i.e., "flip," their IPO shares which they acquired at the offering price.

    MainStreet was established to eliminate these inequities because it affords a larger number of investors with the opportunity to participate in an IPO. Secondly, because of the use of a Dutch Auction process (described below) the issuer obtains a more equitable price for its securities and those investors participating in the IPO are all able to purchase at the same price. Additionally, the issuer avoids having to pay underwriting fees and commissions and costs associated with an IPO, other than a fee to us and the normal legal and auditing costs.

    As a result, we have established our Website, "www.MainStreetIPO.com," to provide companies with a facility to offer either Direct Public Offerings (self-underwritings) or underwritten offerings. Any company, i.e., issuer, desiring to utilize our Website is required to enter into a standardized contract with us.

OPERATIONS

    In order for an issuer to be able to qualify for the use of the facilities of the Website, it must first file the proposed offering with the Securities and Exchange Commission and the offering must have been declared effective. The issuer has the option to publish a preliminary prospectus on the Website; however, no bids will be accepted until the registration statement has been declared effective by the Securities and Exchange Commission and the final prospectus is made available to Users of the

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
Website. In addition, the securities must have been registered or qualified ("Blue Skied") in those states where the issuer intends to offer its securities. The issuer is also required to make application to an exchange where it wants to be listed, as, for example, the New York Stock Exchange ("NYSE"), AMEX, or the NASDAQ National Market. If the issuer cannot qualify for any of the foregoing exchanges, then the issuer must make application for listing to the NASDAQ SmallCap Market. Any application for listing must become effective upon the successful completion of the offering.

    As additional conditions, the issuer must contract with American Stock Transfer &Trust Company ("American Stock Transfer"), which will act as the escrow agent for the issuer in connection with the receipt of funds representing bids. In addition, American Stock Transfer will also act as the issuer's transfer agent and will distribute and transfer the issuer's shares. The issuer is further required to appoint an independent auditor ("Independent Auditor") whose selection is to be approved by us. The Independent Auditor is to review and confirm the bids and the allotment of the issuer's securities after the Dutch Auction bidding process has been completed.

    Provided the issuer can meet the foregoing initial conditions, we will undertake to post either the issuer's preliminary and/or final prospectus on the Website. A final prospectus will remain on the Website for an agreed period of time, which can normally range from 30 to 60 days. Our sole function is to provide the Website facility. We do not act as a sales agent, broker-dealer or underwriter as those terms are defined pursuant to the Securities Act or the Securities Exchange Act in connection with the issuer's offering. Our system contains explicit instructions to the User on how to use the Website and how to enter bids for shares and where and when to send funds.

    In order for a User to utilize the Website, the User is first required to register with the Website. Registration consists of the User supplying his or her name, address, social security number, e-mail address and telephone. This information becomes the exclusive property of the issuer and us. It is only after registration by the User that the User is then entitled to view and download either a preliminary or a final prospectus, and with respect to a final prospectus, place a bid if the User so elects.

    However, in order for the User to be able to bid, he/she must have read the prospectus and acknowledge online that he/she has done so. The User is then authorized to place a bid on the Website pursuant to the Dutch Auction procedures described below. However, the system maintained by us contains an automatic filtering system which will not accept any bid from a resident of a state if the issuer has not registered or otherwise qualified the offering in that particular state. In addition, no bids will be deemed accepted until American Stock Transfer confirms to the Independent Auditor that it has received cleared funds in its Escrow Account from the bidder. Bidders may pay for stock by personal check, wired funds, bank check or credit card, assuming American Stock Transfer and the issuer can make suitable arrangements.

    As bids are placed by Users, they are recorded and stored in our database. At the end of each day, we supply all of the bids received to the issuer's Independent Auditor and to American Stock Transfer. At the completion of the offering the Independent Auditor confirms the final selling price (the clearing price) and confirms the allotments. Once confirmation is complete, American Stock Transfer issues the certificates and returns any funds to those bidders entitled to a refund.

    As such, we do not participate either in the review to determine the qualifying bids or the receipt of funds, allotment of the issue, delivery of securities or the return of funds, if required. These matters are handled exclusively by the Independent Auditor and American Stock Transfer. Neither of these entities is directed or controlled by us.

EXPLANATION OF DUTCH AUCTION

    Any shares offered on our Website must be bid for pursuant to a "Dutch Auction" bidding procedure. The Website describes in detail how the Dutch Auction process works, how a User must

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
bid, and how the final sales price and allotments are determined. The Dutch Auction bidding procedure operates in the following manner: The issuer establishes the number of shares it wishes to sell and the minimum per share price. Each person who wishes to bid must bid at least the established minimum price. If a bid is lower than the minimum, the bid will not be accepted. Each bid must also indicate the number of shares bid for at that price. Once all the shares have been bid for at or above the minimum price, the bidding is then closed and an announcement of the closing is published on the Website.

    Based upon all the bids, our Dutch Auction system, through an algorithm, a mathematical formula, automatically sets the "clearing price" for all of the shares by ranking the bids from the highest to the lowest. The clearing price is the lowest received bid price either at or over the established minimum price. The allocations are determined in the following order. The highest bids are completely filled first. The lowest bids may not receive their full allocation. In addition, those Users who have bid higher than the clearing price will receive a refund representing the difference. The Independent Auditor is required to certify the bidding results, as well as to certify the share allotment and this certification is then presented to American Stock Transfer, which in turn will distribute the shares, refund any excess payment and deliver the net proceeds of the offering to the issuer.

    The following is an example of how the Dutch Auction bidding process operates. Assume that Company X offers to sell 1,000,000 shares in a public offering and sets the offering price at $5.00 a share. Company X receives offers to purchase the following shares in the following amounts:

  NUMBER OF SHARES                  SALE PRICE OR    PERCENT OF BID ALLOCATED
REQUESTED BY BIDDERS    BID PRICE   CLEARING PRICE    TO SUCCESSFUL BIDDERS
---------------------   ---------   --------------   ------------------------
       200,000             $9              $6                   100%
       150,000             $8              $6                   100%
       350,000             $7              $6                    75%
       400,000             $6              $6                    75%
       200,000             $5              $6                     0%

    In the above table, there are offers to purchase 700,000 shares at prices from $7 to $9 per share, and accordingly, there is a balance of 300,000 shares available. Since 400,000 shares were bid for at $6 per share, this would have the effect of clearing all of the remaining offered shares. Thus, $6 per share is the clearing price. Everyone who bid $6 a share will receive an allocation of 75% of the number of shares so bid (300,000 shares DIVIDED BY 400,000 shares). All of the 1,000,000 shares will be sold at $6 per share, and Company X would receive $6,000,000. All bids at $5 would be rejected. Those individuals who sent in funds for bids greater than $6 will receive a refund of the difference between what they paid and $6 a share.

    For its services in providing the Website to an issuer, we receive an agreed-upon fee. Twenty-five percent (25%) of said fee is due upon execution of our standard contract between us and the issuer. The balance is due upon successful completion of the offering at which time the issuer is required to authorize American Stock Transfer to deduct the balance from the proceeds of the offering and remit said balance directly to us. In the event the offering is not successful, the issuer still remains liable for the balance, which is due thirty
(30) days after the closing of the offering. We recognize that collection of the balance of the fee from an issuer where there has been an unsuccessful offering may prove difficult, time consuming and could possibly result in litigation. See "Risk Factors--MainStreet."

BUSINESS TECHNOLOGY

    We own our own bank of servers (five in number) which contain all of our operating systems and application software programming for the functionality of the Website. In addition, these servers send and receive information and data to and from Users of the Website as well as to American Stock Transfer and the Independent Auditors. As part of the server bank we maintain mirroring and backup

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
servers as well as a dedicated secure server for financial transactions. In addition, we utilize uninterruptible power supplies for each server and for the system as a whole. We believe that our hardware configuration is sufficient to guard against any foreseeable contingencies. In addition, we also utilize state of the art operating, data base, and archiving systems.

    We do not maintain our own equipment, but have retained the services of an independent contractor, Interactive Graphics ("Interactive") pursuant to a one-year contract. Interactive is responsible for (i) maintaining our system and bandwidth, (ii) administrating the system and (iii) providing us with upstream access (direct connection through a switch to the Internet). Interactive is also responsible for implementing any technological upgrades that may be required.

    Interactive has retained the services of Globix Inc. ("Globix"), a major regional Internet provider which maintains the switch at the network access point ("NAP") in New York. Our present connection to the Internet uses a bandwidth of 45 megabits per second ("MBPS"), which can be expanded to meet increasing traffic. We estimate that we can service simultaneously 1,000 "bits" to the Website. However, our system can be expanded to manage additional volume because Globix has the capability to furnish us with unlimited bandwidth.

    While we believe that Interactive has sufficient experience and expertise to perform its duties pursuant to the contract, there could be unforeseen occurrences which might affect the ability of Interactive to fulfill its duties. See "Risk Factors--MainStreet". There are certain affiliations between members of Interactive and the management of MainStreet. See "MainStreet--Certain Relationships and Related Transactions." If we should have interruptions of service for more than 48 hours, our Users are entitled to cancel their agreements and would also be entitled to refunds. Interruptions to our service could affect our reputation and thus our ability to attract business. See "Risk Factors--MainStreet."

OUR PROSPECTIVE SUBSIDIARY--CEOLETTER.COM INC.

    Upon approval of the Merger by the shareholders of DCA, the principals of MainStreet will convey to MainStreet their security interest in CEOLetter.com, Inc., referred to in this documents as "CEO Letter," and CEO Letter will then become a wholly owned subsidiary of MainStreet. CEO Letter was established to provide companies with a website, "www.TheCEOLetter.com" (the "CEO Letter Website"), whereby the chief executive officers of companies will be able to present and discuss their companies and publish shareholder letters and other reports concerning their particular company. This service is not available to those companies which are in registration or are engaged in a primary or secondary offering of its securities through MainStreet's website. CEO Letter will charge fees for such services on a per subscriber use. CEO Letter is not currently operating, but it is anticipated that operations will commence shortly after CEO Letter becomes a subsidiary of MainStreet.

    CEO Letter has an existing agreement for a period of three years with FreeRide Media, Inc. ("FreeRide"), which operates a reward program on the Internet. FreeRide currently has approximately 500,000 members or subscribers. The membership is free, and by simply registering with FreeRide over the Internet, one becomes a member and is entitled to earn redeemable points by interacting or transacting business with FreeRide sponsors. For example, the specialty store Sharper Image is a sponsor, and offers FreeRide points if a member calls up Sharper Image's ads online or orders merchandise online. The points earned by the members are redeemable for a wide variety of products and services nationwide. FreeRide has granted CEO Letter the exclusive right to offer the FreeRide point system to its users in order to incentivize Users to read a corporate communication appearing on the CEO Letter Website. Additionally, CEO Letter has also been granted the exclusive right to offer the FreeRide point system to corporations which elect to offer their securities through the MainStreet Website. In this way, an issuer, if it elects, can motivate a User into reading its prospectus by offering that User FreeRide points as an incentive. If an issuer elects to use the FreeRide system, the issuer

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
must pay CEO Letter for the points actually utilized. CEO Letter retains a portion of the funds received from the sale of the FreeRide points and remits the balance to FreeRide. However, there can be no assurance that issuers will elect to pay for points and offer these points to Users to induce them to read a prospectus or to read a CEO Letter or publication.

GOVERNMENT REGULATION

    The offer and sale of securities through the facilities of interstate commerce is regulated by the Securities and Exchange Commission and the various states' securities commissions. While the Securities and Exchange Commission has recently moved towards making purely electronic offerings more feasible, the Securities and Exchange Commission is still evaluating existing legal principles and their application to the Internet and other information technologies. As the law develops, new regulations and interpretations, both state and federal, may impinge on us or affect our future business. Future regulations and/or interpretations might very well have an adverse effect on our business and future viability. See "Risk Factors--Main Street."

    The basic procedure and regulation for public offerings of securities, whether through the Internet or under traditional hard copy registration statements and prospectuses accomplished by investment banking firms, remains the same. Under the federal and state securities laws, no offer of any security may be made until a registration statement covering those securities is filed with the Securities and Exchange Commission and those states in which the offer is authorized to be made. Once the filing is made, offers may be made orally and in writing, but only in accordance with what is deemed to be a "preliminary prospectus" that meets the statutory requirements. Any written document that may be deemed an offer of the securities would be considered a prospectus, and may be a violation of federal and state securities laws if that prospectus does not meet the statutory requirements of what is to be included in a "preliminary prospectus." No sales may be made until the registration statement is declared effective by the Securities and Exchange Commission. Many states have concurrent effectiveness of the registration statement with the effective date of the Securities and Exchange Commission, but many states require their own review and requirements for an offering to be declared effective.

PROPERTIES

    At the present time we do not rent office space. Joanne Bertolini, Vice President and a director of MainStreet, makes office space available to us and CEO Letter free of any charge. This office space consists of 1,200 square feet for administrative offices located at Ms. Bertolini's home at 171 Church Lane, North Brunswick, New Jersey 08902. See "MainStreet--Certain Relationships and Related Transactions." We anticipate leasing suitable office space in New York City which will accommodate executive and administrative offices shortly after operations commence.

LEGAL PROCEEDINGS

    There are no legal proceedings, threatened or pending, against us.

MARKETING

    In order for us to be successful we must develop a marketing program to attract both prospective issuers and Users to the MainStreet and CEO Websites. We have recently retained the services of a professional public relations firm to formulate a marketing program. We utilize "banner" advertising on the Internet, and we intend to advertise our services in newspapers and other printed media. In addition, we are attempting to negotiate strategic alliances with existing.com enterprises to advertise MainStreet and its services over the Internet to their respective user bases. In this way, MainStreet can increase the number of potential investors. On January 15, 2000, we entered into an agreement with

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Track Data Corporation ("Track Data"), which is in the business of providing investment services over the Internet to members of the public. The agreement provides for cross-marketing of each party's services. We have agreed, subject to approval by each User of our Website, to register such Users with Track Data, which would enable such User to use Track Data's online trading services, and to subscribe to its other marketing services. In return, Track Data will recommend our Website to its subscribers and encourage its subscribers to register with our Website. Pursuant to the agreement, Track Data will receive 1,050,000 shares of our common stock and in return we will receive 370,000 shares of Track Data common stock upon completion of the Merger. Track Data is a publicly held company and the market price of its stock as of February 4, 2000, was $6.22. The parties recognize that the cross marketing services will favor Track Data, and Track Data has agreed to compensate MainStreet in the future for such services, but no formula for such compensation has as yet been arrived at or agreed to.

    We believe that there is a genuine need for a vehicle to enable issuers to go public at a cost lower than the normal industry charge of seven percent (7%) of the total offering. More important, the Dutch Auction process affords the opportunity for the issuer to place stock in the hands of individual investors who are not interested in "flipping" their stock for a quick premium within hours of the IPO. We also recognize that we may encounter some opposition from a segment of the investment community which is used to the more traditional offering process that involves an underwriter, who normally estimates the market and sets the offering price, sometimes in negotiations with the issuer, and who brings an issuer public. However, there currently appears to be a trend to self-reliance on the part of investors in utilizing the Internet to select investments without the benefit of traditional brokers. Our marketing program will be directed to those investors.

    We recognize that our marketing program might not be successful in attracting a sufficient number of issuers required to sustain our operations. However, even if we do attract a sufficient number of issuers, the success of our business will also be dependent on whether we can attract potential investors to the Website. See "Risk Factors--MainStreet."

    We have also entered into an exclusive agreement with a Canadian corporation appointing that corporation as an exclusive agent to represent us in soliciting issuers in Canada to utilize the Website for public offerings. To maintain the exclusivity, the agency agreement requires the introduction by the agent of at least four issuers a year who contract with us to use the Website. The agency agreement is for a period of three years. We do not pay any fee to the agent for its services; however, the agent may charge a fee to those issuers who it introduces to us. These persons affiliated with the Canadian corporation are also affiliated with a joint venture in which we participate, which is intending to carry on the same business as MainStreet except outside of the United States, China and Taiwan. See "Other Sources of Income" below and "MainStreet--Certain Relationships and Related Transactions."

OTHER SOURCES OF POTENTIAL INCOME

    We also intend to augment our income by utilizing our relationship with issuers who have successfully gone public through our Website to contract with us to allow us to offer their merchandise and services over the Internet through other websites which we intend to establish. We will charge fees for such sales.

    We have also entered into a joint venture agreement with a Canadian company by which we will establish a new corporation in Canada, each party owning fifty percent of the new corporation. We will license all intellectual property and know-how to the new corporation, and the new corporation shall be authorized to carry on the same business as MainStreet, except that it shall offer an international website, "www.IPOinternational.com," to issuers who wish to go public and whose securities are intended to trade on any market or exchange outside of the United States, China and the Republic of China (Taiwan). We will receive fifty percent (50%) of any profits from the operations of this new company. In addition, the Canadian partner shall bear all costs related to the establishment of the new

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company and the costs of a public offering of the new company in the event the new company goes public. We believe that we will generate significant revenues from this operation. See "Marketing" above and "MainStreet--Certain Relationships and Related Transactions."

    We have recently entered into a joint venture with the Linux Fund, a private company which has investments in seven developmental Linux software companies. Under the joint venture, Linux IPO.com, Inc., a 50% owned subsidiary of the Linux Fund, with the other 50% owned by MainStreet, is to be established for the purpose of providing its website for Direct Public Offerings of the Linux system companies in which the Linux Fund has invested. Medicore holds a 6% interest in the Linux Fund, and loaned that company $1,500,000 at an annual rate of interest of 10%. Medicore has the option to increase its ownership in the Linux Fund by 2% and provide it with an additional $500,000. Medicore borrowed this financing from DCA at an annual interest rate of 10%. The Linux Fund is using this financing to acquire its interests in Linux software developmental companies. See "The Merger--Interests of Certain Persons in Matters to be Acted Upon."

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
                            MANAGEMENT OF MAINSTREET

DIRECTORS AND EXECUTIVE OFFICERS

NAME                                         AGE      POSITION
----                                       --------   --------
Joseph M. Salvani                             43      Chairman of the Board, Chief Executive Officer,
                                                      President, and Chief Financial Officer
Joanne Bertolini                              38      Executive Vice President Operations, Secretary,
                                                      Treasurer and Director
Ralph De Luca                                 23      Vice President Sales and Marketing
Lara L. George                                30      Director
Michael Nafash                                38      Director

    Directors are elected to serve until our next meeting of shareholders. We currently have one independent director, Michael Nafash. We are interviewing possible candidates to act as an additional independent director.

    The following is a discussion of the backgrounds of our officers and directors:

    JOSEPH M. SALVANI. Mr. Salvani has been involved in the investment banking business for the last nineteen years. He is currently President of Salvani Investments, Inc., a privately owned business engaged in financial consulting. Mr. Salvani began his career as a Vice President and Senior Research Analyst with Goldman Sachs & Co. in 1981. Between 1986 and 1989, Mr. Salvani was a general partner of Steinhardt Partners. From 1990 to 1991, Mr. Salvani was a general partner of EGS Associates, L.P., a private investment partnership. Between 1991 and 1992, Mr. Salvani was associated with Brookehill
Equities, Inc., a registered broker-dealer and member of the NASD. Thereafter, Mr. Salvani operated as an independent financial consultant. Between March 1997 and April 1997, Mr. Salvani was a limited partner of The Boston Group, L.P., a registered broker-dealer and member of the NASD. From April 1997 until joining MainStreet, Mr. Salvani has worked as an independent consultant. Mr. Salvani holds proxies to vote the shares of Ms. Bertolini, Ms. George and Mr. DeLuca. See "MainStreet--Certain Relationships and Related Transactions."

    JOANNE BERTOLINI. Ms. Bertolini has worked as an assistant to Mr. Salvani at various times since 1981. She was employed at Goldman Sachs & Co. between 1981 and 1986 as an assistant and statistician. She worked at Steinhardt Partners as an associate research analyst between 1986 and 1990. From 1990 to 1991, she was in charge of operations at EGS Associates, L.P. Between
September 1992 and until 1997, she worked in operations at Brookehill
Equities, Inc. From 1992 and up until the present time, Ms. Bertolini has also operated Portfolio Research Associates, Inc., a privately owned company providing research consulting. She, together with Ms. George and Mr. DeLuca, has provided Mr. Salvani a proxy to vote her shares of MainStreet. See "MainStreet--Certain Relationships and Related Transactions."

    RALPH R. DELUCA. Up and until the time he joined MainStreet, Mr. DeLuca has been engaged in the brokerage business. From February 1995 until September 1995, Mr. DeLuca was employed as a registered representative at Baron Chase Securities, Inc. From September 1995 through May 1996, Mr. DeLuca was managing his own securities account. From May 1996, until September 1996, Mr. DeLuca was employed as a registered representative by Toluca Pacific Securities, Inc. From September 1996 until June 1998, Mr. DeLuca was employed as a registered representative by Lloyd Wade Securities, Inc. From approximately June 1998 until May 1999, when Mr. DeLuca joined MainStreet, Mr. DeLuca was a part owner of Grady and Hatch and Company, Inc. All of the foregoing firms that Mr. DeLuca has been associated with are broker-dealers registered with the Securities and Exchange Commission and members of the NASD. He has, together with Mmes. Bertolini and George, provided Mr. Salvani a proxy to vote his shares of MainStreet. See "MainStreet--Certain Relationships and Related Transactions."

    LARA L. GEORGE. Ms. George is a certified public accountant. From 1992 to September 1997, Ms. George was employed by Arthur Anderson working in the tax and advisory areas. From September 1997 until September 1999, Ms. George was employed first as an assistant vice-president and then as a vice-president by Citibank, NA in the private banking area with focus in the technology sector. Ms. George also renders consulting services to MainStreet under a two-year contract through August 31, 2001, with compensation at the rate of $100,000 per year. She has entered into a Shareholders Agreement with Ms. Bertolini and Mr. DeLuca, providing Mr. Salvani a proxy to vote her shares of MainStreet. See "MainStreet--Certain Relationships and Related Transactions."

    MICHAEL NAFASH. Mr. Nafash has recently been appointed a director. Since January, 1998, and to the present time, Mr. Nafash has been employed as a Vice President and Chief Financial Officer of Mark Solutions, Inc. He is also a director of that company. From February, 1994, to January, 1998, Mr. Nafash was employed by Evolutions, Inc., a subsidiary of Pure Tech International, Inc. ("Puretech"), as Chairman of the Board, President and CEO. On January 5, 1998, Evolutions filed bankruptcy proceedings. Mr. Nafash, while employed by Evolutions (1994 to 1996), was also employed by Puretech as Chief Financial Officer.

                      MAINSTREET--MANAGEMENT COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                           LONG TERM COMPENSATION
                                 ----------------------------------------------------   -------------------------------------
                                                                                          AWARDS             PAYOUTS
                                                                                        ----------   ------------------------
              (A)                  (B)           (C)           (D)           (E)           (F)          (G)            (H)
                                                                                                     SECURITIES
                                                                            OTHER       RESTRICTED   UNDERLYING        LTIP
                                                                           ANNUAL         STOCK       OPTIONS/         PAY-
NAME AND PRINCIPAL POSITION        YEAR         SALARY        BONUS     COMPENSATION     AWARDED      SARS(#)          OUTS
---------------------------      --------      --------      --------   -------------   ----------   ----------      --------
Joseph Salvani(1)..............    1999        $40,000(2)       $0           $0             $0        250,000           $0
Chairman, CEO, Pres. &
  Ch. Fin. Officer
Joanne Bertolini(1)............    1999        $40,000(2)       $0           $0             $0         50,000(3)        $0
Exec. V.P.--Operations
  & director
Ralph R. DeLuca(1).............    1999(2)     $40,000(2)       $0           $0             $0        200,000           $0
V.P.--Sales & Mktng.


              (A)                     (I)

                                   ALL OTHER
NAME AND PRINCIPAL POSITION      COMPENSATION
---------------------------      -------------
Joseph Salvani(1)..............       $0
Chairman, CEO, Pres. &
  Ch. Fin. Officer
Joanne Bertolini(1)............       $0
Exec. V.P.--Operations
  & director
Ralph R. DeLuca(1).............       $0
V.P.--Sales & Mktng.

------------------------------

(1) We do not have employment agreements with any of our officers.

(2) All of the executives are receiving a salary of $120,000 per annum. They only began receiving compensation in September, 1999, and accordingly, the salary reflected above is only for four months, September through December, 1999.

(3) Owned by a company in which her husband has an interest. See
    "MainStreet--Certain Relationships and Related Transactions."

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                    INDIVIDUAL GRANTS
---------------------------------------------------------
                    (1)                          (2)               (3)             (4)            (5)
                                              NUMBER OF         % OF TOTAL
                                              SECURITIES       OPTIONS/SARS
                                              UNDERLYING        GRANTED TO
                                             OPTIONS/SARS      EMPLOYEES IN   EXERCISE PRICE   EXPIRATION
NAME                                         GRANTED (#)       FISCAL YEAR        ($/SH)          DATE
----                                         ------------      ------------   --------------   ----------
Joseph Salvani, CEO........................     250,000(1)         55.6%           $1.23        12/16/04
Joanne Bertolini...........................      50,000(2)           (3)           $1.23        12/16/04
Ralph DeLuca...............................     200,000            44.4%           $2.70         8/31/04

------------------------

(1) Mr. Salvani received these options for advancing loans to MainStreet

(2) Indirect beneficial ownership through husband's interest in company which obtained the options. See "MainStreet--Certain Relationships and Related Transactions."

(3) Not part of issuance to employees.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                             VALUE OF
                                                                           NUMBER OF      UNEXERCISED IN-
                                                                          UNEXERCISED        THE-MONEY
                                             SHARES                      OPTIONS/SARS      OPTIONS/SARS
                                           ACQUIRED ON                   AT FY-END (#)     AT FY-END ($)
                                            EXERCISE        VALUE        EXERCISABLE/      EXERCISABLE/
NAME                                           (#)       REALIZED ($)    UNEXERCISABLE     UNEXERCISABLE
----                                       -----------   ------------   ---------------   ---------------
Joseph Salvani, CEO......................      -0-           -0-        250,000 (Exer.)         (1)
Joanne Bertolini.........................      -0-           -0-         50,000 (Exer.)         (1)
Ralph DeLuca.............................      -0-           -0-        200,000 (Exer.)         (2)

------------------------

(1) The exercise price of the options is $1.23 per share. MainStreet's shares are not currently trading.

(2) The exercise price of the options is $2.70 per share. MainStreet's shares are not currently trading.

                  MAINSTREET--SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 4, 2000 by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock;
(ii) each of our officers and directors; and (iii) all officers and directors as a group. No 5% beneficial owner, other than Thomas K. Langbein, or any officer or director of MainStreet, owns any shares of common stock of DCA or its parent, Medicore.

                                                                AMOUNT AND
                                                                 NATURE OF
                                                                BENEFICIAL
NAME AND ADDRESS                                                 OWNERSHIP         PERCENTAGE(1)
----------------                                              ---------------      -------------
Joseph M. Salvani*..........................................     2,779,473(2)          31.2%
Joanne Bertolini*...........................................     1,040,000(3)          12.4%
Ralph R. DeLuca*............................................       800,000(4)           9.3%
Thomas K. Langbein..........................................       660,000(5)           7.9%
777 Terrace Avenue
  Hasbrouck Heights, NJ 07604
Lara L. George*.............................................       600,000              7.1%
Laura Huberfeld**...........................................       500,000              6.0%
Naomi Bodner**..............................................       500,000              6.0%
M & S Escrow................................................       430,000              5.1%
Michael Nafash*.............................................           -0-                0%
All of the officers and directors as a group (5 persons)....     5,229,473             58.8%

------------------------

*   c/o MainStreetIPO.com Inc., 171 Church Lane, North Brunswick, NJ 08009

**  152 West 57th Street, 54th Floor, New York, NY 10019

(1) Based on 8,390,000 shares of common stock outstanding.

(2) Includes (i) 250,000 shares held by Mr. Salvani's minor child; and
    (ii) 250,000 shares issuable upon execution of a warrant exercisable at $1.23 per share through December 16, 2004.

(3) Includes 50,000 shares of common stock issuable upon exercise of a warrant exercisable at $1.23 per share through December 16, 2004 held by Ms. Bertolini's husband as an owner of Interactive. See "MainStreet--Certain Relationships and Related Transactions."

(4) Includes 200,000 shares issuable upon exercise of a warrant exercisable at $2.70 per share through August 31, 2004.

(5) Mr. Langbein received 900,000 shares from us. See "The Merger--Interests of Certain Persons in Matters to be Acted Upon" and "Certain Agreements Related to the Merger--MainStreet and Affiliates Agreement with Todd &
    Company, Inc.". Mr. Langbein has given 75,000 shares to each of his adult children and 45,000 shares to each of his two brothers, one of whom is employed by Medicore. Mr. Langbein disclaims any beneficial ownership in the shares owned by his children and brothers. The 660,000 MainStreet shares
    Mr. Langbein owns do not include the DCA option for 260,000 shares which provides Mr. Langbein the right to obtain that amount of additional MainStreet common stock upon approval of the Merger. See "DCA--Security Ownership of Certain Beneficial Owners and Management."

           MAINSTREET--CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Joseph Salvani, our Chairman, owns 65,000 shares of FreeRide common stock, which Mr. Salvani acquired in a private transaction. FreeRide is a private company providing reward points to its members. FreeRide has provided CEO Letter with an exclusive right to offer the FreeRide reward point system to companies who elect to effect Direct Public Offerings through MainStreet. See "MainStreet--Business--CEO Letter.com Inc."

    MainStreet has contracted with Interactive Graphics, which provides us with the maintenance and administration of our Website as well as implementation of any technological upgrades. Sylvester Bertolini, the husband of Joanne Bertolini, a director and Vice President of MainStreet, is a principal officer of Interactive. Interactive holds warrants to acquire 200,000 shares of MainStreet common stock at $1.23 per share through December 16, 2004, equally divided among Interactive's four principals. See "MainStreet Business--Business Technology," "Management of MainStreet" and "MainStreet--Security Ownership of Management and Certain Beneficial Owners."

                    DESCRIPTION OF MAINSTREET CAPITAL STOCK

GENERAL

    The authorized capital stock of MainStreet consists of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of February 4, 2000, there were 8,390,000 shares of Main Street common stock outstanding held of record by 40 stockholders. There are no shares of preferred stock outstanding.

COMMON STOCK

    Holders of outstanding MainStreet common stock are entitled to such dividends as may be declared by the MainStreet board out of the assets legally available for that purpose, and are entitled to cast one vote per share on all matters submitted to a vote of the stockholders of MainStreet. The holders of shares of MainStreet common stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the outstanding shares of MainStreet common stock voting for the election of directors can elect all the directors, and the remaining holders will not be able to elect any directors. Three officers and directors owning approximately 38% of the common stock of MainStreet have given Joseph M. Salvani a proxy to vote their shares as Mr. Salvani deems to be in the best interest of MainStreet. Mr. Salvani owns approximately 31% of MainStreet, and therefore can elect all the MainStreet directors and controls the company. See "Summary--The MainStreet Shareholder Proxy" and "Management of MainStreet." The holders of MainStreet common stock have no pre-emptive or other subscription rights, and there are no conversion or redemption or sinking fund provisions with respect to such shares.

    All of the outstanding shares of MainStreet common stock are, and those shares to be issued in connection with the Merger will be, duly authorized, validly issued, fully paid and non-assessable.

PREFERRED STOCK

    The MainStreet board has authorized 5,000,000 shares of preferred stock which may be issued in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, as may be provided in a resolution or resolutions adopted by the MainStreet board. The authority of the MainStreet board includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (1) the number of shares; (2) the dividend rate and the date from which dividends are to be cumulative; (3) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (4) whether shares will be convertible, and, if so, the terms and provisions thereof; (5) what restrictions are to apply, if any, on the issue or reissue of any additional preferred stock; and (6) whether shares have voting rights. Shares of preferred stock may be issued with a preference over the MainStreet common stock as to the payment of dividends. No shares of preferred stock have been issued.

    Classes of preferred stock may be used, in certain circumstances, to create voting impediments on extraordinary corporate transactions or to frustrate persons seeking to effect a merger or otherwise to gain control of MainStreet. For the foregoing reasons, any shares of preferred stock issued by MainStreet could have an adverse effect on the rights of the holders of the MainStreet common stock. MainStreet has no present plans to issue any shares of preferred stock.

LIQUIDATION AND OTHER RIGHTS

    Upon liquidation, the holders of MainStreet common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of MainStreet common stock and will subject the MainStreet common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

ADVANCE NOTICE REQUIREMENTS IN CONNECTION WITH STOCKHOLDER MEETINGS

    MainStreet's by-laws establish an advance notice procedure for bringing business (other than by or at the direction of the MainStreet board) before an annual meeting of stockholders and for nominating (other than by or at the direction of the MainStreet board) candidates for election as directors at a meeting of stockholders.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the stockholder becomes an interested stockholder, unless (1) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), (2) prior to the stockholder becoming an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, or (3) at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" generally includes a merger, a sale of 10% or more of the corporation's assets and any other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is generally defined as a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock.

TRANSFER AGENT

    The transfer agent for the MainStreet common stock is American Stock Transfer & Trust Company.

             COMPARATIVE RIGHTS OF DCA AND MAINSTREET SHAREHOLDERS

    The material differences between the Florida Business Corporation Act (the "Florida Act") and the articles of incorporation and by-laws of DCA on the one hand, and the General Corporation Law of the State of Delaware (the "Delaware Act") and the certificate of incorporation and by-laws of MainStreet on the other, are summarized below.

LIABILITY OF DIRECTORS

    The Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director, and the director's breach of, or failure to perform, those duties constitute:

    - a violation of criminal law;

    - a transaction from which the director derived an improper personal benefit;

    - voting or assenting to an unlawful distribution;

    - in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

    - in a proceeding by or in the right of someone other than the corporation or shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

    The Delaware Act provides that a corporation's certificate of incorporation may contain a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director:

    - for any breach of the director's duty of loyalty to the corporation or its stockholders;

    - for acts or omissions not in good faith or which involve intentional misconduct or a known violation of the law;

    - for a violation that results in an unlawful distribution;

    - for any transaction from which the director derives an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Florida Act and Delaware Act both permit corporations to indemnify any person who becomes involved in any proceeding because of their services as a director, officer, employee, or agent of the corporation against expenses (including attorneys' fees) if they acted in good faith and in a manner they reasonably believed to be or not opposed to the best interest of the corporation. In criminal proceedings, indemnification is also available if such person had no reasonable cause to believe that their action was unlawful. With respect to expenses actually and reasonably incurred in defense of any proceeding, indemnification, in Florida and Delaware, is mandatory to the extent that a director, officer, employee or agent is successful in such defense.

    A similar standard is applicable in actions brought by or in the right of a corporation (derivative actions) except that indemnification in Florida and Delaware may only be made for (1) expenses (including attorney's fees) and certain amounts paid in settlement, and (2) in the event the person seeking indemnification has been found to be liable, the court of each jurisdiction determines the proper amount which it may find to be fair and reasonable under the circumstances. Additionally, the Florida Act provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not indemnify such persons, they may seek a court order for indemnification even if the board of directors or shareholders of the corporation have determined that such persons are not entitled to indemnification. DCA's by-laws require indemnification of its directors and officers to the fullest extent permitted under Florida law. MainStreet's by-laws likewise provide for indemnification of its officers and directors to the fullest extent possible under Delaware law.

SHAREHOLDERS' DERIVATIVE ACTIONS

    In Florida and Delaware a person may not commence a proceeding on behalf of the corporation to enforce the rights of that corporation unless that person was a shareholder of the corporation when the transaction complained of occurred, or unless the person became a shareholder through transfer by operation of law from one who was a shareholder at that time.

    A derivative action complaint in Florida must be verified and allege with particularity the demand made to obtain action by the board of directors and that the demand was refused or ignored. If the corporation commences an investigation of the charges made in the demand or complaint, the court may stay any proceedings until the investigation by the corporation is completed. In Florida, derivative actions may be dismissed by the court if the court finds that certain independent directors, or a committee of independent persons appointed by such directors, or a panel of one or more independent persons appointed by the court, have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interest of the corporation. The Florida Act permits a court to require the plaintiff to pay the corporation's reasonable expenses if it finds that the derivative action was brought without reasonable cause.

    To maintain a derivative action in Delaware, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. Additionally, derivative action plaintiffs in Delaware need not make a demand on the directors of the corporation if they prove that such demand would be futile.

DIVIDENDS AND REDEMPTIONS

    A Florida corporation may pay dividends to shareholders as long as, after giving effect to such distribution, (1) the corporation will be able to meet its debts as they become due in the usual course of business, and (2) the corporation's total assets would not be less than the sum of its total liabilities, plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those received in the distribution. Additionally, a corporation's redemption of its own capital stock is deemed to be a distribution under Florida law.

    The Delaware Act permits dividends to be paid out of (1) surplus, which is the excess of net assets of the corporation over capital, or (2) if the corporation does not have adequate surplus, net profits for the current or immediately preceding fiscal year, unless the net assets are less that the capital of any outstanding preferred stock. A Delaware corporation will be prohibited from redeeming any of its capital stock if the redemption would result in an impairment of the corporation's capital.

SHAREHOLDER INSPECTION OF BOOKS AND RECORDS

    A shareholder under the Florida Act is entitled to inspect a copy of the articles of incorporation, by-laws, certain board and shareholder resolutions, certain written communications to shareholders, a list of names and business addresses of the directors and officers, and the corporation's most recent annual report, during regular business hours if the shareholder gives at least 5 business days' prior written demand to the corporation. Additionally, the shareholder of a Florida corporation is entitled to inspect and copy certain other books and records of the corporation during regular hours of business if the shareholder gives at least 5 days prior written demand to the corporation and:

    - the shareholder's demand is made in good faith and for a proper purpose;

    - the demand describes with particularity its purpose and the records to be inspected or copied; and

    - the requested records are directly connected with such purpose.

    A Florida corporation may deny a demand for inspection if such demand is made for an improper purpose, or if a demanding shareholder had, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, and aided or abetted any person in procuring a list of shareholders for such purpose, or improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

    The Delaware Act with respect to the inspection and copying of a corporation's books and records is generally less restrictive than the Florida Act. In Delaware, upon proper written demand under oath which states the purpose of such demand, every shareholder may inspect the corporate books and records, during normal business hours, as long as such inspection is for a proper purpose. The

Delaware Act defines a proper purpose as any purpose reasonably related to the interests of the inspecting person as a stockholder.

APPRAISAL RIGHTS

    The rights of stockholders to demand payment in cash by a corporation of the fair value of their shares under certain circumstances are called "appraisal rights." A shareholder of a Florida corporation, with certain exceptions, has the right to dissent from, and obtain payment of the fair value for his shares in the event of:

    - a merger or consolidation to which the corporation is a party;

    - a sale or exchange of all or substantially all of the corporation's property other than in the usual and ordinary course of business;

    - the approval of a controlled share acquisition;

    - a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired;

    - an amendment to the articles of incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder; and

    - any corporate action taken to the extent that the articles of incorporation provide for dissenters' rights with respect to such action.

    In Florida, unless the corporation's articles of incorporation provide otherwise, which DCA's articles of incorporation do not, a shareholder does not have dissenter's rights with respect to a plan of merger, share exchange, or proposed sale or exchange of property, if the shares held by the shareholder are either registered on a national securities exchange, or designated as a national market system security on an inter-dealer quotation system by the NASD, or held of record by 2,000 or more shareholders. See "Dissenters' Rights of Appraisal of DCA Shareholders."

    A shareholder of a Delaware corporation is similarly entitled to certain appraisal rights in the event that the corporation is involved in certain mergers or consolidations to which the shareholder is not willing to consent to. The certificate of incorporation of a Delaware corporation may also grant dissenters' rights with respect to any amendment to the certificate of incorporation, or in the event of any sale of all or substantially all of the corporation's assets. Comparable, but not identical to the Florida Act, dissenters' rights do not apply to a shareholder of a Delaware corporation if the shares were listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the NASD, or held of record by more than 2,000 stockholders. Unlike a Florida corporation, however, under the Delaware Act a shareholder does have dissenters' rights if the shareholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than:

    - shares of stock of the corporation surviving or resulting from the merger or consolidation;

    - shares of stock of any other corporation which is listed on a national securities exchange or designated as a national market systems security on an inter-dealer quotation system by the NASD or held of record by more than 2,000 stockholders;

    - cash in lieu of fractional shares; or

    - any combination of the above.

SPECIAL MEETING OF SHAREHOLDERS

    Under the Florida Act, a special meeting of the corporation's shareholders may be called by the board of directors, by the persons authorized to do so in its articles of incorporation or by-laws, or by the holders of not less than 10% of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, unless a greater percentage not to exceed 50% is required by the articles of incorporation. DCA's by-laws have a 50% requirement for the calling of special meetings by the shareholders. Additionally, DCA's by-laws also provide that a special meeting may be called by the president or by the majority of the board of directors.

    Special meetings of the stockholders of a Delaware corporation may be called by the board of directors or by the persons authorized in the corporation's certificate of incorporation or by-laws. MainStreet's by-laws provide that special meetings of shareholders may be held for any purpose and may be called at any time by the board, or chairman of the board, chief executive officer, or by a committee of the board. The board of directors is also required to call a special meeting when requested by shareholders owning not less than 50.1% of the outstanding shares of the corporation.

BUSINESS COMBINATIONS INVOLVING INTERESTED SHAREHOLDERS

    The Florida Act requires that, in addition to any vote required by it and the corporation's articles of incorporation, and subject to certain exceptions, any "affiliated transaction" between a Florida corporation and any beneficial owner of 10% or more of the corporation's outstanding voting shares be approved by two-thirds of the voting shares, excluding the shares beneficially owned by the interested shareholder, or that a statutory "fair price" be paid to shareholders in the transaction. This requirement does not apply if:

    - the transaction was approved by a majority of the corporation's disinterested directors;

    - the corporation did not have more than 300 shareholders of record at any time during the preceding three years;

    - the affiliated shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for the past five years;

    - the affiliated shareholder is the beneficial owner of at least 90% of the corporation's outstanding voting shares, exclusive of those required in a transaction not approved by a majority of disinterested directors;

    - the consideration be received by each shareholder in connection with the transaction satisfies the "fair price" provisions of the statute.

    The statute applies to any corporation governed by the Florida Act unless the articles of incorporation or by-laws contain a provision expressly electing not to be governed by this statute. Such an amendment to the articles of incorporation or by-laws must be approved by the affirmative vote of a majority of disinterested shareholders.

    The Delaware Act prohibits a stockholder owning 15% or more of a Delaware corporation's outstanding voting stock (an "interested stockholder") from engaging in certain business combinations involving the corporation during the three years after the date the person became an interested stockholder unless, among other things:

    - prior to such date the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    - upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced;

    - on or subsequent to such date, the transaction is approved by the board of directors and the stockholders by a vote of two-thirds of the disinterested outstanding voting stock;

    - the corporation's original certificate of incorporation provides that the corporation shall not be governed by such statute;

    - a majority of shares entitled to vote approve an amendment to the corporation's certificate of incorporation or by-laws expressly electing not to be governed by the statute (such amendment will not be effective until one year after it was adopted and will not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption);

    - a stockholder becomes an interested stockholder inadvertently and as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; or

    - the corporation does not have a class of voting stock that is:

       - listed on a national securities exchange;

       - authorized for quotation on an inter-dealer quotation system of a national securities association; or

       - held of record by more than 2,000 stockholders.

    The business combinations subject to such restrictions include, with certain exceptions, mergers, consolidations, sales of assets, and transactions benefiting the interested stockholder.

CONTROL SHARE ACQUISITIONS

    The Florida Act has a control share acquisition provision which provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. This provision does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the acquisition is approved by the board of directors or the corporation's articles of incorporation or by-laws provide that the corporation shall not be governed by the statute. This statute also permits a corporation to adopt a provision in its articles of incorporation or by-laws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's articles of incorporation or by-laws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights to receive the fair value of their shares.

    Delaware does not have any provisions comparable to Florida's control share acquisition statute.

SHAREHOLDER VOTING REQUIREMENTS

    Under both the Florida and Delaware Acts, directors are generally elected by a plurality of votes cast by the shareholders entitled to vote at a shareholder meeting at which a quorum is present, unless a greater number of affirmative votes is required by the articles of incorporation (in the case of a Florida corporation), or the certificate of incorporation or by-laws (in the case of a Delaware corporation). With regard to matters other than the election of directors, unless a greater number of affirmative votes is required by Florida law for a Florida corporation's articles of incorporation, if a quorum exists, action on any matter generally is approved by the shareholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes opposing the action. Therefore, under Florida law, abstentions generally do not have the same effect as a vote against a matter. However, in a merger transaction, the required vote is a majority of the shares entitled to vote, and therefore, abstentions and broker no votes have the effect of a vote against the proposed transactions.

    Under the Delaware Act, unless otherwise provided by the Delaware Act or a Delaware corporation's certificate of incorporation or by-laws, if a quorum exists, action on a matter is generally approved by an affirmative vote of the majority of the shares represented at a meeting and entitled to vote on the matter. Accordingly, abstentions by shareholders in Delaware have the same effect as votes against the matter. DCA's by-laws do not contain a provision requiring a greater vote than otherwise required by applicable law other than provisions requiring the affirmative vote of at least two-thirds of the outstanding shares with respect to actions relating to the removal of directors, or the vote of two-thirds of the directors for any amendments to DCA's by-laws. MainStreet's by-laws do not contain any provision requiring a greater vote than otherwise required by applicable law. The removal of a director requires a vote of not less than a majority of the shareholders entitled to vote.

REMOVAL OF DIRECTORS BY SHAREHOLDERS

    Under the Florida Act, shareholders of a corporation may remove one or more directors with or without cause unless the articles of incorporation provide that the directors may be removed only for cause. DCA's by-laws provide that a director may only be removed for cause, and only by a vote of the holders of at least 75% of the shares of stock outstanding. The Delaware Act provides that a director or directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, except that (1) members of a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, and (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors or of the class of directors of which such director is a part.

BOARD VACANCIES

    The Florida Act provides that whenever a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders, unless the articles of incorporation provide otherwise. DCA's by-laws provide that any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of the directors then in office, or a vote less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election.

    Under the Delaware Act, a vacancy on the board of directors generally may be filled by a majority of the remaining directors, or in the manner specified in the corporation's certificate of incorporation or by-laws. MainStreet's by-laws provide that no reduction of the authorized directors shall have the effect of removing any director prior to the expiration of that director's term of office.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BY-LAWS

    Amendments to a Florida corporation's articles of incorporation must be approved by the corporation's shareholders, except that certain immaterial amendments specified in the Florida Act may be made by the board of directors. Unless a specific section of the Florida Act or a Florida corporation's articles of incorporation requires a greater vote, an amendment to a Florida corporation's articles of incorporation generally must be approved by a majority of the vote entitled to be cast on the amendment. DCA's by-laws may be amended by a majority of its shareholders.

    A Delaware corporation's certificate of incorporation may be generally amended only if approved by a majority of the outstanding stock entitled to vote unless a greater number is specified in its certificate of incorporation. If any such amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize such amendment. With respect to by-laws, under Delaware law, the power to adopt, alter and repeal a corporation's by-laws is exclusively vested in the shareholders. MainStreet's by-laws authorize the board of directors to rescind, alter, amend or repeal any by-law subject to approval by the holders of a majority of the outstanding stock of the corporation.

                              SELLING SHAREHOLDERS

    The selling shareholders consist of two groups, the Affiliates of DCA and Medicore who hold DCA common stock and options which, upon the completion of the Merger, will become MainStreet common stock and options exercisable under the same terms into MainStreet common stock; and certain MainStreet investors who currently hold MainStreet common stock, including Thomas K. Langbein, who falls within both categories, an Affiliate of DCA and Medicore, and a current shareholder of MainStreet. See "The Merger--Interests of Certain Persons in Matters to be Acted Upon." Affiliates of and investors in MainStreet to the extent their MainStreet common stock is not included in this proxy statement/prospectus have executed and delivered to MainStreet lockup letters restricting the encumbrance or disposition of their MainStreet common stock through December 31, 2000, except under limited circumstances which do not provide for any public sales of such common stock.

    The following table sets forth certain information with respect to the selling shareholders. MainStreet will not receive any of the proceeds from the sale of the selling shareholders' MainStreet common stock. The DCA options, upon completion of the Merger, will become MainStreet options, which will have the same terms and conditions as the former DCA options. See "The Merger--Treatment of DCA Options and Warrants." The notes to the table describe the relationship of the selling shareholder to DCA, Medicore and/or MainStreet.

                                                                                                      BENEFICIAL
                                                BENEFICIAL OWNERSHIP                   AMOUNT OF     OWNERSHIP OF
                                                BEFORE THE OFFERING                   MAINSTREET      MAINSTREET
                                  ------------------------------------------------   COMMON STOCK     AFTER THE
NAME                               DCA(3)       %(4)     MAINSTREET         %(5)     TO BE OFFERED   OFFERING(1)      %(2)
----                              ---------   --------   ----------       --------   -------------   ------------   --------
AFFILIATES
Medicore(6).....................  2,410,622     67.9%          --            --         250,000(7)      -0-             0%
Anthony C. D'Amore(8)...........     23,000        +           --            --          23,000         -0-             0%
Stephen Everett(9)..............     35,000        +           --            --          35,000         -0-             0%
Peter D. Fischbein(10)..........     20,000        +           --            --          20,000         -0-             0%
Seymour Friend(11)..............     23,000        +           --            --          23,000         -0-             0%
Lawrence E. Jaffe(12)...........    178,000      4.8%     100,000(13)       1.2%        278,000         -0-             0%
Josh Jaffe(14)..................     20,000        +           --            --          20,000         -0-             0%
Gila Jaffe(14)..................     20,000        +           --            --          20,000         -0-             0%
Beth Jaffe(14)..................     20,000        +           --            --          20,000         -0-             0%
Avi Jaffe(14)...................     20,000        +           --            --          20,000         -0-             0%
Michelle Jaffe(14)..............     20,000        +           --            --          20,000         -0-             0%
Thomas K. Langbein(15)..........    260,000      6.8%     660,000           7.9%        920,000         -0-             0%
Chris Langbein(16)..............         --       --       75,000             +          75,000         -0-             0%
Jeannine Langbein(16)...........         --       --       75,000             +          75,000         -0-             0%
George Langbein(17).............         --       --       45,000             +          45,000         -0-             0%
William Langbein(18)............         --       --       45,000             +          45,000         -0-             0%
Robert P. Magrann(19)...........     22,000        +           --            --          22,000         -0-             0%
Daniel R. Ouzts(20).............     32,500        +           --            --          32,500         -0-             0%
Bart Pelstring(21)..............     95,000      2.6%          --            --          95,000         -0-             0%
Dr. Herbert I. Soller(22).......     35,000        +           --            --          35,000         -0-             0%
Ronald Tornquist(23)............     25,000        +           --            --          25,000         -0-             0%
Robert W. Trause(22)............     40,000      1.1%          --            --          40,000         -0-             0%

MAINSTREET INVESTORS
Allied International Fund.......         --       --       40,000             +          40,000         -0-             0%
Naomi Bodner....................         --       --      500,000           6.0%        250,000         250,000       2.3%
Carol Coppola...................         --       --       50,000             +          50,000         -0-             0%
Empire Ventures Ltd.............         --       --      100,000           1.2%        100,000         -0-             0%
Lucy T. Falco...................         --       --       30,000             +          30,000         -0-             0%

                                                                                                      BENEFICIAL
                                                BENEFICIAL OWNERSHIP                   AMOUNT OF     OWNERSHIP OF
                                                BEFORE THE OFFERING                   MAINSTREET      MAINSTREET
                                  ------------------------------------------------   COMMON STOCK     AFTER THE
NAME                               DCA(3)       %(4)     MAINSTREET         %(5)     TO BE OFFERED   OFFERING(1)      %(2)
----                              ---------   --------   ----------       --------   -------------   ------------   --------
Rita Folger.....................         --       --      220,325           2.4%        220,325         -0-             0%
Greta Freedman..................         --       --       30,000             +          30,000         -0-             0%
Laura Huberfeld.................         --       --      500,000           6.0%        250,000         250,000       2.3%
Hyatt Capital...................         --       --      162,602           1.9%        162,602         -0-             0%
Debra Maynard...................         --       --       20,000             +          20,000         -0-             0%
Fred Merz.......................         --       --       34,600             +          34,600         -0-             0%
Frank Mullin....................         --       --        3,000             +           3,000         -0-             0%
Lucia Mullin....................         --       --        4,000             +           4,000         -0-             0%
Margaret Mullin.................         --       --       10,000             +          10,000         -0-             0%
Robert E. Mullin, III...........         --       --        3,000             +           3,000         -0-             0%
Old Oak Fund....................         --       --       80,000             +          40,000          40,000         +
Matthew Radico..................         --       --        1,000             +           1,000         -0-             0%
Richard Swift...................         --       --        1,000             +           1,000         -0-             0%
VAC Worldwide Consulting........         --       --       20,000             +          20,000         -0-             0%
VATV Ltd........................         --       --        1,000             +           1,000         -0-             0%

FINDERS
Michael Guiliano (7)............         --       --       10,000             +          10,000         -0-             0%

+  less than 1%

--------------------------

(1) Assumes selling shareholders sell all of the MainStreet common stock they are offering.

(2) Based on 10,845,722 shares outstanding including (i) 1,395,722 shares to be issued to DCA shareholders in connection with the Merger; (ii) 250,000 shares to be issued to the MainStreet shareholders constituting their CEO Letter interests (see "Certain Agreements Related to the Merger--Contribution Agreement Relating to CEO Letter"); and (iii) 809,500 options assumed exercised by the Affiliates, related parties and employees of DCA.

(3) Includes the following shares that may be acquired by the selling shareholders upon exercise of their options and warrants as of the date of this proxy statement/prospectus or within 60 days after that date:

    D'Amore, 22,000 shares (20,000*; 2,000 warrants); S. Everett, 35,000 shares*; P. Fischbein, 20,000 shares*; S. Friend, 22,000 shares (20,000*; 2,000 warrants); L. Jaffe, 162,000 shares (160,000*; 2,000 warrants); Josh
    Jaffe, Gila Jaffe, his wife, Beth Jaffe, Avi Jaffe and Michelle Jaffe, adult children of L. Jaffe, each for 20,000 shares*: T. Langbein, 260,000 shares*;
    R. Magrann, 22,000 shares (20,000*; 2,000 warrants); D. Ouzts, 25,000 shares*; B. Pelstring, 45,000 shares*; H. Soller, 35,000 shares*; and R. Trause, 40,000 shares**.

        *  Issuable upon exercise of 1999 options

        ** Issuable upon exercise of 1995 options (5,000) and 1999 options (35,000)

(4) Based on 3,546,344 shares of common stock outstanding exclusive of outstanding options and warrants. See note (2) to "DCA--Security Ownership of Certain Beneficial Owners and Management." Officers and directors of DCA who may also be officers, directors and/or shareholders of Medicore disclaim any indirect beneficial ownership of DCA common stock through Medicore's ownership. See note (1) to "DCA--Security Ownership of Certain Beneficial Owners and Management."

(5) Based on 8,390,000 shares of common stock outstanding, exclusive of any outstanding warrants or issuances upon completion of the Merger. See note (2) above. Includes a portion of the aggregate of 250,000 shares of common stock to be issued to those MainStreet shareholders who own and will transfer their interests in the CEO Letter to MainStreet upon completion of the Merger. See "Summary--Federal Income Tax Consequences of the DCA Asset Sale and the Merger" and "MainStreet--Business--Our Prospective Subsidiary--CEO Letter.com Inc."

(6) Parent to DCA.

(7) As part of the DCA Asset sale, Medicore is transferring 2,150,622 shares of its DCA common stock to DCA and will be issuing 10,000 of its remaining DCA shares to Michael Guiliano as a finder's fee in connection with the proposed Transactions.

(8) Director of Medicore.

(9) Executive Vice President of DCA

(10) Director of Medicore and its public subsidiary, Techdyne.

(11) Vice President and Director of Medicore.

(12) Counsel and Secretary to DCA and Medicore.

(13) Includes warrants (i) 50,000 exercisable at $1.23 through December 16, 2004, and (ii) 50,000 exercisable at $3.00 through January 26, 2005.

(14) Adult children (Gila is daughter-in-law) of Lawrence E. Jaffe. Mr. Jaffe disclaims any beneficial ownership of these shares. See note (12) above.

(15) Chairman of the Board and Chief Executive Officer of DCA and Medicore and Todd, a securities broker-dealer with a referral agreement among and between MainStreet and two of its principals and director of the Linux Fund (see "The Merger--Interests of Certain Persons In Matters to be Acted Upon"); also President of Medicore and executive officer and director of the DCA and Medicore subsidiaries.

(16) Adult children of Thomas K. Langbein. See note (15) above.

(17) Brother of Thomas K. Langbein. See note (15) above.

(18) Brother of Thomas K. Langbein. Employed by Medicore in its medical division. See note (15) above.

(19) Director of Medicore. Member of the Audit Committee of Medicore.

(20) Vice President (Finance), Treasurer and Controller of DCA and Medicore and certain of their subsidiaries.

(21) President and director of DCA and most of its subsidiaries.

(22) Director of DCA and member of its Audit Committee.

(23) Part-time accounting consultant to DCA.

    The MainStreet common stock being offered by the selling shareholders, whether owned directly or to be obtained upon exercise of their options and/or warrants, may be sold by the selling shareholders, or their pledges, donees, transferees or other successors in interest from time to time:

    - in transactions (which may include block sales) on the Nasdaq SmallCap Market;

    - in negotiated transactions; or

    - through a combination of such methods of sale, at fixed prices or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

    The MainStreet common stock may be sold directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following means:

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

    - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this proxy statement/prospectus; and

    - a block trade in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

    Any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to an underwriter, agent or particular broker-dealer will be negotiated prior to the sale and may be in excess of customary compensation). If required by applicable law at the time a particular offer of MainStreet common stock is made, the terms and conditions of such transaction will be set forth in a supplement to this proxy statement/prospectus.

    The selling shareholders and any underwriters, agents or broker-dealers who act in connection with the sale of the shares of MainStreet common stock hereunder may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

    The selling shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. DCA and MainStreet have agreed to bear the expenses in connection with the registration of the shares being offered by such selling shareholders on a pro rata basis. MainStreet has agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the MainStreet shares of common stock to be issued in the Merger by this proxy statement/prospectus will be passed upon by McLaughlin & Stern, LLP, New York, New York.

    Certain United States federal income tax consequences of the Merger will be
passed upon for DCA, Medicore and Buyer by             , and for MainStreet and
MainStreet Acquisition Inc. by Wollmuth Maher & Deutsch, LLP, New York, New
York.

                                    EXPERTS

    MainStreet's financial statements as of October 31, 1999 and for the period then ended appearing in this proxy statement/prospectus have been audited by Holtz Rubenstein & Co., LLP, independent auditors, as set forth in their report therein appearing elsewhere in this proxy statement/prospectus, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated balance sheets of DCA as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended
December 31, 1998, included in the proxy statement of DCA, which is referred to and made a part of this prospectus and registration statement, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report therein appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    Ernst & Young LLP was replaced as DCA's auditors in August, 1999 by Wiss & Company, LLP. A representative of Wiss & Company, LLP is expected to be at the Special Meeting, and will be available to respond to appropriate questions. No representative of Ernst & Young LLP will be at that meeting.

                                 OTHER MATTERS

    Pursuant to Florida law, the business that may be conducted at the Special Meeting is confined to the purposes described in the Notice of Special Meeting of Shareholders that accompanies this proxy statement/prospectus.

                             SHAREHOLDER PROPOSALS

    If DCA shareholders approve the DCA Asset sale and the Merger, these Transactions will be completed prior to the 2000 annual meeting of shareholders, and DCA will no longer be a public company, but rather a 100% owned subsidiary of MainStreet under the name MainStreet Sub, Inc., and DCA will no longer hold any annual meeting. If the Transactions are not approved and completed, DCA will hold its 2000 annual meeting some time in June, 2000. Proposals of DCA shareholders for that annual meeting must have been received by Lawrence E. Jaffe, Esq., Secretary to DCA, 777 Terrace Avenue, Hasbrouck Heights, New Jersey
07604 no later than             , 2000 to be included in DCA's Notice of Annual
Meeting of Shareholders and Information Statement relating to that meeting. Please note Medicore, the parent of DCA, owns 68% of DCA, and controls the vote on all matters presented to a vote of DCA shareholders, except as to the proposed Transactions, which are the subject of this Special Meeting for which Medicore and the Affiliates of DCA and Medicore are not voting. See "The Special Meeting--No Recommendation by DCA and No Voting by Medicore and Officers and Directors."

                      WHERE YOU CAN FIND MORE INFORMATION

    MainStreet has filed the registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of MainStreet common stock to be issued to the DCA shareholders in the Merger, and to register the resale of MainStreet common stock for Affiliates of DCA and Medicore who will receive MainStreet securities in return for their DCA securities in connection with the Merger, and on behalf of certain investors in MainStreet. See "Selling Shareholders." The registration statement, including the attached exhibits and schedules, contains additional relevant information about MainStreet and DCA. As allowed by the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the attachments and schedules to the registration statement.

    DCA files annual, quarterly and current reports, information statements and other information with the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information at the public reference room. You may read and copy any reports, statements or other information DCA files at the following locations of the Securities and Exchange Commission.

Public Reference Room          New York Regional Office       Chicago Regional Office
450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300                     500 West Madison Street
Washington, DC 20539           New York, NY 10048             Suite 1400
                                                              Chicago, IL 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. DCA's filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at HTTP://WWW.SEC.GOV.

    The Securities and Exchange Commission allows DCA to "incorporate by reference" information into this proxy statement/prospectus, which means that DCA can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that DCA has previously filed with the Securities and Exchange Commission. These documents contain important information about DCA and its financial condition.

Annual Report on Form 10-K..............  Year ended December 31, 1998
Quarterly Reports on Form 10-Q..........  Quarters ended March 31, 1999, June 30, 1999 and
                                          September 30, 1999
Current Reports on Form 8-K.............  Filed on March 9, 1999, August 13, 1999,
                                          September 10, 1999, October 21, 1999 and December 8,
                                          1999
Current Report on Form 8-K/A............  Filed on August 27, 1999
Information Statement...................  Dated April 26, 1999

    DCA also incorporates by reference into this proxy statement/prospectus additional documents that may be filed with the Securities and Exchange Commission under the Securities Exchange Act, as amended, from the date of this proxy statement/prospectus to the date of the Special Meeting. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as information statements.

    DCA has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to DCA, and MainStreet has supplied all information relating to it, MainStreet Acquisition Inc. and CEO Letter.

    If you are a DCA shareholder, DCA may have sent you some of the documents incorporated by reference, but you can obtain any of them through DCA, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet world wide web site as described above. Documents incorporated by reference are available from DCA without charge, excluding all exhibits unless DCA has specifically incorporated by reference an exhibit in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from DCA at Dialysis Corporation of America, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, Attn: Lawrence E. Jaffe, Esq. (Secretary).

    If you would like to request documents from DCA, please do so by
            , 2000 to receive them before the Special Meeting. If you request any incorporated documents, DCA will mail them to you by first class mail, or another equally prompt means, within one business day after DCA receives your request.

    WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED DCA ASSET SALE OR MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS DCA HAS PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF            ,
2000, THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT/ PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF THE MAINSTREET COMMON STOCK IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY.

                             INDEX OF DEFINED TERMS

TERM                                     PAGE
----                                   --------
Affiliates...........................       1
Blue Skied...........................      78
Buyer................................   cover
CEO Letter...........................   cover
CEO Letter Website...................      80
Code.................................       6
Contributors.........................      52
DCA..................................   cover
Dialysis Acquisition Corp............       5
Delaware Act.........................      89
Direct Public Offering...............   cover
Dissenters' Shares...................      44
Dissenting Shareholder...............      44
Dutch Auction........................      78
Effective Time.......................      39
Exchange Agent.......................      42
FreeRide.............................      80
IPO..................................      20
MainStreet...........................       1

TERM                                     PAGE
----                                   --------

MainStreet Acquisition Inc...........       4
MainStreet Sub, Inc..................      47
Medicore.............................   cover
Merger...............................   cover
Merger Agreement.....................   cover
Minority Public Interest.............       2
Minority Public Shareholder..........       2
Nasdaq...............................   cover
Public Float.........................      13
Purchase Agreement...................   cover
Record Date..........................      11
Securities Act.......................   cover
Securities Exchange Act..............      42
Todd.................................      36
Underwriters' Options................   cover
User.................................      77
Warrants.............................   cover
Website..............................      76

                         INDEX TO FINANCIAL STATEMENTS

MAINSTREET IPO.COM INC.
(A DEVELOPMENT STAGE COMPANY)

Report of Holtz Rubenstein & Co., LLP, Independent
  Auditors..................................................     F-2
Balance Sheet as of October 31, 1999........................     F-3
Statement of Operations from inception (Apri112, 1999)
  through October 31, 1999..................................     F-4
Statement of Stockholders' Equity from inception (Apri112,
  1999) through October 31, 1999............................     F-5
Statement of Cash flows from inception (Apri112, 1999)
  through October 31, 1999..................................     F-6
Notes to Financial Statements...............................     F-7

DIALYSIS CORPORATION OF AMERICA

Report of Ernst & Young LLP, Independent Certified Public
  Accountants...............................................    F-13
Consolidated Balance Sheets as of December 31, 1998 and
  1997......................................................    F-14
Consolidated Statements of Operations--Years ended December
  31, 1998, 1997 and 1996...................................    F-15
Consolidated Statements of Stockholder' Equity--Years ended
  December 31, 1998, 1997 and 1996..........................    F-16
Consolidated Statements of Cash Flows--Years ended December
  31, 1998, 1997 and 1996...................................    F-17
Notes to Consolidated Financial Statements--December 31,
  1998......................................................    F-18
Consolidated Condensed Balance Sheets as of September 30,
  1999 (Unaudited) and December 31, 1998....................    F-30
Consolidated Condensed Statements of Operations for the nine
  months ended September 30, 1999 and 1998 (Unaudited)......    F-31
Consolidated Condensed Statements of Cash Flows for the nine
  months ended September 30, 1999 and 1998 (Unaudited)......    F-32
Notes to Consolidated Condensed Financial Statements for the
  nine months ended September 30, 1999 (Unaudited)..........    F-33

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
MainStreet IPO.com Inc.

    We have audited the accompanying balance sheet of MainStreet IPO.com Inc. (a development stage company) as of October 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period April 12, 1999 (inception) through October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MainStreet IPO.com Inc. as of October 31, 1999, and the results of its operations and its cash flows for the period April 12, 1999 (inception) through October 31, 1999 in conformity with generally accepted accounting principles.

                                          HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
December 2, 1999

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET

                                OCTOBER 31, 1999

                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  39,419
  Note receivable (Note 4)..................................     25,000
  Other receivables.........................................     42,978
                                                              ---------
    Total current assets....................................    107,397
EQUIPMENT (Note 5)..........................................     35,000

WEBSITE DESIGN COSTS (Note 6)...............................    130,000

OTHER.......................................................     12,981
                                                              ---------
                                                              $ 285,378
                                                              =========
           LIABILITIES AND STOCKHOLDERS' DEFICIT

COMMITMENTS (Note 7)

STOCKHOLDERS' EQUITY: (Note 8)
  Common stock, par value $.001; 20,000,000 shares
    authorized; 8,990,000 share issued and outstanding......  $   8,390
  Additional paid-in capital................................    567,109
  Deficit accumulated during the development stage..........   (290,109)
                                                              ---------
                                                                285,378
                                                              ---------
                                                              $ 285,378
                                                              =========

                       See notes to financial statements

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

EXPENSES:
  Payroll expense...........................................  $ 104,999
  Consulting fees...........................................     57,479
  General and administrative expenses.......................    127,631
                                                              ---------

NET LOSS....................................................  $(290,109)
                                                              =========

NET LOSS PER SHARE (Note 8).................................  $    (.04)
                                                              =========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (Note 8)......................................  8,100,851
                                                              =========

                       See notes to financial statements

                            MAINSTREET IPO.COM INC.

                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' EQUITY

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

                                    (NOTE 4)

                                                                                           DEFICIT
                                                        COMMON STOCK                     ACCUMULATED
                                          AMOUNT    --------------------   ADDITIONAL    DURING THE
                                           PER                    PAR       PAID-IN     DEVELOPMENTAL
                                          SHARE       SHARE      VALUE      CAPITAL         STAGE         TOTAL
                                         --------   ---------   --------   ----------   -------------   ---------
ISSUANCE OF FOUNDERS' STOCK............   $.001     7,929,233    $7,929     $     --      $      --     $   7,919
                                          =====
ISSUANCE OF COMMON STOCK FOR CASH......   $1.23       460,767       461      567,097             --       567,558
                                          =====
NET LOSS...............................                    --        --           --       (290,109)     (290,109)
                                                    ---------    ------     --------      ---------     ---------
BALANCE, October 31, 1999..............             8,390,000    $8,390     $567,097      $(290,109)    $ 285,378
                                                    =========    ======     ========      =========     =========

                       See notes to financial statements

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(290,109)
                                                              ---------
    Net cash used in operating activities...................   (290,019)
                                                              ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Note receivable...........................................    (25,000)
  Other receivable..........................................    (42,978)
  Equipment.................................................    (35,000)
  Website design costs......................................   (130,000)
  Increase in other assets..................................    (12,981)
                                                              ---------
    Net cash used in investing activities...................   (245,959)
                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of stock...........................    575,487
                                                              ---------
    Net cash provided by financing activities...............    575,487
                                                              ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS...................     39,419

CASH AND CASH EQUIVALENTS, beginning of period..............         --
                                                              ---------
CASH AND CASH EQUIVALENTS, end of period....................  $  39,419
                                                              =========

                       See notes to financial statements

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

1. NATURE OF OPERATIONS:

    MainStreet IPO.com Inc. (the "Company") was formed on April 12, 1999 to engage in the development of a central website that will provide corporations with the ability to perform a registered primary or secondary, securities self-underwriting. The Company also intends to offer products and/or services over other websites of those clients who have made offerings over the Company's facilities.

    The Company is in the development stage, as defined in Statement of Financial Accounting Standards No. 7. To date, the Company has devoted its efforts to the design of its websites and various organizational activities, including developing its business strategy, hiring management personnel, raising capital, and undertaking preliminary activities for the commencement of operations. The Company has not generated any revenue to date. Although the Company has substantially completed the design of its websites, there can be no assurance that the Company will be successful in marketing its services.

    As reflected in the accompanying financial statements, the Company has incurred cumulative losses of approximately $290,000. Management is of the opinion that the proceeds of private offerings of its securities will be sufficient for the completion of its development activities and to meet the working capital needs of the Company. The Company has also entered into merger agreements with other entities (see Note 3). In addition, the Company's chief executive officer has issued a stand-by letter of commitment making available $1,000,000 of additional financing to the Company for the next twelve months. There can be no assurance that additional financing will not be required to significantly penetrate the market and for continued operations. If additional financing is required, there is no assurance that such fund will be available to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    A. STATEMENT OF CASH FLOWS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    B. USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    C. DEPRECIATION AND AMORTIZATION

    Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the related asset. Amortization of website design costs is computed using the straight-line method over its estimated useful life (three years). Recurring maintenance of the website is charged to operations as incurred.

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    The accompanying statement of operations reflects no charge for depreciation and amortization as the related assets had not been placed in service as of October 31, 1999.

    D. INCOME TAXES

    Effective October 15, 1999, the Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in a company's financial statements or tax return. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. At October 31, 1999, the Company's deferred tax asset relating to its post October 15, 1999 net operating loss $(10,000) has been reserved 100%.

    Prior to October 15, 1999, the Company was not subject to federal, state or local income taxes. The Company's loss for that period was reportable for income tax purposes by the members.

    E. IMPAIRMENT OF LONG-LIVED ASSETS

    In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," an impairment loss is recognized whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

    F. STOCK-BASED COMPENSATION

    The Company applies APB Opinion No. 25 and related interpretations in accounting for stock-based compensation to employees. Stock compensation to non-employees is accounted for at fair value in accordance with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation."

    G. RESEARCH AND PRODUCT DEVELOPMENT COSTS

    Research and product development costs, consisting of salaries and materials related to software development, are expensed as incurred.

    H. ADVERTISING COSTS

    Advertising costs are charged to operations when the advertising first takes place. Advertising and design costs approximated $59,000 for the period ended October 31, 1999.

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    I. START-UP COSTS

    In accordance with the American Institute of Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities," the Company expenses the costs of start-up activities and organization costs, as incurred.

    J. SOFTWARE DEVELOPMENT COSTS

    The AICPA also issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which requires that entities capitalize certain costs related to internal-use software once certain criteria have been met.

    K. COMPREHENSIVE INCOME (LOSS)

    Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. The Company's other comprehensive loss is equivalent to its net loss for the period April 12, 1999 (inception) through October 31, 1999. The tax benefit or expense, as well as any reclassifications related to the components of other comprehensive income were not significant.

3. PROPOSED BUSINESS COMBINATIONS:

    A. DIALYSIS CORPORATION OF AMERICA

    On October 20, 1999, the Company entered into a Merger Agreement with Dialysis Corporation of America ("DCA"), a publicly traded company. The Merger Agreement provides that MainStreet Acquisition Inc., a wholly-owned subsidiary of MainStreet formed solely for the proposed Merger, will be merged into DCA with DCA being the survivor of the Merger. Prior to the Merger, DCA will exchange all of its business and assets for a substantial portion of the stock of DCA held by its parent, as well as, assuming certain liabilities. The only assets DCA will have to provide MainStreet upon completing the Merger are proceeds from the potential exercise of certain DCA underwriters' purchase options and outstanding publicly traded warrants. The liabilities, if any, relating to the tax impact of the sale will be assumed by MainStreet upon the transfer and sale of the DCA assets to its parent.

    In the Merger, each outstanding share of DCA common stock (other than shares held by shareholders who have not voted in favor of the Merger and have properly demanded appraisal with respect to their DCA shares) will be converted into the right to receive one share of common stock of MainStreet.

    The consummation of the Merger is subject to a number of conditions, including the approval of DCA's shareholders.

4. NOTE RECEIVABLE:

    In August 1999, the Company advanced $25,000 to an unrelated third party (the "borrower"). The loan is evidenced by a promissory note due on February 18, 2000. The note bears interest at 10% per

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

4. NOTE RECEIVABLE: (CONTINUED)

annum, which is payable in the form of 2,500 shares of common stock of the borrower. The Company has the right to convert the note into 50,000 shares of the borrower's common stock. In the event the Company does not convert the note, it is entitled to receive warrants to purchase 25,000 shares of the borrower's common stock at an exercise price of $1.00 per share. The warrants will be exercisable through February 18, 2002.

5. EQUIPMENT:

    Equipment consists of computer servers and related data processing assets in the amount of $35,000.

6. WEBSITE DESIGN COSTS:

    The Company is party to an agreement whereby an unrelated third party was engaged to design and maintain a website. The fee for the design work is $200,000 cash and warrants to acquire 200,000 shares of the Company's common stock at $2.00 per share, which expire in 2004. $165,000 of this fee had been paid as of October 31, 1999. The Agreement also provides that the third party will provide system administrative services for a twelve month period at $8,000 per month. The design of the website was essentially complete as of October 31, 1999.

7. COMMITMENTS:

    A. CONSULTING AGREEMENT

    In August 1999, the Company entered into a twenty-four month consulting agreement with a third party that provides for a monthly compensation of $8,333. Compensation under this agreement approximated $25,000 for the period April 12, 1999 (inception) through October 31, 1999.

    B. INVESTMENT AGREEMENT

    On April, 1999, the Company and two of its officers (the "officers") entered into an agreement with Todd & Co. ("Todd"), a registered broker-dealer for an affiliation. In consideration for this affiliation, the president of Todd and members of his family were issued 900,000 shares of the Company's common stock, whose value ($900) has been charged to operations in the accompanying financial statements. The Agreement also provides that for the period ending October 19, 2002, the officers shall recommend to all prospective MainStreet clients that such clients use the services of Todd in connection with any of such clients' public offerings of securities. If a MainStreet client already has an underwriter for its securities offering, the officers will recommend Todd for inclusion in the selected dealer group which participates in the distribution of MainStreet's client's public offerings. Further, Todd will take 10% of the group proceeds from any such referred business plus its actual costs with the balance divided equally between Todd and the officers provided that the sharing of the proceeds is not in violation of the rules of the NASD.

                            MAINSTREET IPO.COM INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           PERIOD APRIL 12, 1999 (INCEPTION) THROUGH OCTOBER 31, 1999

8. STOCKHOLDERS' EQUITY:

    A. CAPITALIZATION

    Pursuant to an amendment of the Company's certificate of incorporation, the Company has authorized shares of common stock of 20,000,000 at $.001 par value.

    B. INITIAL CAPITALIZATION

    In April 1999, the Company issued 7,929,233 shares of common stock ("Founders Stock") for services valued at $7,929.

    C. ISSUANCE OF STOCK FOR CASH

    The Company entered into subscription agreements with investors under which it issued 460,767 shares of common stock for the proceeds of $567,558.

    D. NET LOSS PER SHARE

    Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) requires dual presentation of basic and diluted EPS. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if stock options or convertible securities were exercised or converted into common stock.

    Basic and diluted loss per share amounts were equivalent for the period April 12, 1999 (inception) through October 31, 1999.

    E. CEO LETTER, LLC

    On October 20, 1999, the Company entered into an agreement to acquire CEO Letter, LLC, a development stage entity engaged in the business of providing a website designed to let chief executive officers of publicly traded companies introduce and explain their companies. Under the terms of the agreement, concurrent with the DCA Merger, the shareholders of MainStreet who own interests in CEO Letter under a Contribution Agreement among these shareholders and MainStreet, will transfer their CEO Letter interests to MainStreet in consideration for 250,000 shares of MainStreet common stock, upon the completion of the merger.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors
Dialysis Corporation of America

    We have audited the accompanying consolidated balance sheets of Dialysis Corporation of America and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dialysis Corporation of America and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                        /s/ ERNST & YOUNG LLP

March 22, 1999
Miami, Florida

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  1998           1997
                                                              ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................   $5,366,837    $ 8,102,920
  Marketable securities.....................................           --        443,936
  Accounts receivable, less allowance of $144,000 at
    December 31, 1998; $52,000 at December 31, 1997.........      460,786        494,163
  Inventories...............................................      179,189        113,815
  Prepaid expenses and other current assets.................       52,934        156,823
                                                               ----------    -----------
    Total current assets....................................    6,059,746      9,311,657

Property and equipment:
  Land......................................................      168,358        168,358
  Buildings and improvements................................    1,404,573      1,402,319
  Machinery and equipment...................................    1,381,460        949,749
  Leasehold improvements....................................    1,149,300        442,464
                                                               ----------    -----------
                                                                4,103,691      2,962,890
Less accumulated depreciation and amortization..............    1,003,995        679,870
                                                               ----------    -----------
                                                                3,099,696      2,283,020
Advances to parent..........................................      120,865             --
Deferred expenses and other assets..........................       68,617         43,088
                                                               ----------    -----------
                                                               $9,348,924    $11,637,765
                                                               ==========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $  243,968    $    72,531
  Accrued expenses..........................................      292,594        370,099
  Current portion of long-term debt.........................      175,902        151,844
  Income taxes payable......................................      232,306      1,655,164
                                                               ----------    -----------
    Total current liabilities...............................      944,770      2,249,638

Long-term debt, less current portion........................      632,664        564,673
Advances from parent........................................           --        128,727
Minority interest in subsidiaries...........................           --        645,809

Commitments

Stockholders' equity:
  Common stock, $.01 par value, authorized 20,000,000
    shares; 3,751,344 shares issued: 3,546,344 shares
    outstanding in 1998; 3,651,344 shares outstanding in
    1997....................................................       37,513         37,513
  Capital in excess of par value............................    4,044,154      4,008,720
  Retained earnings.........................................    4,004,763      4,208,935
  Treasury stock at cost; 205,000 shares at December 31,
    1998; 100,000 shares at December 31, 1997...............     (314,940)      (206,250)
                                                               ----------    -----------
    Total stockholders' equity..............................    7,771,490      8,048,918
                                                               ----------    -----------
                                                               $9,348,924    $11,637,765
                                                               ==========    ===========

                See notes to consolidated financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                              1998         1997         1996
                                                           ----------   ----------   ----------
Revenues:
  Medical service revenue................................  $3,552,279   $4,375,165   $3,830,809
  Gain on sale of subsidiaries' assets...................                4,430,663
                                                                  ---                       ---
  Interest and other income..............................     451,656      414,970      305,706
                                                           ----------   ----------   ----------
                                                            4,003,935    9,220,798    4,136,515
Cost and expenses:
  Cost of medical services...............................   2,516,239    2,712,527    2,508,323
  Selling, general and administrative expenses...........   1,847,175    2,155,459    1,577,487
  Interest expense.......................................      81,531       86,129       86,694
                                                           ----------   ----------   ----------
                                                            4,444,945    4,954,115    4,172,504
                                                           ----------   ----------   ----------
(Loss) income before income taxes and minority
  interest...............................................    (441,010)   4,266,683      (35,989)
Income tax (benefit) provision...........................    (236,838)   1,699,000
                                                                                            ---
                                                           ----------   ----------
                                                                                     ----------
(Loss) income before minority interest...................    (204,172)   2,567,683      (35,989)
Minority interest in income (loss) of consolidated
  subsidiaries...........................................                  574,303      (13,028)
                                                                  ---
                                                                        ----------   ----------
                                                           ----------
    Net (loss) income....................................  $ (204,172)  $1,993,380   $  (22,961)
                                                           ==========   ==========   ==========
(Loss) earnings per share:
  Basic..................................................  $     (.06)  $      .56   $     (.01)
                                                           ==========   ==========   ==========
  Diluted................................................  $     (.06)  $      .55   $     (.01)
                                                           ==========   ==========   ==========

                See notes to consolidated financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                  CAPITAL IN
                                        COMMON    EXCESS OF     RETAINED    TREASURY
                                        STOCK     PAR VALUE     EARNINGS      STOCK       TOTAL
                                       --------   ----------   ----------   ---------   ----------
Balance at January 1, 1996...........  $24,328    $  305,997   $2,238,516               $2,568,841
  Net loss...........................                             (22,961)                 (22,961)
  Net proceeds from security offering
    with issuance of 1,150,000 common
    shares...........................   11,500     3,433,658                             3,445,158
  Exercise of stock options..........       60         8,940                                 9,000
                                       -------    ----------   ----------   ---------   ----------
Balance at December 31, 1996.........   35,888     3,748,595    2,215,555                6,000,038
  Net income.........................                           1,993,380                1,993,380
  Repurchase of 100,000 shares.......                                       $(206,250)    (206,250)
  Exercise of stock options..........    1,625       260,125                               261,750
                                       -------    ----------   ----------   ---------   ----------
Balance at December 31, 1997.........   37,513     4,008,720    4,208,935    (206,250)   8,048,918
  Net loss...........................                            (204,172)                (204,172)
  Repurchase of 105,000 shares.......                                        (108,690)    (108,690)
  Redemption of minority interest in
    subsidiaries.....................                 35,434                                35,434
                                       -------    ----------   ----------   ---------   ----------
Balance at December 31, 1998.........  $37,513    $4,044,154   $4,004,763   $(314,940)  $7,771,490
                                       =======    ==========   ==========   =========   ==========

                See notes to consolidated financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                             1998          1997          1996
                                                          -----------   -----------   ----------
Operating activities:
  Net (loss) income.....................................  $  (204,172)  $ 1,993,380   $  (22,961)
  Adjustments to reconcile net (loss) income to net cash
    (used in) provided by operating activities:
    Gain on sale of subsidiaries' assets................           --    (4,430,663)          --
    Depreciation........................................      332,697       278,761      199,315
    Amortization........................................        1,690        11,116       11,235
    Bad debt expense....................................      100,856        36,726      139,802
    Deferred income taxes...............................       24,000            --           --
    Gain on sale of securities..........................      (12,780)           --           --
    Minority interest...................................           --       574,303      (13,028)
    Stock compensation expense..........................           --       322,125           --
    Increase (decrease) relating to operating activities
      from:
      Accounts receivable...............................      (67,479)     (357,280)     (97,487)
      Inventories.......................................      (65,374)       (5,223)     (68,325)
      Prepaid expenses and other current assets.........       43,825       (12,087)     (64,257)
      Accounts payable..................................      171,437       (76,129)    (177,505)
      Accrued expenses..................................      (62,505)       58,341      (36,966)
      Income taxes payable..............................   (1,422,858)    1,649,164           --
                                                          -----------   -----------   ----------
        Net cash (used in) provided by operating
          activities....................................   (1,160,663)       42,534     (130,177)
Investing activities:
  Proceeds from sale of subsidiaries' assets............           --     4,583,662           --
  Redemption of minority interest in subsidiaries.......     (385,375)           --
  Additions to property and equipment,
    net of minor disposals..............................     (904,873)     (631,103)    (159,180)
  Proceeds from sale of securities......................      252,780            --           --
  Deferred expenses and other assets....................      (27,219)      (23,429)     110,904
                                                          -----------   -----------   ----------
        Net cash (used in) provided by investing
          activities....................................   (1,064,687)    3,929,130      (48,276)
Financing activities:
  Net proceeds of securities offering...................           --            --    3,445,158
  Advances (to) from parent.............................     (249,592)     (240,820)     369,547
  Repurchase of stock...................................     (108,690)     (206,250)          --
  Payments on long-term debt............................     (152,451)     (136,502)    (113,856)
  Exercise of stock options.............................           --         1,625        9,000
  Dividend payments to minority shareholders............           --        (3,966)      (7,467)
                                                          -----------   -----------   ----------
        Net cash (used in) provided by financing
          activities....................................     (510,733)     (585,913)   3,702,382
                                                          -----------   -----------   ----------
(Decrease) increase in cash and cash equivalents........   (2,736,083)    3,385,751    3,523,929
Cash and cash equivalents at beginning of year..........    8,102,920     4,717,169    1,193,240
                                                          -----------   -----------   ----------
Cash and cash equivalents at end of period..............  $ 5,366,837   $ 8,102,920   $4,717,169
                                                          ===========   ===========   ==========

                See notes to consolidated financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

    The Company is in one business segment, kidney dialysis operations, and operates five kidney dialysis centers, four located in Pennsylvania and one in New Jersey, has agreements to provide inpatient dialysis treatments to various hospitals and provides supplies and equipment for dialysis home patients.

CONSOLIDATION

    The consolidated financial statements include the accounts of Dialysis Corporation of America ("DCA") and its subsidiaries, collectively referred to as the "Company". All material intercompany accounts and transactions have been eliminated in consolidation. The Company is a 68.0% owned subsidiary of Medicore, Inc. (the "Parent").

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

GOVERNMENT REGULATION

    A substantial portion of the Company's revenues are attributable to payments received under Medicare, which is supplemented by Medicaid or comparable benefits in the state in which the Company operates. Reimbursement rates under these programs are subject to regulatory changes and governmental funding restrictions. Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretations as well as significant regulatory action including fines, penalties, and exclusions from the Medicare and Medicaid programs.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values. The credit risk associated with cash and cash equivalents is considered low due to the high quality of the financial institutions in which these assets are invested.

MARKETABLE SECURITIES

    The Company follows Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under this Statement, the Company is required to classify its marketable equity securities as either trading or available for sale. The Company does not purchase equity securities for the purpose of short-term sales; accordingly, its securities are classified as available for sale. Marketable securities are recorded at fair value. The marketable securities at

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

December 31, 1997 resulted from the sale of the Company's Florida operations in October 1997. Since the value of these securities was guaranteed by the purchaser at their originally recorded valuation of $480,000, the $36,064 difference between the market value of $443,936 at December 31, 1997 and the guaranteed value was recorded as a receivable and included in other current assets at December 31, 1997. One-half of these securities were included in the consideration to redeem the 20% minority interest in two of the subsidiaries whose assets were sold in October 1997 and the remaining one-half were sold in 1998.

INVENTORIES

    Inventories, which consist primarily of supplies used in dialysis treatments, are valued at the lower of cost (first-in, first-out method) or market value.

PROPERTY AND EQUIPMENT

    Property and equipment is stated on the basis of cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which range from 5 to 34 years for buildings and improvements; 4 to 10 years for machinery, computer and office equipment, and furniture; and 5 to 10 years for leasehold improvements. Replacements and betterments that extend the lives of assets are capitalized. Maintenance and repairs are expensed as incurred upon the sale or retirement of assets, the related cost and accumulated depreciation are removed and any gain on loss is recognized.

LONG-LIVED ASSET IMPAIRMENT

    Pursuant to Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of", impairment of long-lived assets, including intangibles related to such assets, is recognized whenever events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be fully recoverable from estimated future cash flows and the fair value of the related assets is less than their carrying value. The Company, based on current circumstances, does not believe any indicators of impairment are present.

DEFERRED EXPENSES

    Deferred expenses, except for deferred loan costs, are amortized on the straight-line method, over their estimated benefit period ranging to 60 months. Deferred loan costs are amortized over the lives of the respective loans.

INCOME TAXES

    Deferred income taxes are determined by applying enacted tax rates applicable to future periods in which the taxes are expected to be paid or recovered to differences between financial accounting and tax basis of assets and liabilities.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

    The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25) and related Interpretations in accounting for its employee stock options. Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" permits a company to elect to follow the accounting provisions of APB 25 rather than the alternative fair value accounting provided under FAS 123 but requires pro forma net income and earnings per share disclosures as well as various other disclosures not required under APB 25 for companies following APB 25.

EARNINGS PER SHARE

    Diluted earning per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options and warrants, calculated using the treasury stock method and average market price.

    Following is a reconciliation of amounts used in the basic and diluted computations:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1998         1997        1996
                                                             ---------   ----------   ---------
Net (loss) income..........................................  $(204,172)  $1,993,380   $ (22,961)
                                                             =========   ==========   =========

Weighted average shares-denominator basic computation......  3,626,330    3,531,584   3,237,243
Effect of dilutive stock options:
Stock options granted November 1995........................         --       86,539          --
                                                             ---------   ----------   ---------
Weighted average shares, as adjusted-denominator diluted
  computation..............................................  3,626,330    3,618,123   3,237,243
                                                             =========   ==========   =========

Earnings (loss) per share:
Basic......................................................  $    (.06)  $      .56   $    (.01)
                                                             =========   ==========   =========
Diluted....................................................  $    (.06)  $      .55   $    (.01)
                                                             =========   ==========   =========

    In addition to the dilutive stock options included in the reconciliation above, which have an exercise price of $1.50 per share, there were 10,000 medical director options, 2,300,000 common stock purchase warrants and underwriter options to purchase 100,000 shares of common of common stock and 200,000 common stock purchase warrants which have not been included in the earnings per share computation since they are anti-dilutive.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTEREST AND OTHER INCOME

    Interest and other income is comprised as follows:

                                                   YEAR ENDED DECEMBER 31,
                                                ------------------------------
                                                  1998       1997       1996
                                                --------   --------   --------
Rental income.................................  $121,835   $119,792   $101,161
Interest income...............................   296,943    227,789    168,950
Other.........................................    32,878     67,389     35,595
                                                --------   --------   --------
                                                $451,656   $414,970   $305,706
                                                ========   ========   ========

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of cash, accounts receivable and debt in the accompanying financial statements approximate their fair value because of the short-term maturity of these instruments, and in the case of debt because such instruments bear variable interest rates which approximate market.

RECLASSIFICATIONS

    Certain reclassifications have been made to the 1997 and 1996 financial statements to conform to the 1998 presentation.

NEW PRONOUNCEMENTS

    In June, 1998, the Financial Accounting Standards Board issued Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities (FAS 133). FAS 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999. FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires, among other things, that all derivatives be recognized as either assets or liabilities in the statement of financial position and that these instruments be measured at fair value. The Company is in the process of determining the impact that the adoption of FAS 133 will have on its consolidated financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 2--LONG-TERM DEBT

    Long-term debt is as follows:

                                                             DECEMBER 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------
Mortgage note secured by land and building with a net
  book value of $414,000 at December 31, 1998. Monthly
  principal payments of $3,333 plus interest at 1% over
  the prime rate through November 2003..................  $200,040   $240,036
Mortgage note secured by land and building with a net
  book value of $706,000 at December 31, 1998. Monthly
  principal payments of $2,667 plus interest at 1% over
  the prime rate through November 2003..................   159,960    191,963
Equipment financing agreement secured by equipment with
  a net book value of $487,000 at December 31, 1998.
  Monthly payments totaling $8,582 as of December 31,
  1998 as described below pursuant to, various
  schedules, including principal and interest, with
  interest at rates ranging from 5.47% to 11.84%........   448,566    284,518
                                                          --------   --------
                                                           808,566    716,517
Less current portion....................................   175,902    151,844
                                                          --------   --------
                                                          $632,664   $564,673
                                                          ========   ========

    The equipment financing agreement provides financing for kidney dialysis machines for the Company's facilities in Pennsylvania and New Jersey and was amended in 1996 to include equipment for the Company's Florida facility. The initial principal balance was approximately $195,000. Additional financing totaled approximately $124,000 in 1996, $190,000 in 1997 and $245,000 in 1998.
In conjunction with the Company's sale of its Florida dialysis operations on October 31, 1997, the purchaser assumed approximately $112,000 of these financing obligations. Payments under the agreement are pursuant to various schedules extending through October 2003. Financing under the equipment purchase agreement is a noncash financing activity which is a supplemental disclosure required by Financial Accounting Standards Board Statement No 95, "Statement of Cash Flows".

    The prime rate was 7.75% as of December 31, 1998 and 8.50% as of December 31, 1997.

    Scheduled maturities of long-term debt outstanding at December 31, 1998 are approximately: 1999--$176,000; 2000--$197,000; 2001--$177,000; 2002--$153,000;
2003--$106,000;. Interest payments on the above debt amounted to approximately $64,000 in 1998, $77,000 in 1997, and $73,000 in 1996, respectively.

    The Company's various debt agreements contain certain restrictive covenants that, among other things, restrict the payment of dividends, rent commitments, additional indebtedness and prohibit issuance or redemption of capital stock and require maintenance of certain financial ratios. In 1998, the Company was in default of certain covenants relating to its mortgage agreements totaling $360,000. The

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 2--LONG-TERM DEBT (CONTINUED)

covenants principally related to debt service ratio requirements for which the lender has waived compliance through December 31, 1998.

NOTE 3--INCOME TAXES

    Subsequent to the completion of the Company's public offering in April 1996, the Company files separate federal and state income tax returns. The net operating loss carryforwards that were available at December 31, 1995 were utilized prior to the completion of its public offering. The Company had net operating loss carryforwards of approximately $6,000 at December 31, 1996 which were fully utilized in 1997.

    Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1998       1997
                                                           --------   --------
Deferred tax liabilities:
  Depreciation...........................................  $     --   $27,000
                                                           --------   -------
        Total deferred tax liabilities...................        --    27,000
Deferred tax assets:
  Depreciation...........................................     3,000        --
  Amortization...........................................     8,000    18,000
  Accrued expenses.......................................    15,000    13,000
  Bad debt allowance.....................................    54,000    20,000
                                                           --------   -------
        Total deferred tax assets........................    80,000    51,000
Valuation allowance for deferred tax assets..............   (80,000)       --
                                                           --------   -------
Net deferred tax asset...................................  $     --   $24,000
                                                           ========   =======

    A valuation allowance has been provided that fully offsets the deferred tax asset recorded at December 31, 1998 as management believes that it is more likely than not that, based on the weight of the available evidence, the deferred tax asset will not be realized.

    Significant components of the income tax provision (benefit) are as follows:

                                                          1998         1997
                                                        ---------   ----------
Current:
  Federal.............................................  $(301,000)  $1,488,000
  State...............................................     40,162      235,000
                                                        ---------   ----------
                                                         (260,838)   1,723,000
Deferred..............................................     24,000      (24,000)
                                                        ---------   ----------
                                                        $(236,838)  $1,699,000
                                                        =========   ==========

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 3--INCOME TAXES (CONTINUED)

    The reconciliation of income tax attributable to income (loss) before income taxes computed at the U.S. federal statutory rate to income tax expense (benefit) is:

                                                  YEAR ENDED DECEMBER 31,
                                             ----------------------------------
                                               1998         1997        1996
                                             ---------   ----------   ---------
Statutory tax rate (34%) applied to income
  (loss) before income taxes...............  $(149,943)  $1,450,700   $(120,200)
Adjustments due to:
  State taxes, net of federal benefit......     25,049      155,200      (1,300)
  Change in valuation allowance............     80,000      (17,300)    230,000
  Benefits of net operating losses.........         --           --    (213,000)
  Non-deductible items.....................      2,973        2,900          --
  Prior year tax return accrual
    adjustment.............................   (194,917)     107,500      (3,500)
                                             ---------   ----------   ---------
                                             $(236,838)  $1,699,000   $      --
                                             =========   ==========   =========

    Income tax payments were approximately $1,162,000 in 1998, $50,000 in 1997 with no payments in 1996.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 4--TRANSACTIONS WITH PARENT

    The Parent provides certain administrative services to the Company including office space and general accounting assistance. These expenses and all other central operating costs are charged on the basis of direct usage, when identifiable, or on the basis of time spent. In the opinion of management, this method of allocation is reasonable. The amount of expenses allocated by the Parent totaled approximately $240,000 for each of the years ended December 31, 1998, 1997 and 1996.

    As of December 31, 1998, the Company had an intercompany advance receivable from the Parent of approximately $121,000 and at December 31, 1997 had an intercompany advance payable to the Parent of approximately $129,000, respectively both of which bore interest at the short-term Treasury Bill rate. Interest income on the intercompany advance receivable amounted to approximately $1,000 for the year ended December 31, 1998. Interest on the intercompany advance payable amounted to approximately $6,000 and 7,000 for the years ended December 31, 1998 and December 31, 1997, respectively. Interest is included in the intercompany advance balance. The Company has agreed not to require repayment of the intercompany advance receivable from the Parent prior to January 1, 2000, and therefore, the advance has been classified as long-term at December 31, 1998.

NOTE 5--OTHER RELATED PARTY TRANSACTIONS

    For the years ended December 31, 1998, 1997 and 1996, respectively, the Company paid premiums of approximately $124,000, $87,000 and $80,000 for insurance obtained through two persons, one a director of the Company and the Parent, and the other a relative of an officer and director of the Company and the Parent.

    For the years ended December 31, 1998, 1997 and 1996, respectively, legal fees of $80,000, $61,000 and $63,000 were paid to an attorney who acts as counsel and Secretary for the Company and the Parent.

NOTE 6--STOCK OPTIONS

    The Company has elected to follow Accounting Principles Board Opinion
No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as is discussed below, the alternative fair value accounting provided for under Financial Accounting Standard Board Statement No. 123 "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized.

    In November, 1995, the Company adopted a stock option plan for up to 250,000 options. Pursuant to this plan, in November, 1995, the board of directors granted 210,000 options to certain of its officers, directors, and employees and consultants of which 4,500 options were outstanding at December 31, 1998. These options vested immediately and are exercisable for a period of five years through November 9, 2000 at $1.50 per share. On June 10, 1998, the board of directors granted an option under the 1995 plan to a new board member for 5,000 shares exercisable at $2.25 per share through June 9, 2003. On December 31, 1997 162,500 options were exercised by officers for which the Company received cash payments of the par value and the Company forgave the remaining balance due and recorded compensation expense of approximately $322,000.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 6--STOCK OPTIONS (CONTINUED)

    In August 1996, the board of directors granted options to medical directors of its kidney dialysis centers, of which 10,000 options were outstanding at December 31, 1998. These options vested immediately and were originally exercisable for a period of three years through August 18, 1999 at $4.75 per share, except the exercise price of 5,000 of the options was reduced to $2.25 per share, the fair market value on June 10, 1998.

    Pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for options granted/modified during 1998 and the options granted during 1996, respectively: risk-free interest rates of 5.55% and 5.75%; no dividend yield; volatility factor of the expected market price of the Company's common stock of .93 for the 1998 options and .50 for the 1996 options; and a weighted-average expected life of the options of 2.0 years for options granted/modified in 1998 and 1.5 years for the 1996 options.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective input assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting period, and since the options vested immediately, the Company's pro forma disclosure recognizes expense upon issuance of the options. No pro forma information is provided for 1997 as no options were granted. The Company's pro forma information follows:

                                                                1998        1996
                                                              ---------   --------
Pro forma net loss..........................................  $(209,039)  $(35,051)
                                                              =========   ========
Pro forma loss per share....................................  $    (.06)  $   (.01)
                                                              =========   ========

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 6--STOCK OPTIONS (CONTINUED)

    A summary of the Company's stock option activity, and related information for the options issued in 1998, 1996 and 1995 follows:

                                               1998                        1997                        1996
                                     -------------------------   -------------------------   -------------------------
                                                  WEIGHTED-                   WEIGHTED-                   WEIGHTED-
                                                   AVERAGE                     AVERAGE                     AVERAGE
                                     OPTIONS    EXERCISE PRICE   OPTIONS    EXERCISE PRICE   OPTIONS    EXERCISE PRICE
                                     --------   --------------   --------   --------------   --------   --------------
Outstanding-beginning of year......   29,000                      209,000                    210,000
Granted............................   10,000         $2.25             --                     15,000         $4.75
Cancellations......................   (5,000)         4.75             --                         --
Exercised..........................       --                     (162,500)       $1.50        (6,000)         1.50
Forfeited..........................       --                           --                         --
Expired............................  (14,500)         1.50        (17,500)        2.43       (10,000)         1.50
                                     -------                     --------                    -------
Outstanding-end of year............   19,500                       29,000                    209,000
                                     =======                     ========                    =======

Outstanding and exercisable at end
  of year
  November 1995 options............    4,500          1.50         19,000         1.50       194,000          1.50
  August 1996 and June 1998
    options........................   10,000          2.25         10,000         4.75        15,000          4.75
  August 1996 options..............    5,000          4.75             --                         --
                                     -------                     --------                    -------
                                      19,500                       29,000                    209,000
                                     =======                     ========                    =======
Weighted-average fair value of
  options granted during the
  year.............................  $   .79                                                 $  1.30
                                     =======                                                 =======

    The remaining contractual life at December 31, 1998 is 4.4 years, .6 years and 1.9 years for the options issued in June 1998, August 1996 and November 1995, respectively.

    The Company has 2,619,500 shares reserved for future issuance, including:
2,300,000 shares for Warrants; 9,500 shares under the 1995 plan; 10,000 shares for 1996 options; and 300,000 shares for underwriter options.

NOTE 7--COMMON STOCK

    The Company completed a public offering of common stock and warrants during the second quarter of 1996, providing it with net proceeds of approximately $3,445,000.

    Pursuant to the offering 1,150,000 shares of common stock were issued, including 150,000 shares from exercise of the underwriters overallotment option, and there are 2,300,000 redeemable common stock purchase warrants issued to purchase one common share each at an exercise price of $4.50 exercisable from April 17, 1997 through October 16, 1999, pursuant to an extension in March 1999 of the original expiration date of April 16, 1999. The underwriters received options to purchase 100,000 units each consisting of one share of common stock and two common stock purchase warrants, for a total of 100,000 shares of common stock and 200,000 common stock purchase warrants, with the options exercisable at $4.50 per unit from April 17, 1997 through April 16, 2001 with the underlying

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 7--COMMON STOCK (CONTINUED)

warrants being substantially identical to the public warrants except that they are exercisable at $5.40 per share.

NOTE 8--COMMITMENTS

    The Company has leases on facilities housing its dialysis operations. The aggregate lease commitments at December 31, 1998 are approximately:
1999-$202,000; 2000-$182,000; 2001-$188,000; 2002-$174,000; 2003-$143,000. Total
rent expense was approximately $49,000, $73,000 and $65,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    Effective January 1, 1997, the Company established a 401(k) savings plan (salary deferral plan) with an eligibility requirement of one year of service and 21 year old age requirement. The Company has made no contributions under this plan as of December 31, 1998.

NOTE 9--SALE OF SUBSIDIARIES' ASSETS

    On October 31, 1997, the Company concluded a sale ("Sale") of substantially all of the assets of two of its 80% owned subsidiaries, Dialysis Services of Florida, Inc.--Ft. Walton Beach ("DSF") (dialysis operations) and Dialysis Medical, Inc. ("DMI") (Florida Method 2 home patient operations), and an in-patient hospital service agreement of its 100% owned subsidiary, DCA Medical Services, Inc. pursuant to an Asset Purchase Agreement. Consideration for the assets sold was $5,065,000 consisting of $4,585,000 in cash and $480,000 of the purchaser's common stock which the purchaser has agreed to register within one year. Provided that the shares are sold within 30 days of their registration, the purchaser agreed to make up any difference by which the sales proceeds were less than $480,000 in cash or additional registered shares of the purchaser at its discretion. These shares were carried at their market value of approximately $444,000 at December 31, 1997 with the difference between the guaranteed value and the market value reflected as a receivable from the purchaser. In
February 1998, the Company acquired, in a transaction accounted for as a purchase, the remaining 20% minority interests in two of the subsidiaries whose assets were sold. The purchase price, totaled $625,000, which included one-half of the common shares originally received as part of the consideration of the Sale. The remaining shares were sold in September 1998 for approximately $253,000 resulting in a gain of approximately $13,000.

    The pro forma consolidated condensed financial information presented below reflects the Sale as if it had occurred on January 1, 1997. For purposes of pro forma statement of operations information, no assumption has been made that expenses have been eliminated which were included in corporate expense allocations by the Company and its Parent, to the business operations sold and which were included in the actual results of operations of these businesses. Such expenses amounted to approximately $125,000 for the year ended
December 31, 1997. No assumption has been included in the pro forma information as to investment income to be realized from investment of the proceeds of the sale.

    The summary pro forma financial information, which excludes the gain on the Sale, is not necessarily representative of what the Company's results of operations would have been if the Sale had actually occurred as of January 1, 1996 and may not be indicative of the Company's operating results for any future periods.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               DECEMBER 31, 1998

NOTE 9--SALE OF SUBSIDIARIES' ASSETS (CONTINUED)

                         SUMMARY PRO FORMA INFORMATION

                                               YEAR ENDED DECEMBER 31,
                                                  1997         1996
                                               ----------   ----------
Total revenue................................  $3,079,000   $2,102,000
                                               ==========   ==========

Net loss.....................................  $ (530,000)  $ (422,000)
                                               ==========   ==========

Loss per share:
Basic........................................  $     (.15)  $     (.13)
                                               ==========   ==========
Diluted......................................  $     (.15)  $     (.13)
                                               ==========   ==========

    The Company recorded a gain on the Sale of approximately $2,747,000, representing a pre-tax gain of $4,431,000, net of estimated income taxes of approximately $1,684,000, of which approximately $537,000 of the net after tax gain relates to the 20% minority interest in two of the subsidiaries whose assets were sold. This gain is not reflected in the above pro forma information.

NOTE 10--REPURCHASE OF COMMON STOCK

    In September 1998, the Company announced its intent to repurchase up to an additional 300,000 shares of its common stock at current market prices after having acquired 100,000 shares in June 1997 for approximately $206,000. The Company repurchased 105,000 shares for approximately $109,000 during 1998.

NOTE 11--CAPITAL EXPENDITURES

    Capital expenditures were as follows:

                                                                 1998        1997       1996
                                                              ----------   --------   --------
                                                              $1,149,372   $825,427   $386,502
                                                              ==========   ========   ========

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999          1998(A)
                                                              -------------   ------------
                                                               (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $4,208,900      $5,366,837
  Accounts receivable, less allowance of $211,000 at
    September 30, 1999; $144,000 at December 31, 1998.......    1,055,603         460,786
  Inventories...............................................      244,885         179,189
  Prepaid expenses and other current assets.................      203,410          52,934
                                                               ----------      ----------
      Total current assets..................................    5,712,798       6,059,746
Property and equipment:
  Land......................................................      168,358         168,358
  Buildings and improvements................................    1,424,239       1,404,573
  Machinery and equipment...................................    1,699,024       1,381,460
  Leasehold improvements....................................    1,278,896       1,149,300
                                                               ----------      ----------
                                                                4,750,517       4,103,691
  Less accumulated depreciation and amortization............    1,333,733       1,003,995
                                                               ----------      ----------
                                                                3,236,784       3,099,696
Advances to parent..........................................                      120,865
Deferred expenses and other assets..........................       23,296          68,617
                                                               ----------      ----------
                                                               $8,972,878      $9,348,924
                                                               ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $  285,367      $  243,968
  Accrued expenses..........................................      380,174         292,594
  Current portion of long-term debt.........................      195,833         175,902
  Income taxes payable......................................           --         232,306
                                                               ----------      ----------
      Total current liabilities.............................      861,374         944,770
Long-term debt, less current portion........................      610,815         632,664
Advances from parent........................................       37,203              --
Minority interest in subsidiaries...........................        2,080              --

Commitments

Stockholders' equity:
  Common stock, $.01 par value, authorized 20,000,000
    shares;
    3,546,344 shares issued and outstanding at September 30,
    1999;
    3,751,344 shares issued and 3,546,344 shares outstanding
    at
    December 31, 1998.......................................       35,463          37,513
  Capital in excess of par value............................    3,971,514       4,044,154
  Retained earnings.........................................    3,454,429       4,004,763
  Treasury stock at cost; 205,000 shares....................           --        (314,940)
                                                               ----------      ----------
      Total stockholders' equity............................    7,461,406       7,771,490
                                                               ----------      ----------
                                                               $8,972,878      $9,348,924
                                                               ==========      ==========

------------------------

(A) Reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission in March 1999.

           See notes to consolidated condensed financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                              -----------------------
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
Revenues:
  Medical service revenue...................................  $4,174,208   $2,521,330
                                                              ----------   ----------
  Interest and other income.................................     279,641      351,590
                                                              ----------   ----------
                                                               4,453,849    2,872,920
                                                              ----------   ----------
Cost and expenses:
  Cost of medical services..................................   2,930,547    1,821,792
                                                              ----------   ----------
  Selling, general and administrative expenses..............   2,065,166    1,390,942
                                                              ----------   ----------
  Interest expense..........................................      50,887       58,837
                                                              ----------   ----------
                                                               5,046,600    3,271,571
                                                              ----------   ----------
Loss before income taxes....................................    (592,751)    (398,651)
                                                              ----------   ----------
Income tax benefit..........................................    (125,707)    (187,363)
                                                              ----------   ----------
        Net loss............................................  $ (467,044)  $ (211,288)
                                                              ----------   ----------
Loss per share:
  Basic.....................................................  $     (.13)  $     (.06)
                                                              ----------   ----------
  Diluted...................................................  $     (.13)  $     (.06)
                                                              ----------   ----------

           See notes to consolidated condensed financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
                                                                     (UNAUDITED)
Operating activities:
  Net loss..................................................  $  (467,044)  $  (211,288)
                                                              -----------   -----------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation............................................      330,004       236,252
    Amortization............................................        1,267         1,267
    Bad debt expense........................................       72,119       104,754
    Stock option compensation...............................      153,000            --
    Gain on sale of securities..............................           --       (12,780)
    Increase (decrease) relating to operating activities
      from:
      Accounts receivable...................................     (666,936)       83,843
      Inventories...........................................      (65,696)      (22,652)
      Prepaid expenses and other current assets.............     (148,476)      (52,084)
      Accounts payable......................................       41,399       (22,589)
      Accrued expenses......................................       87,580       (42,104)
      Income tax payable....................................     (232,306)   (1,655,164)
                                                              -----------   -----------
        Net cash used in operating activities...............     (895,089)   (1,592,545)
                                                              -----------   -----------
Investing activities:
  Redemption of minority interest in subsidiaries...........           --      (385,375)
  Additions to property and equipment, net of minor
    disposals...............................................     (326,492)     (571,446)
  Proceeds from sale of securities..........................           --       252,780
  Sale of minority interest in subsidiaries.................        4,040            --
  Deferred expenses and other assets........................       44,054        (6,482)
                                                              -----------   -----------
        Net cash used in investing activities...............     (278,398)     (710,523)
                                                              -----------   -----------
Financing activities:
  Advances from parent......................................      158,068      (158,859)
  Repurchase of stock.......................................           --       (63,605)
                                                              -----------   -----------
  Payments on long-term debt................................     (142,518)     (115,118)
                                                              -----------   -----------
        Net cash provided by (used in) financing
          activities........................................       15,550      (337,582)
                                                              -----------   -----------
Decrease in cash and cash equivalents.......................   (1,157,937)   (2,640,650)
Cash and cash equivalents at beginning of period............    5,366,837     8,102,920
Cash and cash equivalents at end of period..................  $ 4,208,900   $ 5,462,270

           See notes to consolidated condensed financial statements.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include the accounts of Dialysis Corporation of America ("DCA") and its subsidiaries, collectively referred to as the "Company." All material intercompany accounts and transactions have been eliminated in consolidation. The Company is a 68% owned subsidiary of Medicore, Inc. (the "Parent"). See Note 5.

GOVERNMENT REGULATION

    Most of the Company's revenues are attributable to payments received under Medicare, which is supplemented by Medicaid or comparable benefits in the states in which the Company operates. Reimbursement rates under these programs are subject to regulatory changes and governmental funding restrictions. Although the Company is not aware of any future rate changes, significant changes in reimbursement rates could have a material effect on the Company's operations. The Company believes that it is presently in compliance with all applicable laws and regulations.

INTEREST AND OTHER INCOME

    Interest and other income is comprised as follows:

                                                           NINE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Rental income...........................................  $106,848   $ 92,015
Interest income.........................................   148,350    235,299
Other income............................................    24,443     24,276
                                                          --------   --------
                                                          $279,641   $351,590
                                                          ========   ========

EARNINGS PER SHARE

    Diluted earning per share gives effect to potential common shares that were dilutive and outstanding during the period, such as stock options and warrants, calculated using the treasury stock method and average market price. No potentially dilutive securities were included in the diluted earnings per share computation for the nine months ended September 30, 1999 or for the same period of the preceding year, as a result of exercise prices and the net loss, and to include them would be anti-dilutive.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Following is a reconciliation of amounts used in the basic and diluted computations:

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                        ---------------------
                                                          1999        1998
                                                        ---------   ---------
Net loss..............................................  $(467,044)  $(211,288)
                                                        =========   =========
Weighted average shares...............................  3,546,344   3,650,245
                                                        =========   =========
Loss per share:
  Basic...............................................  $    (.13)  $    (.06)
                                                        =========   =========
  Diluted.............................................  $    (.13)  $    (.06)
                                                        =========   =========

    The Company has various potentially dilutive securities, including stock options and warrants. See Notes 6 and 7.

COMPREHENSIVE INCOME

    In 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" (FAS 130). This statement establishes rules for the reporting of comprehensive income (loss) and its components. Comprehensive loss consists of the net loss for the nine months ended
September 30, 1999, and for the same period of the preceding year included the net loss and an unrealized securities gain and related reclassification adjustments.

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                        ---------------------
                                                          1999        1998
                                                        ---------   ---------
Net loss..............................................  $(467,044)  $(211,288)
Other comprehensive income (loss), net of tax:
Unrealized holding gain (loss) arising during
period, net of tax....................................         --      40,699
Less: reclassification adjustment, net of tax,
for gain included in net income.......................         --     (40,699)
                                                        ---------   ---------
Total other comprehensive income (loss)...............         --          --
                                                        ---------   ---------
Comprehensive loss....................................  $(467,044)  $(211,288)
                                                        =========   =========

RECLASSIFICATIONS

    Certain reclassifications have been made to the 1998 financial statements to conform to the 1999 presentation.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW PRONOUNCEMENTS

    In June, 1998, the Financial Accounting Standards Board issued Financial Accounting Standards Board Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 is effective for fiscal years beginning after June 15, 2000. FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires, among other things, that all derivatives be recognized as either assets or liabilities in the statement of financial position and that these instruments be measured at fair value. The Company is in the process of determining the impact that the adoption of FAS 133 will have on its consolidated financial statements.

NOTE 2--INTERIM ADJUSTMENTS

    The financial summaries for the nine months ended September 30, 1999 and September 30, 1998 are unaudited and include, in the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) necessary to present fairly the earnings for such periods. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

    While the Company believes that the disclosures presented are adequate to make the information not misleading, it is suggested that these Consolidated Condensed Financial Statements be read in conjunction with the financial statements and notes included in the Company's audited financial statements for the year ended December 31, 1998.

NOTE 3--LONG TERM DEBT

    In December 1988, the Company obtained a $480,000 fifteen-year mortgage through November 2003 on its building in Lemoyne, Pennsylvania with interest at 1% over the prime rate. The remaining principal balance under this mortgage amounted to approximately $133,000 and $160,000 at September 30, 1999 and December 31, 1998, respectively. Also in December 1988, the Company obtained a $600,000 mortgage on its building in Easton, Maryland on the same terms as the Lemoyne property. The remaining principal balance under this mortgage amounted to approximately $167,000 and $200,000 at September 30, 1999 and December 31, 1998, respectively.

    The Company has equipment purchase agreement for certain kidney dialysis machines at its facilities with interest at rates ranging from 4.13% to 11.84% pursuant to various schedules extending through May 2005. Additional financing of $141,000 and $185,000 during the nine months ended September 30, 1999 and September 30, 1998, respectively, represents a noncash financing activity which is a supplemental disclosure required by FAS 95. The remaining principal balance under this agreement amounted to approximately $507,000 and $449,000 at September 30, 1999 and December 31, 1998, respectively.

    The prime rate was 8.25% as of September 30, 1999 and 7.75% as of December 31, 1998.

    Interest payments on long-term debt amounted to approximately $40,000 for the nine months ended September 30, 1999 and $49,000 for the same period of the preceding year.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)

NOTE 4--INCOME TAXES

    Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial reporting purposes, a valuation allowance has been recognized to offset deferred tax assets.

    Income tax payments amounted to $223,000 for the nine months ended September 30, 1999 and $1,561,000 for the same period of the preceding year.

NOTE 5--TRANSACTIONS WITH PARENT

    The Parent provides certain administrative services to the Company including office space and general accounting assistance, the costs of which are allocated on the basis of direct usage, when identifiable, or on the basis of time spent. The amount of expenses allocated by the Parent totaled approximately $150,000 for the nine months ended September 30, 1999, and $180,000 for the same period of the preceding year.

    The Company has an intercompany advance payable to the Parent of approximately $37,000 at September 30, 1999 and had an intercompany advance receivable from the Parent of approximately $121,000 at December 31, 1998, with intercompany advance balances bearing interest at the short-term Treasury Bill rate. Interest income on net intercompany advances amounted to approximately $1,500 for the nine months ended September 30, 1999 and interest expense on net intercompany advances amounted to approximately $6,000 for the nine months ended September 30, 1998. Interest on intercompany balances is included in the intercompany advance balance. The Parent has agreed not to require repayment of the intercompany advance payable balance prior to October 1, 2000; therefore, the advance has been classified as long-term at September 30, 1999.

NOTE 6--STOCK OPTIONS

    In April 1999, the Company adopted a stock option plan pursuant to which the board of directors granted 800,000 options exercisable at $1.25 per share to certain of its officers, directors, employees and consultants with 340,000 options exercisable through April 20, 2000 and 460,000 options exercisable through April 20, 2004. The Company recorded expense of $153,000 on 340,000 of these options pursuant to FAS 123 and APB 25.

    In November 1995, the Company adopted a stock option plan for up to 250,000 options. Pursuant to this plan, in November, 1995, the board of directors granted 210,000 options to certain of its officers, directors, employees and consultants of which 4,500 options were outstanding at September 30, 1999. These options are exercisable for a period of five years through November 9, 2000 at $1.50 per share. On June 10, 1998 the board of directors granted a five-year non-qualified stock option to a new board member for 5,000 shares exercisable at $2.25 per share through June 9, 2003.

    In August 1996, the board of directors granted 15,000 options to the medical directors at its three kidney dialysis centers of which 10,000 options were outstanding at September 30, 1999. These options were originally exercisable for a period of three years through August 18, 1999 at $4.75 per share with the exercise price for 5,000 of the options having been reduced to $2.25 per share on June 10, 1998.

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)

NOTE 7--COMMON STOCK

    Pursuant to a 1996 public offering, 1,150,000 shares of common stock were issued, including 150,000 shares from exercise of the underwriters' overallotment option, and there are 2,300,000 redeemable common stock purchase warrants to purchase one common share each with an exercise price of $4.50 originally exercisable through April 16, 1999 and extended to March 31, 2000. The underwriters received options to purchase 100,000 shares of common stock and 200,000 common stock purchase warrants, with the options exercisable at $4.50 per unit through April 16, 2001 with the underlying warrants being substantially identical to the public warrants except that they are exercisable at $5.40 per share through April 16, 2001.

NOTE 8--COMMITMENTS AND CONTINGENCIES

    Effective January 1, 1997 the Company established a 401(k) savings plan (salary deferral plan) with an eligibility requirement of one year of service and a 21 year old age requirement. The Company has made no contributions under this plan as of September 30, 1999.

NOTE 9--SALE OF SUBSIDIARIES' ASSETS

    On October 31, 1997, the Company concluded a sale ("Sale") of its Florida operations consisting of the assets of two subsidiaries and an inpatient agreement of another subsidiary pursuant to an Asset Purchase Agreement. Consideration for the assets sold was $5,065,000 consisting of $4,585,000 in cash and $480,000 of the purchaser's common stock. In February 1998, the Company acquired, in a transaction accounted for as a purchase, the remaining 20% minority interests in two of the subsidiaries whose assets were sold for an aggregate of $625,000, which included one-half of the common shares originally received as part of the consideration of the Sale. The remaining shares were sold in September 1998 for approximately $253,000 resulting in a gain of approximately $13,000.

NOTE 10--REPURCHASE OF COMMON STOCK

    In September 1998, the Company announced its intent to repurchase up to an additional 300,000 shares of its common stock at current market prices after having acquired 100,000 shares in June 1997 for $206,000. The Company repurchased 105,000 shares for approximately $109,000 during 1998. The Company did not repurchase any additional shares during the first half of 1999. All treasury shares were cancelled during the second quarter of 1999 resulting in reductions of $2,050 in common stock, $229,560 in capital in excess of par value and $83,290 in retained earnings.

NOTE 11--PROPOSED MERGER AND ACQUISITION

    On October 20, 1999, the Company entered into an Agreement and Plan of Merger with MainStreet IPO.com, Inc. ("MSI") and its wholly-owned subsidiary, MainStreet Acquisition Inc. ("MainStreet"). The merger will be effected by MainStreet merging into DCA with DCA surviving, changing its name to MainStreet, and becoming a wholly-owned subsidiary of MSI. The company's shareholders will receive, on a one-for-one basis, shares of common stock of MSI, which company is in the process of preparing a registration statement for filing with the SEC covering the issuance of approximately 1,396,000 shares of its common stock, plus an indeterminate number of shares for resale

                DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                               SEPTEMBER 30, 1999

                                  (UNAUDITED)

NOTE 11--PROPOSED MERGER AND ACQUISITION (CONTINUED)

by certain affiliates of the Company, MSI and certain private investors of MSI. The registration statement is to be filed in the near future in conjunction with the Company's proxy statement seeking its shareholder approval of the merger and related transactions.

    Immediately prior to the proposed merger, the Company will be selling all of its assets to Dialysis Acquisition Corp., a wholly-owned subsidiary of its parent, Medicore, Inc., with this subsidiary also assuming all liabilities of the Company. The proposed sale of assets and merger transactions are subject to a variety of contingencies, most importantly shareholder approval. Should the Company's shareholders approve the transactions, Medicore will own 100% of the dialysis operations, and the Company's shareholders will become shareholders of MSI.

    MSI is a recently established company which has developed a central website to provide business entities with the necessary tools to perform direct public offering of their securities. Another company, CEO Letter, LLC, which will become a wholly-owned subsidiary of MSI at the time of the merger, provides chief executive officers of public companies the forum to discuss their companies to the multitude of potential internet investors.

                                   APPENDIX A
                            ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT is made as of October   , 1999 between
DIALYSIS ACQUISITION CORP. ("Buyer"), a Florida corporation and wholly-owned subsidiary of MEDICORE, INC. ("Medicore"), a Florida corporation, and DIALYSIS CORPORATION OF AMERICA, a Florida corporation ("DCA" or "Seller") a 68% owned subsidiary of Medicore.

    WHEREAS, DCA has entered into an Agreement and Plan of Merger with MainStreet Acquisition Inc. ("MainStreet") and MainStreet IPO.com, Inc. ("MSI"), the parent of MainStreet, dated as of the date of this Agreement ("Merger Agreement," except as may be defined in this Agreement, all capitalized terms and phrases shall have the meaning as defined in the Merger Agreement) pursuant to and under which the parties hereto and thereto contemplate (i) the merger of MainStreet into DCA, with DCA as the surviving corporation and DCA stockholders obtaining registered shares of MSI (the "Merger"), and immediately prior to the Merger; (ii) Buyer's acquisition of the DCA Assets and assumption of all of DCA's Liabilities up through the Closing Date of this Agreement, (the Merger and DCA Asset Acquisition sometimes hereinafter collectively referred to as the "Transactions"), all of which Transactions are subject to stockholder approval of DCA and MainsStreet and become effective at the Effective Time; and

    WHEREAS, Buyer desires to purchase from DCA and DCA desires to sell to Buyer, the DCA Assets, all upon the terms and conditions hereinafter set forth.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. Purchase and Sale of Assets. Upon the terms and provisions of this Agreement, Buyer agrees to purchase and accept delivery from Seller of, and Seller agrees to sell, convey, assign, transfer and deliver to Buyer, at the Closing as provided for in Section 2.2 of the Merger Agreement, all the DCA Assets, but excluding (i) 80% of the net proceeds after expenses, fees and commissions, from the exercise of DCA's outstanding 2,300,000 public redeemable common stock purchase warrants which expire March 31, 2000 ("Warrants"), provided the exclusion, to the extent the DCA Warrants are exercised, of 100% of the net proceeds from the Warrant exercise in excess of $5,000,000, and
(ii) any net proceeds from the exercise of the underwriters' purchase options for 100,000 shares of DCA common stock exercisable at $4.50 per share and for 200,000 warrants exercisable for DCA common stock at $5.40 per share through April 17, 2001; provided any proceeds from the exercise of DCA's 1995 options (9,500 options of which 4,500 options are exercisable at $1.50 per share through October 9, 2000 and 5,000 options exercisable at $2.25 per share through June 9, 2003) and 1999 options (800,000 options exercisable at $1.25, 340,000 through April 20, 2000, and 460,000 through April 20, 2004), exercised prior to the Closing of the Transactions, shall be included in the DCA Assets, and should any exercise of such options occur subsequent to the Closing of the Transactions then Seller and any successor to Seller, particularly MSI, will obtain the gross proceeds and issue its securities for any such option exercises.

    2. Consideration. Consideration for the DCA Assets includes all of the following:

    2.1 2,150,622 shares of Medicore's DCA common stock to be assigned, sold and transferred to DCA;

    2.2 Buyer's assumption of the DCA Liabilities as provided in Section 3;

    2.3 Medicore's agreement, without recommendation and subject to DCA shareholder approval, to the Merger of MainStreet with DCA, its 68% owned public subsidiary; and

    2.4 Buyer's waiver of any and all cash proceeds upon exercise of the underwriters' purchase option (assuming full exercise represents $450,000 for the common stock and $1,080,000 for the warrants), and

(b) upon exercise of the DCA Warrants (assuming full exercise represents $10,350,000 before expenses or commissions), provided, as to exercise of the DCA Warrants, 20% of the net Warrant proceeds but not more than $1,000,000 shall be included in the DCA Assets.

    3. Assumption of Debts, Liabilities and Obligations. Buyer will assume all of the DCA Liabilities, which include all of the debts, liabilities and obligations of Seller and all the Subsidiaries (as defined in Section 5.4 of this Agreement), known or unknown, accrued, liquidated, unliquidated or otherwise, existing or incurred up to the Closing or arising out of transactions or events occurring prior to the Closing, exclusive of all federal and state taxes resulting from the sale of the DCA Assets to Buyer which tax liability shall remain with DCA and continue as an obligation of any successor to DCA, in particular MSI.

    4. The Name "Dialysis Corporation of America." As part of the DCA Assets, Buyer is acquiring and has the right to the name Dialysis Corporation of America and any abbreviations or synonyms of that name.

    5. Documents to be Delivered by Seller to Buyer. At the Closing, Seller will deliver to Buyer:

    5.1 A deed or deeds with full covenants of warranty as to Seller's good and marketable fee simple title to all of the real property owned by Seller, executed and acknowledged by Seller and in proper form for recording, with all necessary revenue stamps attached, conveying to Buyer good and marketable fee simple title to all such real property in the form of Exhibit A;

    5.2 A general instrument of sale, conveyance, assignment, transfer and delivery with full covenants of warranty as to Seller's good and marketable title to all the DCA Assets in the form of Exhibit B;

    5.3 All of Seller's contracts, books, records and other data relating to the DCA Assets and Seller's operations and business, including copies of Seller's minute and stock books (originals to be kept by Seller);

    5.4 All of the stock certificates and membership units for the outstanding shares of common stock or interests representing membership units if the organization is a limited liability company, for the Seller's interest in all of its subsidiaries as listed in Exhibit C (collectively "Subsidiaries"), including each Subsidiary's original corporate or company's books, records and other corporate or company data, minute and stock books and all other records; and

    5.5 Such other certificates and documents as Buyer or its counsel may reasonably request.

    6. Documents to be Delivered by Buyer to Seller. At the Closing, Buyer will deliver or cause to be delivered to Seller:

    6.1 Stock certificate(s) for the 2,150,622 shares of Medicore's DCA common stock, free and clear of all liens, claims, charges, restrictions, or encumbrances of any kind, which stock certificate(s) shall be duly endorsed to Seller or accompanied by a duly executed stock power in form satisfactory to Seller for cancellation;

    6.2 An instrument of assumption of the assumed DCA Liabilities in the form of Exhibit D, with a separate assumption of mortgages, if necessary, with respect to the Seller's real property;

    6.3 Waiver of cash proceeds with respect to exercise of the underwriters' purchase options and a certain portion of the exercise of the DCA Warrants as per Section 2.4 of this Agreement in the form of Exhibit E; and

    6.4 Such other certificates and documents as Seller or its counsel may reasonably request.

    7. Passage of Title at Closing. Upon DCA stockholder approval of the Transactions and delivery of the instruments of sale, conveyance, assignment, transfer and delivery, title to the DCA Assets shall pass to Buyer at the Closing. At the Closing, Seller will put Buyer in full, complete and quiet possession and enjoyment of all of the DCA Assets, and from and after the Closing the ownership and operation of the DCA Assets and the business of Seller to be sold to Buyer pursuant to this Agreement shall be for the account and risk of Buyer. Buyer shall be under no liability for any debt, liability or obligation of Seller incurred after the Closing or arising out of any transaction by Seller or any event occurring with respect to Seller after the Closing.

    8. Assignment of Seller's Contracts. Nothing in this Agreement shall be deemed to constitute an assignment or an attempt to assign any contract or other agreement to which Seller is a party if the attempted assignment thereof without the consent of the other party to such contract or agreement would constitute a breach thereof or affect in any way the rights of Seller thereunder. If after Seller has used its best efforts to obtain the consent of any such other party to such contract or agreement, such consent shall not be obtained at or prior to the Closing, or an attempted assignment thereof at the Closing would be ineffective and would affect the rights of Seller thereunder, Seller will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contract or agreement, including the enforcement, at the cost and for the benefit of Buyer, of any and all rights of Seller against such other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

    9. Taxes and Adjustments. Seller shall pay all sales, use and transfer taxes arising out of the transfer of the DCA Assets, and shall pay its portion, pro rated as of the Closing Date, of state and local real and personal property taxes of the DCA business being sold.

    The sale of the DCA Assets by Seller to Buyer and the assumption of DCA Liabilities by Buyer under this Agreement is not anticipated to be a tax-free transaction under the Code, and the parties agree that the tax implications of the sale of the DCA Assets will affect Seller upon sale of the DCA Assets, which federal, state and local taxes of any kind shall be the responsibility of DCA and shall remain with DCA and shall be the sole responsibility of MSI as successor and shall not be assumed as DCA Liabilities by Buyer, and MSI hereby agrees to indemnify and hold Buyer and Medicore and their respective officers, directors, shareholders, employees, representatives and agents (for purposes of this Section 9, included in the term "Buyer") harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation, the reasonable fees and disbursements of Buyer's counsel and Buyer's accountants, related to or arising, directly or indirectly, out of any taxes or audit with respect to Seller's liability on its portion of the DCA Assets, provided the Seller's and MSI's tax responsibility, liability and this indemnification is subject to Section 10.3(c) of the Merger Agreement.

    The parties further understand and agree that Buyer and Medicore, owning 68% of DCA and 100% of Buyer, will also have certain federal and state tax implications and any such tax implications of Medicore and Buyer acquiring the DCA Assets and Buyer assuming the DCA Liabilities as contemplated in this Agreement based upon Medicore's equity ownership of DCA and the payment of part of the consideration for the acquisition of the DCA Assets through the return to DCA of Medicore's 2,150,622 shares of DCA common stock, shall be the sole responsibility of Medicore and Buyer, and Medicore with respect to its tax liabilities and not Buyer's, and Buyer with respect to its tax liability and not Medicore's, hereby agree to indemnify and hold Seller and MSI and their respective officers, directors, shareholders, employees, representatives and agents (for purposes of this Section 9, included in the term "Seller") harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation, the reasonable fees and disbursements of Seller's counsel and Seller's accountants, related to or arising, directly or indirectly, out of any of their own (and not the other's) taxes or audit.

    10. Valuation of DCA Assets. Seller shall immediately prior to the Transactions obtain an independent evaluation of its Assets, and such determination and the completion of the Transactions is subject to Section 6.11 of the Merger Agreement.

    11. Representations and Warranties by Seller. Seller represents and warrants to Buyer as follows:

    11.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Seller has delivered to Buyer complete and correct copies of its articles of incorporation and by-laws as in effect on the date hereof.

    11.2 Subsidiaries and Other Equity Investments. Except as set forth in Exhibit C, Seller does not own, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, limited liability company, association or other business organization. With respect to each Subsidiary (collectively "Subsidiaries") that is an issuer of any shares of capital stock owned beneficially or of record by Seller, Exhibit C sets forth a true and complete list of (i) its name and jurisdiction of incorporation,
(ii) its authorized capital stock, (iii) the number of shares of each class thereof outstanding, and (iv) the number of shares of each such class and percentage of outstanding voting stock owned by Seller. Seller has delivered to Buyer complete and correct copies of the certificate of incorporation and by-laws of each Subsidiary as in effect on the date hereof. Except as set forth in Exhibit C, no capital stock or any other security (including any debt security) of any Subsidiary is held by any person other than Seller. Each Subsidiary is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or company power and authority to carry on its business as now being conducted and as proposed to be conducted, and to own and operate the properties and assets now owned and being operated by it. All outstanding shares of capital stock or ownership units of each Subsidiary owned by Seller have been duly authorized, are validly issued, fully paid and nonassessable, subject to no lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever and are freely transferable, subject to limitations and restrictions of transfer as provided in the corporate documents or separate agreements to which such Subsidiary is a party as set forth on Exhibit C, and none of such shares were issued in violation of any preemptive or other right. Except as set forth in Exhibit C, neither Seller nor any Subsidiary is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security or ownership unit of any Subsidiary or any other security exercisable or exchangeable for or convertible into any capital stock or any other security or ownership unit of any Subsidiary, except if such Subsidiary were to be sold separately, and there is no outstanding option, warrant or other right to subscribe for or to purchase, or any contract, agreement or arrangement with respect to, any capital stock or other security of any Subsidiary or any other security exercisable or convertible into any capital stock or any other security of any Subsidiary, except if such Subsidiary were to be sold separately.

    11.3 Corporate Authority. Seller has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Seller and, except for the approval of all the Transactions by its shareholders, no other corporate proceeding on the part of Seller is necessary to authorize the execution and delivery of this Agreement or the performance of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Seller, and when executed and delivered on behalf of Seller will be a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

    11.4 No Violation. Neither the execution, delivery or performance of this Agreement nor consummation of any of the transactions provided for in this Agreement (i) will violate or conflict with the articles of incorporation, certificate of formation, by-laws or operating agreement of Seller or any Subsidiary, or, except for consents required from Seller's bank, Mercantile-Safe Deposit and Trust Company ("Mercantile") and equipment leasing and finance company, B. Braun Medical, Inc.

("Braun"), (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which Seller or any Subsidiary is a party or by which Seller or any Subsidiary is bound or to which any property or asset of any of them is subject, (iii) is prohibited by or requires, other than a proxy statement for Seller's shareholder approval as contemplated herein and in the Merger Agreement, Seller or any Subsidiary to obtain or make any consent, authorization, approval, registration or filing (except as provided in the Merger Agreement) under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument or other obligation to which Seller or any Subsidiary is a party or by which Seller or any Subsidiary is bound or with respect to which Seller or any Subsidiary is an obligor or guarantor or (v) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, agreements or contracts of Seller or any Subsidiary.

    11.5 Title to DCA Assets. Except under the loan agreements, including promissory notes, mortgages, trust and security agreements with Mercantile, and equipment financing agreements with Braun (collectively "Secured Agreements" as set forth on Exhibit F, which Exhibit also lists the "Encumbrances" as defined below), the Seller is the lawful owner of, has good and valid record and marketable title to, and has the full right to sell, convey, transfer, assign and deliver the DCA Assets without any restrictions of any kind whatsoever. Except for Secured Agreements and other Encumbrances described in the Seller's annual report on Form 10-K for the year ended December 31, 1998, its quarterly, current and other reports filed with the SEC under the 1934 Act (collectively "DCA Reports") and which should continue unaffected after the Closing and which Buyer shall assume as DCA Liabilities, all of the DCA Assets are free and clear of any security interest, lien, claim, charge, option, mortgage, debt, lease, sublease, conditional sales agreement, title restriction agreement, encumbrance of any kind, or any restriction against the transfer or assignment thereof (collectively "Encumbrances"), and except for the Secured Agreements and scheduled Encumbrances, there are no filings in any registry of deeds in any jurisdiction or under the Uniform Commercial Code or similar statute in any jurisdiction showing the Seller as debtor which create or perfect or which purport to create or perfect any Encumbrance in or on any of the DCA Assets. At and as of the Closing, Seller will convey the DCA Assets to Buyer by deeds, bill of sale, certificates of title, and instruments of assignment and transfer effective to vest in Buyer, and the Buyer will have good and valid record and marketable title to all of the DCA Assets, free and clear of Encumbrances except as disclosed in the DCA Reports, Exhibit F, and except as may be assumed by Buyer upon its assumption of all DCA Liabilities.

    11.6 Litigation. There is no action, suit, proceeding or investigation pending, or to the knowledge of Seller, threatened, relating to or affecting any of the DCA Assets, the DCA Liabilities to be assumed by Buyer, or which questions the validity of this Agreement or challenges the Transactions, nor is there any basis for such action, suit, proceeding or investigation.

    11.7 Conformity to Law. Seller has complied and is in compliance with
(a) all laws, statutes, governmental regulations, and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees, or similar commands applicable to its business or any of the DCA Assets; (b) all unwaived terms and provisions of all contracts, agreements, and indentures to which Seller is a party, or by which Seller or any of the DCA Assets is subject; and (c) its charter documents and by-laws, each as amended to date. Seller has not committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state, or local law or administrative regulation in respect of its business or any of the DCA Assets.

    11.8 Environmental Matters. Seller and the Subsidiaries have complied with and are in compliance with all federal, state and local statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection including, without limitation, standards relating to air, water, land and the generation, storage, transportation, treatment or disposal of solid wastes, hazardous wastes and medical wastes.

    11.9 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for any finder's fee, brokerage commission or like payment.

    11.10 No Untrue Statements. No statement by Seller contained in this Agreement and no written statement contained in any certificate, document or exhibit furnished by Seller, or any officer, employee, counsel or other agent of Seller to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

    12. Representations and Warranties by Buyer. Buyer represents and warrants to the Seller as follows:

    12.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on its business now being conducted, and to acquire and own and operate the DCA Assets and to assume the DCA Liabilities.

    12.2 Authorization of Agreement; No Violation. Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its board of directors, and no other corporate proceeding on the part of the Buyer is necessary to authorize the execution and delivery and the performance of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Buyer, and when executed and delivered on behalf of Buyer will be a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation of any of the transactions provided for in this Agreement (i) will violate or conflict with any provision of the articles of incorporation or by-laws of Buyer, or (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which Buyer is bound or to which the property and assets of Buyer is subject.

    12.3 Litigation. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in the United States of any kind now pending or threatened or proposed in any manner, or any circumstance which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving Buyer or any of its properties or assets that (i) questions the validity of this Agreement or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Buyer under this Agreement.

    12.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Seller and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

    12.5 No Untrue Statements. No statement by Buyer contained in this Agreement and no written statement contained in any certificate, exhibit or other document required to be furnished by any agent of Buyer to Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

    13. Consents and Approvals.

    13.1 Approval by Seller's Shareholders. Seller will cause a meeting of its stockholders to be called and held for the purpose of voting upon this Agreement and the Merger Agreementas promptly as possible following the date of this Agreement. Based upon the relationship between Medicore, Buyer and Seller, Medicore will not vote its 68% ownership of Seller and Seller shall not recommend to its shareholders, but rather will remain neutral, the approval of this Agreement and the consummation of the Transactions, which will be left solely to the determination and discretion of Seller's other shareholders.

    13.2 Consents and Approvals. Seller and Buyer shall have obtained at or before the Closing, all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Seller or Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions.

    14. Conditions to the Obligations of Buyer and Seller. The obligations of each of the Buyer and Seller to consummate the purchase and sale of the DCA Assets and Buyer's assumption of the DCA Liabilities is subject to the fulfillment, at or before the Closing, of the conditions as provided for in Articles VI and VII of the Merger Agreement except in lieu of DCA the reference shall be Buyer, and in lieu of MainStreet and MSI the reference shall be Seller, and in lieu of the Merger Agreement the reference shall be this Agreement, with the exclusion of Sections 6.13 and 7.5, "Tax-Free Transaction," which, for purposes of this Agreement, are replaced by Section 9 of this Agreement. Any one or more of such conditions may be waived by the applicable party, provided further, that no such waiver shall constitute a waiver by either party of any of the other rights or remedies, at law or in equity, if the other party shall be in default of any of its representations, warranties or covenants under this Agreement.

    15. Termination. This Agreement may be terminated as follows:

    15.1 Buyer. Buyer may, without liability to Seller, terminate this Agreement by written notice to Seller (i) at any time prior to the Closing if default shall be made by Seller in the observance or in the due and timely performance of any of the terms hereof to be performed by Seller that cannot be cured at or prior to the Closing, or (ii) at the Closing, if any of the conditions precedent to the performance of Buyer's obligations at the Closing shall not have been fulfilled.

    15.2 Seller. Seller may, without liability to Buyer, terminate this Agreement by written notice to Buyer (i) at any time prior to the Closing if default shall be made by Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by Buyer that cannot be cured at or prior to the Closing, or (ii) at the Closing, if any of the conditions precedent to the performance of Seller's obligations at the Closing shall not have been fulfilled.

    15.3 Effect of Termination. If this Agreement is terminated, this Agreement shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders, except in the case of termination because of a material default or material breach resulting from the willful fault of another party, the aggrieved party may recover from the defaulting party.

    16. Buyer's Indemnification.

    16.1 Indemnity. Buyer agrees to indemnify and hold Seller and its successor, MSI and their officers, directors, agents and representatives harmless from and against any and all claims, liabilities, losses, damages, or other obligations whatsoever, together with all reasonable costs and expenses, including reasonable fees and disbursements of counsel and expenses of investigation (collectively "Losses"), arising out of, based upon or caused by:

        (i) DCA Liabilities and Buyer's assumption of said DCA Liabilities or any business carried on by Seller on or prior to the Closing Date;

        (ii) The material inaccuracy of any representation or the material breach of any warranty of Buyer contained in this Agreement;

        (iii) Any material breach or nonperformance of Buyer of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by Buyer pursuant to this Agreement; or

        (iv) The bulk sales laws of any jurisdiction in connection with the Transactions contemplated by this Agreement; and in view of this indemnification, Buyer waives Seller's compliance with any such bulk sales laws as a condition to the Closing.

    16.2 Claims. In the event that the Seller or MSI desires to make a claim against the Buyer under Section 16.1 in connection with any action, suit, proceeding, or demand at any time instituted against or made upon Seller or MSI for which Seller or MSI may seek indemnification hereunder ("Claim"), Seller or MSI, as the case may be, shall timely notify Buyer in writing of such Claim and of the Seller's or MSI's claim of indemnification with respect thereto, provided that failure of Seller or MSI to give such timely written notice shall not relieve the Buyer of its obligations under this Section 16, except to the extent, if at all, that the Buyer shall have been prejudiced thereby. Upon receipt of such timely written notice from the Seller or MSI, the Buyer shall be entitled to participate in the defense of such Claim, and if each of the following conditions is satisfied, the Buyer may assume the defense of such Claim, and in the case of such an assumption, the Buyer shall have the authority to negotiate, compromise, and settle such Claim:

        (i) The Buyer confirms in writing that it is obligated hereunder to indemnify Seller or MSI with respect to such Claim; and

        (ii) Seller or MSI does not give the Buyer written notice that either of them has determined, in the exercise of its reasonable discretion, that matters of corporate or management policy or a conflict of interest make separate representation by Seller's or MSI's own counsel advisable.

    Seller or MSI shall retain the right to employ its own counsel and to participate in the defense of any Claim, the defense of which has been assumed by the Buyer pursuant hereto, but Seller and MSI shall bear and shall be solely responsible for its own costs and expenses in connection with such participation.

    16.3 Limitation. Notwithstanding anything in the Agreement or in Section 16 to the contrary, Buyer's indemnification is enforceable only to the extent all the Transactions are completed without any default or breach by Seller, MainStreet or MSI with respect to this Agreement, the Merger Agreement, and the Transactions contemplated herein and therein.

    17. Miscellaneous.

    17.1 Expenses. All expenses of the preparation, execution, and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants', and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

    17.2 Notices. All notices, demands, and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally, or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

    If to the Seller, to:

       Dialysis Corporation of America
       777 Terrace Avenue
       Hasbrouck Heights, NJ 07604
       Attn: Thomas K. Langbein, Chairman of the Board and CEO

    If to the Buyer, to:

       Dialysis Acquisition Corp.
       27 Miller Street
       Lemoyne, PA 17043
       Attn: Bart Pelstring, President

    with a copy sent contemporaneously to:

       Lawrence E. Jaffe, Esq.
       777 Terrace Avenue
       Hasbrouck Heights, NJ 07604

    If to MainStreet Acquisition, Inc. or MainStreet IPO.com, Inc., to:

       MainStreet IPO.com, Inc.
       Commerce Center
       U.S. Highway One, Suite 251
       North Brunswick, NJ 08902
       Attn: Joseph M. Salvani, CEO

    with a copy sent contemporaneously to:

       Conrad P. Rubin, Esq. or Rory M. Deutsch, Esq.
       Wollmuth Maher & Deutsch LLP
       500 Fifth Avenue, Suite 1200
       New York, NY 10110

    If to Medicore, Inc., to:

       Medicore, Inc.
       777 Terrace Avenue
       Hasbrouck Heights, NJ 07604
       Attn: Thomas K. Langbein, CEO

    with a copy sent contemporaneously to:

       Lawrence E. Jaffe, Esq.
       777 Terrace Avenue
       Hasbrouck Heights, NJ 07604

    17.3 Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, except the Merger Agreement, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

    17.4 Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Florida.

    17.5 Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

    17.6 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation, other than the Seller and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement, except as to MainStreet and MSI, which latter company is entitled to all the indemnities as provided in this Agreement, particularly Sections 9 and 16, and which company acknowledges and agrees to Sections 3, 4, 9 and 16 of this Agreement, and except as to Medicore, which company is entitled to the indemnities as provided in Section 9 of this Agreement and which company acknowledges and agrees to Sections 9 and 13.1 of this Agreement.

    17.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    17.8 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

    17.9 Termination of Representations and Warranties. All representations and warranties contained in this Agreement shall terminate at the Effective Time.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as an instrument under seal as of the date and year first above written.

                                          DIALYSIS CORPORATION OF AMERICA

                                          By: /s/ THOMAS K. LANGBEIN
                                             -----------------------------------
                                             THOMAS K. LANGBEIN, Chairman
                                             and Chief Executive Officer

                                          DIALYSIS ACQUISITION CORP.

                                          By: /s/ THOMAS K. LANGBEIN
                                             -----------------------------------
                                             THOMAS K. LANGBEIN, President

Acknowledges and agrees to Sections 1, 3, 4, 9 and 16

of this Agreement

MAINSTREET ACQUISITION, INC.

By: /s/ JOSEPH SALVANI
   -----------------------------------
   JOSEPH SALVANI, Chairman, Chief
   Executive Officer and President

                  and

MAINSTREET IPO.COM, INC.

By: /s/ JOSEPH SALVANI
   -----------------------------------
   JOSEPH SALVANI, Chairman, Chief
   Executive Officer and President

Acknowledges and agrees to Sections 9 and 13.1 of this Agreement

MEDICORE, INC.
By: /s/ THOMAS K. LANGBEIN
   -----------------------------------
   THOMAS K. LANGBEIN, Chairman,
   Chief Executive Officer and
President

                                   APPENDIX B
                          AGREEMENT AND PLAN OF MERGER

    This Agreement and Plan of Merger ("Agreement") is made as of October   ,
1999 by and among DIALYSIS CORPORATION OF AMERICA, a Florida corporation ("DCA"), MAINSTREET ACQUISITION INC., a Delaware corporation ("MainStreet"), and MAINSTREETIPO.COM INC., a Delaware corporation ("MSI"), and with respect to certain provisions hereof, DIALYSIS ACQUISITION CORP., a Florida corporation ("Buyer").

                              W I T N E S S E T H

    WHEREAS, the parties hereto desire that DCA shall be merged with MainStreet, with DCA surviving; that DCA shall be the surviving corporation; and that each share of DCA Common Stock which is outstanding immediately prior to the Effective Time of the Merger be converted as set forth in this Agreement into shares of the capital stock of MSI, which after giving effect to the Merger will be the owner of all of the outstanding equity of DCA; and

    WHEREAS, prior to the transaction described herein (i) MainStreet IPO, LLC ("LLC") merged with and into MSI with the former holders of LLC units receiving MSI Common Stock and (ii) MSI formed MainStreet as a wholly-owned subsidiary; and

    WHEREAS, concurrent with the execution of this Agreement, Buyer and DCA intend to enter into an asset purchase agreement (the "Asset Purchase Agreement") pursuant to which, immediately prior to the consummation of the Merger contemplated by this Agreement, DCA will distribute to Buyer all of the then existing Business and assets of any kind and nature of DCA, including but not limited to all of the securities of DCA subsidiaries owned by DCA, cash and cash equivalents, inventories, property real, personal or mixed, tangible or intangible, the name "Dialysis Corporation of America" or any synonym and abbreviation thereof and equipment (collectively, the "DCA Assets") in exchange for (i) 2,150,622 shares of DCA Common Stock held by Medicore, (ii) certain proceeds from the exercise of warrants for common stock of DCA, and
(iii) Buyer's assumption of all of DCA's current and long-term debt and liabilities, known and unknown, resulting from the Business of DCA prior to and including the Closing Date of this Merger ("DCA Liabilities");

    WHEREAS, MainStreet and DCA mutually agree that the jurisdiction for the surviving entity shall be Florida;

    WHEREAS, prior to the Merger, Joseph Salvani and the other members of CEO Letter, LLC, a Delaware limited liability company, and MSI intend to enter into an agreement (the "CEO Letter Agreement") in the form of Exhibit A pursuant to which MSI will acquire 100% of the equity of CEO Letter, LLC in exchange for shares of MSI Common Stock that will vest partly upon the closing of such transaction and partly upon the occurrence of certain performance conditions; and

    WHEREAS, the parties intend that the Merger constitute a tax-free transaction described in Section 351 or Section 368(a) of the Code.

    NOW THEREFORE, in consideration of the premises and agreements set forth herein, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

DEFINITIONS

    The terms defined in this Article I shall, for purposes of this Agreement, have the meanings specified in this Article I unless the context expressly or by necessary implication otherwise requires:

    Section 1.1 Affiliate. "Affiliate" shall have the meaning set forth in the 1933 Act.

    Section 1.2 Asset Purchase Agreement. "Asset Purchase Agreement" shall have the meaning set forth in the Preamble to this Agreement.

    Section 1.3 Balance Sheet. "Balance Sheet" shall have the meaning set forth in Section 4.10 of this Agreement.

    Section 1.4 Balance Sheet Date. "Balance Sheet Date" shall have the meaning set forth in Section 4.10 of this Agreement

    Section 1.5 Business. "Business" shall mean the properties, rights, privileges, operations and franchises of a company, and with respect to MSI, its currently proposed operations, including the posting of (i) direct public offerings on its website and (ii) through CEO Letter, the posting of public company press releases on a website.

    Section 1.6 Business Day. "Business Day" shall mean any day the New York Stock Exchange is open for trading.

    Section 1.7 Buyer. "Buyer" shall mean Dialysis Acquisition Corp., a Florida corporation wholly-owned by Medicore.

    Section 1.8 CEO Letter. "CEO Letter" shall mean CEO Letter, LLC, an affiliate of MainStreet and the owner and operator of the website
"TheCEOLetter.com".

    Section 1.9 CEO Letter Agreement. "CEO Letter Agreement" shall have the meaning set forth in the Preamble to this Agreement.

    Section 1.10 Certificate. "Certificate" shall have the meaning set forth in
Section 2.6.3 of this Agreement.

    Section 1.11 Certificates of Merger. "Certificates of Merger" shall mean the Delaware Certificate of Merger and the Florida Articles of Merger.

    Section 1.12 Closing. "Closing" shall mean the delivery by DCA and MSI of the various documents contemplated by this Agreement or otherwise required in order to consummate the Merger.

    Section 1.13 Closing Date. "Closing Date" shall have the meaning set forth in Section 2.2 of this Agreement.

    Section 1.14 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

    Section 1.15 DCA Assets. "DCA Assets" shall have the meaning set forth in the preamble to the Agreement.

    Section 1.16 DCA Common Stock. "DCA Common Stock" shall mean the Common Stock, $0.01 par value, of DCA.

    Section 1.17 DCA Liabilities. "DCA Liabilities" shall have the meaning set forth in the Preamble to this Agreement.

    Section 1.18 DCA Warrants. "DCA Warrants" shall mean those certain redeemable DCA common stock purchase warrants to purchase up to an aggregate of 2,300,000 shares of DCA Common Stock, exercisable through March 31, 2000, or as may be extended, at $4.50 per share of DCA Common Stock and trading on the Nasdaq SmallCap Market under the symbol "DCAIW," as may be amended.

    Section 1.19 Delaware Certificate of Merger. "Delaware Certificate of Merger" shall mean the certificate of merger between DCA and MainStreet required under section 251 of the DGCL, in the form attached as Exhibit 1.19 hereto.

    Section 1.20 DGCL. "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

    Section 1.21 Dissenters. "Dissenters" shall have the meaning set forth in
Section 2.7 hereof.

    Section 1.22 Disclosure Statement. "Disclosure Statement" shall have the meaning set forth in the first paragraph of Article III of this Agreement.

    Section 1.23 Effective Time. "Effective Time" shall mean the time when the Certificate of Merger, is filed with the Secretaries of State of the State of Florida and Delaware and the Merger becomes effective.

    Section 1.24 Exchange Agent. "Exchange Agent" shall have the meaning set forth in Section 2.6.1 of this Agreement.

    Section 1.25 Florida Act. "Florida Act" shall mean the Florida Business Corporation Act.

    Section 1.26 Florida Articles of Merger. "Florida Articles of Merger" shall mean the articles of merger between DCA and MainStreet required under
Section 607.1109 of the Florida Act, in the form attached as Exhibit 1.26 hereto.

    Section 1.27 Holders. "Holders" shall mean holders of DCA Common Stock immediately prior to the Effective Time.

    Section 1.28 MSI Financial Statements. "MSI Financial Statements" shall have the meaning set forth in Section 4.10 of this Agreement.

    Section 1.29 MainStreet. "MainStreet" shall mean MainStreet
Acquisition Inc., a Delaware corporation, a wholly owned subsidiary of MSI.

    Section 1.30 Medicore. "Medicore" shall mean Medicore, Inc., a Florida corporation, the holder of approximately 68% of the issued and outstanding shares of DCA Common Stock and the holder of 100% of the issued and outstanding shares of capital stock of Buyer.

    Section 1.31 Merger. "Merger" shall mean the merger of MainStreet with and into DCA in accordance with this Agreement, the Certificates of Merger and applicable law, and all related transactions contemplated by such documents.

    Section 1.32 MSI. "MSI" shall mean MainStreetIPO.com Inc., a Delaware corporation, formerly MAINSTREETIPO, LLC, and holder of 100% of the capital stock of MainStreet.

    Section 1.33 MSI Common Stock. "MSI Common Stock" shall mean the common stock, par value $0.001 per share, of MSI.

    Section 1.34 Proxy Statement. "Proxy Statement" shall mean the Proxy Statement to be provided to the stockholders of DCA in connection with the Merger and to be part of and filed with the Registration Statement.

    Section 1.35 Registration Statement. "Registration Statement" shall mean the registration statement on Form S-4 that MSI shall file in respect of the MSI Common Stock and securities convertible into MSI Common Stock in conjunction with the Proxy Statement to be filed by DCA.

    Section 1.36 SEC. "SEC" shall mean the United States Securities and Exchange Commission.

    Section 1.37 Subsidiary. "Subsidiary" shall mean, with respect to a particular party hereto, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned by such party or by one or more Subsidiaries, or by such party and one or more Subsidiaries.

    Section 1.38 1933 Act. "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules, regulations and forms thereunder.

    Section 1.39 1934 Act. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

    Section 1.40 1995 Options. "1995 Options" shall mean the options to purchase 9,500 shares of DCA Common Stock pursuant to DCA's 1995 Option Plan.

    Section 1.41 1999 Options. "1999 Options" shall mean the options to purchase 800,000 shares of DCA Common Stock pursuant to DCA's 1999 Option Plan.

                                   ARTICLE II
                    MERGER, CLOSING AND CONVERSION OF SHARES

    Section 2.1 Merger.

2.1.1 Subject to and in accordance with the terms and conditions of the Agreement and the Certificates of Merger, on the Closing Date, MainStreet shall merge with and into DCA and DCA and MainStreet shall execute and file the Florida Articles of Merger with the Secretary of State of the State of Florida and DCA and MainStreet shall execute and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, evidencing DCA as the surviving company.

2.1.2 For purposes of this Agreement and the representations, warranties, covenants and conditions contained herein, the acquisition of the DCA Assets and the assumption of the DCA Liabilities by Buyer from DCA pursuant to the Asset Purchase Agreement, subject to the terms of such Asset Purchase Agreement, shall be deemed to occur immediately prior to the Merger of MainStreet with and into DCA.

    Section 2.2 Closing. The Closing shall take place at the offices of Lawrence
E. Jaffe, Esq., Attorney at Law, 777 Terrace Avenue, Hasbrouck Heights, New Jersey, within two days of the later of (a) shareholder approval by DCA's shareholders and (b) satisfaction or waiver of all conditions set forth in Articles VI and VII hereof, but in no event later than May 31, 2000, after satisfaction or waiver of such conditions (the "Closing Date").

    Section 2.3 Effects of the Merger. The Merger shall have the effect as set forth in the applicable sections of the Florida Act.

    Section 2.4 Corporate Governance

2.4.1 The certificate of incorporation and by-laws of MainStreet, as in effect immediately prior to the Effective Time, shall terminate at the Effective Time and the certificate of incorporation and by-laws of DCA shall be the certificate of incorporation of the surviving corporation and continue in full force and effect after the Merger.

2.4.2 The members of the board of directors and the officers of MSI are listed below:

       Mr. Joseph Salvani--Chairman of the Board and Chief Executive Officer and President

       Ms. Joanne Bertolini--Executive Vice President, Secretary, Treasurer and director

       Mr. Ralph DeLuca--Vice President--Sales and Marketing and director

    In addition, two Directors shall be elected prior to the date that the Proxy Statement and Registration Statement are completed.

    Section 2.5 Conversion of Shares. At the Effective Time, by virtue of the Merger (and without any action on the part of MSI, MainStreet, DCA or any stockholder of DCA): (i) each share of the DCA

Common Stock then held by DCA or any subsidiary of DCA (or held in DCA's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; (ii) each share of DCA Common Stock then held by MSI or MainStreet shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and (iii) each of the 1,395,722 shares of DCA Common Stock then outstanding shall be converted into the right to receive one (1) share of MSI Common Stock.

    Section 2.6 Exchange of Certificates.

2.6.1 Prior to the Closing Date, MSI shall appoint American Stock Transfer & Trust Company to act as exchange agent (the "Exchange Agent") in the Merger.

2.6.2 Promptly after the Closing Date, but in no event later than three Business Days thereafter, the Exchange Agent shall make available for exchange the shares of MSI Common Stock.

2.6.3 As soon as practicable after the Closing Date, the Exchange Agent shall mail to each holder of record of a certificate that, immediately prior to the Closing Date, represented outstanding DCA Common Stock (each, a "Certificate") whose shares are being converted into MSI Common Stock,
      (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as MSI may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing MSI Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to this Section 2.6) one share of MSI Common Stock for each share of DCA Common Stock held by the holders of such Certificate which is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of DCA Common Stock that is not registered in the transfer records of DCA or its transfer agent, if applicable, MSI Common Stock may be delivered to a transferee if the Certificate representing such DCA Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6.3, each Certificate shall be deemed at any time after the Closing Date to represent the right to receive upon such surrender such whole number of shares of MSI Common Stock as provided by Section 2.5 and the DGCL.

2.6.4 No dividends or distributions payable to Holders after the Effective Time, or cash payable in lieu of fractional shares, shall be paid to the Holder of any unsurrendered Certificate until the Holder of the Certificate shall surrender such Certificate.

2.6.5 All MSI Common Stock delivered upon the surrender for exchange of shares of DCA Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such DCA Common Stock. There shall be no further registration of issuances or transfers on the stock transfer books of DCA or its transfer agent of the DCA Common Stock that was outstanding immediately prior to the Effective Time. If, after the Closing Date, Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this
      Section 2.6.

    Section 2.7 Dissenters' Shares or Appraisal Units. Holders of dissenters' shares with respect to DCA shall have those rights, but only those rights, of dissenters under Section 607.1320 of the Florida Act (such holders of DCA Common Stock hereinafter shall be referred to as "Dissenters"). Until the Effective Time, DCA shall give MSI prompt notice of any demand, purported demand or other communication received by it with respect to any Dissenters or shares or units claimed to be held by Dissenters. Subject to applicable law, Buyer agrees that it shall make appropriate payments to the full extent of the DCA Assets with respect to, or settle or offer to settle, any demand or purported demand respecting shares of Dissenters. The Buyer shall be responsible for and shall assume completely all Dissenters' claims, known or unknown, in connection with the Merger or any of the actions contemplated by this Agreement.

    Section 2.8 Registration of Securities; Proxy Statement.

2.8.1 In order to effect this Merger, MSI will file the Registration Statement to register the MSI Common Stock to be issued pursuant to the Merger and in connection with such Registration Statement, DCA shall file the Proxy Statement. DCA and MSI jointly agree to use their best efforts to have the Registration Statement declared effective under the 1933 Act as promptly as practicable.

2.8.2 The parties agree that the Registration Statement and the Proxy Statement shall be prepared and filed by Lawrence E. Jaffe, Esq., counsel to DCA, with the cooperation of Wollmuth Maher & Deutsch LLP, counsel to MSI and MainStreet. DCA and MSI, in connection with the transactions contemplated by this Merger, shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of MSI Common Stock.

    Section 2.09 Information Statement. MSI shall afford DCA a reasonable opportunity to review and comment on solicitation materials, if any, including solicitation of action by written consent, if any, that MainStreet (and MSI) distributes to the holders of MSI Common Stock in connection with the Merger. To the greatest extent practicable, information required to be disclosed in both the Proxy Statement and any such solicitation materials shall be disclosed in an identical manner.

    Section 2.10 Tax Free Reorganization. The parties intend to adopt this Agreement as a tax free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 351 or Section 368(a) of the Code.

    Section 2.11 DCA Securities Not Affected. The rights of pre-Merger holders of DCA options and warrants that may currently be converted into DCA Common Stock will not be affected by the transactions contemplated by the Merger and shall remain outstanding following the Closing Date. At the Effective Time, such DCA options and warrants shall, by virtue of the Merger and without any further action on the part of the DCA option or warrant holders, be assumed by MSI in accordance with their terms and conditions as in effect at the Effective Time, including the exercise price and the number of shares of MSI Common Stock obtainable upon exercise, including all adjustments. MSI shall take all necessary action to reserve for issuance a sufficient number of shares of MSI Common Stock for delivery on exercise of such options and warrants. MSI will pay over to Buyer all amounts received in connection with the exercise of DCA options (other than DCA Warrants, except as provided in Section 2.12) and will waive the payment of and cancel any promissory notes outstanding in connection with the exercise of any such DCA options.

    Section 2.12 DCA Warrants. In the event that any DCA Warrants are exercised in accordance with their terms from the date hereof until their expiration, whether prior or subsequent to the Closing Date, twenty percent (20%) of the net proceeds to DCA of each such DCA Warrant exercise (after deducting from the exercise price the commissions, if any, and related expenses) up to $1,000,000 shall be paid out to Medicore. The remaining eighty percent (80%) of the net proceeds of the DCA Warrants (and all proceeds related to exercise of the DCA Warrants in excess of $5,000,000 in the aggregate) shall be retained by DCA or, following the Merger, MSI and shall not be subject to any payment or transfer to Medicore or be included in the DCA Assets.

                                  ARTICLE III
                     MUTUAL REPRESENTATIONS AND WARRANTIES

    Each of DCA, MSI and MainStreet is a "Company" as contemplated by this
Article III. Any disclosure delivered by one Company to the other hereto pursuant to this Article shall have been delivered on or prior to the date hereof shall specifically refer to this Agreement and shall identify the Section of this Agreement requiring the delivery of such disclosure (each such disclosure being referred to herein as a "Disclosure Statement"). Except as set forth in the Disclosure Statement of such Company and except for the transactions contemplated by this Agreement, DCA hereby represents and warrants to MSI and MainStreet and MSI and MainStreet, jointly and severally, hereby represent and warrant to DCA, that:

    Section 3.1 Organization and Authority. The Company: (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be; (ii) has all necessary power and authority, corporate or otherwise, to own and lease its properties, to carry on its Business as now being conducted and to enter into and perform this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement; and, with respect to DCA, except such consents as are listed in Section 3.2.2 of the Disclosure Schedule,
(iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its Business operations, financial condition or business prospects. The Company has made available to the other party for inspection complete and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof and a record of any and all proceedings and actions at all meetings of, or taken by written consent by, its Board of Directors and stockholders since January 1, 1998 in the case of DCA and since the date of its inception in the case of MSI or MainStreet, and in each case, certified as true, complete and correct copies by the Company's Secretary.

    Section 3.2 Authority Relating to this Agreement; No Violation of Other Instruments.

3.2.1 The execution and delivery of this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement and the performance hereunder and thereunder by the Company have been duly authorized by all necessary action, corporate or otherwise, on the part of the Company, other than stockholder or member approval, as the case may be, as is contemplated by this Agreement, and, assuming execution of this Agreement and such other agreements by the other party thereto, this Agreement and such other agreements will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement: (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and
      (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

3.2.2 Neither the execution of this Agreement nor any other agreement to which the Company is or will be a party that is an exhibit to this Agreement nor the performance of any of them by the Company will: (i) conflict with or result in any breach or violation of the terms of (a) any decree, judgment or order of any court or other governmental body of which the Company has knowledge or (b) any law or regulation now in effect applicable to the Company; (ii) with respect to MainStreet and MSI only, conflict with, or result in, with or without the passage of time or the giving of notice, a material breach of any of the terms, conditions and provisions of, or constitute a material default under or otherwise give another party the right to terminate, or result in the creation of any lien, charge, or encumbrance upon any of the material assets or properties of the Company pursuant to, any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its assets or properties are bound, including all Contracts (as defined in Section 4.5) and with respect to DCA, except such contracts as listed in

      Section 3.2.2 of the Disclosure Schedule; (iii) permit the acceleration of the maturity of any material indebtedness of the Company or of any other person secured by the assets or properties of the Company; or
      (iv) violate or conflict with any provision of the Company's Certificate of Incorporation, Bylaws or similar organizational instruments.

3.2.3 Except as contemplated and set forth in this Agreement, no consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority is required to be made or obtained by the Company in order to permit the execution, delivery or performance of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement and such other agreements.

    Section 3.3 Tax Returns and Payments. Except as set forth in Section 3.3 of the Disclosure Schedule, (a) all tax returns and reports with respect to the Company required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for; (b) the Company has no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against the Company; and
(c) the Company has no knowledge of any tax audit of the Company by any taxing or other authority in connection with any of its fiscal years; the Company has no knowledge of any such audit currently pending or threatened, and the Company has no knowledge of any tax liens on any of the properties of the Company.

    Section 3.4 Certain Payments. To the knowledge of the Company, neither the Company, nor any director, officer, manager or member of the Company, has made or caused to be made, directly or indirectly, the payment of any consideration whatsoever to any public official, candidate for public office, political party, or other third person in connection with the Business or operations of the Company, or pertaining to the Company's relations with any customer, supplier, or creditor, in contravention of the law of any applicable jurisdiction. The Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977.

    Section 3.5 Brokers and Finders. Other than Mike Guiliano who acted as a finder on behalf of DCA and whose fees shall be the sole responsibility of DCA, neither the Company nor any stockholder, director, officer, manager, member, employee or agent of the Company has retained any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the other Company harmless against all claims for brokers', finders' or investment bankers' fees made or asserted by any party claiming to have been employed by the Company or any stockholder, director, officer, employee or agent of the Company and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

    Section 3.6 Absence of Environmental Liabilities. The Company has, and to the Company's knowledge, all previous owners, lessees and occupants of real property leased by the Company have complied with all applicable environmental laws, orders, regulations, rules and ordinances adopted, imposed or promulgated by any governmental or regulatory entity relating to such real property. The Company is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker safety, environmental hazardous materials or waste (including medical waste) or toxic materials on, under or about such real property, including soil and waste water conditions. No current use of the real property leased by the Company constitutes a public or private nuisance. The environmental licenses, permits, clearances, covenants and authorizations material to the operation of the Company are in full force and effect. Any handling, transportation, storage, treatment or use of

Hazardous Material (as defined below) by the Company or, to the Company's knowledge, all previous owners, lessees and occupants of real property leased by the Company, has been in compliance with all laws, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, the State of California, any other state or the United States Government.

    Section 3.7 Accuracy of Documents and Information. The copies of all instruments, agreements, other documents and written information set forth as, or referenced in, schedules or exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement by the Company to the other Company, including, without limitation, the Disclosure Statement of the Company, are and will be complete and correct in all material respects. All information in the Disclosure Statement of the Company is as of the date hereof or such earlier date as is specified therein, which in no case is before July 31, 1999 and there have been no material changes in the information set forth therein between the date so specified and the date of this Agreement. No representations or warranties made by the Company in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit furnished directly to the other party hereto pursuant to this Agreement or in the Disclosure Statement of the Company contains any untrue statement of a material fact. There is no fact which materially and adversely affects the Company, its financial position, assets, liabilities, Business, results of operations or Business prospects known to the Company which has not been expressly and fully set forth in the Proxy Statement and the Registration Statement.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF MSI AND MAINSTREET

    MSI and MainStreet hereby, jointly and severally, represent and warrant to DCA that, except as set forth in the Disclosure Statement of MSI and MainStreet:

    Section 4.1 Compliance with Law. Each of MSI and MainStreet holds, and has at all times since its inception held, all material licenses, permits and authorizations necessary for the lawful conduct of the Business of MSI and MainStreet wherever conducted, and to own and operate its assets, all of which are listed in Section 4.1 of the Disclosure Statement, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over MSI or MainStreet or over any part of MSI's or MainStreet's Business and operations, and neither MSI nor MainStreet knows of any violation thereof. Neither MSI nor MainStreet is in violation of any decree, judgment, or order known to it, or any law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, wages, hours and the payment of social security taxes and occupational health and safety legislation, federal, state, quasi-governmental and self-regulatory organizations, including the SEC and NASD), which violation could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, Business or operations of MSI or MainStreet.

    Section 4.2 Investments in Others. Section 4.2 of the Disclosure Statement of MSI and MainStreet contains a list of each corporation, association, partnership, joint venture, limited liability company or other entity in which MSI or MainStreet, directly or indirectly, owns an equity interest and sets forth the relevant company's percentage interest by voting rights and by profits, in each such entity. Except for the entities identified in such list, neither MSI nor MainStreet conducts any part of its Business operations through any subsidiaries or through any other entity in which MSI or MainStreet has an equity investment.

    Section 4.3 Real Property. Neither MSI nor MainStreet owns any real property. Section 4.3 of the Disclosure Statement of MSI and MainStreet contains a list of all leases for real property to which MSI is a party, the square footage leased with respect to each lease and the expiration date of each lease. All such leases are valid and enforceable by MSI and MainStreet and neither MSI, MainStreet, nor to MSI's or MainStreet's knowledge any other party, is in material default under any such lease. The real property leased or occupied by MSI and MainStreet, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by MSI or MainStreet for any improvements made to the real property owned, leased or occupied by MSI or MainStreet that have not been paid for. No party has notified MSI or MainStreet of its intention to cease to perform services required under any lease. True, correct and complete copies of all leases, if any, of the real property have been delivered to DCA.

    Section 4.4 Patents, Trademarks, Trade Names and Copyrights. (a) All patents, trademarks, trade names, copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights ("Intellectual Property Rights") which are used by MSI or MainStreet and material to MSI's or MainStreet's Business and operations, or proposed to be used by MSI or MainStreet and that would be material to MSI's or MainStreet's Business and operations, are owned or are licensed by MSI or MainStreet. The conduct of any Business conducted by MSI or MainStreet does not, to MSI's or MainStreet's knowledge, infringe any Intellectual Property Rights or other proprietary right of any other person. No litigation is pending or, to the knowledge of MSI or MainStreet, has been threatened against MSI, MainStreet or any officer, director, manager or employee of either company, or to MSI's or MainStreet's knowledge, any stockholder, member or agent of MSI or MainStreet, for the infringement of any Intellectual Property Rights of any other party or for the misuse or misappropriation of any Intellectual Property Rights or other proprietary right owned by any other party nor, to the best knowledge of MSI and MainStreet, does any basis exist for such litigation. To the best of MSI's and MainStreet's knowledge, there has been no infringement or unauthorized use by any other party of any Intellectual Property Rights or other proprietary right belonging to MSI or MainStreet. Each license set forth in Section 4.4 of the Disclosure Statement is valid and enforceable in accordance with its terms and is not the subject of any notice of termination or nonrenewal. MSI and MainStreet have taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, any Intellectual Property Rights. Neither MSI nor MainStreet has granted any licenses or rights to any other person with respect to any such Intellectual Property Rights.

    (b) Section 4.4(b) of the Disclosure Statement of MSI and MainStreet sets forth a list of all Intellectual Property Rights owned or licensed by MSI or MainStreet.

    Section 4.5 Contracts. Section 4.5 of the Disclosure Statement lists all oral or written agreements, notes, instruments, or contracts to which MSI or MainStreet is a party or by which its assets or properties may be bound which are material to the conduct of MSI's or MainStreet's Business or proposed Business, or which involve Intellectual Property Rights, or which are employment or consulting agreements other than those terminable at will (the "Contracts"). Neither MSI nor MainStreet is in breach or default in performance of its obligations under any such Contracts. Neither MSI nor MainStreet has any knowledge of any violation of any Contract by any other party thereto and has no knowledge of any intent by any other party to a Contract not to perform its obligations under such Contract. MSI and MainStreet will furnish or make available accurate and complete copies of the Contracts. Except as set forth in
Section 4.5 of the Disclosure Statement, neither MSI nor MainStreet is a party to any legally binding contract to sell or purchase goods or services which is not terminable on less than six months' notice; any agreement containing covenants by it not to compete or restricting the customers from whom or the area in which it may solicit or conduct its Business; any contract or arrangement or commitment for the acquisition of any other business or asset not made in the ordinary course of business; or any contracts, arrangements or commitments for capital expenditures in excess of $50,000.

    Section 4.6 Stockholders, Members and Employees. Except as set forth in
Section 4.6 of the Disclosure Statement, none of the directors, officers or shareholders of MSI or MainStreet is presently a party to any transaction with MSI or MainStreet, including without limitation, any contract, agreement or other arrangement: (i) providing for the furnishing of services to or by;
(ii) providing for rental of real or personal property to or from; or
(iii) otherwise requiring payments to or from, any member, stockholder, director or management personnel, or any member of the family of any stockholder, member, director or management personnel or any corporation, trust or other entity in which any stockholder, member, director or management personnel has a substantial interest or is an officer, director, investor or partner.

    Section 4.7 Power of Attorney; Suretyships. Neither MSI nor MainStreet has any power of attorney outstanding, nor has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person, corporation, partnership, joint venture, association, organization or other entity.

    Section 4.8 CAPITALIZATION OF MSI AND MAINSTREET. The authorized equity of MSI consists of 20,000,000 shares of MSI Common Stock, of which no more than 8,300,000 shares of MSI Common Stock will have been issued and outstanding as of the Closing. All such issued and outstanding MSI Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which MSI is or may become obligated to issue, sell, purchase, retire or redeem any equity interests of MSI or other securities. There are no preemptive rights related to the MSI Common Stock. The authorized equity of MainStreet consists of 100 shares of common stock, 100% of which are outstanding and held by MSI. Section 4.8 of the Disclosure Schedule contains a list of the shareholders of MSI.

    Section 4.9 PERSONAL PROPERTY. Except as set forth in Section 4.9 of the Disclosure Statement (which shall include all leased property of MSI and MainStreet), each of MSI and MainStreet has good title, free and clear of all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property, including all "MainStreet Software," which shall include all of MSI's and MainStreet's software and computer programs used in their Business, including software or computer programs not wholly-owned by MSI or MainStreet ("Third Party Software") embedded therein, in machine readable source code forms and in machine executable object code forms and all related specifications (including, without limitation, all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), operating systems and procedures (including development methodology), designs, design revisions, related applications software in any language, concepts, ideas, processes, techniques, software design and test tools, third party software interfaces, methods of implementation and packaging, all associated know-how and show-how and all related programmer and user manuals, which are used and to be used by MSI or MainStreet to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such Third Party Software and computer programs. All such personal property is in good operating condition and fit for the purpose for which it has been designed. All of the leases to personal property utilized in the Business of MSI or MainStreet are valid and enforceable by MSI or MainStreet and neither MSI, MainStreet nor, to MSI's or MainStreet's knowledge any other party, is in material default under any such lease. Except as set forth in Section 4.9 of the Disclosure Schedule, there are no restrictions on the use or transfer of any of these assets, MainStreet and MSI Software or Third Party Software.

    Section 4.10 FINANCIAL STATEMENTS. Prior to the completion of the Proxy/Registration Statement, MSI shall prepare consolidated financial statements as of September 30, 1999 and for the year then ended, certified by Holtz Rubenstein & Co., MSI's independent public accountants (the "Financial Statements"). Such Financial Statements, including the notes thereto, (i) shall be true, complete and correct, (ii) shall have been prepared in conformity with generally accepted accounting principles consistently maintained and applied throughout the periods indicated, (iii) shall present fairly and accurately the financial position of MSI at the date of the balance sheet included in the Financial Statements, and the results of operations of MSI, and (iv) shall be in accordance with the books and records of MSI.

    Section 4.11 ABSENCE OF UNDISCLOSED LIABILITIES. As of September 30, 1999, neither MSI nor MainStreet had any indebtedness, liability or obligation (absolute, contingent, accrued, liquidated, unliquidated or otherwise) which will not be shown or provided for in full on the Financial Statements.

    Section 4.12 EMPLOYEES. Section 4.12 of the Disclosure Statement of MSI and MainStreet contains a list of the names, current salary rates, bonuses and all other remuneration and perquisites paid or accrued since inception, and accrued vacation and sick leave for all the employees of MSI as of September 30, 1999.

    Section 4.13 INSURANCE. Section 4.13 of the Disclosure Statement of MSI and MainStreet contains a list of all insurance policies and bonds in force with respect to MSI or MainStreet showing for each such policy or bond: (i) the owner; (ii) the coverage of such policy or bond; (iii) the amount of premium properly allocable to such policy or bond; (iv) the name of the insurer; and
(v) the termination date of the policy or bond. Copies of all such insurance policies and bonds have been furnished to DCA. All such insurance policies bonds listed on the Disclosure Statement, unless otherwise noted, are in full force and effect.

    Section 4.14 BANK ACCOUNTS. Section 4.14 of the Disclosure Statement of MSI and MainStreet contains a list of all bank accounts of MSI or MainStreet, identifying the name of the bank, the account number, and the authorized signatories to the account.

    Section 4.15 LITIGATION. Neither MSI, MainStreet nor any officer, director or manager of MSI or MainStreet is a party to any pending or, to MSI's knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse effect on: (i) the financial condition, results of operations or Business or Business prospects of MSI or MainStreet; or (ii) the transactions contemplated by this Agreement. Neither MSI nor MainStreet is or has been subject to any pending or, to its knowledge, threatened product liability or service provider claim; nor, to its knowledge, does any basis exist for any such claim. Neither MSI nor MainStreet is subject to any decree, judgment, or order, of any court or other governmental body of which it has knowledge which is reasonably likely to have a material adverse effect on the financial condition of the Business or operations of MSI or MainStreet or which could prevent the transactions contemplated by this Agreement.

    Section 4.16 HEALTH AND SAFETY. MSI and MainStreet and their respective Businesses and proposed Businesses are in compliance with all federal, state, local and foreign health and occupational safety laws and all federal, state, local and foreign laws related to employment and employment practices, compensation and benefits, which are applicable to the conduct of each such Business and proposed Business.

    Section 4.17 LICENSES FOR THIRD PARTY SOFTWARE. Set forth in Section 4.17 of the Disclosure Statement is a description of each license costing greater than $2,000 under which MSI or MainStreet is the licensee of any Third Party Software along with a description of such Third Party Software. MSI and MainStreet have delivered to DCA a true, correct and complete copy of each license agreement identified in Section 4.17 of the Disclosure Statement. The software or computer programs described in said licenses are presently used by MSI or MainStreet as licensee under the terms of said licenses. All royalties due under said licenses have been paid and there exists no default under the terms of said licenses and no event has occurred which, upon the passage of time or the giving of notice, or both, would result in any event of default or prevent MSI or MainStreet from exercising and obtaining the benefits of any options contained therein. MSI or MainStreet has all rights, title and interest of the licensee under the terms of said licensees, free of all liens, claims or encumbrances, all such licenses are valid and in full force and effect and MSI and MainStreet are in compliance with the applicable terms thereof. There will be no default or basis for acceleration under any of said licenses as a result of the transactions contemplated by this Agreement. Neither MSI nor MainStreet has received any notice of infringement, violation or conflict with any Intellectual Property Rights of third parties with respect to its use of any Third Party Software.

    Section 4.18 CONDUCT OF THE BUSINESS. MSI and MainStreet Software and Intellectual Property Rights comprise all of the software, computer programs and Intellectual Property Rights necessary for them to conduct their Business and proposed Business.

    Section 4.19 MAINSTREET NO BUSINESS OR ASSETS. MainStreet was formed for purposes of this Merger and has no direct operations, Business, assets or liabilities prior to the Merger contemplated by this Agreement.

    Section 4.20 REGISTRATION ON FORM S-4. Proxy Statement. None of the information relating to MSI or MainStreet, or their respective officers and directors included or incorporated by reference in the Registration Statement or any amendments or supplements thereto, at the time of the mailing of the Registration Statement and any amendments or supplements thereto, at the time of the meeting of stockholders of DCA to vote upon this Agreement, the Merger and the Asset Purchase Agreement and related transactions, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the 1933 Act and 1934 Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event with respect to MSI, MainStreet, or their respective officers or directors should occur which is or is required to be described in an amendment or a supplement to the Registration Statement, MSI and MainStreet shall so amend or supplement the Registration Statement.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF DCA

    DCA hereby represents and warrants to MSI and MainStreet that, except as set forth in the Disclosure Statement of DCA:

    Section 5.1 CAPITALIZATION. As of the date hereof, the authorized capital stock of DCA is 20,000,000 shares of DCA Common Stock, of which 3,546,344 shares are issued and outstanding.

    All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. As of the date hereof, DCA has options and warrants outstanding to purchase an additional 3,409,500 shares of DCA Common Stock. DCA's options and warrants may be exercised at any time in accordance with their terms into such DCA Common Stock or MSI Common Stock, as the case may be, whether prior or subsequent to the Closing hereof, and any proceeds from the DCA Warrants shall be distributed as per Section 2.12 hereof. A list of all options and warrants outstanding as of the date hereof, the exercise prices and maturity dates under each such option and warrant, is set forth in Section 5.1 of the Disclosure Statement of DCA. Except as set forth in this Section 5.1 of the Agreement, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which DCA is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

    Section 5.2 1934 ACT FILINGS. All reports, schedules and statements (including all exhibits and schedules thereto and all documents incorporated by reference therein) required to be filed by DCA within the year prior to the date of this Agreement under the 1934 Act, copies of which have been furnished to MainStreet, have been duly filed, were in material compliance with the requirements of their respective forms, and were complete and correct in all material respects as of the dates at which the information was furnished. As of the date of filing, no such report contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, DCA is not aware of any inquiry by the SEC with respect to any of the filings that DCA has made pursuant to the 1934 Act.

    Section 5.3 PROXY STATEMENT. None of the information relating to DCA or its respective officers and directors included or incorporated by reference in the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the meeting of stockholders of DCA to vote upon this Agreement, the Merger, the Asset Purchase Agreement and related transactions, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event with respect to DCA, its officers or directors should occur which is or is required to be described in an amendment or a supplement to the Proxy Statement, DCA shall so amend or supplement to Proxy Statement.

    Section 5.4 LITIGATION. Neither DCA nor any officer or director of DCA is a party to any pending or, to DCA's knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have a material adverse effect on the transactions contemplated by this Agreement. DCA is not and has not been subject to any pending or, to its knowledge, threatened product liability claim; nor, to its knowledge, does any basis exist for any such claim. DCA is not subject to any decree, judgment, or order, of any court or other governmental body of which it has knowledge which could prevent the transactions contemplated by this Agreement.

                                   ARTICLE VI
                      CONDITIONS TO THE OBLIGATIONS OF DCA

    The obligations of DCA to consummate the Merger is subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived in writing by DCA; provided, however, that unless explicitly set forth in such waiver no such waiver of a condition shall constitute a waiver by DCA of any of its other rights or remedies, at law or in equity, if MSI or MainStreet shall be in default of any of its representations, warranties or covenants under this Agreement.:

    Section 6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of MSI and MainStreet contained in this Agreement shall be deemed to have been made again at and as of the Closing (including the update of the Disclosure Statement of MSI and MainStreet referred to in
Section 8.1 of this Agreement) and shall be true in all material respects.

    Section 6.2 COVENANTS PERFORMED. All of the obligations of MSI and MainStreet to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

    Section 6.3 CERTIFICATE. At the Closing, DCA shall have received a certificate signed by the Chief Executive Officer or President of each of MSI and MainStreet to the effect that the conditions set forth in Sections 6.1, 6.2,
6.4 and 6.6 have been satisfied.

    Section 6.4 STOCKHOLDER APPROVAL. This Agreement and the Asset Purchase Agreement shall have been duly approved by the members of MSI and MainStreet and stockholders of DCA, in accordance with the Certificate of Incorporation and By-laws of MainStreet and the Articles of Incorporation and By-laws of MSI and DCA, and in accordance with the laws of Delaware and Florida, as applicable.

    Section 6.5 CERTIFICATES OF MERGER. The Florida Articles of Merger shall have been filed with the Secretary of State of the State of Florida and the Delaware Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

    Section 6.6 MATERIAL CHANGE IN THE BUSINESS OF MSI. There not shall have occurred or been threatened any material adverse change in the Business of MSI or MainStreet, nor shall MSI or MainStreet have become aware of any such fact.

    Section 6.7 CONSENTS. DCA shall have received in writing all consents, approvals, and waivers required in connection with the Merger (a) from parties to MSI's and MainStreet's agreements, indentures, mortgages, franchises, licenses, permits, leases, and other instruments set forth in Section 4.5 of the Disclosure Statement of MSI and MainStreet, and (b) from all governmental authorities, except to the extent that the failure to receive any such consent would not reasonably be expected to have a material adverse effect on the Business of the corporation surviving the Merger.

    Section 6.8 GOVERNMENT ORDER; INJUNCTION. No court, domestic or foreign, shall have entered an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been threatened or instituted and remain pending before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement, nor shall any governmental agency have notified any party to this Agreement that consummation of the transactions contemplated herein would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Effective Time.

    Section 6.9 DOCUMENTATION. All actions, proceedings, instruments, resolutions, certificates, and documents reasonably requested by DCA to be executed and delivered to DCA in order to carry out this Agreement and to consummate the Merger and all relevant legal matters and the form and terms of the CEO Letter Agreement shall be reasonably satisfactory to DCA and its counsel.

    Section 6.10 LEGAL OPINION OF MSI COUNSEL. DCA shall receive an opinion dated the Closing Date of Wollmuth Maher & Deutsch LLP, counsel to MSI and MainStreet, in substantially the form attached hereto as Exhibit 6.10.

    Section 6.11 ASSETS OF DCA. Immediately prior to the Merger and transactions contemplated hereby and the closing of Asset Purchase Agreement and the transactions contemplated thereby, the net value of the assets of DCA, based upon an independent evaluation to be performed at the expense of DCA, shall not exceed $8,000,000.

    Section 6.12 NO ACTION TO PREVENT COMPLETION. DCA shall not have determined, in the reasonable exercise of its discretion, that the transactions contemplated by this Agreement have become inadvisable or impractical by reason of the institution of litigation or other proceedings with respect to or affecting the transactions contemplated by this Agreement.

    Section 6.13 TAX-FREE TRANSACTION. DCA shall have received the opinion of its counsel to the effect that the Merger will constitute a tax-free transaction as described in Section 351 or Section 368(a) of the Code. In preparing the tax opinion, counsel may rely upon reasonable representations relating thereto.

    Section 6.14 PROXY STATEMENT AND REGISTRATION STATEMENT. The Proxy Statement and the Registration Statement shall as of the Closing not be subject to any proceeding commenced or threatened by the SEC; the Registration Statement shall have been declared effective and there shall not have been any stop order issued with respect to the Registration Statement.

    Section 6.15 NASDAQ APPROVAL. MSI shall satisfy the applicable listing requirements for the Nasdaq SmallCap Market and shall file its Nasdaq SmallCap Listing Application and all related documents and pay all necessary entry and other Nasdaq listing fees and MSI shall be approved by Nasdaq for listing its common stock on the Nasdaq SmallCap Market upon completion of the Merger. There shall be no proceedings pending or threatened by Nasdaq that are reasonably likely to result in the delisting of the common stock of DCA or MSI from the Nasdaq SmallCap Market.

                                  ARTICLE VII
              CONDITIONS TO THE OBLIGATIONS OF MSI AND MAINSTREET

    The obligations of MSI and MainStreet to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by MSI and MainStreet:

    Section 7.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of DCA contained in this Agreement shall be deemed to have been made again at and as of the Closing (including the update of the Disclosure Statement of DCA referred to in Section 8.1 of this Agreement) and shall be true in all material respects.

    Section 7.2 COVENANTS PERFORMED. All of the obligations of DCA to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

    Section 7.3 CERTIFICATE. At the Closing, MSI and MainStreet shall have received a certificate signed by the Chief Executive Officer or President of DCA to the effect that the conditions set forth in Sections 7.1, 7.2 and 7.4 have been satisfied.

    Section 7.4 STOCKHOLDER APPROVAL. This Agreement and the Asset Purchase Agreement shall have been duly approved in accordance with the Articles of Incorporation and By-laws of DCA and the Certificate of Incorporation and By-laws of MSI and MainStreet, and in accordance with the laws of Florida and Delaware, as applicable.

    Section 7.5 TAX-FREE TRANSACTION. MSI shall have received the opinion of its counsel to the effect that the Merger will constitute a tax-free transaction as described in Section 351 or Section 368(a) of the Code. In preparing the tax opinion, counsel may rely upon reasonable representations relating thereto.

    Section 7.6 NASDAQ APPROVAL. MSI shall satisfy the applicable listing requirements for the Nasdaq SmallCap Market and shall file its Nasdaq SmallCap Listing Application and all related documents and pay all necessary entry and other Nasdaq listing fees and MSI shall be approved by Nasdaq for listing its common stock on the Nasdaq SmallCap Market upon completion of the Merger. There shall be no proceedings pending or threatened by Nasdaq that are reasonably likely to result in the delisting of the common stock of DCA or MSI from the Nasdaq SmallCap Market.

    Section 7.7 PROXY STATEMENT AND REGISTRATION STATEMENT. The Proxy Statement and the Registration Statement shall as of the Closing not be subject to any proceeding commenced or threatened by the SEC; the Registration Statement shall have been declared effective and there shall not have been any stop order issued with respect to the Registration Statement or any other registration statement of DCA.

    Section 7.8 CERTIFICATES OF MERGER. The Florida Articles of Merger shall have been filed with the Secretary of State of the State of Florida and the Delaware Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

    Section 7.9 NO ACTION TO PREVENT COMPLETION. MSI and MainStreet shall not have determined, in the reasonable exercise of their discretion, that the transactions contemplated by this Agreement have become inadvisable or impractical by reason of the institution of litigation or other proceedings with respect to or affecting the transactions contemplated by this Agreement.

    Section 7.10 CONSENTS. MSI and MainStreet shall have received in writing all consents, approvals, and waivers required in connection with the Merger from all governmental authorities, except to the extent that the failure to receive any such consent would not reasonably be expected to have a material adverse effect on the Business of the corporation surviving the Merger.

    Section 7.11 GOVERNMENT ORDER; INJUNCTION. No court, domestic or foreign, shall have entered an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been threatened or instituted and remain pending before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement, nor shall any governmental agency have notified any party to this Agreement that consummation of the transactions contemplated herein would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Effective Time.

    Section 7.12 DOCUMENTATION. All actions, proceedings, instruments, resolutions, certificates, and documents reasonably requested by MSI and MainStreet to be executed and delivered to MSI and MainStreet in order to carry out this Agreement and to consummate the Merger, and all of the relevant legal matters, and the form and terms of the Asset Purchase Agreement between DCA and Medicore shall be reasonably satisfactory to MSI and MainStreet and its counsel.

    Section 7.13 LEGAL OPINION OF DCA COUNSEL. MSI and MainStreet shall receive an opinion dated the Closing Date of Lawrence E. Jaffe, Esq., counsel to DCA, in substantially the form attached hereto as Exhibit 7.13.

    Section 7.14 DCA ASSETS. DCA shall have provided MSI with the current tax basis of the DCA Assets, reviewed by DCA's independent accountants.

                                  ARTICLE VIII
                             PRE-CLOSING COVENANTS

    During the period from the date of this Agreement until the Effective Time, DCA, MSI and MainStreet (each sometimes referred to as a "Company" for the purposes of this Article VIII) each covenants and agrees as follows:

    Section 8.1 ADVICE OF CHANGES. Each Company will promptly advise the other Company or Companies, as the case may be, in writing (i) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii), with respect to MSI and MainStreet only, of any material adverse change in such Company's financial position, results of operations, assets, liabilities or Business, or Business prospects. Not less than four days before the Closing, each Company shall deliver to the other Company hereto an update of the Disclosure Statement previously delivered by such Company, showing any changes which have occurred with respect to the information contained therein since it was originally issued and containing a description of any representation or warranty in this Agreement which is no longer true as of such date.

    Section 8.2 MAINTENANCE OF BUSINESS. Each Company will use its reasonable best efforts to carry on and preserve its Business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If either Company becomes aware of a deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of the other Company in writing.

    Section 8.3 CONDUCT OF BUSINESS. MSI will continue to conduct its Business and use reasonable efforts to maintain its business relationships in the ordinary and usual course and, except as provided in this Agreement, will not, without the prior written consent of DCA:

        8.3.1  borrow any money in excess of $200,000 per borrowing;

        8.3.2 incur any liability except for those that may be incurred (i) in the ordinary course of its Business, consistent with past practice, and are not material in amount or (ii) in connection with the performance or consummation of this Agreement;

        8.3.3 incur any capital expenditures in excess of $50,000, except for such capital expenditures necessary for the construction of the MainStreetIPO.com (MSI) website and related software development costs;

        8.3.4 encumber or permit to be encumbered any of its assets except in the ordinary course of its Business consistent with past practice;

        8.3.5 sell, lease or dispose of or make any contract for sale, lease or disposition of any of its assets, except inventory in the ordinary course of its Business, consistent with past practice;

        8.3.6 enter into any material lease of more than six months or contract for the purchase or sale of any property, real or personal, except in the ordinary course of its Business, consistent with past practice;

        8.3.7 fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained such equipment and other assets to the date of this Agreement, subject only to ordinary wear and tear;

        8.3.8 pay any bonus, increased salary, or special remuneration to any officer, employee (other than those paid in the ordinary course of its Business, consistent with past practice) or consultant or enter into any new employment or consulting agreement with any such person, except in the ordinary course of its Business, consistent with past practice;

        8.3.9 change accounting methods, except as required by any regulatory authority or the Financial Accounting Standards Board;

        8.3.10 declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock or units, or redeem or otherwise acquire any of its capital stock or units (except pursuant to employee stock repurchase agreements upon termination of an employee consistent with its past practice);

        8.3.11 amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its Business consistent with past practice, and which are not material in amount;

        8.3.12 loan any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of its Business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

        8.3.13 guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of its Business, consistent with past practice, which are not material in amount;

        8.3.14 waive or release any material right or claim except in the ordinary course of its Business, consistent with past practice;

        8.3.15  settle or commence any litigation;

        8.3.16 issue or sell any shares of its capital stock of any class (except upon the exercise of an option currently outstanding, as disclosed in Section 4.8, or granted in accordance with this Section), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock; provided, however, that DCA's consent shall not be withheld unreasonably if options are being granted for the purpose of recruiting new personnel in accordance with the past practices regarding the pricing, the total number of options granted, the options awarded in relation to the job title of the recipient and the timing of the option awards;

        8.3.17  accelerate the vesting of any outstanding options;

        8.3.18 split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

        8.3.19 merge, consolidate or reorganize with, or acquire any entity, except for the Merger;

        8.3.20 amend its Certificate of Incorporation or By-laws, except as expressly contemplated by this Agreement;

        8.3.21 license any of its technology, Intellectual Property Rights or Third Party Software except in the ordinary course of its Business; or

        8.3.22  agree to do any of the things described in the preceding clauses
    8.3.1 through 8.3.21.

    Section 8.4 MEETINGS OF STOCKHOLDERS OR MEMBERS. Each Company will submit this Agreement and related matters for approval of their stockholders or members, as the case may be. The parties hereto agree that it is not a condition to this Agreement that the Board of Directors of DCA recommends this Merger to its shareholders.

    Section 8.5 PROXY STATEMENT. DCA will provide to its stockholders, for the purpose of considering and voting upon the Merger, the Proxy Statement which shall be filed with the SEC as part of the Registration Statement. MSI and MainStreet shall promptly provide to DCA information in accordance with this Agreement. Neither Company shall provide to its stockholders or publish any material that violates the 1933 Act or 1934 Act with respect to the transactions contemplated hereby.

    Section 8.6 REGULATORY APPROVALS. Prior to the Closing, each Company shall execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which the other Company may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each Company shall use reasonable efforts to obtain all such authorizations, approvals and consents.

    Section 8.7 NECESSARY CONSENTS. Prior to the Closing, each Company will use reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 8.6 to allow the consummation of the transactions contemplated hereby and to allow such Company to carry on its Business after the Closing.

    Section 8.8 LITIGATION. Prior to the Closing, each Company will notify the other Company in writing promptly after learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or any of its Subsidiaries, or known by it to be threatened against it or any of its Subsidiaries.

    Section 8.9 EXCLUSIVITY. From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, none of the Companies or any of their officers, directors, employees, representatives (including any investment banker, attorney or accountant retained by them), agents or affiliates shall directly or indirectly encourage, solicit, initiate, facilitate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group concerning or expressing an interest in or proposing any merger, consolidation, reorganization, share exchange, business combination, liquidation, dissolution sale of all or significant assets or securities or other similar transaction involving any of the Companies, except to the extent required by their fiduciary duties as determined by the Board of Directors of the applicable Company after discussion with its counsel.

    Section 8.10 DUE DILIGENCE. Until the Closing, each Company shall provide the other Company (including, subject to the receipt of any necessary confidentiality undertakings, accounting, legal, and investment banking representatives) with reasonable access to its offices and its senior employees for the purpose of due diligence, in accordance with procedures established by the parties to minimize disruptions of their Businesses. Each party shall provide the other party with all material documents requested in the course of performing due diligence, including documents requested prior to execution of this Agreement, within 30 days of such request.

    Section 8.11 SATISFACTION OF CONDITIONS PRECEDENT. Subject to the fiduciary obligations of its directors and officers or managers, as the case may be, each Company will use its reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Articles VI and VII, and each Company will use its reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

    Section 8.12 REPRESENTATIONS REGARDING TAX MATTERS. Each Company, and its officers and directors, will make such representations as are reasonably requested by counsel to both parties in order that such counsel may render the opinions, tax or otherwise, required hereby.

    Section 8.13  PAYMENT OF WARRANT PROCEEDS.

        8.13.1 MSI shall pay over to Medicore any and all amounts received in connection with the exercise of MSI Warrants which were formerly pre-Merger DCA Warrants up to the amounts provided for and in accordance with
    Section 2.12 of this Agreement.

                                   ARTICLE IX
                   CONFIDENTIALITY COVENANT AND ANNOUNCEMENTS

    Section 9.1 CONFIDENTIALITY. Neither party to this Agreement shall use or disclose any non-public information obtained from the other party for any purpose unrelated to the Merger, and, if this Agreement is terminated for any reason whatsoever, each party shall return to the other or destroy all originals and copies of all documents and papers containing technical, financial, and other information furnished to such party pursuant to this Agreement or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information except to the extent that such information is available to the public, is rightfully obtained from third parties or is independently developed or is required to be disclosed by law or legal process.

    Section 9.2 ANNOUNCEMENTS. Neither party to this Agreement shall issue a press release or other public communication relating to this Agreement, the Certificates of Merger or the Merger without the prior approval of the other party. Notwithstanding the foregoing, (i) DCA may make such announcements regarding the Merger as, in the judgment of its management after consultation with legal counsel, are necessary to comply with securities laws or Nasdaq regulations (provided that MSI shall be afforded a reasonable opportunity to review the same), and (ii) MainStreet may communicate with its holders regarding the foregoing matters.

                                   ARTICLE X
                                  TERMINATION

    Section 10.1 MUTUAL AGREEMENT. This Agreement may be terminated at any time prior to the Effective Time by the consent of DCA, MSI and MainStreet, even if and after the stockholders of MSI, MainStreet and DCA have approved this Agreement and the Certificates of Merger, or if any court of competent jurisdiction or other governmental body shall have issued, enacted, promulgated or enforced an order, judgment, decree, injunction, restraining order or ruling prohibiting the Merger or the Asset Purchase Agreement and such order, judgment, decree, injunction, restraining order, ruling or other action shall have become final and nonappealable.

    Section 10.2 TERMINATION BY DCA. This Agreement may be terminated by DCA alone, by means of written notice to MSI and MainStreet if (a) MSI or MainStreet fails to perform any material covenant of MSI or MainStreet, respectively, contained in this Agreement, or (b) any of the conditions set forth in
Article VI of this Agreement shall not have been satisfied by May 31, 2000, or shall have become incapable of being satisfied by MSI and MainStreet unless waived in writing by DCA.

    Section 10.3 TERMINATION BY MSI AND MAINSTREET. This Agreement may be terminated by MSI and MainStreet by means of written notice to DCA if (a) DCA fails to perform any material covenant of DCA contained in this Agreement,
(b) any of the conditions set forth in Article VII of this Agreement shall not have been satisfied by May 31, 2000, or shall have become incapable of being satisfied by DCA unless waived in writing by MSI and MainStreet or (c) MSI and MainStreet determine, based upon accounting and tax documentation that there is a significant probability that the tax liability of DCA, or its successor entity, will be, as a result of the Merger and/or the transactions contemplated by the Asset Purchase Agreement, greater than $500,000 as determined by MSI and MainStreet in consultation with their legal advisors and with DCA's accountants.

    Section 10.4  BREAKUP FEE.  In the event that this Agreement is terminated
(a) other than by mutual consent or (b) due to no fault of MSI or MainStreet, then a break-up fee shall be paid by DCA to MSI consisting of an investment in the equity of MSI of twenty percent (20%) of the net proceeds received from the exercise of the DCA Warrants as set forth in Section 2.12 hereof, but only to the extent there are net proceeds from the exercise of the DCA Warrants from the date of this Agreement up to and including the date of the termination of this Agreement, at a pre-financing valuation of MSI of $22,500,000, or the lowest price per share of MSI Common Stock paid by an investor (excluding the exercise price for options and warrants issued to employees and consultants) in MSI (or its predecessor) within one year from the date of termination of this Agreement. All equity securities of MSI issued to DCA shareholders pursuant to the transactions contemplated by this Agreement and the MSI shares of DCA affiliates and certain MSI shareholders identified together with the number of MSI shares to be included in the Registration Statement for resale as set for the in Section 10.4 of the Disclosure Schedule shall be registered by MSI as part of the Registration Statement.

    Section 10.5 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article X, this Agreement shall be void and have no effect, without any liability on the part of any party or its directors, officers or stockholders other than the provisions of Sections 3.7, 9.1 and 10.4, which shall survive any such termination. Nothing contained in this
Section 10.5 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE XI
                                INDEMNIFICATION

    Section 11.1  INDEMNIFICATION BY BUYER.

        11.1.1 Subject to the other provisions of this Article XI, Buyer hereby agrees to indemnify and hold DCA, and its successor entity, MainStreet, and MSI and their affiliates, officers, directors, shareholders, employees, agents and representatives harmless from and against any and all claims, damages, liabilities, liens, losses or other obligations whatsoever, together with costs and expenses, including fees and disbursements of counsel and expenses of investigation (collectively, "Losses"), relating to any pre-merger events involving DCA, whether known or unknown or contingent on the Closing Date arising out of, based upon or caused by (i) the inaccuracy of any representation or the breach of any warranty of DCA contained in this Agreement or (ii) any breach or nonperformance by DCA of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by DCA pursuant to this Agreement.

        11.1.2 Buyer agrees and covenants that the DCA Assets to be acquired by Buyer pursuant to the Asset Purchase Agreement and any substitution of such DCA Assets shall not be upstreamed to Medicore during the one year period following the Effective Time (the "Asset Standstill Period"). In the event that any assets of Buyer are sold during the Asset Standstill Period, all proceeds from such sale shall be used by Buyer in its Business.

        Section 11.2 Subject to the other provisions of this Article XI, MSI and MainStreet, jointly and severally, hereby agree to indemnify and hold DCA and its affiliates, officers, directors, shareholders, employees, agents and representatives harmless from and against any and all Losses, relating to any pre-merger events involving MSI or MainStreet, whether known or unknown or contingent on the Closing Date arising out of, based upon or caused by (i) the inaccuracy of any representation or the breach of any warranty of MSI or MainStreet contained in this Agreement or (ii) any breach or nonperformance by MSI or MainStreet of any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by MSI or MainStreet pursuant to this Agreement.

    Section 11.3 NOTICE; COOPERATION; DEFENSE; ETC. The indemnified party agrees to give the indemnifying party prompt written notice of any action, claim, demand, discovery of fact, proceeding or suit (collectively, "Claims") for which such indemnified party intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification after such notice is required shall not adversely affect the indemnified party's entitlement to indemnification hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnified party shall take all reasonable or necessary steps to resolve, defend or cooperate in the defense of such Claims, including retaining and providing to the indemnifying party all documents, records and other information that may be relevant to such Claims and making employees available to the extent reasonably requested to fully cooperate in the resolution or defense of such Claims and provide any additional information (including explanations and interpretations of any other materials or information provided) that they are able to provide with respect thereto. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Claim and, with respect to any Claim that is not likely to result in the indemnified party's becoming subject to injunctive or other similar relief, the indemnifying party shall have the sole right (but not the obligation) to defend, settle or otherwise dispose of such Claim on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided, however, that in each case the indemnifying party shall acknowledge in writing its obligation to indemnify the indemnified party hereunder with respect to such Claim prior to exercising any right to participate in or control the defense, settlement or disposition of such Claim hereunder. The indemnifying party shall obtain the written consent of the indemnified party, which shall not be unreasonably withheld or delayed, prior to ceasing to defend any Claim if it has theretofore elected to exercise its sole right to defend, settle or otherwise dispose of such Claim.

    Section 11.3 REIMBURSEMENT OF COSTS. The costs and expenses, including fees and disbursements of counsel and expenses of investigation, incurred by any indemnified party in connection with any Claim shall be reimbursed on a quarterly basis by the indemnifying party, without prejudice to the indemnifying party's right to contest the indemnified party's right to indemnification and subject to refund in the event the indemnifying party is ultimately held not to be obligated to indemnify the indemnified party.

                                  ARTICLE XII
                                 MISCELLANEOUS

    Section 12.1 EXPENSES. Each of DCA, on the one hand, and MSI and MainStreet, on the other hand, shall pay its own costs and expenses, including legal, accounting and investment banking fees and expenses, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement, provided that, DCA shall pay all filing or other fees due in connection with the transactions described herein (other than the Registration Statement) and each party shall pay its pro rata share of the fees and expenses incurred in connection with the Registration Statement as well as Blue Sky fees and expenses.

    Section 12.2 AMENDMENT. This Agreement shall not be amended except by a writing duly executed by all parties.

    Section 12.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of this State of New York as applied to agreements entered into by New York residents and entirely to be performed within the State of New York. In the event that a judicial proceeding is necessary, the sole forum for resolving disputes arising out of or relating to this Agreement is the supreme court of the State of New York in and for the County of New York or the Federal Courts for such state and county, and all related appellate courts, the parties hereby irrevocably consent to the jurisdiction of such courts and agree to said venue.

    Section 12.4 HEADINGS. The headings contained in this Agreement are intended for convenience and shall not be used to determine the rights of the parties.

    Section 12.5 MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Should an occasion arise in which interpretation of this Agreement becomes necessary, such construction or interpretation shall not presume that the terms hereof be more strictly construed against one party by reason of any rule of construction or authorship.

    Section 12.6 NOTICES. All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

    If to DCA or Dialysis Acquisition Corp.:

       777 Terrace Avenue
       Hasbrouck Heights, New Jersey 07604
       Attention: Thomas K. Langbein, Chairman of the Board of Directors

    With a copy to:

       Lawrence E. Jaffe, Esq.
       777 Terrace Avenue
       Hasbrouck Heights, New Jersey 07604

    If to MainStreet or MSI:

       MainStreetIPO.com, Inc.
       Commerce Center
       U.S. Highway One, Suite 251
       North Brunswick, NJ 08902
       Attention: Joseph M. Salvani, CEO

    With a copy to:

       Wollmuth Maher & Deutsch LLP
       500 Fifth Avenue, Suite 1200
       New York, New York 10110
       Attention: David H. Wollmuth, Esq.
                Conrad P. Rubin, Esq.
                Rory M. Deutsch, Esq.

    Such addresses may be changed, from time to time by means of a notice given in the matter provided in this section.

    Section 12.7 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

    Section 12.8 TERMINATION OF REPRESENTATION AND WARRANTIES. All representations and warranties contained in this Agreement, including the exhibits, schedules and other documents delivered pursuant to this Agreement shall terminate on the first anniversary of the Effective Time.

    Section 12.9 WAIVER. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

    Section 12.10 ASSIGNMENT. Neither party may assign, by operation of law or otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent.

    Section 12.11 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

    Section 12.12 OTHER REMEDIES. No remedies contained in this Agreement or in any of the exhibits or schedules hereto shall be in lieu of, or constitute a waiver of, any remedies at law or in equity (not based upon negligent misrepresentation) that one party may otherwise have against the other party hereto or against any present or former officer, director or controlling stockholder of such party.

    Section 12.13 NO SOLICITATION OF EMPLOYEES. Until the Effective Date or six months after termination of this Agreement, whichever is later, each of DCA, on the one hand, and MSI and MainStreet, on the other hand, agrees that it will not solicit for hire any of the employees of the other.

    Section 12.14 ENTIRE AGREEMENT. This Agreement, including the exhibit, schedules, and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter, except the Asset Purchase Agreement and the CEO Letter Agreement.

    IN WITNESS WHEREOF, DCA, MSI and MainStreet have executed this Agreement as of the date first above written.

                                                       DIALYSIS CORPORATION OF AMERICA,
                                                       AS DCA

                                                       By:  /s/ THOMAS K. LANGBEIN
                                                            -----------------------------------------
                                                            Name:  Thomas K. Langbein
                                                            Title:   Chief Executive Officer

                                                       MAINSTREET ACQUISITION INC.,
                                                       AS MAINSTREET

                                                       By:  /s/ JOSEPH M. SALVANI
                                                            -----------------------------------------
                                                            Name:  Joseph M. Salvani
                                                            Title:   Chief Executive Officer

                                                       MAINSTREETIPO.COM INC.,
                                                       AS MSI

                                                       By:  /s/ JOSEPH M. SALVANI
                                                            -----------------------------------------
                                                            Name:  Joseph M. Salvani
                                                            Title:   Chief Executive Officer

For purposes of Sections 2.7, 5.1 and Article 11 only

DIALYSIS ACQUISITION CORP.,
AS BUYER

By:  /s/ THOMAS K. LANGBEIN
     --------------------------------------------
     Name:  Thomas K. Langbein
     Title:   President

                                   APPENDIX C
            Section 607.1320 of the Florida Business Corporation Act

    (1) (a) If a proposed corporate action creating dissenters' rights under s.
607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

           1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

           2. Not vote his or her shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

        (b) If proposed corporate action creating dissenters' rights under s.
    607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

    (2) Within 10 days after the shareholders' authorization date the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

    (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

    (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

        (a) Such demand is withdrawn as provided in this section;

        (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

        (c) No demand or petition for the determination of fair Value by a court has been made or filed within the time provided in this section; or

        (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

    (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in, no case later than
90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

        (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

        (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

    (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

    (7) If the corporation fails to make such offer within the period specified therefor in subsection (6) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make, such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

    (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

    (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

    (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The by-laws of MainStreet provide that MainStreet shall indemnify its officers and directors to the fullest extent under Delaware law.

    See Item 22 with respect to the opinion of the Securities and Exchange Commission relating to indemnification of officers, directors and controlling persons of the company for liabilities arising under the Securities Act.

    Section 145 of the Delaware Act provides for indemnification of officers, directors, employees and agents as is itemized in pertinent part:

    (a) power to indemnify any person who was or is a party to any action, pending or threatened, by reason of that person is or was a director, officer, employee or agent against expenses, judgments or fines incurred in connection with such action if the person acted in good faith and in a manner he reasonably believed to be in the best interests of the company;

    (b) similar to (a) but relates to action being by or in the rights of the company, except no indemnification if the person was adjudged liable to the company;

    (c) if successful on the merits or otherwise in defense, the officer or director is indemnified against expenses reasonable and actually incurred;

    (d) indemnification only as authorized in a specific case; determined by majority vote of directors not parties to the action, by a committee of directors, if no directors, by independent counsel or by the stockholders that person met applicable standard of conduct under subparagraphs (a) and (b);

    (e) expenses incurred may be paid in advance of final disposition of the case upon receipt of undertaking by such officer or director to repay if ultimately determined not entitled to indemnification;

    (f) indemnification and advancement of expenses not exclusive of any other rights for indemnification that might be available under by-laws, agreement, vote of stockholders;

    (g) corporation has power to purchase insurance against liability of officers or directors whether or not the corporation would be entitled to indemnify such person against such liability;

    (h) and (i) definitions;

    (j) indemnification and advancement of expenses inure to benefit of heirs;
and

    (k) court of chancery vested with exclusive jurisdiction to determine actions for advancement of expenses or indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS. A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated herein by reference.

    (b) FINANCIAL STATEMENT SCHEDULES. Schedules for MainStreet have been omitted, since the required information is not present, or not present in amounts sufficient to require submission of the schedule, or because the information is included in the financial statements or notes thereto. With respect to DCA, Schedule II--Valuation and qualifying accounts is included. All other schedules relating to DCA for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the MainStreet prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective day of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant and expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect tot he plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of February, 2000.

                                                       MAINSTREET IPO.COM, INC.

                                                       By:  /s/ JOSEPH M. SALVANI
                                                            -----------------------------------------
                                                            JOSEPH M. SALVANI
                                                            Chairman of the Board, Chief Executive
                                                            Officer, President, and Chief Financial
                                                            Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    We, the undersigned officers and directors of MAINSTREET IPO.COM, INC., hereby severally constitute and appoint Joseph M. Salvani and Joanne Bertolini and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               SIGNATURE                                  TITLE                          DATE
               ---------                                  -----                          ----
         /s/ JOSEPH M. SALVANI           Chairman of the Board of Directors,
    -------------------------------      Chief Executive Officer,                  February 9, 2000
           JOSEPH M. SALVANI             President and Chief Financial Officer

         /s/ JOANNE BERTOLINI
    -------------------------------      Executive Vice President--Operations,     February 9, 2000
           JOANNE BERTOLINI              Secretary and Director

           /s/ RALPH DELUCA
    -------------------------------      Vice President--Sales and Marketing       February 9, 2000
             RALPH DELUCA

          /s/ LARA L. GEORGE
    -------------------------------      Director                                  February 9, 2000
            LARA L. GEORGE

          /s/ MICHAEL NAFASH
    -------------------------------      Director                                  February 9, 2000
            MICHAEL NAFASH

    (d) Schedule II--Valuation and Qualifying Accounts
       Dialysis Corporation of America, Inc. and Subsidiaries
       December 31, 1998

              COL. A                   COL. B                     COL. C                        COL. D        COL. E
-----------------------------------  ----------   ---------------------------------------   --------------   ---------
                                                                             ADDITIONS
                                     BALANCE AT   ADDITIONS (DEDUCTIONS)     CHARGED TO     OTHER CHANGES     BALANCE
                                     BEGINNING    CHARGED (CREDITED) TO    OTHER ACCOUNTS    ADD (DEDUCT)    AT END OF
          CLASSIFICATION             OF PERIOD      COST AND EXPENSES         DESCRIBE         DESCRIBE       PERIOD
-----------------------------------  ----------   ----------------------   --------------   --------------   ---------
YEAR ENDED DECEMBER 31, 1998:
Reserves and allowances deducted
  from asset accounts:
  Allowance for uncollectable
    accounts.......................   $ 52,000           $101,000                             $  (9,000)(1)  $144,000
  Valuation allowance for deferred
    tax asset......................         --             80,000                                    --        80,000
                                      --------           --------               ---           ---------      --------
                                      $ 52,000           $181,000               $ 0           $  (9,000)     $224,000
                                      ========           ========               ===           =========      ========
YEAR ENDED DECEMBER 31, 1997:
Reserves and allowances deducted
  from asset accounts:
  Allowance for uncollectable
    accounts.......................   $154,000           $ 37,000                             $ (93,000)(1)  $ 52,000
                                                                                                (46,000)(2)
  Valuation allowance for deferred
    tax asset......................     17,000            (17,000)                                   --            --
                                      --------           --------               ---           ---------      --------
                                      $171,000           $ 20,000               $ 0           $(139,000)     $ 52,000
                                      ========           ========               ===           =========      ========
YEAR ENDED DECEMBER 31, 1996:
Reserves and allowances deducted
  from asset accounts:
  Allowance for uncollectable
    accounts.......................   $128,000           $140,000                             $(114,000)(1)  $154,000
  Valuation allowance for deferred
    tax asset......................    247,000           (230,000)                                   --        17,000
                                      --------           --------               ---           ---------      --------
                                      $375,000           $(90,000)              $ 0           $(114,000)     $171,000
                                      ========           ========               ===           =========      ========

------------------------------

(1) Uncollectable accounts written off, net of recoveries.

(2) Sale of subsidiaries' assets.

                                 EXHIBIT INDEX

    Where bracketed references [ ] appear, the document is incorporated by reference to the prior filing.

                       Exhibit No. and Description below:

 2.1  Asset Purchase Agreement between and among Dialysis
      Acquisition Corp., Medicore, Inc. and Dialysis Corporation of America dated October 20, 1999 [included as Appendix A in the prospectus forming a part of this registration statement].

 2.2  Agreement and Plan of Merger between and among Dialysis
      Corporation of America, MainStreet Acquisition Inc.,
      MainStreet IPO.com Inc. and Dialysis Acquisition Corp. dated
      October 20, 1999 [included as Appendix B in the prospectus forming a part of this registration statement].

 3.1  Articles of Incorporation of MainStreet IPO.com Inc.

 3.2  By-laws of MainStreet IPO.com Inc.

 4.1  Form of common stock certificate of MainStreet
      IPO.com Inc.*

 4.2  Form of warrant certificate of MainStreet IPO.com Inc.*

 4.3 Form of redeemable common stock purchase warrant of MainStreet IPO.com Inc.*

 4.4  Form of Warrant Agreement between MainStreet IPO.com Inc.,
      American Stock Transfer & Trust Company,, and Joseph
      Dillon & Co., Inc. dated             , 2000*

 4.5  Proxy from certain officers and directors of MainStreet IPO.
      com, Inc. to Joseph M. Salvani dated February 2, 2000.

 5.1 Opinion of McLaughlin & Stern, LLP on securities being registered.*

 8.1 Opinion of Wollmuth Maher & Deutsch LLP with respect to tax matters re: MainStreet IPO.com Inc.*

 8.2  Opinion of             , Esq. with respect to tax matters
      re: Dialysis Corporation of America.*

10.1  Contribution Agreement between and among MainStreet
      IPO.com Inc. and certain shareholders of MainStreet
      IPO.com Inc. dated October 20, 1999.

10.2  Agreement between Todd & Company, Inc., Thomas K. Langbein,
      MainStreet IPO, LLC, Joseph Salvani and Ralph DeLuca dated
      April 26, 1999.

10.3  Form of Lock-Up Letter re: affiliates of MainStreet
      IPO.com Inc.(1)

10.4  Form of Website Services Agreement.

10.5  Agreement between MainStreet IPO.com Inc. and Interactive
      Graphics dated July 20, 1999.

10.6  Consulting Agreement between MainStreet IPO, LLC and Lara
      George dated September 7, 1999.

21.1  Subsidiaries of the registrant.

23.1 Consent of McLaughlin & Stern LLP (included in its opinion filed as Exhibit 5).*

23.2  Consent of Holtz Rubenstein & Co., LLP (included on Page
      II-7).

23.3  Consent of Ernst & Young LLP (included on page II-8).

24.1  Power of Attorney (included on signature page, II-4).

99.1 Proxy card for use at Special Meeting of Shareholders of Dialysis Corporation of America.

------------------------

*   To be filed by amendment.

(1) All the lock-up letters will be identical.